As filed with the U.S. Securities and Exchange Commission on April 1, 2024

Registration No. 333-274830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT 2
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

BRAIIN HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

____________________

Cayman Islands	6770	98-1566600
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, DE 19807
Telephone: (302) 338-9130
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, DE 19807
Telephone: (302) 338-9130
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000	Michael J. Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 (713) 651-2600

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the business combination described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “ emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED MARCH __, 2024

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
NORTHERN REVIVAL ACQUISITION CORPORATION

AND PROSPECTUS FOR UP TO 29,106,623 ORDINARY SHARES OF
BRAIIN HOLDINGS LTD.

To the Shareholders of Northern Revival Acquisition Corporation:

You are cordially invited to attend the Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”) of Northern Revival Acquisition Corporation, a Cayman Islands exempted company, which we refer to as “Northern Revival,” “we,” “us” or “our”, to be held at _____________ and virtually at 10:00 a.m., Eastern Time, on            , 2024. The Extraordinary General Meeting can be accessed via live webcast by visiting            , where you will be able to listen to the meeting live and vote during the meeting.

On October 1, 2023, we entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”) by and among Northern Revival, Northern Revival Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), Braiin Limited, an Australian public company limited by shares (“Braiin”), Braiin Holdings Ltd., a Cayman Islands exempted company (“PubCo”) and wholly owned subsidiary of Northern Revival, and certain Braiin shareholders (the “Braiin Supporting Shareholders”) who collectively own 100% of the outstanding ordinary shares of Braiin (the “Braiin Shares”). Pursuant to the terms of the Business Combination Agreement, a business combination between Northern Revival and Braiin (the “Business Combination”) will be effected in two steps: (i) subject to the approval and adoption of the Business Combination Agreement by the shareholders of Northern Revival, Northern Revival will merge with and into PubCo and wholly owned subsidiary of Northern Revival with PubCo remaining as the surviving publicly traded entity (the “Initial Merger”); and (ii) a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Ordinary Shares, par value $1.00 per share, of PubCo (the “PubCo Ordinary Shares”) with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued by PubCo will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin prior to Closing. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec Holdings Ltd., an Australian distributor that supplies connectivity solutions to individuals and businesses around the world (“PowerTec”) and Vega Global Technologies Pty Ltd., an Australian agricultural technology company (“Vega”). Following the Share Exchange, Braiin will continue as a subsidiary of PubCo. We refer to PubCo after giving effect to the Business Combination, as “New Braiin.”

The Business Combination Agreement provides that:

(i)     prior to the effective time of the Business Combination (the “Effective Time”), each convertible note and simple agreement for future equity of Braiin, and Braiin Shares issuable as consideration for Braiin’s purchase of PowerTec (which will not exceed 9.9% of the total outstanding PubCo ordinary shares following the Business Combination (the “PubCo Ordinary Shares”)) and approximately [•] Braiin Shares issuable as consideration for Braiin’s purchase of Vega will convert into Braiin Shares in accordance with the agreements governing such securities;

(ii)    prior to the Effective Time, Northern Revival will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity;

(iii)   at the Effective Time, each outstanding Braiin Share will be exchanged for a pro rata portion of PubCo Ordinary Shares; and

(iv)   at the Closing, PubCo will pay the Sponsor $2.5 million to purchase all outstanding PubCo warrants (the “Private Placement Warrants”), originally purchased by the Sponsor for approximately $6.8 million simultaneously with the closing of Northern Revival’s initial public offering (“IPO”).

At the Extraordinary General Meeting, our shareholders will be asked to consider and vote upon the following proposals:

•        Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as

Annex A, which, among other things, provides for the Initial Merger and the Share Exchange, with Braiin becoming a direct, wholly-owned subsidiary of PubCo, and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus (which we collectively refer to as the “Business Combination Proposal”);

•        Proposal No. 2 — The PubCo Charter Proposal — to consider and vote upon a proposal to approve each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo (the “Proposed PubCo Charter”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, and Northern Revival’s Amended and Restated Memorandum and Articles of Association (which we refer to as the “PubCo Charter Proposal”);

•        Proposal No. 3 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Braiin Holdings 2024 Incentive Award Plan (the “Incentive Plan”), effective upon the consummation of the Business Combination, including the authorization of the share reserve under the Incentive Plan, in substantially the form that will be attached to the accompanying proxy statement/prospectus in an amendment (which we refer to as the “Incentive Plan Proposal”);

•        Proposal No. 4 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting (which we refer to as the “Adjournment Proposal”).

Each of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety. Unless waived in accordance with the Business Combination Agreement, the consummation of the Business Combination is also subject to customary closing conditions and a minimum cash condition that the funds that are in the Trust Account (as defined herein), together with the cash on Northern Revival’s balance sheet and the aggregate amount of gross proceeds from any subscription or investment agreement with respect to securities of PubCo or Northern Revival, entered into prior to Closing, of at least $15 million, after giving effect to the completion and payment of any Redemptions and after payment of transaction expenses.

If the Northern Revival shareholders approve the Business Combination Proposal, immediately prior to the consummation of the Initial Merger, all outstanding units of Northern Revival (each of which consists of one Northern Revival ordinary share, par value $0.0001 per share (“Northern Revival Ordinary Shares”), and one-third of one warrant to purchase one Northern Revival Ordinary Share) will separate into their individual components of Northern Revival Ordinary Shares and Northern Revival Warrants and will cease separate existence and trading. Upon the consummation of the Initial Merger, the current equity holdings of the Northern Revival shareholders shall be exchanged as follows:

(i)     Each Northern Revival Ordinary Share issued and outstanding immediately prior to the effective time of the Initial Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each such Northern Revival Ordinary Share, PubCo shall issue to each Northern Revival shareholder (other than the Northern Revival shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Ordinary Share, which, shall be fully paid; and

(ii)    Each whole warrant to purchase one Northern Revival Ordinary Share (“Northern Revival Warrant”) issued and outstanding immediately prior to the effective time of the Initial Merger will convert into a warrant to purchase one PubCo Ordinary Share (each, a “PubCo Warrant”) (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the Northern Revival Warrants.

The Northern Revival Units, Ordinary Shares and Northern Revival Warrants are currently listed on Nasdaq under the symbols “NRACU,” “NRAC” and “NRACW,” respectively. PubCo has applied to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Capital Market under the symbols, “[ ]” and “[ ]W,” respectively, in connection with the Business Combination. Northern Revival cannot assure that PubCo Ordinary Shares and PubCo Warrants will be approved for listing on the Nasdaq Capital Market.

Investing in PubCo securities involves a high degree of risk. We encourage you to read the accompanying proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 25.

Although PubCo is not currently a public reporting company in any jurisdiction, following the effectiveness of the registration statement of which the accompanying proxy statement/prospectus is a part and the Closing, PubCo will become subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is a condition of the consummation of the Business Combination that the PubCo Ordinary Shares and the PubCo Warrants are approved for listing on Nasdaq, subject only to official notice of issuance thereof. While trading of the PubCo Ordinary Shares on Nasdaq is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that PubCo’s securities will be listed on Nasdaq or that a viable and active trading market will develop. See “Risk Factors” beginning on page 25 of the accompanying proxy statement/prospectus for more information.

The Board of Directors of Northern Revival (the “Board” or the “Northern Revival Board”) has fixed the close of business on            , 2024 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting or any postponement or adjournment thereof. Shareholders should carefully read the accompanying Notice of Extraordinary General Meeting and proxy statement/prospectus for a more complete statement of the proposals to be considered at the Extraordinary General Meeting.

After careful consideration, the Board has unanimously approved and adopted the Business Combination Agreement and approved the Business Combination, has approved the other proposals described in the accompanying proxy statement/prospectus, and has determined that it is advisable to consummate the Business Combination.

The Board recommends that the shareholders vote “FOR” each of the proposals described in the accompanying proxy statement/prospectus.

The accompanying proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting. We urge you to read the accompanying proxy statement/prospectus including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. In particular, when you consider the recommendation regarding these proposals by the Board, you should keep in mind that Northern Revival’s directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a shareholder of Northern Revival. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination that is less favorable to shareholders of Northern Revival than liquidating Northern Revival. In addition, you should carefully consider the matters discussed under “Risk Factors” beginning on page 25 of the accompanying proxy statement/prospectus. See the section entitled “The Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for additional information.

Pursuant to Northern Revival’s Amended and Restated Memorandum and Articles of Association, our public shareholders have redemption rights in connection with the Business Combination. Our public shareholders are not required to affirmatively vote for or against the Business Combination to redeem their ordinary shares. This means that public shareholders who hold Northern Revival Ordinary Shares on or before            , 2024 (two (2) business days before the Extraordinary General Meeting) will be eligible to elect to have their Northern Revival Ordinary Shares redeemed for cash in connection with the Extraordinary General Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Extraordinary General Meeting. Northern Revival public shareholders should carefully refer to the accompanying proxy statement/prospectus for the requirements and procedures of redemption.

Our sponsor, Northern Revival Sponsor, LLC, a Cayman Islands limited liability company (our “Sponsor”), and holders of our Ordinary Shares issued prior to our IPO, their permitted transferees, and our officers and directors (collectively, the “Northern Revival Initial Shareholders”) have agreed to waive their redemption rights with respect to any Northern Revival Ordinary Shares held by them in connection with the consummation of the Business Combination (which waiver was provided in connection with Northern Revival’s IPO and without any separate consideration paid in connection with providing such waiver), and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and Northern Revival Initial Shareholders beneficially own 75.96% of issued and outstanding Northern Revival Ordinary Shares and Northern Revival’s public shareholders beneficially own approximately 24.04% of issued and outstanding Northern Revival Ordinary Shares. The Northern Revival Initial Shareholders have agreed to vote all of their shares and any other Northern Revival equity securities that they hold in favor of the Business Combination Proposal.

Upon consummation of the Business Combination, PubCo will be a “foreign private issuer,” as defined in the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, PubCo’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, PubCo will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Further, PubCo will be a “controlled company” under Nasdaq listing standards. Non-redeeming Northern Revival shareholders will likely have a limited influence over PubCo following the Business Combination and PubCo shareholders will not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

PubCo will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are providing the accompanying proxy statement/prospectus and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting.

Your vote is very important. If you are a Northern Revival shareholder, whether or not you plan to attend the Extraordinary General Meeting, please take the time to vote as soon as possible. On behalf of the Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Very truly yours,

Aemish Shah Chief Executive Officer and Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated            , 2024 and will first be mailed to the shareholders of Northern Revival on or about            , 2024.

NORTHERN REVIVAL ACQUISITION CORPORATION
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF NORTHERN REVIVAL ACQUISITION CORPORATION
TO BE HELD ON            , 2024

TO THE SHAREHOLDERS OF NORTHERN REVIVAL ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”) of Northern Revival Acquisition Corporation (“Northern Revival,” “we,” “us” or “our”) will be held at ___________ and virtually held at 10:00 a.m., Eastern Time, on            , 2024. The Extraordinary General Meeting can be accessed via live webcast by visiting            , where you will be able to listen to the meeting live and vote during the meeting.

At the Extraordinary General Meeting, you will be asked to consider and vote upon the following proposals (the “Proposals”):

•        Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the Initial Merger and the Share Exchange, with Braiin becoming a direct, wholly-owned subsidiary of PubCo, and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus (which we collectively refer to as the “Business Combination Proposal”);

•        Proposal No. 2 — The PubCo Charter Proposal — to consider and vote upon a proposal to approve each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo (the “Proposed PubCo Charter”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, and Northern Revival’s Amended and Restated Memorandum and Articles of Association (which we refer to as the “PubCo Charter Proposal”);

•        Proposal No. 3 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Braiin Holdings 2024 Incentive Award Plan (the “Incentive Plan”), effective upon the consummation of the Business Combination, including the authorization of the share reserve under the Incentive Plan, in substantially the form that will be attached to this proxy statement/prospectus in an amendment (which we refer to as the “Incentive Plan Proposal”);

•        Proposal No. 4 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting (which we refer to as the “Adjournment Proposal”).

The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal are approved at the Extraordinary General Meeting. Each of these Proposals are cross-conditioned on each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement/prospectus. Unless waived in accordance with the Business Combination Agreement, the consummation of the Business Combination is also subject to customary closing conditions and a minimum cash condition that the funds that are in the Trust Account, together with the cash on Northern Revival’s balance sheet and the aggregate amount of gross proceeds from any subscription or investment agreement with respect to securities of PubCo or Northern Revival, entered into prior to Closing, of at least $15 million, after giving effect to the completion and payment of any redemptions and after payment of transaction expenses.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Northern Revival Ordinary Shares at the close of business on            , 2024 (the “Record Date”) are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting.

After careful consideration, the Board has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that our shareholders vote “FOR” all of the proposals presented to our shareholders at the Extraordinary General Meeting. When you consider the Board’s recommendation of these proposals, you should keep in mind that directors and officers of Northern Revival have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “The Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” in the accompanying proxy statement/prospectus.

Pursuant to Northern Revival’s Amended and Restated Memorandum and Articles of Association, its public shareholders may demand that Northern Revival redeem, upon the Closing of the Business Combination, Northern Revival Ordinary Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing of the Business Combination) in the trust account (the “Trust Account”) that holds the proceeds (including interest but less taxes payable) of Northern Revival’s IPO. As of [•], 2024, based on funds in the Trust Account of approximately $[•] on such date, the pro rata portion of the funds available in the Trust Account for the redemption of public Northern Revival Ordinary Shares was approximately $[•] per share (less taxes paid or payable). Our public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their Northern Revival Ordinary Shares for cash. This means that public shareholders who hold Northern Revival Ordinary Shares on or before            , 2024 (two (2) business days before the Extraordinary General Meeting) will be eligible to elect to have their Northern Revival Ordinary Shares redeemed for cash in connection with the Extraordinary General Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Extraordinary General Meeting. Northern Revival shareholders should carefully refer to the accompanying proxy statement/prospectus for the requirements and procedures of redemption. Holders of Northern Revival Warrants do not have redemption rights with respect to such securities in connection with the Business Combination.

Our sponsor, Northern Revival Sponsor, LLC, a Cayman Islands limited liability company (our “Sponsor”), and holders of our Ordinary Shares issued prior to our IPO, their permitted transferees, and our officers and directors (collectively, the “Northern Revival Initial Shareholders”) have agreed to waive their redemption rights with respect to any Northern Revival Ordinary Shares held by them in connection with the consummation of the Business Combination (which waiver was provided in connection with Northern Revival’s IPO and without any separate consideration paid in connection with providing such waiver), and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and Northern Revival Initial Shareholders beneficially own 75.96% of issued and outstanding Northern Revival Ordinary Shares and Northern Revival’s public shareholders beneficially own approximately 24.04% of issued and outstanding Northern Revival Ordinary Shares. The Northern Revival Initial Shareholders have agreed to vote all of their shares and any other Northern Revival equity securities that they hold in favor of the Business Combination Proposal.

You are urged to carefully read and consider the “Risk Factors” beginning on page 25 of the accompanying proxy statement/prospectus and the other information contained in the accompanying proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements.

Your vote is very important.    Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to ensure that your shares are represented at the Extraordinary General Meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that votes relating to the shares you beneficially own are properly counted.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your ordinary shares, please contact Advantage Proxy, our proxy solicitor, by calling 877-870-8565, or banks and brokers can call collect at 206-870-8565, or by emailing KSmith@advantageproxy.com.

By Order of the Board of Directors

Aemish Shah Chief Executive Officer and Chairman

            , 2024

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting to Be Held on            , 2024:

Northern Revival’s proxy statement/prospectus is available at https://

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by PubCo, constitutes a prospectus of PubCo under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the PubCo Ordinary Shares to be issued to Northern Revival’s securityholders. This document also constitutes a notice of meeting and a proxy statement of Northern Revival under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Extraordinary General Meeting of Northern Revival shareholders at which Northern Revival shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Northern Revival shareholders nor the issuance by PubCo of PubCo Ordinary Shares in connection with the Business Combination will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Extraordinary General Meeting, please contact Northern Revival’s proxy solicitor listed below. You will not be charged for any of these documents that you request.

If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact Northern Revival’s proxy solicitation agent at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free 877-870-8565
Banks and brokers call 206-870-8565
Email: KSmith@advantageproxy.com

In order for you to receive timely delivery of the documents in advance of the Extraordinary General Meeting to be held on            , 2024, you must request the information by            , 2024.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 192 of this proxy statement/prospectus.

TRADEMARKS

Northern Revival and Braiin own or have rights to trademarks that they use in connection with the operation of their respective businesses and that are used in this proxy statement/prospectus. This proxy statement/prospectus also includes other trademarks, trade names and service marks that are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

Important Information about U.S. GAAP AND IFRS

Northern Revival’s financial statements included in this proxy statement/prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Braiin’s audited financial statements included in this proxy statement/prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Presentation of financial information in accordance with IFRS requires Braiin’s management to make various estimates and assumptions which may impact the values shown in the section titled “Selected Historical Financial Information of Braiin” and the respective notes thereto. The actual values may differ from such assumptions.

Exchange Rates

Braiin’s reporting currency will be the United States dollar. The determination of the functional and reporting currency of each group company is based on the primary currency in which the group company operates. The functional currency of Braiin’s subsidiaries will generally be the local currency.

The translation of foreign currencies into U.S. dollars is performed for assets and liabilities at the end of each reporting period based on the then current exchange rates. For revenue and expense accounts, an average monthly foreign currency rate is applied. Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars will be recorded as part of a separate component of shareholders’ deficit and reported in Braiin’s financial statements. Foreign currency transaction gains and losses will be included in other income (expense), net for the period.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry data and forecasts that Northern Revival or Braiin obtained or derived from internal company analyses, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses, information, assumptions or judgments, as well as the independent sources referred to above. Statements as to industry position are based on market data currently available. Any estimates underlying such market-derived information and other factors could cause actual results to differ from those expressed in the independent parties’ estimates and in our estimates, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Northern Revival” refer to Northern Revival Acquisition Corporation, the term “Braiin” refers to Braiin Limited, an Australian public company limited by shares, and the term the “Combined Company” refers to Braiin immediately after the consummation of the Business Combination.

In this document:

“Board,” or “Northern Revival Board,” unless otherwise defined, means the board of directors of Northern Revival.

“Braiin” means Braiin Limited, an Australian public company limited by shares and incorporated in Australia in connection with the Business Combination, and upon consummation of the Business Combination, Braiin will be a direct, wholly-owned subsidiary of PubCo.

“Braiin Shares” means ordinary shares, par value $0.001 per share, of Braiin.

“Business Combination” means the transactions contemplated by the Business Combination Agreement whereby, among other things, Braiin shareholders will exchange 100% of their Braiin Shares for a pro rata portion of PubCo Ordinary Shares, with an aggregate value of $572 million (subject to adjustment at Closing based on liabilities and cash on hand) and Braiin will continue as a subsidiary of PubCo.

“Business Combination Agreement” means that certain Amended and Restated Business Combination Agreement, dated October 1, 2023, by and among Northern Revival, Sponsor, PubCo, Braiin, and certain Braiin shareholders.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date and time of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Condition Precedent Proposals” mean the Business Combination Proposal, the PubCo Charter Proposal, and the Incentive Plan Proposal.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Amendments” means the amendments to Northern Revival’s Amended and Restated Memorandum and Articles of Association, approved by Northern Revival’s shareholders at (i) the Extraordinary General Meeting of Shareholders held on January 27, 2023, which provided that the date by which Northern Revival was required to consummate an initial business combination was extended from February 4, 2023 up to September 4, 2023 and (ii) the Extraordinary General Meeting of Shareholders held on August 31, 2023, which provided that the date by which Northern Revival was required to consummate an initial business combination was extended from September 4, 2023 up to February 4, 2024.

“Extraordinary General Meeting” means the Extraordinary General Meeting of the shareholders of Northern Revival, to be held at [•] and virtually at 10:00 a.m. Eastern Time, on            , 2024.

“founders shares” means the 5,750,000 ordinary shares purchased by the Initial Shareholders on November 11, 2020, for $25,000            that subsequently, on February 1, 2021, a stock dividend with respect to the founder shares was declared such that 0.05 founder shares were issued for every one founder share, resulting in an aggregate of 6,037,500 founder shares outstanding, of which 6,037,499 shares were then converted to Class A ordinary shares on April 5, 2023, after which with one Class B ordinary share remaining outstanding.

“Incentive Plan” means the Braiin Holdings 2024 Incentive Plan to be considered for adoption and approval by the shareholders pursuant to the Incentive Plan Proposal.

“Trafalgar Opinion” means the formal written opinion of Trafalgar Advisors delivered to the Board on September 28, 2023 relating to the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex C.

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“Northern Revival” means Northern Revival Acquisition Corporation, a Cayman Islands exempted company.

“Northern Revival Memorandum and Articles of Association” means Northern Revival’s amended and restated memorandum and articles of association, as may be amended from time to time.

“Northern Revival Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Northern Revival.

“Northern Revival Initial Shareholders” means our Sponsor who purchased our founder shares (issued prior to our IPO) and its permitted transferees.

“Northern Revival IPO” or “our IPO” means Northern Revival’s initial public offering.

“Northern Revival Preference Shares” means the preference shares, par value $0.0001 per share, of Northern Revival.

“Northern Revival Warrant” means one whole redeemable warrant entitling its holder to purchase one Northern Revival Ordinary Share for $11.50 per share. Upon separation of the Northern Revival Units at the election of the holder thereof or upon the Effective Time, no fractional warrants are or will be issued, and only whole Northern Revival Warrants trade on the Nasdaq Stock Market LLC under the symbol “NRACW.”

“Northern Revival Units” means a unit consisting of one Northern Revival Ordinary Share and one-third of one Northern Revival Warrant. On March 25, 2021 the holders of the Northern Revival Units could elect to separately trade the Northern Revival Ordinary Shares and whole Northern Revival Warrants comprising the Northern Revival Units. Those Northern Revival Units which have not been separated continue to trade on the Nasdaq Stock Market LLC under the symbol “NRACU”.

“Private Placement” means the private placement consummated simultaneously with the Northern Revival IPO in which the Sponsor purchased private placement warrants. In the Private Placement, 4,553,334 private placement warrants were issued to the Sponsor at a purchase price of $1.50 per warrant.

“Promissory Notes” means unsecured promissory notes issued by Northern Revival to the Sponsor. The Promissory Notes are non-interest bearing, without fixed terms and are due and payable upon consummation of the Business Combination. As of September 30, 2023, Northern Revival had $819,236 outstanding under the Promissory Notes.

“Proposals” means the Business Combination Proposal, the PubCo Charter Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

“Proposed PubCo Charter” means the proposed Amended and Restated Memorandum and Articles of Association of Northern Revival, a copy of which is attached to this proxy statement/prospectus as Annex B,

“PubCo” means Braiin Holdings Ltd., a Cayman Islands exempted company.

“PubCo Ordinary Shares” means the ordinary shares of PubCo.

“PubCo Warrants” means the warrants of PubCo.

“public shares” or “Public Shares” means Northern Revival Ordinary Shares which are a component of the Northern Revival Units sold in the Northern Revival IPO. Currently, there are outstanding 1,910,244 public shares (consisting of 24,150,000 public shares originally sold as part of units in the Northern Revival IPO, as adjusted for (a) 21,240,830 public shares redeemed by holders of public shares in connection with an extraordinary general meeting on January 27, 2023, (b) 428,699 public shares redeemed by holders of public shares in connection with an extraordinary general meeting on March 16, 2023, and (c) 570,227 public shares redeemed by holders of public shares in connection with an extraordinary general meeting on August 30, 2023). The public shares do not include the founders shares.

“public shareholders” means holders of public shares.

“publicly traded units” means Northern Revival Units issued in the Northern Revival IPO.

“redemption” or “Redemption” means the right of the holders of Northern Revival Ordinary Shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Second Extension Amendment” means the amendment to Northern Revival’s Amended and Restated Memorandum and Articles of Association, approved at Northern Revival’s Extraordinary General Meeting of shareholders on August 30, 2023, which provided that the date by which Northern Revival was required to consummate an initial business combination was extended from September 4, 2023 up to February 4, 2024.

“Share Exchange” means the transactions contemplated by the Business Combination Agreement in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Northern Revival Ordinary Shares, with an aggregate value of $572 million (subject to adjustment based on liabilities and cash on hand at Closing).

“Sponsor” means Northern Revival Sponsor LLC, a Cayman Islands limited liability company.

“Sponsor private placement warrants” means an aggregate of 4,553,334 warrants sold to the Sponsor in connection with our IPO in a private placement of securities at a purchase price of $1.50 per warrant.”

“Trust Account” or “Northern Revival trust account” means the trust account of Northern Revival, which holds the net proceeds of the Northern Revival IPO and the sale of the private placement warrants, together with interest earned thereon, less amounts released to remit tax payable obligations and up to $100,000 of any remaining interest for dissolution expenses.

“Working Capital Loans” means if our Sponsor or its affiliates, or any of our officers or directors, makes any working capital loans to us, up to $1,500,000 of such loans may be converted into warrants to equivalent to the Northern Revival Warrants at a price of $1.50 per warrant, at the option of the lender. As of September 30, 2023 there were no Working Capital Loans outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains “forward-looking statements” which include, without limitation, statements regarding the financial position, financial performance, business strategy, expectations of our business and the plans and objectives of management for future operations, including as they relate to the potential Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements may include statements, among other things, relating to:

•        the benefits of the Business Combination;

•        the potential market size and the assumptions and estimates related to the Business Combination;

•        the future financial and business performance of Braiin and its subsidiaries, following the Business Combination;

•        general economic conditions and conditions affecting the industries in which Braiin and its subsidiaries operate;

•        expansion and other plans and opportunities; and

•        other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, you should not place undue reliance on forward-looking statements in deciding how to grant your proxy, instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement;

•        the ability of the parties to complete the transactions contemplated by the Business Combination in a timely manner or at all;

•        the risk that the Business Combination or other business combination may not be completed by Northern Revival’s business combination deadline and the potential failure to obtain an extension of the business combination deadline;

•        the outcome of any legal proceedings or government or regulatory action or inquiry that may be instituted against Northern Revival, Braiin or others following the announcement of the Business Combination and any definitive agreements with respect thereto;

•        the inability to satisfy the conditions to the consummation of the Business Combination, including the approval of the Business Combination by the shareholders of Northern Revival or Braiin;

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement relating to the Business Combination;

•        the ability to meet stock exchange listing standards following the consummation of the Business Combination;

•        the effect of the announcement or pendency of the Business Combination on Braiin’s business relationships, operating results, current plans and operations of Braiin;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Braiin to grow and manage growth profitably;

•        the possibility that Northern Revival and/or Braiin may be adversely affected by other economic, business, and/or competitive factors;

•        estimates by Northern Revival and Braiin of expenses and profitability;

•        expectations with respect to future operating and financial performance and growth, including the timing of the completion of the Business Combination;

•        Braiin’s ability to execute on its business plans and strategy;

•        a delay in completing, or the inability to complete, the transactions contemplated by the proposed Business Combination, due to a failure to obtain the approval of the shareholders of Northern Revival, a failure to satisfy other conditions to Closing in the Business Combination Agreement or some other reason;

•        the inability to obtain the listing of PubCo Ordinary Shares on Nasdaq or another exchange upon the Closing or comply with its listing standards;

•        the risk that the proposed Business Combination disrupts Braiin’s current plans and operations;

•        factors relating to the business, operations and financial performance of Braiin; and

•        other risks and uncertainties indicated in this proxy statement/prospectus, including those indicated under the section entitled “Risk Factors.”

RISK FACTOR SUMMARY

Braiin’s business and its ability to execute its strategy, the proposed Business Combination, and any investment in the securities of PubCo after the Business Combination are subject to risks and uncertainties, many of which are beyond Braiin’s or Northern Revival’s control and will be beyond the control of PubCo. You should carefully consider and evaluate all of the risks and uncertainties with respect to any investment in the securities of PubCo, including, but not limited to, the following and those discussed under “Risk Factors.

Risks Relating to Braiin’s Business

•        If Braiin does not effectively manage its growth and the associated demands on its operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, its business may be adversely impacted.

•        Braiin’s future growth depends significantly on its marketing efforts, and if its marketing efforts are not successful, its business and results of operations will be harmed.

•        Adverse economic conditions may adversely affect Braiin’s business.

•        Braiin may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect Braiin from a serious disaster.

•        Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact Braiin.

•        Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect Braiin’s business, financial condition or results of operations.

Risk Related to the Agricultural Industry

•        The overall agricultural industry is susceptible to commodity and raw material price changes.

•        Any decline in agricultural production could have a material adverse effect on the market for our services and on our results of operations and financial position.

•        We may have product liability claims if our agricultural products damage individuals or property and may need to recall items which do or could cause such damage.

•        Compliance with, or violation of, environmental, health and safety laws and regulations, including laws pertaining to the use of pesticides, could result in significant costs that adversely impact our reputation, businesses, financial position, results of operations and cash flows.

Risks Related to the Technology Industry

•        If we are unable to develop and release technology enhancements and new technologies to respond to rapid technological change, or to develop new designs and technologies for our unmanned aerial vehicles (“UAVs”) in a timely and cost-effective manner, our business, financial condition and results of operations could be harmed.

Braiin faces both external and internal cybersecurity threats.

Braiin’s vulnerability assessment focuses and mitigation strategies may not be effective.

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Risks Related to Braiin’s Intellectual Property

•        Braiin’s intellectual property rights are valuable, and any inability to protect them could adversely impact Braiin’s business, operating results, and financial condition.

•        In the future Braiin may be sued by third parties for alleged infringement of their proprietary rights.

•        If Braiin fails to protect its intellectual property rights, it could lose its ability to compete in the marketplace.

•        Other companies may claim that Braiin infringes their intellectual property, which could materially increase our costs and harm Braiin’s ability to generate future revenue and profit.

Risks Related to Legal, Compliance and Regulations

•        Braiin is subject to governmental export and import controls that could impair its ability to compete in international markets due to licensing requirements and subject Braiin to liability if it is not in compliance with applicable laws.

•        Braiin is subject to anti-corruption and anti-money laundering laws with respect to both its domestic and international operations, and non-compliance with such laws can subject Braiin to criminal and civil liability and harm its business.

Risks Related to Australia

•        As a foreign private issuer, PubCo will be exempt from a number of rules under the Exchange Act, PubCo will be permitted to file less information with the SEC than domestic companies and permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning PubCo than there is for issuers that are not foreign private issuers.

•        It may be difficult to enforce a judgment in the United States against PubCo and its officers and directors, assert U.S. securities laws claims in Australia or serve process on PubCo’s officers and directors.

•        Braiin may be affected by fluctuations in currency exchange rates.

Risks Relating to Northern Revival, PubCo and the Business Combination

•        If Northern Revival does not consummate a business combination by the termination date of August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), Northern Revival will have to liquidate, or seek approval of its shareholders to extend the termination date.

•        Following the consummation of the Business Combination, your ability to achieve a return on your investment will depend on appreciation in the price of PubCo Ordinary Shares.

•        Northern Revival will incur significant costs in connection with the Business Combination and if not consummated, Northern Revival may not have sufficient cash available to pay such costs.

•        The working capital available to PubCo after the Business Combination will be reduced by any redemptions and transaction expenses in connection with the Business Combination.

•        If the funds held outside of our Trust Account are insufficient to allow us to operate through the closing of the Business Combination (or our termination date or other extension of such date), our ability to complete an initial business combination may be adversely affected.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

•        The Sponsor and Northern Revival’s directors and officers, have conflicts of interest in determining to pursue the Business Combination with Braiin.

•        There are risks to unaffiliated shareholders who become shareholders of PubCo through the Business Combination rather than acquiring securities of Braiin or Braiin directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

•        The process of taking a company public by means of a special purpose acquisition company is different from an underwritten public offering and may create risks for unaffiliated investors.

•        Concentration of ownership among Braiin’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

•        There can be no assurance that the PubCo Ordinary Shares will be approved for listing on Nasdaq upon the Closing, or be able to comply with its listing standards.

•        The ability to execute Northern Revival’s strategic plan could be negatively impacted by redemptions.

•        There is no guarantee that a Northern Revival shareholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

•        The Sponsor and Northern Revival’s directors, officers, advisors or their affiliates may elect to purchase Northern Revival Ordinary Shares from Northern Revival’s shareholders, which may influence a vote on a proposed business combination and reduce the public float of Northern Revival’s capital stock.

•        To complete the Business Combination, management’s focus and resources may be diverted from operational matters and other strategic opportunities.

Risks Related to Ownership of PubCo Ordinary Shares

•        A market for PubCo’s securities may not develop, or suffer as a result of limited industry reports by analysts.

•        Shareholders’ ownership may be diluted by the issuance of additional shares.

Risks Related to Redemption

•        The amount of redemptions by Northern Revival’s shareholders is unknown and a significant amount of redemptions may harm our future economic position.

QUESTIONS AND ANSWERS
FOR SHAREHOLDERS OF NORTHERN REVIVAL

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting of Northern Revival shareholders. The following questions and answers do not include all the information that is important to shareholders of Northern Revival. We urge the shareholders of Northern Revival to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

Q:     Why am I receiving this proxy statement/prospectus?

A:     Northern Revival’s shareholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the Business Combination Agreement, among other proposals. Upon the completion of the transactions contemplated by the Business Combination Agreement, Braiin will continue as a subsidiary of PubCo. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at Northern Revival’s Extraordinary General Meeting. You should read this proxy statement/prospectus and its annexes and the other documents referred to herein carefully and in their entirety.

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO SUBMIT YOUR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE EXTRAORDINARY GENERAL MEETING.

Q:     What proposals are shareholders of Northern Revival being asked to vote upon?

A:     Shareholders of Northern Revival are being asked to vote on the following proposals:

•        Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, which, among other things, provides for the Initial Merger and the Share Exchange, with Braiin becoming a direct, wholly-owned subsidiary of PubCo, and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus (which we collectively refer to as the “Business Combination Proposal”);

•        Proposal No. 2 — The PubCo Charter Proposal — to consider and vote upon a proposal to approve each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo (the “Proposed PubCo Charter”), a copy of which is attached to this proxy statement/prospectus as Annex B, and Northern Revival’s Amended and Restated Memorandum and Articles of Association (which we refer to as the “PubCo Charter Proposal”);

•        Proposal No. 3 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Braiin Holdings 2024 Incentive Award Plan (the “Incentive Plan”), effective upon the consummation of the Business Combination, including the authorization of the share reserve under the Incentive Plan, in substantially the form that will be attached to this proxy statement/prospectus in an amendment (which we refer to as the “Incentive Plan Proposal”);

•        Proposal No. 4 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting (which we refer to as the “Adjournment Proposal”).

Q:     Are the proposals conditioned on one another?

A:     Yes. We refer to the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal as “Condition Precedent Proposals”. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Extraordinary General Meeting. The Condition Precedent Proposals are each conditioned on each other. If the Business Combination Proposal is not approved, the other Proposals, other than the Adjournment Proposal, will not be presented to the shareholders of Northern Revival at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, after taking into account any approved adjournment or postponement, if necessary, then we will not consummate the Business Combination.

Q:     What will happen in the Business Combination?

A:     The Business Combination Agreement provides that:

(i)     At the closing of the Initial Merger, Northern Revival will merge with and into PubCo, with PubCo as the surviving publicly traded entity;

(ii)    Immediately prior to the effective time of the Initial Merger, the outstanding publicly traded units of Northern Revival will be separated into their component securities, consisting of (a) one Northern Revival Class A Ordinary Share and (b) one-third of one Northern Revival Warrant (each of which shall be exchanged for an equal number of PubCo Ordinary Shares and Warrants).

(iii)   Prior to the Effective Time, each convertible note and simple agreement for future equity of Braiin, Braiin Shares issuable as consideration for Braiin’s purchase of PowerTec (which will not exceed 9.9% of the total number of PubCo Ordinary Shares) and Braiin Shares issuable as consideration for Braiin’s purchase of Vega, will convert into Braiin Shares in accordance with the agreements governing such securities;

(iv)   To consummate the Business Combination, Braiin will effect a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of PubCo Ordinary Shares with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as of Closing;

(v)    PubCo will pay the Sponsor $2.5 million to purchase all outstanding Northern Revival Private Placement Warrants originally purchased by the Sponsor for approximately $6.8 million.

For an explanation and estimate of the consideration in the Business Combination, see the section entitled “The Business Combination Proposal — Share Exchange Consideration.”

Q:     What conditions must be satisfied to complete the Business Combination?

A:     In addition to approval of the Condition Precedent Proposals, there are a number of closing conditions in the Business Combination Agreement. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing” and “Summary of the Proxy Statement/Prospectus — The Proposals — The Business Combination Proposal.”

Q:     Why is Northern Revival providing shareholders with the opportunity to vote on the Business Combination?

A:     Under the Northern Revival Memorandum and Articles of Association, Northern Revival must provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of Northern Revival’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. Additionally, obtaining the vote of the shareholders of Northern Revival is a condition to closing under the terms of the Business Combination Agreement.

Q:     How many votes do I have at the Extraordinary General Meeting?

A:     Northern Revival shareholders are entitled to one vote at the Extraordinary General Meeting for each Northern Revival Ordinary Share held of record as of            , 2024, the Record Date for the Extraordinary General Meeting. As of            , 2024 there were issued and outstanding 1,910,244 public Northern Revival Ordinary Shares, and 6,037,500 founders shares held by the Sponsor and Northern Revival officers and directors. The founder shares may be voted by the Sponsor, or its permitted transferees, at the Extraordinary General Meeting (unless otherwise agreed by the Sponsor).

Q:     What vote is required to approve the proposals presented at the Extraordinary General Meeting?

A:     The approval of each of the Business Combination Proposal, PubCo Charter Proposal and the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Northern Revival Ordinary Shares as of the Record Date. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal, the PubCo Charter Proposal or the PubCo Charter Proposal because an absolute percentage of affirmative votes is required to approve these proposals, regardless of how many votes are cast.

In contrast, approval of the remaining Proposals, in each case require the affirmative vote of the holders of a majority of the Northern Revival Ordinary Shares cast by the shareholders represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting will not be counted towards the number of Northern Revival Ordinary Shares required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on these remaining Proposals.

If the Business Combination Proposal is not approved, the other Condition Precedent Proposals will not be submitted to a vote. The approval of the Condition Precedent Proposals are preconditions to the consummation of the Business Combination.

The Northern Revival Initial Shareholders, which includes our Sponsor and our directors and officers, have agreed to vote all of their founder shares and any Northern Revival equity securities that they hold in favor of the Business Combination Proposal. As a result, assuming there is a quorum at the Extraordinary General Meeting, we may not need any of our 1,910,244 public shares, to be voted in favor of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal.

Q:     What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:     Our public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are reduced as a result of redemptions by holders of our public shares.

Q:     Did Northern Revival’s Board obtain a fairness opinion in determining whether or not to proceed with the Business Combination?

A:     Yes. Northern Revival’s Board obtained an opinion from Trafalgar Advisors, dated September 28, 2023. Northern Revival paid $10,000 to Trafalgar Advisors upon delivery of the opinion materials and will pay ordinary shares in PubCo equal to $75,000 at the closing of the Business Combination. Trafalgar Advisors is not providing services to Northern Revival other than in connection with the preparation and delivery of the fairness opinion.

Please see the section entitled “Opinion of Financial Advisor” and the opinion of Trafalgar Advisors attached hereto as Annex C for additional information.

Q:     May Northern Revival, the Sponsor or Northern Revival’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:     In connection with the shareholder vote to approve Proposal 1 (the Business Combination Proposal) and the other proposals Northern Revival and its affiliates may purchase shares prior to the Closing from shareholders who would have otherwise elected to have their shares redeemed for a pro rata portion of the Trust Account upon consummation of the Business Combination. Such a purchase would be conducted in a privately negotiated purchase arrangement and include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. While they have no current plans to do so, the Sponsor, Northern Revival’s directors, officers or advisors, or their affiliates reserve the right to purchase shares from holders of Northern Revival Ordinary Shares who have already elected to exercise their redemption rights, in which event such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such transaction would be separately negotiated at the time of the transaction. The consideration for any such transaction would consist of cash and/or Northern Revival Ordinary Shares owned by the Sponsor and/or Northern Revival’s directors, officers, advisors, or their affiliates. The purpose of these purchases would be to increase the amount of cash available to Northern Revival for use in the Business Combination. None of Northern Revival, the Sponsor or Northern Revival’s directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Any Northern Revival Ordinary Shares purchased by the Sponsor or Northern Revival’s directors, officers or advisors, or their respective affiliates will not (i) be purchased at a price higher than the price offered through the redemption process in the Redemption, (ii) be voted in favor of the Business Combination or (iii) have redemption rights, and if such Northern Revival Ordinary shares do have redemption rights then such rights will be waived by the purchaser.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, Northern Revival will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Northern Revival Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Northern Revival Ordinary Shares for which Northern Revival has received redemption requests.

Unlike our Sponsor’s and Northern Revival Initial Shareholders’ holdings currently, such newly purchased shares (if any) by those purchasers would not be subject to a lock-up period under the terms of our Sponsor Support Agreement (as defined below). However, these newly purchased shares would be subject to limitations on resale under Rule 144 of the Securities Act (“Rule 144”) as “control securities,” to the extent those shares were acquired by an affiliate of Northern Revival, unless they are registered on a subsequent registration statement filed under the Securities Act. Limitations on resale would require those affiliated purchasers of such newly purchased shares to hold them for at least one year (from the date Braiin files certain information on Form 8-K following the Closing in accordance with rules applicable to special purpose acquisition companies), assuming they are not registered on a registration statement following the Closing and Braiin has fully complied with its reporting requirements and other requirements under Rule 144. When eligible to be sold, such securities if not registered under such a registration statement would be limited by applicable requirements of Rule 144, including limitations in their manner of sale and to the volume of sales eligible under Rule 144.

Q:     What constitutes a quorum at the Extraordinary General Meeting?

A:     The presence, in person or by proxy, at the Extraordinary General Meeting of the holders of outstanding shares of Northern Revival representing a majority of the voting power of all outstanding shares of Northern Revival entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, the chairman of the meeting has the power to adjourn the Extraordinary General Meeting. As of the Record Date, 3,973,873 Northern Revival Ordinary Shares would be required to achieve a quorum assuming Northern Revival has 7,947,744 Northern Revival Ordinary Shares issued and outstanding.

Q:     What equity stake will current shareholders of Northern Revival hold in PubCo after the Closing?

A:     A. The following table sets forth the ownership percentages of PubCo upon completion of the Business Combination assuming no redemptions and maximum redemptions. Except as set forth below, the ownership percentages reflected in the table are based upon the number of Northern Revival Ordinary Shares Common outstanding as of September 30, 2023 and with respect to Braiin, the number of PubCo Ordinary Shares to be issued is calculated based on the equity value of $572 million less indebtedness of Braiin as of June 30, 2023 and plus cash on hand as of that date.

	Assuming no redemptions(1)		Assuming Midpoint (50% of Max) redemptions		Assuming max redemptions
Northern Revival Acquisition Corporation Shareholders	1,725,310	3%	862,655	1%	—	—
Sponsor	4,537,500	7%	4,537,500	7%	4,537,500	7%
Braiin Shareholders	57,133,143	90%	57,133,143	91%	57,133,143	93%
	63,395,953		62,533,298		61,670,643

____________

(1)      The No Redemption Scenario is based on the number of shares outstanding as of the date of this proxy statement/prospectus less the 1,500,000 founders shares which the Sponsor has agreed to forfeit at Closing.

(2)      The Midpoint Redemption Scenario and Max Redemptions Scenario assume 862,655 shares and 1,725,310 shares are redeemed.

(3)      For further details, see “Business Combination Proposal — Share Exchange Consideration.”

(4)      Sponsor ownership reflects the 1,500,000 founder shares which the Sponsor has agreed to forfeit at Closing.

Q:     What are the effective underwriting fees on a percentage basis for Northern Revival Ordinary Shares based on the level of redemptions?

A:     Approximately $9.1 million of deferred underwriting fees related to the IPO was conditioned upon completion of an initial business combination by Northern Revival, which fees would not have been impacted by the size of such transaction or the level of redemptions associated therewith.

Stifel, Nicolaus & Company, Incorporated (“Stifel”), Oppenheimer & Co. Inc. (“Oppenheimer”) and William Blair & Company, L.L.C. (“William Blair” and collectively with Stifel and Oppenheimer, the “Waiving Underwriters”), the three underwriters in the Northern Revival IPO, have waived any claim to deferred underwriting fees payable upon consummation of the business combination pursuant to that certain Underwriting Agreement, dated as of February 1, 2021, by and among Northern Revival and the Waiving Underwriters, as representative of the underwriters (the “Underwriting Agreement”) for their underwriting services performed in connection with the Northern Revival IPO. Neither Northern Revival nor Braiin engaged the Waiving Underwriters to serve as an advisor in any capacity relating to the Business Combination, and, while the Waiving Underwriters had very preliminary discussions regarding potential business combination targets with the former management team of Northern Revival, none of the Waiving Underwriters identified or evaluated any companies that Northern Revival considered as potential targets for a business combination. Following the change in management team of Northern Revival, none of the Waiving Underwriters had any discussions with the new management team other than in connection with the Underwriter Fee Waivers (as defined below). None of the Waiving Underwriters were involved in the preparation of any materials received by the Northern Revival Board or management or the Braiin Board or management in connection with their respective evaluations of the Business Combination. None of the Waiving Underwriters produced any work product in relation to the Business Combination for which Northern Revival relied on their expertise. Additionally, none of the Waiving Underwriters were responsible for the preparation of any disclosure that is included in this proxy statement/prospectus, including any analysis underlying such disclosure and has not had a role in the Business Combination.

As none of the Waiving Underwriters participated in any role in the Business Combination, Northern Revival requested and each underwriter delivered a waiver of its deferred underwriting fee (the “Underwriter Fee Waivers”) on August 7, 2023, September 29, 2023 and September 27, 2023, respectively. None of the Waiving

Underwriters provided any additional detail regarding why they agreed to waive their respective underwriting fees. Northern Revival will not speculate about the reasons for the Waiving Underwriters’ delivery of the Underwriter Fee Waivers, and Northern Revival does not have any further information as to why the Waiving Underwriters were willing to provide the Underwriter Fee Waivers. Pursuant to the Underwriter Fee Waivers, the Waiving Underwriters have each waived its entitlement to the entirety of the deferred underwriting fees owed to it in connection with the Northern Revival IPO, totaling $9,056,250 with respect to the business combination. Each of the Waiving Underwriters has already rendered its services in connection with the Northern Revival IPO pursuant to the Underwriting Agreement to obtain its fee and is therefore waiving its right to part of the compensation to which it would otherwise be entitled.

As of the date of this proxy statement/prospectus, Northern Revival is not aware of any disagreements between Northern Revival and any of the Waiving Underwriters with respect to the Waiving Underwriters’ resignations. Additionally, none of the Waiving Underwriters has had any further communications with Northern Revival since its resignation. At no time prior to or after the delivery of the Underwriter Fee Waivers did any of the Waiving Underwriters indicate that it had any specific concerns with the business combination and none of the Waiving Underwriters advised Northern Revival that it was in disagreement with the contents of this proxy statement/prospectus. Northern Revival does not believe that the Waiving Underwriters’ lack of participation in the business combination will adversely impact the transactions described in this proxy statement/prospectus or the consummation of the business combination. See also the Risk Factor entitled “The Waiving Underwriters were to be compensated in part on a deferred basis for already-rendered underwriting services in connection with the Northern Revival IPO, yet each of the Waiving Underwriters waived its entitlement to such compensation and disclaimed any responsibility for this proxy statement/ prospectus.”

Northern Revival continues to have customary obligations with respect to indemnification under the Underwriting Agreement. In particular, as is customary, certain provisions of the Underwriting Agreement survived the delivery of the Underwriter Fee Waivers. These provisions include Northern Revival’s obligation to indemnify and hold harmless each Waiving Underwriter, the directors, officers, employees, affiliates and agents of each Waiving Underwriter and each person who controls any Waiving Underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject to that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement on Form S-1 filed in connection with the Northern Revival IPO or in any preliminary prospectus, prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred, subject in each case to customary exceptions.

In addition, the Underwriting Agreement described above contains a contribution provision that in the event that the indemnity obligations are unavailable or insufficient to hold harmless an indemnified party for any reason, with each indemnifying party agreeing to contribute an amount proportional to reflect the relative benefits received by Northern Revival on the one hand and the Waiving Underwriters on the other from an offering of securities pursuant to the Underwriting Agreement (or, if such allocation is not available for any reason, proportional to the relative benefits and relative fault of Northern Revival and the Waiving Underwriters). The relative benefits received by Northern Revival on the one hand and the Waiving Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Northern Revival when compared to the total underwriting discounts and commissions received by the Waiving Underwriters, in connection with the Northern Revival IPO. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by Northern Revival on the one hand or the Waiving Underwriters on the other and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

With respect to the Underwriting Fee Waiver executed by Oppenheimer only, Northern Revival also agreed that for the two-year period following the consummation of its initial business combination or until Oppenheimer has earned fees of at least $1.0 million, Northern Revival will offer Oppenheimer the opportunity to act as book-running underwriter, initial purchaser, placement agent, syndication agent or arranger for any debt, equity or equity-linked financing that Northern Revival initiates during such period on customary terms. In addition, during such two-year period, if Northern Revival determines to sell all or a significant portion of its assets or voting equity securities or engage in a merger transaction and the board determines to engage a financial advisor, Northern Revival will offer to engage Oppenheimer as its lead or co-lead financial advisor for which it will be paid customary fees.

Northern Revival’s shareholders may believe that when financial institutions, such as the Waiving Underwriters, are named in a proxy statement/prospectus, the involvement of such institutions typically presumes a level of due diligence and independent analysis on the part of such financial institution and that the naming of such financial institutions generally means that a financial institution has done a level of due diligence ordinarily associated with a professional engagement. Each of the Waiving Underwriters has disclaimed any responsibility for any of the disclosure in this proxy statement/prospectus. Accordingly, shareholders should not place any reliance either on the participation of the Waiving Underwriters in the Northern Revival IPO prior to each of the Waiving Underwriters’ respective delivery of its Underwriter Fee Waivers or on the Waiving Underwriters’ decision not to participate in the business combination.

The following table illustrates the effective deferred underwriting fee on a percentage basis for Northern Revival Ordinary Shares at each redemption level identified below.

	No Redemptions Scenario*	Midpoint Redemptions (50% of Max) Scenario*	Maximum Redemption Scenario*
Trust proceeds to PubCo**	$18,044,943	9,022,472	$0
Deferred Underwriting Fees	$—	—	$—
Effective Deferred Underwriting Fees***	0%	0%	0%

____________

*        Based on a redemption price at $10 per share, and assumes Nil per share in the maximum redemption scenario.

**      Trust proceeds to PubCo reflects Trust Account proceeds after adjusting all the redemptions through June 30 2023.

***    The effective underwriting fee is calculated by dividing the IPO proceeds in dollars remaining in the Trust Account by the IPO proceeds in dollars remaining in the Trust Account.

Q:     How will the Sponsor and our directors and officers vote?

A:     Our Sponsor together with our Initial Shareholders including our directors and officers currently own 6,037,500 founders share equal to 75.96% of the issued and outstanding Northern Revival Ordinary Shares. The Northern Revival Initial Shareholders, which includes our Sponsor and our directors and officers, have agreed to vote all of their founder shares in favor of the Business Combination Proposal. As a result, assuming there is a quorum at the Extraordinary General Meeting, we may not need any of our 1,910,244 public shares, to be voted in favor of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal.

Q:     What interests do Northern Revival’s current officers and directors have in the Business Combination?

A:     The Sponsor, members of Northern Revival’s Board and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. These interests include, among other things:

•        If we do not consummate an initial business combination by August 4, 2024, the 6,037,499 Class A ordinary shares and one Class B ordinary share held by the sponsor will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). Northern Revival and the Sponsor have agreed that the Sponsor will forfeit 1,500,000 founders shares in connection with the Closing leaving 4,537,500 founders shares at Closing. Based on the price of the Northern Revival Ordinary Shares as of December 1, 2023 of $10.84, these shares have a value of $49,186,500 as compared to the original purchase price of $25,000.

•        If we do not consummate an initial business combination by August 4, 2024, the 4,553,334 private placement warrants will be worthless. Pursuant to the terms of the Business Combination Agreement, at the Closing, those warrants will be cancelled in exchange for a payment to the Sponsor of $2,500,000 as compared to the original purchase price of $6,830,001.

•        In connection with the IPO, the sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Northern Revival or prospective target businesses with which Northern Revival has entered into certain agreements;

•        All rights specified in the charter relating to the right of officers and directors to be indemnified by Northern Revival, and of Northern Revival’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after an initial business combination and, if no initial business combination is completed by August 4, 2024, so that Northern Revival liquidates, Northern Revival will not be able to perform its obligations to its officers and directors under those provisions;

•        None of Northern Revival’s officers or directors has received any cash compensation for services rendered to Northern Revival, and all of the current officers and directors are expected to continue to serve in their roles at least through the date of the Extraordinary General Meeting and may continue to serve following any potential initial business combination and receive compensation thereafter; and

•        The sponsor and Northern Revival’s officers and directors and their respective affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination and, if we do not consummate an initial business combination by August 4, 2024, they will not have any claim against the Trust Account for reimbursement so that Northern Revival will most likely be unable to reimburse such expenses.

In light of the foregoing, the Sponsor and Northern Revival’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Braiin rather than liquidate even if (i) Braiin is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and Northern Revival’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.

Northern Revival’s Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to Northern Revival’s stockholders that they approve the Business Combination.

Q:     What happens if I sell my Northern Revival Ordinary Shares before the Extraordinary General Meeting?

A:     The Record Date is earlier than the date of the Extraordinary General Meeting. If you transfer your Northern Revival Ordinary Shares after the Record Date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Extraordinary General Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your Northern Revival Ordinary Shares prior to the Record Date, you will have no right to vote those shares at the Extraordinary General Meeting.

Q:     What happens if the Business Combination Proposal is not approved?

A:     Pursuant to the Northern Revival Memorandum and Articles of Association, if the Business Combination Proposal is not approved and Northern Revival does not otherwise consummate an alternative business combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), Northern Revival will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public shareholders.

Q:     Do I have redemption rights?

A:     Pursuant to the Northern Revival Memorandum and Articles of Association, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Northern Revival Memorandum and Articles of Association. As of [•], 2024, based on funds in the Trust Account of approximately $[•] on such date, the pro rata portion of the funds available in the Trust Account for the redemption of public Northern Revival Ordinary Shares was approximately $[•] per share (less taxes paid or payable). If a holder exercises its redemption rights, then such holder will be exchanging its Northern Revival Ordinary Shares for cash. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Northern Revival’s transfer agent prior to the Extraordinary General Meeting. See the question titled “How do I exercise my redemption rights?” below and the section titled “Extraordinary General Meeting of Northern Revival Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Holders of Northern Revival Warrants do not have redemption rights with respect to their Northern Revival Warrants. At the Closing of the Business Combination, the Northern Revival Warrants will be exchanged for PubCo Warrants.

Holders of our public shares who also hold Northern Revival Warrants may elect to redeem their public shares, and still retain their Northern Revival Warrants. The value of our Northern Revival Warrants based on the trading price as of [•], 2024 was $[•]. Public shareholders who redeem their Northern Revival Ordinary Shares may continue to hold any Northern Revival Warrants that they owned prior to redemption, which results in additional dilution to non-redeeming holders upon exercise of such Northern Revival Warrants, if despite such redemptions, the Business Combination was consummated. Up to 8,050,000 publicly traded Northern Revival Warrants would be retained by holders of Northern Revival public shares (assuming all such holders elected not to exercise their warrants, and assuming the Business Combination occurred despite such redemptions, thereby permitting the exercise of Northern Revival Warrants following the Closing) with an aggregate market value of $[•], based on the market price of $[•] per Northern Revival Warrant as of [•], 2024.

As indicated by the foregoing reduction in expected prices upon maximum redemptions, there are material risks relating to electing to redeem your public shares (and redemptions generally), relating to the value of your Northern Revival Warrants. For more information see “Risk Factors — Holders of Northern Revival Warrants may elect to redeem their public shares while retaining their Northern Revival Warrants, although if redemptions exceed the threshold allowable for us to consummate the Business Combination, the Northern Revival Warrants will expire worthless.”

For information about the per share value of Northern Revival Ordinary Shares given different levels of redemptions, see “Questions and Answers — What equity stake will current shareholders of Northern Revival hold in Braiin after the Closing?”

If in excess of the maximum redemptions occur, and as a result we are unable to consummate the Business Combination, because your Northern Revival Warrants are only exercisable 30 days following a business combination, if we do not consummate a business combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), and we are required to liquidate, your Northern Revival Warrants will not be exercisable and expire worthless.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you attend or vote your Northern Revival Ordinary Shares at the Extraordinary General Meeting, and regardless of how you vote your shares with respect to the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on            , 2024 (two (2) business days before the Extraordinary General Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Company (“Continental”), our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Email: mzimkind@continentalstock.com

Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Northern Revival’s understanding that shareholders should generally allot at least two (2) weeks to obtain physical certificates from the transfer agent. However, Northern Revival does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing of the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (as defined below) elects to redeem its Northern Revival Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Northern Revival Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether Northern Revival would be characterized as a passive foreign investment company (“PFIC”). Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the Northern Revival Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Northern Revival Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Northern Revival Ordinary Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders (as defined below) will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Northern Revival Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Considerations — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its Northern Revival Ordinary Shares for cash, including with respect to Northern Revival’s potential PFIC status and certain tax implications thereof.

Additionally, because the Initial Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to Northern Revival Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of Northern Revival Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:     Will holders of Northern Revival Ordinary Shares or Northern Revival Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Initial Merger?

A:     Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Considerations,” including the application of the PFIC rules, the U.S. federal income tax consequences of the Initial Merger to U.S. Holders of Northern Revival securities (as defined below) will depend, in part, on whether the Initial Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of Northern Revival’s control.

Moreover, Section 367(a) of the Code may apply to the Initial Merger if PubCo transfers the assets it acquires from Northern Revival pursuant to the Initial Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Initial Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Initial Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its Northern Revival Ordinary Shares, or Northern Revival Warrants for the consideration under the Initial Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Northern Revival Ordinary Shares, and Northern Revival Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Initial Merger, see the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Initial Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Initial Merger.

Q:     If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:     No. The holders of Northern Revival Warrants have no redemption rights with respect to such warrants.

Q:     Do I have appraisal rights in connection with the proposed Business Combination?

A:     Northern Revival shareholders are entitled to give notice to Northern Revival prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination to the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Northern Revival if they follow the procedures set out in the Companies Act. It is Northern Revival’s view that such fair market value would equal the amount which Northern Revival shareholders would obtain if they exercise their redemption rights as described herein.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•        Northern Revival shareholders who properly exercise their redemption rights;

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement;

•        any loans owed by Northern Revival to its Sponsor for any Northern Revival transaction expenses or other administrative expenses incurred by Northern Revival; and

•        for general corporate purposes including, but not limited to, working capital for operations.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Business Combination Agreement may be terminated. See the section titled “The Business Combination Proposal — Business Combination Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, Northern Revival is unable to complete the Business Combination or another initial business combination transaction by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), the Northern Revival Memorandum and Articles of Association provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account net of interest not previously released to Northern Revival to pay taxes payable and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Holders of founder shares have waived any right to those shares.

In the event of liquidation, there will be no distribution with respect to Northern Revival’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The closing is expected to take place as soon as reasonably practicable after the Extraordinary General Meeting

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”

Q:     What will Northern Revival shareholders receive in the Business Combination?

A:     Upon completion of the Business Combination, 100% of the outstanding Northern Revival Ordinary Shares (other than those the holders of which have sought redemption) will be exchanged for PubCo Ordinary Shares.

Q:     If I am a Northern Revival Warrant holder, will my warrants become exercisable for PubCo Ordinary Shares if the Business Combination is consummated?

A:     Upon completion of the Business Combination, all of the warrants exercisable into Northern Revival Ordinary Shares will be converted into warrants exercisable into PubCo Ordinary Shares having the same exercise price and other terms and conditions as the original warrants.

Q:     If the Business Combination is completed, when can I expect to receive the PubCo Ordinary Shares for my Northern Revival Ordinary Shares?

A:     After the consummation of the Business Combination, PubCo’s transfer agent will send instructions to Northern Revival security holders regarding the exchange of their Northern Revival securities for PubCo securities. Northern Revival shareholders who exercise their redemption rights must deliver their stock certificates to PubCo’s transfer agent (either physically or electronically) at least two (2) business days prior to the vote at the Extraordinary General Meeting.

Q:     How much cash will be available to PubCo following the closing of the Business Combination, assuming maximum and no redemptions? To what extent will PubCo need to secure additional financing in connection with the Business Combination following the Business Combination?

A:     Following the closing of the Business Combination, it is currently anticipated that PubCo will have available to it approximately $8.8 million of cash from the Trust Account, after payment of estimated expenses and assuming no redemptions are made by Northern Revival public shareholders prior to the closing of the Business Combination, or approximately $8.8 million of cash from the Trust Account, after payment of estimated expenses, and assuming that the maximum amount of redemptions are made by Northern Revival public shareholders (assuming that such redemptions will be in an amount that satisfies the minimum cash condition) prior to the closing of the Business Combination. As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement intend to obtain additional financing with respect to PubCo. As of the date of this proxy statement/prospectus there are currently no commitments for such additional financing. In the event the maximum redemptions are in excess of the amount of redemptions necessary to satisfy the minimum cash condition, PubCo will need to raise additional capital in order to satisfy the minimum cash condition (unless waived in accordance with the Business Combination Agreement).

The Sponsor has made certain commitments regarding funding of Northern Revival. The Sponsor has agreed that it will be liable to Northern Revival, if and to the extent any claims by a vendor for services rendered or products sold to Northern Revival, or a prospective target business with which Northern Revival has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Northern Revival’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Northern Revival seeks to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for Northern Revival’s independent registered accounting firm), prospective target businesses or other entities with which Northern Revival does business, execute agreements with Northern Revival waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

In order to meet Northern Revival’s working capital needs, the Sponsor or its affiliates, or Northern Revival’s officers and directors may, but are not obligated to, loan Northern Revival funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, and which we refer to as “Working Capital Loans.” Each such loan would be evidenced by a promissory note. The notes would be paid upon consummation of our initial business combination, without interest, If Northern Revival does not complete a business combination, Northern Revival may use a portion of proceeds held outside the Trust Account to repay these loans, but no proceeds held in the Trust Account would be used to repay these loans.

There were no amounts outstanding relating to Working Capital Loans at September 30, 2023. See “Certain Relationships and Related Person Transactions.”

Following the Business Combination, assuming no redemptions are made prior to the Closing, the Combined Company believes it will have enough cash on its balance sheet to finance operations. In the event of maximum redemptions (assuming that such redemptions will be in an amount that satisfies the minimum cash condition), we expect that we will need to raise additional financing prior to Closing. We expect that from time to time we may need to raise additional financing to maintain our operations, and from time to time we may wish to raise additional financing in order to take advantage of business opportunities. To the extent we need or wish to raise such additional financing, our access to commercial bank financing or the debt and equity capital markets may be limited by various factors, including the condition of overall credit and capital markets, general economic factors, the state of the industry, our financial performance, credit ratings, and other factors. Commercial credit and debt and equity capital may not be available to us on favorable terms, or at all.

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you were a holder of record of Northern Revival Ordinary Shares on            , 2024, the Record Date, you may vote with respect to the Proposals in person at the Extraordinary General Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:     What will happen if I abstain from voting or fail to vote at the Extraordinary General Meeting?

A:     Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Abstentions will have no effect on the remaining Proposals in an Extraordinary General Meeting with a duly called quorum.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Extraordinary General Meeting, because Northern Revival does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the Business Combination Proposal. At a meeting with a quorum, broker non-votes will have no effect on the vote on the remaining Proposals.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by Northern Revival without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal presented to the shareholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Extraordinary General Meeting.

Q:     If I am not going to attend the Extraordinary General Meeting in person, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Extraordinary General Meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Northern Revival believes the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to Northern Revival’s secretary at the address listed below so that it is received by Northern Revival’s secretary prior to the Extraordinary General Meeting or virtually attend the Extraordinary General Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Northern Revival’s secretary, which must be received by Northern Revival’s secretary prior to the Extraordinary General Meeting.

Q:     Who will solicit and pay the cost of soliciting proxies?

Northern Revival will pay the cost of soliciting proxies for the Extraordinary General Meeting. Northern Revival has engaged Advantage Proxy, Inc. which we refer to as “Advantage Proxy,” to assist in the solicitation of proxies for the Extraordinary General Meeting. Northern Revival has agreed to pay Advantage Proxy a fee of $10,000, plus disbursements. Northern Revival will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. Northern Revival will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Northern Revival Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of the Northern Revival Ordinary Shares and in obtaining voting instructions from those owners. Northern Revival’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the solicitation agent at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free 877-870-8565
Banks and brokers call 206-870-8565
Email: KSmith@advantageproxy.com

You may also contact us at:

Northern Revival Acquisition Corporation
4001 Kennett Pike, Suite 302
Wilmington, DE
Email: [•]

To obtain timely delivery, Northern Revival shareholders must request the materials no later than            , 2024.

You may also obtain additional information about Northern Revival from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Northern Revival’s transfer agent prior to the Extraordinary General Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section entitled, “Questions and Answers About the Proposals” summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Extraordinary General Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Parties to the Business Combination

Northern Revival

Northern Revival is a special purpose acquisition company incorporated on November 4, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Northern Revival Ordinary Shares, Northern Revival Units and Northern Revival Warrants are currently quoted on Nasdaq under the symbols “NRAC”, “NRACU” and “NRACW,” respectively.

Northern Revival’s executive office is located at 4001 Kennett Pike, Suite 302 Wilmington, DE 19807 and its telephone number is (302) 338-9130.

Braiin Holdings

Braiin Holdings Ltd. (“PubCo”) is a wholly owned subsidiary of Northern Revival and was incorporated in the Cayman Islands on July 28, 2023 for the sole purpose of the Initial Merger. Following the consummation of the Initial Merger, Northern Revival will have merged with and into PubCo, with PubCo as the surviving publicly traded entity.

Sponsor

Northern Revival Sponsor LLC, a Cayman Islands limited liability company, is the sponsor of Northern Revival and currently, together with the Initial Shareholders and our officer and directors, owns approximately 75.96% of the issued and outstanding Northern Revival Ordinary Shares.

Braiin Limited

Braiin is a limited company that was incorporated under the laws of Australia on July 4, 2022. Braiin is a pioneering technology company specializing in cutting-edge solutions across diverse domains. Braiin currently operates through its wholly owned subsidiary, Raptor300, Inc. (“Raptor”) and, following the consummation of the Business Combination, will also operate through PowerTec and Vega, which will be its wholly-owned subsidiaries. Braiin’s expertise spans smart technology, including proprietary algorithms that guide our drone products, particularly with respect to autonomously plotting paths for the drones and identifying specific areas of concern within agricultural fields, which we refer to as artificial intelligence and machine learning (“AI/ML”), robotics, internet of things (“IoT”), and mission-critical enterprise software and hardware applications. Braiin believes that it has a robust portfolio of proprietary technology with current applications and developing capabilities in various sectors, including agriculture, agricultural-finance, agricultural-insurance, telecommunications, financial services, digital lending, insurance brokering, and more. Braiin is actively expanding its market reach from business enterprises and government to end-consumers. Braiin also plans to diversify from its current focus on western developed markets to tap into large opportunities across high-potential emerging markets, more particularly in Southeast Asia.

The mailing address and telephone of the principal executive offices of Braiin until the consummation of the Business Combination are 283 Rokeby Road, Subiaco, Western Australia 6008, +61 412 474 180.

PowerTec is a wireless technology developer and integrator servicing Australia, New Zealand, South Asia, and Pacific Islands. PowerTec specializes in advanced telecommunications systems and provides comprehensive consulting and engineering services for all things wireless, including management of the project lifecycle from design, development, procurement, manufacturing, through to post-production verification and maintenance. On May 11, 2023, Braiin entered into a share sale agreement with PowerTec (the “PowerTec Agreement”). Pursuant to the PowerTec Agreement, following the effectiveness of this proxy statement/prospectus and receipt of pre-approval from Nasdaq of PubCo’s Ordinary Shares to be issued in connection with the Business Combination to be listed on Nasdaq, but prior to the Closing, Braiin will acquire 100% of the issued shares in PowerTec from PowerTec’s shareholders in exchange for Braiin Ordinary Shares that will then be exchanged for PubCo Ordinary Shares at approximately $10.00 per PubCo Ordinary Share.

Following the consummation of the transactions contemplated by the PowerTec Agreement, PowerTec will be a wholly-owned subsidiary of Braiin.

Vega is an agriculture technology company specializing in providing blockchain, AI, and coding language services to farmers. On July 11, 2023, Vega entered into a binding heads of agreement contract with Exato Technologies Pvt Ltd (“Exato” pursuant to which Vega will acquire 100% of the shares of Exato. Additionally, on September 12, 2023, Vega entered into a binding heads of agreement contract with Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd (together, “Nisus”), pursuant to which Vega will acquire 100% of the shares of the Nisus. On September 16, 2023, Braiin entered into a binding heads of agreement contract with Vega (the “Vega Agreement”). Pursuant to the Vega Agreement, following the effectiveness of this proxy statement/prospectus and receipt of pre-approval from Nasdaq of PubCo’s Ordinary shares to be issued in connection with the Business Combination to be listed on Nasdaq, but prior to the Closing, Braiin will acquire 100% of the issued shares in Vega Global Technologies Pty Ltd from Vega Global Technologies Pty Ltd’s shareholders in exchange for an aggregate amount of shares equal to US $120 million. Following the consummation of the transactions contemplated by the Vega Agreement, Vega will be a wholly-owned subsidiary of Braiin.

The Business Combination

On October 1, 2023, we entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”) by and among Northern Revival, Northern Revival Sponsor LLC (the “Sponsor”), Braiin Limited, an Australian public company limited by shares (“Braiin”), Braiin Holdings Ltd., a Cayman Islands exempted company (“PubCo”), and certain Braiin shareholders (the “Braiin Supporting Shareholders”) who collectively own 100% of the outstanding ordinary shares of Braiin (the “Braiin Shares”). Pursuant to the terms of the Business Combination Agreement, a business combination between Northern Revival and Braiin (the “Business Combination”) will be effected in two steps: (i) subject to the approval and adoption of the Business Combination Agreement by the shareholders of Northern Revival, Northern Revival will merge with and into PubCo with PubCo remaining as the surviving publicly traded entity (the “Initial Merger”); and (ii) a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Ordinary Shares, par value $1.00 per share, of PubCo (the “PubCo Ordinary Shares”) with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as of Closing. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec Holdings Ltd., an Australian distributor that supplies connectivity solutions to individuals and businesses around the world (“PowerTec”) and Vega Global Technologies Pty Ltd., an Australian agricultural technology company (“Vega”). Following the Share Exchange, Braiin will continue as a subsidiary of PubCo. We refer to PubCo after giving effect to the Business Combination, as “New Braiin.”

The Business Combination Agreement provides that:

(i)     prior to the effective time of the Business Combination (the “Effective Time”), each convertible note and simple agreement for future equity of Braiin, and Braiin Shares issuable as consideration for Braiin’s purchase of PowerTec (which will not exceed 9.9% of the total outstanding PubCo ordinary shares following the Business Combination (the “PubCo Ordinary Shares”)) and Braiin Shares issuable as consideration for Braiin’s purchase of Vega, will convert into Braiin Shares in accordance with the agreements governing such securities;

(ii)    prior to the Effective Time, Northern Revival will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity;

(iii)   at the Effective Time, each outstanding Braiin Share will be exchanged for a pro rata portion of PubCo Ordinary Shares; and

(iv)   at the Closing, PubCo will pay the Sponsor $2.5 million to purchase all outstanding PubCo warrants (the “Private Placement Warrants”), originally purchased by the Sponsor for approximately $6.8 million simultaneously with the closing of Northern Revival’s initial public offering (“IPO”).

Northern Revival Extraordinary General Meeting

Northern Revival is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its Board for use at the Extraordinary General Meeting to be held on            , 2024, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to you on or about            , 2024. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the Extraordinary General Meeting.

Date, Time and Place of Extraordinary General Meeting

The Extraordinary General Meeting will be virtually held at 10:00 a.m. Eastern Time on            , 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. The Extraordinary General Meeting can be accessed via live webcast by visiting            , where you will be able to listen to the meeting live and vote during the meeting.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if you owned Northern Revival Ordinary Shares as of the close of business on            2024, which is the Record Date for the Extraordinary General Meeting. You are entitled to one vote for each share of Northern Revival Ordinary Shares that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the date of this proxy statement/prospectus, there were 7,947,744 Northern Revival Ordinary Shares issued and outstanding. Northern Revival’s public shareholders currently own approximately 1,910,244 Northern Revival Ordinary Shares, equal to approximately 24% of issued and outstanding Northern Revival Ordinary Shares, and our Initial Shareholders including our Sponsor and directors and officers currently own approximately 6,037,500 founders share equal to 76% of issued and outstanding Northern Revival Ordinary Shares. Northern Revival does not expect to issue any shares of ordinary shares on or before the Record Date.

Registering for the Extraordinary General Meeting

Pre-registration for virtual attendance at the Extraordinary General Meeting is recommended but is not required in order to attend through the following website: [        ]

Any shareholder wishing to attend the virtual meeting should register for the meeting by            , 2024. To register for the Extraordinary General Meeting, please follow these instructions as applicable to the nature of your ownership of our ordinary shares:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Extraordinary General Meeting, go to [    ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Extraordinary General Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of Northern Revival shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the ordinary shares outstanding and entitled to vote at the Extraordinary General Meeting is represented in person (including by virtual attendance) or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the issued and outstanding Northern Revival Ordinary Shares as of the Record Date. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

The approval of the remaining Proposals (consisting of the PubCo Charter Proposal, the Incentive Plan Proposal and the Adjournment Proposal) requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the Extraordinary General Meeting. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting or the failure of a Northern Revival shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that shareholder’s shares not being counted towards the number of Northern Revival Ordinary Shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the PubCo Charter Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions of persons appearing at the Extraordinary General Meeting likewise will also have no effect on the outcome of these proposals.

The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals (consisting of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal) are approved at the Extraordinary General Meeting. The Adjournment Proposal is not a Condition Precedent Proposal for consummation of the Business Combination, and the Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal and the other Condition Precedent Proposals do not receive the requisite vote for approval, after taking into account any approved adjournment or postponement, if necessary, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public shareholders.

The Proposals

The Business Combination Proposal

On October 1, 2023, Northern Revival entered into the Amended and Restated Business Combination Agreement by and among Northern Revival, the Sponsor, PubCo, Braiin and certain Braiin shareholders.

The Business Combination Agreement provides that a business combination between Northern Revival and Braiin will be effected in two steps: (i) subject to the approval and adoption of the Business Combination Agreement by the shareholders of Northern Revival, Northern Revival and PubCo will consummate the Initial Merger; and (ii) following the Initial Merger, PubCo and Braiin’s shareholders will consummate the Share Exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of PubCo Shares with an aggregate value of $572 million. The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as of Closing. The transactions contemplated by the Business Combination Agreement we refer to herein as the “Business Combination.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Share Exchange Consideration

Subject to the terms and conditions set forth in the Business Combination Agreement:

(i)     prior to the Effective Time, each convertible note and simple agreement for future equity of Braiin, and Braiin Shares issuable as consideration for Braiin’s purchase of PowerTec (which will not exceed 9.9% of the total number of PubCo Ordinary Shares) and Braiin Shares issuable as consideration for Braiin’s purchase of Vega will convert into Braiin Shares in accordance with the agreements governing such securities;

(ii)    Braiin shareholders will exchange 100% of their Braiin Shares for a pro rata portion of PubCo Ordinary Shares with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00; and

(iii)   PubCo will pay the Sponsor $2.5 million to purchase all outstanding Northern Revival Private Placement Warrants originally purchased by the Sponsor for approximately $6.8 million.

As Northern Revival does not, and PubCo will not, have any outstanding preference shares, and is anticipated to have no outstanding preference shares at the Effective Time, no exchange of preference shares is expected to occur at the Effective Time.

Closing Conditions and Termination Rights

In addition to the approval of the Proposals at the Extraordinary General Meeting, unless waived by the parties to the Business Combination Agreement, in accordance with applicable law, the Closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite shareholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal — Conditions to Closing.”

The Business Combination Agreement may be terminated at any time prior to the Closing of the Business Combination upon the mutual agreement of Braiin and Northern Revival, or by Braiin or Northern Revival acting alone, in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section titled “The Business Combination Proposal — Business Combination Agreement — Termination.”

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

The PubCo Charter Proposal

Assuming the Business Combination Proposal is approved, in connection with the Business Combination, Northern Revival is proposing that its shareholders approve each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo (the “Proposed PubCo Charter”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, and Northern Revival’s Amended and Restated Memorandum and Articles of Association.

The Incentive Plan Proposal

Northern Revival is asking its shareholders to approve the Incentive Plan, including the authorization of the share reserve under the Incentive Plan equal to ten percent (10%) of the aggregate number of PubCo Ordinary Shares issued and outstanding immediately after the Closing, which will become effective upon the Closing of the Business Combination. The Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, stock units, stock appreciation rights, restricted stock awards, other stock-based awards and cash-based awards. Incentive stock options (“ISOs”) may be granted only to PubCo’s employees, including officers, and the employees of PubCo’s subsidiaries. All other stock awards may be granted to PubCo’s employees, officers, PubCo’s non-employee directors, and consultants and the employees and consultants of Braiin’s subsidiaries and affiliates.

A summary of the Incentive Plan will be set forth by amendment in the “Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Incentive Plan will be attached to this proxy statement/prospectus by amendment.

The Adjournment Proposal

Northern Revival is proposing that its shareholders approve and adopt a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies or if Northern Revival is unable to consummate the Business Combination for any reason.

Fairness Opinion

In connection with its approval of the Business Combination and the Business Combination Agreement, the Board received the opinion of Trafalgar Advisors that the consideration to be paid was fair to shareholders from a financial point of view. A copy of this opinion is include as Annex C hereto. A summary of the analyses of Trafalgar in reaching this opinion, together with all assumptions related thereto is set forth in “The Business Combination Proposal — Opinion of Financial Advisor.”

Recommendation to Northern Revival Shareholders

After careful consideration, our Board has concluded that the Business Combination is in the best interests of Northern Revival’s shareholders. Our directors believe that the proposals being presented at the Extraordinary General Meeting are in the best interests of Northern Revival’s shareholders, and they recommend that Northern Revival’s shareholders vote FOR each of the proposals.

The existence of financial and personal interests of one or more of Northern Revival’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Northern Revival and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Northern Revival’s officers and directors have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “— Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Interests of Northern Revival’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our Board in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. These interests include, among other things:

•        If we do not consummate an initial business combination by August 4, 2024, the 6,037,499 Class A ordinary shares and one Class B ordinary share held by the sponsor will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). Northern Revival and the Sponsor have agreed that the Sponsor will forfeit 1,500,000 founders shares in connection with the Closing leaving 4,537,500 founders shares at Closing. Based on the price of the Northern Revival Ordinary Shares as of December 1, 2023 of $10.84, these shares have a value of $49,186,500 as compared to the original purchase price of $25,000.

•        If we do not consummate an initial business combination by August 4, 2024, the 4,553,334 private placement warrants it purchased for an aggregate purchase price of $6,830,001 will be worthless. Pursuant to the terms of the Business Combination Agreement, at the Closing, those warrants will be cancelled in exchange for a payment to the Sponsor of $2,500,000;

•        Because the Sponsor paid only $25,000 for the founders shares it will retain at closing (approximately $0.006 per share) as compared to the $10.00 per share price paid by the public in the IPO, the Sponsor will still be able to make a positive rate of return even if the market price of the Class A Ordinary Shares is very low after the Closing while a public shareholder who purchased in the IPO would only make a positive rate of return if the trading price exceeds $10.00. See “Risk Factors — Because our Sponsor only paid $25,000 for the founder shares, the Sponsor is still likely to make a profit even if the trading price of the PubCo Ordinary Shares post-closing is substantially less than $10.00 per share.”

•        In connection with the IPO, the sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Northern Revival or prospective target businesses with which Northern Revival has entered into certain agreements;

•        All rights specified in the charter relating to the right of officers and directors to be indemnified by Northern Revival, and of Northern Revival’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after an initial business combination and, if no initial business combination is completed by August 4, 2024, so that Northern Revival liquidates, Northern Revival will not be able to perform its obligations to its officers and directors under those provisions;

•        None of Northern Revival’s officers or directors has received any cash compensation for services rendered to Northern Revival, and all of the current officers and directors are expected to continue to serve in their roles at least through the date of the Extraordinary General Meeting and may continue to serve following any potential initial business combination and receive compensation thereafter; and

•        The sponsor and Northern Revival’s officers and directors and their respective affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination and, if we do not consummate an initial business combination by August 4, 2024, they will not have any claim against the Trust Account for reimbursement so that Northern Revival will most likely be unable to reimburse such expenses.

In light of the foregoing, the Sponsor and Northern Revival’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Braiin rather than liquidate even if (i) Braiin is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and Northern Revival’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.

Northern Revival’s Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to Northern Revival’s stockholders that they approve the Business Combination.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of the Sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands and applicable law. Given the substantial target universe considered by Northern Revival’s management team, Northern Revival’s Board did not believe that the other fiduciary duties or contractual obligations of Northern Revival’s officers and directors materially affected Northern Revival’s ability to source a potential business combination. Northern Revival’s Board considered the factors supporting, and risks and uncertainties related to, a business combination with Braiin as set forth above under “Summary of the Proxy Statement/Prospectus — Northern Revival Board’s Reasons for the Business Combination,” and did not believe that such other fiduciary duties or contractual obligations impacted such consideration.

Braiin Shareholder Approval

The approval of the Share Exchange as part of the Business Combination and related transactions by a unanimous vote of the shareholders of Braiin is a condition to consummation of the Business Combination, according to the Business Combination Agreement. This vote requires the affirmative votes of the holders of 100% of the Braiin Shares.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes and the other documents referred to herein, for a discussion of factors, including the risks to holders of Northern Revival Ordinary Shares who do not redeem in connection with the Extraordinary General Meeting, you should consider carefully before making an investment decision.

Accounting Treatment for the Business Combination

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Northern Revival will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Braiin issuing shares at the closing of the Business Combination for the net assets of Northern Revival as of the closing date, accompanied by a recapitalization. The net assets of Northern Revival will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of PubCo Ordinary Shares issued over the fair value of Northern Revival’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

U.S. Federal Income Tax Considerations

For a discussion summarizing certain U.S. federal income tax considerations in connection with the Business Combination, please see section entitled “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus.

Northern Revival Appraisal Rights

Northern Revival shareholders are entitled to give notice to Northern Revival prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination to the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Northern Revival if they follow the procedures set out in the Companies Act. It is Northern Revival’s view that such fair market value would equal the amount which Northern Revival shareholders would obtain if they exercise their redemption rights as described herein.

Redemption Rights

In connection with the Business Combination, holders of Northern Revival Ordinary Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Northern Revival Memorandum and Articles of Association. As of [•], 2024, the pro rata portion of the funds available in the Trust Account for the public shares was approximately $[•] per share (less taxes paid or payable). If a holder exercises its redemption rights, then such holder will be exchanging its Northern Revival Ordinary Shares for cash and will no longer own Northern Revival Ordinary Shares and will not participate as a future shareholder of the Combined Company. Our public shareholders are not required to affirmatively vote for or against the Business Combination in order to redeem their ordinary shares for cash. This means that public shareholders who hold Northern Revival Ordinary Shares on or before            , 2024 (two (2) business days before the Extraordinary General Meeting) will be eligible to elect to have their Northern Revival Ordinary Shares redeemed for cash in connection with the Extraordinary General Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Extraordinary General Meeting. To redeem their Northern Revival Ordinary Shares for cash, holders of Northern Revival Ordinary Shares must demand Northern Revival convert their public shares into cash and tender their shares to Northern Revival’s transfer agent in accordance with the procedures described herein. See the section entitled “Extraordinary General Meeting of Northern Revival Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals (consisting of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal) are approved at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Directors and Officers of PubCo following the Business Combination

Upon the Closing, PubCo’s board of directors will consist of five directors, all of which will be designated by Braiin. At least three directors are required to be independent directors under Nasdaq rules. Upon the Closing, PubCo’s board of directors will be divided into three classes and will have staggered three-year terms.

PubCo’s directors and executive officers upon consummation of the Business Combination, and their ages, as of the date of this proxy statement/prospectus, are expected to be as follows:

Name	Age	Position
Natraj Balasubramanian	52	Chief Executive Officer, Director
Darren McVean	46	Chief Information Officer, Director
Jay Stephenson	56	Chief Financial Officer
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]

For more information on the new directors and management of PubCo, see “Management of PubCo After the Business Combination.”

Listing of PubCo’s Securities

It is anticipated that PubCo Ordinary Shares will be traded on Nasdaq under the symbol “[•]” and the PubCo Warrants will be traded on Nasdaq under the symbol “[•]” following the closing of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF BRAIIN

The following tables present Braiin’s summary consolidated financial data. We present our consolidated financial statements in accordance with IFRS. The summary historical consolidated statement of comprehensive income for the fiscal years ended June 30, 2023 and 2022 and the summary consolidated statement of financial position as of, June 30, 2023 and June 30, 2022 have been derived from our consolidated financial statements, which are included elsewhere in this proxy statement/prospectus. Our consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for the fair statement of the financial information set forth in those statements.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Braiin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

STATEMENTS OF COMPREHENSIVE INCOME

	Braiin Ltd.
	Year Ended June 30,
	2023	2022
Income	—	—

Expenses
Administrative expenses	25,106	14,845
Audit fees	341,563	—
Professional and legal fees	295,146	67,355
Depreciation and amortization	83,453	8,919
Interest expense	7,973	694
Loss on foreign currency exchange	10,795	7,831
Other expenses	13,976	2,126
Total expenses	(778,012)	(101,770)

Loss before income tax expense	(778,012)	(101,770)
Income tax	—	—
Loss after tax from continuing operations	(778,012)	(101,770)
Foreign currency translation	6,180	(829)
Total comprehensive loss for the year	(771,832)	(102,599)

STATEMENTS OF FINANCIAL POSITION

	Braiin Ltd.
	As of June 30,
	2023	2022
Total assets	1,541,429	661,379
Total liabilities	2,672,229	1,020,988

Net liabilities	(1,130,800)	(359,609)

Total equity	(1,130,800)	(359,609)

STATEMENTS OF CASH FLOWS

	Braiin Ltd.
	Year Ended June 30,
	2023	2022
Net cash used in operating activities	(300,491)	(93,661)
Net cash used in investing activities	(312,024)	(61,777)
Net cash generated by financing activities	1,275,373	752,188

SELECTED HISTORICAL FINANCIAL INFORMATION OF NORTHERN REVIVAL

The following selected statements of operations data for the years ended December 31, 2022 and 2021 and balance sheet data as of December 31, 2022 and 2021 have been derived from Northern Revival’s audited financial statements appearing elsewhere in this proxy statement/prospectus.

The following selected statements of operations data for the nine months ended September 30, 2023 and 2022 and balance sheet data as of September 30, 2023 have been derived from Northern Revival’s unaudited financial statements appearing elsewhere in this proxy statement/prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the selected data presented below in conjunction with the section of this proxy statement/prospectus titled “Northern Revival’s Management Discussion and Analysis of Financial Condition and Results of Operations” and Northern Revival’s financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus.

Statement of Operations Data	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	Nine Months Ended September 30,
			2023	2022
General and Administrative Expenses	1,508,654	1,321,717	$2,160,166	$904,137
Loss from Operations	(1,508,654)	(1,321,717)	(2,160,166)	(904,137)
Other Income/Expense	9,883,565	10,745,789	2,187,061	7,899,629
Net Income (Loss)	8,374,911	9,424,072	26,895	6,995,492
Weighted average shares outstanding of redeemable Class A Ordinary Shares, Basic and Diluted	24,150,000	21,900,411	460,858	24,150,000
Basic and Diluted net income (loss) per share	0.28	0.34	—	—
Weighted average share outstanding of non-redeemable Class A Ordinary Shares – Basic and Diluted			3,980,769	—
Basic and Diluted net income (loss) per share	0.28		—	—
Weighted average shares outstanding of Class B ordinary shares, basic	6,037,500	5,964,154	2,056,731	6,037,500
Basic net income (loss) per share, Class B ordinary shares	0.28	0.34	—	0.23
Balance Sheet Data	As of December 31, 2022	As of December 31, 2021	As of September 30, 2023
Working Capital	$1,525	$1,047,310	$(2,915,948)
Investment Held in Trust Account	$245,009,717	$241,526,002	$20,587,083
Total Assets	$245,094,305	$242,693,187	$20,779,203
Total Liabilities	$10,838,361	$16,812,154	$4,570,662
Shareholders’ Deficit	$(10,653,773)	$(15,618,967)	$(4,278,542)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

PubCo is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Braiin and Northern Revival to give effect to the Business Combination and related transactions.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2023 combines the historical unaudited statement of financial position of Northern Revival as of June 30, 2023 and the historical audited statement of financial position of Braiin as of June 30, 2023 both sets of financial statements included elsewhere in this proxy statement/prospectus; and on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2023.

The following unaudited pro forma combined statements of operations for the twelve months ended June 30, 2023 combines the historical audited consolidated statement of profit and loss and other comprehensive income of Braiin for the twelve months ended June 30, 2023 included elsewhere in this proxy statement/prospectus; and with Northern Revival’s unaudited financial results for the twelve months ended June 30, 2023. The unaudited pro forma combined statements of operations are prepared on basis as if the Business Combination and related transactions had been consummated on July 1, 2022.

Braiin and Northern Revival have different fiscal years. Braiin’s fiscal year ends on June 30, whereas Northern Revival’s fiscal year ends on December 31. Northern Revival’s unaudited financial results for the twelve months ended June 30, 2023 have been derived from (i) its unaudited statement of operations for the six months ended June 30, 2023 included elsewhere in this proxy statement/prospectus; and (ii) its audited statement of operations from January 1 to December 31, 2022 included elsewhere in this proxy statement/prospectus; and removing its results of operations for the period from January 1 through June 30, 2022 derived from its unaudited statement of operations for the period from January 1 to June 30, 2022.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Northern Revival’s and Braiin’s audited financial statements and related notes, as applicable, and the sections titled “Northern Revival’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Braiin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Proposed Transactions

On March 20, 2023, Northern Revival, Braiin, PubCo and Northern Revival Sponsor LLC (Sponsor) entered into the Business Combination Agreement which was amended and restated in its entirety effective October 1, 2023. Pursuant to the terms, and subject to the conditions, contained in the Business Combination Agreement, the Parties to the Business Combination Agreement will affect the following transactions:

1.      Prior to the Closing, Northern Revival will merge with and into PubCo with PubCo surviving;

2.      At the Closing, PubCo shall repurchase all of the Sponsor Private Placement Warrants held by the Sponsor for an amount equal to the $2,500,000.

3.      Prior to the Effective Time, all Braiin Convertible Securities outstanding shall be converted into Company Shares in accordance with the agreements governing such Braiin Convertible Securities.

4.      Immediately prior to the Effective Time, the Sponsor shall surrender 1,500,000 founders shares.

5.      PubCo will purchase from the Braiin shareholders, all of the issued and outstanding shares and any other equity interests in or of Braiin in exchange for newly issued PubCo Ordinary Shares, as a result of which:

a.      each issued and outstanding Class A ordinary share of Northern Revival immediately prior to the Initial Merger Effective Time shall be converted automatically into the right of the holder thereof to receive one (1) ordinary share of PubCo, following which the Class A ordinary shares shall cease to be outstanding and shall automatically be cancelled; and

b.      prior to the Effective Time, any remaining Class B Ordinary Shares that are issued and outstanding as of such time shall automatically convert in accordance with the terms of the Northern Revival’s Organizational Documents into one (1) Acquiror Class A Ordinary Share

6.      On the first business day following the effective time of the Initial Merger, PubCo will acquire all of the Company Shares in consideration for the issuance of PubCo ordinary shares to the Company shareholders (the “PubCo Ordinary Shares”) on a pro rata basis (the “Share Acquisition”, and together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

Acquisition of PowerTec

Pursuant to the Share Sale Agreement between Braiin and PowerTec (the “PowerTec SSA”), prior to the Closing, Braiin will acquire all of the outstanding shares of PowerTec in exchange for Braiin Ordinary Shares that will then be exchanged for PubCo Ordinary Shares at approximately $10.00 per PubCo Ordinary Share.

The PowerTec SSA contains customary representations and warranties and covenants for transactions of its size and structure. The Share Sale Agreement also contains customary closing conditions, as well as the conditions that (i) the Form F-4 filed in connection with the Business Combination be declared effective by the SEC, (ii) Nasdaq provides preliminary approval for listing of the PubCo Ordinary Shares, and (ii) that the Business Combination is consummated prior to February 4, 2024.

Acquisition of Vega

Pursuant to the Share Sale Agreement between Braiin and Vega (the “Vega SSA”), prior to the Closing, Braiin will acquire all of the outstanding shares of Vega in exchange for Braiin Ordinary Shares, which, upon exchange for PubCo Ordinary Shares at $10.00, will be equal to $120,000,000.

The Vega SSA contains customary representations and warranties and covenants for transactions of its size and structure. The Share Sale Agreement also contains customary closing conditions, as well as the conditions that (i) the Form F-4 filed in connection with the Business Combination be declared effective by the SEC and (ii) Nasdaq provides preliminary approval for listing of the PubCo Ordinary Shares.

Accounting for the Proposed Transactions

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Northern Revival will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Braiin issuing shares at the closing of the Business Combination for the net assets of Northern Revival as of the closing date, accompanied by a recapitalization. The net assets of Northern Revival will be stated at historical cost, with no goodwill or other intangible assets recorded.

Braiin has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Braiin’s shareholders will have the largest voting interest in PubCo under both the no redemption and maximum redemption scenarios;

•        The board of directors of the combined company has five members, and Braiin has the ability to nominate the majority of the members of the board of directors;

•        Braiin’s senior management is the senior management of the combined company;

•        The business of Braiin will comprise the ongoing operations of PubCo; and

•        Braiin is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Northern Revival does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of PubCo Ordinary Shares issued over the fair value of Northern Revival’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred. The unaudited pro forma condensed combined financial information assumes that public warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations.

Acquisition of Powertec and Nisus Australia Pty Ltd, Nisus Payroll and Exato Technologies (Collectively referred to as Vega)

The management of Braiin has concluded that the Initial Merger represents a business combination pursuant to IFRS 3, Business Combinations. For accounting purposes, Braiin has been determined to be the accounting acquirer based upon the terms of the Initial Merger. The Initial Merger will be accounted using the acquisition method of accounting for business combinations under the guidance of IFRS 3. Accordingly, Braiin will record the identified acquired tangible and intangible assets and liabilities at their fair value as of the Initial Merger closing date.

The Management has estimated the preliminary purchase price because it has not yet completed an external valuation analysis of the fair market value of Powertec’s and Vega assets to be acquired and liabilities to be assumed. As a result, management has estimated the allocation of the preliminary purchase price for Powertec’s and Vega assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheets and income statements. The final purchase price allocation, fair value of the acquired assets and liabilities and any other studies and calculations deemed necessary have not yet been completed. The final purchase consideration and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma financial statement and related adjustments. Also effecting the determination of the final purchase price and its allocation are the results of changes to assets and liabilities and to the ultimate purchase consideration, caused by operations during the intervening period to the closing of the Initial Merger.

Basis of Pro Forma Presentation

Northern Revival’s historical consolidated financial statements were prepared in accordance with U.S. GAAP and presented in USD. Braiin’s historical consolidated financial statements were prepared in accordance with IFRS and presented in USD. The Pro Forma Financial Information includes adjustments to convert the financial information of Northern Revival from U.S. GAAP to IFRS as well as reclassifications to conform Northern Revival’s historical accounting presentation to Braiin’s accounting presentations.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by Northern Revival’s public shareholders of Northern Revival Class A Ordinary Shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account:

•        Assuming No Redemptions:    This presentation assumes that no public shareholders of Northern Revival exercise redemption rights with respect to any of the 1,910,244 public shares outstanding as of the date of this proxy statement/prospectus for a pro rata share of cash in the Trust Account.

•        Assuming Midpoint Redemptions:    This presentation assumes that 955,122 Northern Revival Class A Ordinary Shares are redeemed in connection with the Business Combination.

•        Assuming Maximum Redemptions:    This presentation assumes that the maximum possible Northern Revival Class A Ordinary Shares (1,910,244) are redeemed in connection with the Business Combination. The maximum redemption scenario assume that the minimum cash condition is waived by Braiin. The Business Combination Agreement includes as a condition to Closing the Business Combination that, at Closing, the Closing Cash is at least $15 million. The Business Combination may not be consummated if (i) the funds in the Trust Account after redemptions, if any, plus (ii) the aggregate cash proceeds received by Northern Revival or committed to be invested in respect of the Closing and the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Transaction Financing, if any, less (iii) payment of certain transaction expenses, is less than $15.0 million. You should note that the minimum Closing Cash condition may or may not be waived by Braiin in its sole discretion; however, there can be no assurances that Braiin will waive the minimum Closing Cash condition.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Northern Revival’s public shareholders is unknowable prior to the Northern Revival shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF June 30, 2023
(US$ in thousands)

	Braiin (IFRS Historical) (Includes Raptor)	Northern Revival Acquisition Corporation (US GAAP)	Northern Revival Acquisition Corporation Historical Financials adjustments		Powertec (IFRS Historical)	Nisus Australia Pty Ltd (IFRS Historical)	Nisus Payroll (IFRS Historical)	Exato Technologies Pty Ltd (IFRS Historical)	Remove pre-merger equity balances	Consideration		IFRS Policy and Presentation Alignment		Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional transaction Accounting Adjustments Assuming Midpoint (50% of Max) redemptions		Pro Forma Combined Assuming Midpoint (50% of Max) redemptions	Additional transaction Accounting Adjustments (Assuming Max Redemptions)		Pro Forma Combined (Assuming Max Redemptions)
Assets
Property, plant and equipment	194	—	—		828	—	—	49								1,070			1,070			1,070
Loan receivable	—	—	—		2,587	—	—	—								2,587			2,587			2,587
Intangible assets	89	—	—		—	—	—	—		131,534	P					131,623			131,623			131,623
Investments	—	—	—		—	—	—	1								1			1			1
Other non current assets	5	—	—		—	—	—	30								35			35			35
Investments held in Trust Account	—	26,199	(8,154)	a	—	—	—	—						(18,045)	A	(0)			(0)			(0)
Non-current assets	287	26,199			3,414	—	—	80								135,316			135,316			135,316
Non-financial assets	—	—	—		—	—	—	—				336	ii			336			336			336
Other current assets	29	—	—		2,033	50	92	11								2,214			2,214			2,214
Inventory	—	—	—		5,156	—	—	1								5,158			5,158			5,158
Trade and other receivables	22	—	—		2,240	643	83	2,814								5,802			5,802			5,802
Cash and cash equivalents	1,203	7	—		110	898	108	2,583		(2,025)	O			18,045	A	9,579	(9,022)	L	557	(18,045)	L	383
														(1,068)	C					1,068	N
														(2,500)	E					3,775	N
														(3,775)	D					4,006	N
														(4,006)	M
Prepaid expenses	—	336	—		—	—	—	—				(336)	ii			—			—			—
Current assets	1,254	343			9,539	1,591	283	5,409								23,089			14,067			13,893
TOTAL ASSETS	1,542	26,542			12,953	1,591	283	5,490								158,405			149,383			149,209
LIABILITIES AND EQUITY
Share capital	4	—			151	0	0	2	(153)	138,745	O			1	G	138,752	(0.1)	L	138,751	(0.2)	L	138,751
														2	I

Share premium	—	—	—		—	—	—	—						0.2	B	67,660	(9,022)	L	58,309	(18,045)	L	48,958
														(2,272)	E		(329)	K		(657)	K
														17,944	F
														(12,866)	J
														57,759	K
														2,046	H
														(2)	I
														9,056	C
														(4,006)	M
Class A ordinary Shares	—	1	—		—	—	—	—						0.2	F	—			—			—
														(1)	G
														(0.2)	B
Class B ordinary Shares	—	—	—		—	—	—	—								—			—			—
Additional paid-in-Capital	—	—	—		—	—	—	—								—			—			—
Other reserves	5	—	—		(65)	—	—	—	65							5			5			5

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023 — (Continued)
(US$ in thousands)

Braiin (IFRS Historical) (Includes Raptor)	Northern Revival Acquisition Corporation (US GAAP)	Northern Revival Acquisition Corporation Historical Financials adjustments	Powertec (IFRS Historical)	Nisus Australia Pty Ltd (IFRS Historical)	Nisus Payroll (IFRS Historical)	Exato Technologies Pty Ltd (IFRS Historical)	Remove pre-merger equity balances	Consideration	IFRS Policy and Presentation Alignment	Transaction Accounting Adjustments (Assuming No Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Additional transaction Accounting Adjustments Assuming Midpoint (50% of Max) redemptions	Pro Forma Combined Assuming Midpoint (50% of Max) redemptions	Additional transaction Accounting Adjustments (Assuming Max Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
FX Revaluation reserve	—	—	—	—	(6)	(0)	(312)	319	—	—	—
Accumulated loss	(1,140)	(12,866)	—	6,091	580	11	2,787	(9,469)	12,866	J	(62,674)	329	K	(62,345)	657	K	(62,016)
(57,759)	K
(3,775)	D
Equity	(1,131)	(12,866)	6,177	574	11	2,476	143,743	134,720	125,698
Commitments and Contingencies
Class A ordinary shares subject to redemption	—	26,099	(8,154)	a	—	—	—	—	(17,945)	i	—

LIABILITIES:
Accounts payable	—	98	—	—	—	—	—	(98)	ii	—	—	—
Accrued expenses	—	1,064	—	—	—	—	—	(1,064)	ii	—	—	—
Due to related party	—	695	—	—	—	—	—	695	695	695
Promissory note – related party	—	500	—	—	—	—	—	500	500	500
Trade and other payables	374	—	—	2,402	960	0	771	1,161	ii	5,669	5,669	5,669
Lease liability	1	—	—	—	—	—	—	1	1	1
Financial liabilities	2,213	—	—	—	—	—	—	(2,046)	H	167	167	167
Other current liabilities	—	—	—	4,308	57	—	778	5,142	5,142	7,781	N	12,923
Current liabilities	2,589	2,356	—	6,710	1,017	0	1,549	12,175	12,175	19,956
Loan payable	—	—	—	—	—	272	—	272	272	272
Deferred legal fees	—	1,068	—	—	—	—	—	(1,068)	C	—	—	1,068	N	1,068
Deferred underwriting commissions	9,056	—	(9,056)	C	—	—	—
Forward Purchase Agreement derivative liabilities	197	197	197	197
Financial liabilities	1,464	1,464	1,464	1,464
Derivative warrant liabilities	631	—	(228)	E	403	403	403
Lease liability	2	—	—	—	—	—	2	2	2
Other non-current liabilities	82	67	148	148	148
Ordinary shares subject to possible redemption	—	—	17,945	i	(17,945)	F	—	—	—
Non-current liabilities	83	10,952	67	—	272	1,464	2,486	2,486	3,554
Total liabilities	2,672	13,308	6,776	1,017	272	3,013	14,662	14,662	23,510
TOTAL LIABILITIES AND EQUITY	1,542	26,542	12,953	1,591	283	5,490	158,404	149,382	149,208

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended June 30, 2023
(US$ in thousands)

	Braiin (IFRS Historical) (Includes Raptor)	Northern Revival Acquisition Corporation (US GAAP)	Powertec (IFRS Historical)	Nisus Australia Pty Ltd (IFRS Historical)	Nisus Payroll (IFRS Historical)	Exato Technologies Pty Ltd (IFRS Historical)	IFRS Policy and Presentation Alignment	Transaction Accounting Adjustments		Pro Forma Combined (Assuming No Redemptions)	Additional transaction Accounting Adjustments Assuming Midpoint (50% of Max) redemptions		Pro Forma Combined Assuming Midpoint (50% of Max) redemptions	Additional transaction Accounting Adjustments (Assuming Max Redemptions)		Pro Forma Combined (Assuming Max Redemptions)
Revenue	—	—	26,370	7,825	6,529	10,780		(6,529)	(EE)	44,975			44,975			44,975
Cost of goods sold	—	—	(16,176)	(6,632)	(6,574)	(7,592)		6,529	(EE)	(30,445)			(30,445)			(30,445)
Gross profit	—	—	10,194	1,193	(46)	3,188				14,529			14,529			14,529
General and Administrative	(662)	(2,403)	(9,587)	(420)	—	(1,246)		360	(CC)	(71,717)	329	(DD)	(71,388)	657	(DD)	(71,059)
								(57,759)	(DD)
Salaries and Benefits				—	—	—				—			—			—
Sales and Marketing			(1,123)	(9)	—	(74)				(1,206)			(1,206)			(1,206)
Depreciation and amortization	(83)			—	—	—				(83)			(83)			(83)
Net Income (Loss) Before Other Income	(745)	(2,403)	(516)	763	(46)	1,869				(58,477)			(58,149)			(57,820)

Other Income (Expenses)
Other Income	—	—	1,434	0	28	12				1,475			1,475			1,475
Other expenses	—		—	—	—	—				—			—			—
Foreign Exchange Gain (Loss)	—	—	(9)	—	—	—				(9)			(9)			(9)
Interest Income (Expense), Net	(8)		(186)	10	4	(86)				(266)			(266)			(266)
Other expenses	(25)	—	—	—	—	—				(25)			(25)			(25)
Change in derivative liability	—		—	—	—	—				—			—			—
Change in fair value of FPA	—	(197)	—	—	—	—				(197)			(197)			(197)
Change in fair value of derivative warrant liabilities	—	521	—	—	—	—		(192)	(BB)	329			329			329
Income from investments held in Trust Account	—	4,323	—	—	—	—		(4,323)	(AA)	—			—			—
Profit/(loss) before Tax	(778)	2,244	724	773	(14)	1,795				(57,170)			(56,841)			(56,512)
Income tax benefit/(expense)	—	—	—	193	—	435				(628)			—			(628)
Net Income/(loss)	(778)	2,244	724	580	(14)	1,360				(57,798)			(56,841)			(57,140)

Net (loss)/income per share – basic	(0.07)		3.23	5,798.32	(114.39)	6.80
Net (loss)/income per share – diluted	(0.07)		3.23	5,798.32	(114.39)	6.80
Net (loss)/income per share – redeemable A class – basic and diluted		0.15
Net (loss)/income per share – non-redeemable A class – basic and diluted		1.53
Net (loss)/income per share – B class – basic and diluted		0.49
Pro forma weighted average ordinary shares outstanding – basic and diluted										63,395,953			62,533,298			61,670,643
Pro forma net (loss)/income per share – basic and diluted										(0.912)			(0.909)			(0.927)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2023 combines the historical statement of financial position of Northern Revival Acquisition Corporation and the historical statement of financial position of Braiin, on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 combines the historical statements of operations of Northern Revival and Braiin for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on July 1, 2022 the beginning of the earliest period presented. These periods are presented on the basis that Braiin is the accounting acquirer.

The historical financial information of Braiin was derived from Braiin’s audited financial statements as of June 30, 2023, included elsewhere in this proxy statement/prospectus. The historical financial information of Northern Revival was derived from Northern Revival Acquisition Corporation financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and Northern Revival Acquisition Corporation audited financial statements as of December 31, 2022 and for the period from January 1, 2022 through December 31, 2022 included elsewhere in this proxy statement/prospectus. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of Braiin and Northern Revival Acquisition Corporation, respectively, and should be read in conjunction with the interim unaudited historical financial statements and audited historical financial statements and related notes, each of which is included elsewhere in this proxy statement/prospectus. This information should be read together with Braiin’s and Northern Revival’s audited financial statements and related notes, the sections titled “Northern Revival’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Braiin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The historical financial statements of Braiin have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the United States Dollars ($). The historical financial statements of Northern Revival have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) in its presentation and reporting currency of United States dollars ($).

The historical financial statements of Powertec, Nisus Australia Pty Ltd, Nisus Payroll and Exato Technologies Pvt Ltd have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Australian dollars (A$).

The financial statements of these entities have been translated into United States dollars for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the exchange rates shown below. Foreign exchange differences arising on translation are recognized directly in the statement of operations in other comprehensive income and within the accumulated loss balance in the balance sheet.

•        at the period end exchange rate as of June 30, 2023 of A$1.00 to $0.666 for the unaudited pro forma condensed combined balance sheet; and,

•        the average exchange rate for the period from July 1, 2022 through June 30, 2023 of A$1.00 to $0.673 for the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of PubCo after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Braiin management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Braiin believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to Braiin’s management at this time and that the pro form adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Braiin and Northern Revival.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Braiin’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the pro forma combined entity incurred significant cumulative net losses during the historical periods presented, resulting in the Company concluding that any deferred taxes recognized would not be probable of being realized per IAS 12.

Note 2 — IFRS Policy and Presentation Alignment

The historical financial information of Northern Revival Acquisition Corporation has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The following adjustments are made to convert Northern Revival Acquisition Corporation financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information:

i.       to reclassify Northern Revival’s ordinary shares subject to redemption to non-current financial liabilities under IFRS 2.

ii.      reclassifications to align Northern Revival’s historical financial information in accordance with the presentation of Braiin’s historical financial information.

Note 3 — Adjustments to Northern Revival’s Historical Financial Statement

The historical financial information of Northern Revival has been adjusted to give effect to the below event that occurred after June 30, 2023 but prior to the proposed Business Combination

a.      Reflects the adjustment relating to the redemption of 570,227 Class A Ordinary Shares in September 2023 for an aggregate amount of to $6 million.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2023 are as follows:

A.     Reflects the liquidation and reclassification of $20 million of investments held in the Trust Account to cash and cash equivalents that becomes available following the Business Combination

B.      Reflects the cancellation of 1,500,000 Ordinary Shares owned by Sponsor pursuant to Section 2.06 of the Business Combination Agreement.

C.     Reflects the waiver of deferred underwriting commissions in August 2023 and September 2023 (Refer separate FS pf Northern Revival for more details) and settlement of deferred legal fees.

D.     Represents preliminary estimated transaction costs expected to be incurred by Braiin of approximately $3 million, for advisory, banking, printing, legal, and accounting fees incurred as part of the Business Combination. None of these fees have been accrued as of the pro forma balance sheet date.

E.      Reflects the purchase of 4,553,334 private warrants valued at $0.23 million as of June 30, 2023 for $2.5 million pursuant to Section 9.11 of the Business Combination Agreement.

F.      Represents the reclassification of the redeemable ordinary shares.

G.     Represents the exchange of Northern Revival Acquisition Corporation’s shares into 6,447,744 PubCo Ordinary Shares.

H.     Represents the conversion of convertible notes and SAFE Notes into Braiin’s ordinary shares.

I.       Represents the exchange of Braiin’s ordinary shares into PubCo Ordinary Shares.

J.       Reflects the elimination of Northern Revival’s historical accumulated deficit.

K.     Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Pubco Ordinary Shares issued over the fair value of Northern Revival Acquisition Corporation identifiable net assets at the date of the Business Combination, resulting in a $58 million increase to accumulated loss assuming no redemptions, $57 million and $57 million in case of midpoint scenario and maximum redemptions, respectively.

	Assuming no redemptions		Assuming Midpoint (50% of Max) redemptions		Assuming max redemptions
	Shares	($ in 000s)	Shares	($ in 000s)	Shares	($ in 000s)
Northern Revival Acquisition Corporation Share holders	1,725,310		862,655		—
Sponsor	4,537,500		4,537,500		4,537,500
Total Pubco Shares to be issued to	6,262,810		5,400,155		4,537,500
Fair value of shares as of 01 December 2023 USD	10.84		10.84		10.84

Estimated market value of shares		67,889		58,538		49,187
Net assets of Northern Revival Acquisition Corporation as of June 30, 2023		13,233		13,233		13,233
Less: effect of known redemptions		(8,154)		(8,154)		(8,154)
Less: Effect of redemption of ordinary shares		—		(9,002)		(18,045)
Less: Transaction costs		(4,006)		(4,006)		(4,006)
Add: waiver of underwriting commission		9,056		9,056		9,056
Adjusted net assets of Northern Revival Acquisition Corporation as of June 30, 2023		10,130		1,107		(7,915)
Difference – being IFRS 2 charge for listing services		57,759		57,430		57,102

L.      Reflects the midpoint and maximum redemption of Northern Revival Acquisition Corporation’s shares for aggregate redemption payments of $9 million and $18 million out of the investments held in the Trust Account.

M.     Represents preliminary estimated transaction costs expected to be incurred by Northern Revival Acquisition Corporation of approximately $4 million for legal and advisory fees incurred as part of the Business Combination. None of these fees have been accrued as of the pro forma balance sheet date. In line with the treatment of the Business Combination as a capital recapitalization, the Northern

Revival Acquisition Corporation transaction costs will be expensed when incurred. The Northern Revival Acquisition Corporation estimated transaction costs excludes the deferred legal fees included in note (C).

N.     Reflects the recognition of liabilities in the Max Redemption scenario for amount due for deferred legal fees and transaction costs of Braiin and Northern Revival Acquisition Corporation which are payable upon business combination.

O.     Reflects the adjustment to issuance of shares and cash as consideration to aquire Powertec and Vega entities

Settlement	Powertec	Exato Technologies Pty Ltd	Nisus	Total
Cash	$—	$—	$2,025,303	$2,025,303
Shares	$20,770,500	$78,000,000	$39,974,697	$138,745,197
	$20,770,500	$78,000,000	$42,000,000	$140,770,500

P.       Reflects the recognition of goodwill which is the surplus of the purchase price paid over the identifiable net assets acquired

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2023.

(AA) Represents the elimination of interest income generated from the Trust Account for the period from July 1, 2022 through June 30, 2023.

(BB) Reflects pro forma adjustment to eliminate the change in fair value of derivative private warrant liabilities.

(CC) Represents pro forma adjustment to eliminate historical expenses related to Northern Revival Acquisition Corporation’s office space, utilities, and secretarial and administrative services pursuant to the Administrative Services Agreement, which will terminate upon the consummation of the Business Combination.

(DD) Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Pubco Ordinary Shares issued over the fair value of Northern Revival Acquisition Corporation identifiable net assets at the date of the Business Combination, resulting in a $58 million assuming no redemptions, $57 million and $57 million in case of midpoint scenario and maximum redemptions, respectively as described in (K). These costs are a nonrecurring item.

(EE)  Reflects pro forma adjustment to eliminate the intercompany transactions between Nisus Payroll and Nisus Australia.

The following summarizes a preliminary allocation of the estimated purchase price as if the Merger had been completed on June 30, 2023 (in ‘000):

	Powertec	Exato Technologies Pty Ltd	Nisus	Total
Property, plant and equipment	$828	$49	$—	$876
Cash and cash equivalents	$110	$2,583	$1,006	$3,699
Accounts receivable (net)	$2,240	$2,814	$725	$5,780
Other assets	$9,775	$43	$142	$9,961
Accounts payable and accrued expenses	$(2,402)	$(771)	$(960)	$(4,134)
Debt and other liabilities	$(4,374)	$(2,242)	$(329)	$(6,945)
Net assets acquired	$6,177	$2,476	$584	$9,237
Less: preliminary purchase price	$20,771	$78,000	$42,000	$140,771
				$—
Goodwill	$14,594	$75,524	$41,416	$131,534

Note 5 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since July 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

	For the Twelve Months Ended June 30, 2023
	Assuming No Redemptions	Assuming Midpoint (50% of Max) redemptions	Assuming Maximum Redemptions
	($ in 000s, except share and per share data)
Numerator:
Pro forma net profit/(loss)	(57,797.73)	(56,840.88)	(57,140.31)

Denominator:
Briian Shareholders	57,133,143	57,133,143	57,133,143
Northern Revival Acquisition Corporation shareholders	1,725,310	862,655	—
Sponsor	4,537,500	4,537,500	4,537,500
Total weighted average shares outstanding – basic and diluted	63,395,953	62,533,298	61,670,643

Net profit/(loss) per share – basic and diluted	(0.912)	(0.909)	(0.927)

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for each of Braiin and Northern Revival, and unaudited pro forma consolidated per share information of Braiin after giving effect to the Business Combination and the related transactions summarized above in the section entitled “Unaudited Pro Forma Consolidated Financial Information.” Assuming two redemption scenarios as follows:

•        Assuming No Redemptions:    This presentation assumes that no public shareholders of Northern Revival exercise redemption rights with respect to any of the 1,725,310 public shares outstanding as of the date of this proxy statement/prospectus for a pro rata share of cash in the Trust Account.

•        Assuming Midpoint Redemptions:    This presentation assumes that 862,655 Northern Revival Class A Ordinary Shares are redeemed in connection with the Business Combination.

•        Assuming Maximum Redemptions:    This presentation assumes that the maximum possible number of Northern Revival Class A Ordinary Shares (1,725,310) are redeemed in connection with the Business Combination. The maximum redemption scenario assume that the minimum cash condition is waived by Braiin. The Business Combination Agreement includes as a condition to Closing the Business Combination that, at Closing, the Closing Cash is at least $15 million. The Business Combination may not be consummated if (i) the funds in the Trust Account after redemptions, if any, plus (ii) the aggregate cash proceeds received by Northern Revival or committed to be invested in respect of the Closing and the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Transaction Financing, if any, less (iii) payment of certain transaction expenses, is less than $15.0 million. You should note that the minimum Closing Cash condition may be waived by Braiin in its sole discretion; however, there can be no assurances that Braiin will waive the minimum Closing Cash condition.

The pro forma book value information reflects the Business Combination and the related transactions summarized above as if they had occurred on December 31, 2022. The weighted average shares outstanding and net loss per share information reflects such transactions as if they had occurred on June 1, 2022.

This information is only a summary and should be read in conjunction with the historical financial statements of Braiin and Northern Revival and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Braiin and Northern Revival is derived from, and should be read in conjunction with, the unaudited pro forma consolidated financial information and related notes included elsewhere in this proxy statement/prospectus in the section entitled “Unaudited Pro Forma Consolidated Financial Information.”

The unaudited pro forma consolidated per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the date indicated or will be realized upon the completion of the Business Combination.

	Braiin	Northern Revival	Assuming No Redemption	Assuming Midpoint (50% of Max) Redemption	Assuming Maximum Redemption
Book value per share(1)	(0.10)	5.87	2.27	2.15	2.04
Net loss per share:
Twelve months ended June 30, 2023
Basic and diluted	(0.07)	1.30	(0.91)	(0.91)	(0.93)
Weighted average shares outstanding	11,068,541	1,725,310	63,395,953	62,533,298	61,670,643

____________

(1)      As of June 30, 2023. Book value per share is calculated as (a) total shareholders’ equity (Braiin) or shareholders’ equity (deficit) (Northern Revival) divided by (b) shares outstanding classified in equity and including Northern Revival Ordinary Shares subject to possible redemption.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, financial condition, results of operations, cash flows and future prospects of Braiin, in which event the market price of PubCo Ordinary Shares could decline, and you could lose part or all of your investment.

Risks Relating to Braiin

Risks Relating to Braiin’s Business and Industry

If Braiin does not effectively manage its growth and the associated demands on its operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, its business may be adversely impacted.

Braiin will experience recent significant growth through its acquisition of PowerTec and Vega. These acquisitions make Braiin’s business more complex by expanding the services it offers. To effectively manage and capitalize on Braiin’s growth, it must continue to expand its information technology and financial, operating, and administrative systems and controls, and continue to manage headcount, capital, and processes efficiently. Braiin’s continued growth could strain its existing resources, and it could experience ongoing operating difficulties in managing its business as it expands across numerous jurisdictions, including difficulties in hiring, training, and managing an employee base. Failure to scale and preserve Braiin’s company culture with growth could harm its future success, including its ability to retain and recruit personnel and to effectively focus on and pursue its corporate objectives. If Braiin does not adapt to meet these evolving challenges, or if its management team does not effectively scale with its growth, Braiin may experience erosion to its brand, the quality of its products and services may suffer, and its company culture may be harmed. Moreover, the failure of Braiin systems and processes could undermine its ability to provide accurate, timely, and reliable reports on its financial and operating results, including the financial statements provided herein, and could impact the effectiveness of its internal controls over financial reporting. In addition, Braiin’s systems and processes may not prevent or detect all errors, omissions, or fraud, though Braiin has experienced no such material errors, omissions or fraud in the past. For example, Braiin’s employees may fail to identify transaction errors or fraudulent information provided by its customers. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of relationships that could substantially impair or even suspend company operations.

Braiin intends to continue to develop its technology. Successful implementation of this strategy may require significant expenditures before any substantial associated revenue is generated and Braiin cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Braiin’s growth may not be sustainable and depends on its ability to retain existing customers, attract new customers, expand product offerings, and increase processed volumes and revenue from both new and existing customers.

A customer’s use of Braiin’s services may decrease for a variety of reasons, including the customer’s level of satisfaction with its products and services, the expansion of business to offer new products and services, the effectiveness of its support services, the pricing of its products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory limitations, trust, or perception and interest in our products and services. Furthermore, the complexity and costs associated with switching to a competitor may not be significant enough to prevent a customer from switching service providers, especially for larger customers.

Any failure by Braiin to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect its business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of Braiin’s processes, and other investments and innovations.

Braiin has identified internal control deficiencies which result in material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Braiin’s consolidated financial statements, and have other adverse consequences.

Braiin has identified internal control deficiencies which result in material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Braiin’s consolidated financial statements, and have other adverse consequences. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Braiin’s consolidated financial statements would not be prevented or detected on a timely basis.

The identified material weaknesses, if not corrected, could result in a material misstatement to Braiin’s or PubCo’s consolidated financial statements that may not be prevented or detected. Given that Braiin operated as a private company prior to the Business Combination, it did not have the necessary formalized processes to effectively implement review controls within its internal control over financial reporting.

Braiin’s audited financial statements as of June 30, 2023 and June 30, 2022 contain a statement expressing substantial doubt about Braiin’s ability to continue as a going concern due to Braiin’s history of recurring losses and net capital deficiency. Braiin’s ability to continue as a going concern requires that it obtains sufficient funding to finance its operations.

Braiin has incurred operating losses to date, and it is possible it may never generate a profit. Braiin’s consolidated financial statements included elsewhere in this proxy statement/prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to Braiin’s ability to operate on a going concern basis.

Braiin has concluded that its recurring losses from operations and need for additional financing to fund future operations raise substantial doubt about Braiin’s ability to continue as a going concern. Similarly, Braiin’s independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the period as of June 30, 2023 and June 30, 2022 expressing substantial doubt about Braiin’s ability to continue as a going concern. Braiin believes that potential financing in connection with the Business Combination, coupled with successful completion of the Business Combination, will eliminate this doubt and enable Braiin to continue as a going concern; however, Braiin may need to obtain alternative financing or significantly modify its operational plans for it to continue as a going concern.

Braiin’s future growth depends significantly on its marketing efforts, and if its marketing efforts are not successful, its business and results of operations will be harmed.

Braiin has dedicated some, and intends to significantly increase, resources to marketing efforts. Braiin’s ability to attract and retain customers depends in large part on the success of these marketing efforts and the success of the marketing channels it uses to promote its products and services. Braiin’s marketing channels include, but are not limited to, social media, traditional media such as the press, online affiliations, search engine optimization, search engine marketing, and offline partnerships.

While Braiin’s goal remains to increase the strength, recognition and trust in its brand by increasing its customer base and expanding its products and services, if any of its current marketing channels becomes less effective, if Braiin is unable to continue to use any of these channels, if the cost of using these channels was to significantly increase or if Braiin is not successful in generating new channels, it may not be able to attract new customers in a cost-effective manner or increase the use of its products and services. If Braiin is unable to recover its marketing costs through increases in the size, value or other product selection and utilization, it could have a material adverse effect on its business, financial condition, results of operations, cash flows and future prospects.

Adverse economic conditions may adversely affect Braiin’s business.

Braiin’s performance is subject to general economic conditions, and their impact on the industries in which Braiin operates, as well as its customers. Australia, the United States and other key European and other international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. The impact of general economic conditions on Braiin’s business is highly uncertain and dependent on a variety of factors, including market activity, global economic trends, and other events beyond Braiin’s control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial markets. To the extent that conditions in the general economic markets materially deteriorate, Braiin’s ability to attract and retain customers may suffer.

Braiin may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect Braiin from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to Braiin’s operations, international commerce, and the global economy, and could have an adverse effect on its business, operating results, and financial condition. Braiin’s business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond its control.

In addition, Braiin’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause its operating results to suffer. For example, the events like the COVID-19 pandemic and/or the precautionary measures that Braiin has adopted in the past or may adopt in the future have resulted, and could result in the future, in difficulties or changes to Braiin’s customer support, or create operational or other challenges, any of which could adversely impact its business and operating results.

Further, war, acts of terrorism, labor activism and other geopolitical unrest could cause disruptions in Braiin’s business or the businesses of its partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, Braiin may be unable to continue its operations and may endure system interruptions, reputational harm, delays in development of its products and services, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on its future operating results.

Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact Braiin.

The ongoing conflict between Russia and Ukraine has led to disruption, instability and volatility in global markets and industries that could negatively impact Braiin’s operations. The Australian government and other governments in jurisdictions in which Braiin operates have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect Braiin’s business, partners or customers.

Customers may rescind or back out of non-binding agreements due to various reasons which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into, and may continue to enter into non-binding agreements, such as memoranda of understandings, a letter of interest with customers for the purchase of services or to collaborate on projects. These memorandums of understanding and letters of interest are non-binding and the underlying contracts may not come to fruition as a result of among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect Braiin’s business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are part of Braiin’s growth strategy. Braiin evaluates and expects in the future to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. Braiin may not be successful in identifying acquisition, partnership and joint venture targets. In addition, Braiin may not be able to successfully finance or integrate any businesses, services or technologies that it acquires or with which it forms a partnership or joint venture.

Braiin may not be able to identify suitable acquisition candidates or complete acquisitions in the future, which could adversely affect its future growth; or businesses that it acquires may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, which could adversely affect Braiin’s business and results of operations. In addition, the process of integrating these acquisitions may disrupt Braiin’s business and divert its resources.

In addition, acquisitions outside Braiin’s current operating jurisdictions often involve additional or increased risks including, for example:

•        Managing geographically separated organizations, systems and facilities;

•        integrating personnel with diverse business backgrounds and organizational cultures;

•        complying with foreign regulatory requirements;

•        fluctuations in exchange rates;

•        enforcement and protection of intellectual property in some foreign countries;

•        difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

•        general economic and political conditions.

These risks may arise for a number of reasons: Braiin may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms; Braiin may face competition for acquisitions from other potential acquirers; Braiin may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to Braiin; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for Braiin to complete acquisitions; Braiin may incur unforeseen obligations or liabilities in connection with acquisitions; Braiin may need to devote unanticipated financial and management resources to an acquired business; Braiin may not realize expected operating efficiencies or product integration benefits from an acquisition; Braiin could enter markets where it has minimal prior experience; and it may experience decreases in earnings as a result of non-cash impairment charges.

Braiin cannot ensure that any acquisition, partnership or joint venture it makes will not have a material adverse effect on its business, financial condition and results of operations.

We may not be able to realize the potential benefits of business investments or acquisitions, and we may not be able to successfully integrate acquisition targets, which could hurt our ability to grow our business, develop new products or sell our products.

We have acquired and invested and may continue to do so in businesses that offer products, services and technologies that we believe will help expand or enhance our existing strategic objectives. Acquisitions or investments involve significant challenges and risks and could impair our ability to grow our business, develop new products or services or sell our products or services and ultimately could have a negative impact on our financial results. If we pursue a particular transaction, we may limit our ability to enter into other transactions that could help us achieve our other strategic objectives. If we are unable to timely complete acquisitions, including due to delays and challenges in obtaining regulatory approvals, we may be unable to pursue other transactions, we may not be able to retain critical talent from the target company, technology may evolve and make the acquisition less attractive, and other changes can take place which could reduce the anticipated benefits of the transaction and negatively impact our business.

Additional risks related to acquisitions or strategic investments include, but are not limited to:

•        difficulty in integrating the technology, systems, products, policies, processes, or operations and integrating and retaining the employees, including key personnel, of the acquired business;

•        diversion of capital and other resources, including management’s attention;

•        assumption of liabilities and incurring amortization expenses, impairment charges to goodwill or write-downs of acquired assets;

•        integrating accounting, forecasting and controls, procedures and reporting cycles;

•        coordinating and integrating operations, particularly in countries in which we do not currently operate;

•        difficulty in realizing a satisfactory return and uncertainties to realize the benefits of an acquisition or strategic investment, if at all;

•        difficulty or inability in obtaining governmental, regulatory approval or restrictions or other consents and approvals or financing;

•        stock price impact, fines, fees or reputation harm if we are unable to obtain regulatory approval for an acquisition or are otherwise unable to close an acquisition;

•        legal proceedings initiated as a result of an acquisition or investment;

•        potential issuances of debt to finance our acquisitions, resulting in increased debt, increased interest expense, and compliance with debt covenants or other restrictions;

•        the potential for our acquisitions to result in dilutive issuances of our equity securities;

•        the potential variability of the amount and form of any performance-based consideration;

•        negative changes in general economic conditions in the regions or the industries in which we or our target operate;

•        exposure to additional cybersecurity risks and vulnerabilities;

•        potential failure of our due diligence processes to identify significant issues with the assets or company in which we are investing or are acquiring; and

•        impairment of relationships with, or loss of our or our target’s employees, vendors and customers.

For example, when integrating acquisition target systems into our own, we may experience challenges including lengthy and costly systems integration, delays in purchasing and shipping products, difficulties with system integration via electronic data interchange and other processes with our key suppliers and customers, and training and change management needs of integration personnel. These challenges may impact our results of operations.

Risk Related to the Agricultural Industry

The overall agricultural industry is susceptible to commodity and raw material price changes.

Prices for agricultural commodities and their byproducts are often volatile and sensitive to local and international changes in supply and demand caused by a variety of factors, including general economic conditions, farmer planting and selling decisions, government agriculture programs and policies, global and local inventory levels, demand for biofuels, weather and crop conditions, food safety concerns, government regulations, and demand for and supply of, competing commodities and substitutes. As a result, Braiin may not be able to anticipate or react to changing costs by adjusting its practices, which could cause its operating results to deteriorate. Braiin may engage in hedging or other financial transactions to mitigate these risks. If these efforts are not successful, it could materially affect Braiin’ business, operating results and prospects and cause the value of its securities to decline.

The agricultural industry is highly seasonal, which may cause Braiin’s sales and operating results to fluctuate significantly.

The sale of plant and seed products is dependent upon growing and harvesting seasons, which vary from year to year and across geographies as a result of weather-related shifts in planting schedules and purchase patterns of farmers. Seasonality in the seed industry is expected to result in both highly seasonal patterns and substantial fluctuations in quarterly sales and profitability for Braiin’s business and may be further impacted by climate change.

Seasonality also relates to the limited windows of opportunity that farmers have to complete required tasks at each stage of crop cultivation. Weather and environmental conditions and natural disasters, such as heavy rains, hurricanes, hail, floods, tornadoes, freezing conditions, excessively hot or cold weather, drought or fire, affect decisions by farmers about the types and amounts of seeds to plant and the timing of harvesting and planting such seeds. Should adverse conditions occur during key growing and harvesting seasons, such conditions could substantially impact demand for agricultural inputs. Any delayed or cancelled orders as a result of such conditions would negatively affect the quarter in which they occur and cause fluctuations in Braiin’s operating results.

Any decline in agricultural production could have a material adverse effect on the market for our services and on our results of operations and financial position.

Conditions in the agricultural industry will significantly impact demand for our products. The agricultural industry has contracted in recent periods, and can be affected by a number of factors, including weather patterns and field conditions, current and projected agricultural inventories and prices, domestic and international demand for agricultural products and governmental policies regarding trade in agricultural products. Governmental policies, including farm subsidies and commodity support programs, as well as increases in costs of agricultural production and the prices at which agricultural goods may be sold, may also directly or indirectly influence the demand for our services.

We may have product liability claims if our agricultural products damage individuals or property and may need to recall items which do or could cause such damage.

If our products or services are used for an application they are not intended for, become adulterated or mislabeled we may need to recall such products. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time. We could also suffer losses from a significant product liability judgment against us. A significant product recall or product liability case could also result in adverse publicity, damage to our reputation, and a loss of confidence in our products, which could have an adverse effect on our business, results of operations and financial condition and the value of our brands.

Compliance with, or violation of, environmental, health and safety laws and regulations, including laws pertaining to the use of pesticides, could result in significant costs that adversely impact our reputation, businesses, financial position, results of operations and cash flows.

International, federal, state, territorial, provincial and local laws and regulations relating to environmental, health and safety matters affect us in several ways in light of the ingredients that are used in our services. The failure by one of our partners to obtain or the cancellation of any such registration, or the withdrawal from the marketplace of such pesticides, could have an adverse effect on our businesses, the severity of which would depend on the products involved, whether other products could be substituted and whether our competitors were similarly affected.

In addition, the end user application or use of certain pesticide products is regulated by various international, federal, state, provincial and local environmental and public health agencies. Although we strive to educate the end user with such laws and regulations, we may be unable to prevent violations of these or other laws and regulations from occurring. Even if we are able to comply with all applicable laws and regulations and obtain all necessary registrations and licenses, the pesticides or other products we distribute, could be alleged to cause injury to the environment, to people or to animals, or such products could be banned in certain circumstances. The costs of compliance, noncompliance, investigation, remediation, combating reputational harm or defending civil or criminal proceedings, products liability, personal injury or other lawsuits could have a material adverse impact on our reputation, businesses, financial position, results of operations and cash flows.

Risks Related to Technology

If we are unable to develop and release technology enhancements and new technologies to respond to rapid technological change, or to develop new designs and technologies for our UAVs in a timely and cost-effective manner, our business, financial condition and results of operations could be harmed.

The market for our technologies and services is characterized by rapid technological change, new technology introductions and enhancements, changes in technologies, changing customer demands and evolving industry standards. Our competitors may develop or acquire alternative and competing technologies, which could allow them to create new and disruptive space imaging and analytics technologies or other associated remote sensing technologies, including to supplement existing mature technologies like satellites and UAVs introduction of new technologies can quickly make existing technologies obsolete and unmarketable. Designing and building UAVs is an inherently complex and technologically demanding endeavor. Due to this complexity, it can take a long time and require significant research and development expenditures to develop and test new or enhanced features. In addition, if the components we use to manufacture our UAVs were to become obsolete due to technological change or other factors, it could lead to obsolescence of our UAVs, which may lead to asset impairment charges. Further, it takes significant time to manufacture new components; if any of our UAVs were to become obsolete, we may experience delays in building new UAVs, which could harm our growth prospects and business. Moreover, the complexity of developing and deploying new technologies makes it difficult for us to predict how long it may take for such updates to be ready and available to be sold to customers. As a result, the amount of time it takes to develop such updates could be substantially longer than we initially anticipated.

The success of any enhancements or improvements to our technologies and services depends on several factors, including timely completion, successful manufacturing and deployment of our UAVs, competitive pricing, adequate quality testing and overall market acceptance. We cannot be sure that we will succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to our technologies that respond to technological change or new customer requirements or demands, nor can we be sure that any such enhancements or improvements will achieve market acceptance. Any new technologies that we develop may not be introduced in a timely or cost-effective manner, including compared to competing technologies that are more mature, may contain errors or defects or may not achieve the broad market acceptance necessary to generate sufficient revenue. We have experienced technical failures in our flight operations in the past and may experience more in the future. New features, technology and functionalities for our UAVs may also result in loss of other benefits or characteristics of our service. For example, the addition of incremental sensors on our UAVs may reduce their amount of station keeping time due to the additional weight of each sensor, which could harm their market acceptance. The development and deployment of new technologies requires a substantial outlay of capital and could also increase costs associated with customer support and customer success as demand for these services increase. This increase in cost could negatively impact our profit margins, including our gross margin. Moreover, even if we introduce new technologies, we may experience a decline in revenue, gross profit and gross margin of our existing technologies that is not offset by revenue from the new technologies. Further, we may introduce new technologies that customers do not find useful and we may also discontinue certain technologies or increase the price or price structure for our technologies. In addition, we may lose existing customers who choose a competitor’s technologies rather than migrate to our new technologies. This could result in a temporary or permanent revenue shortfall and adversely affect our business.

Braiin faces both external and internal cybersecurity threats.

Braiin faces external threats from sophisticated cybercriminals, state-sponsored actors, and hacktivists attempting to gain unauthorized access, disrupt operations, or steal sensitive data. Braiin also faces insider threats, whether intentional or unintentional, that pose a substantial risk. These could stem from disgruntled employees, inadequate access controls, or negligent behaviors.

In the future, we may use “open source” software components in our solutions as well as other licensed software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business.

In the future, we may utilize software that is licensed under so-called “open source,” “free” or other similar licenses, or that contain components that are licensed in such manner. Any use of open source software may entail different or greater risks than use of third-party commercial software. Open source licensors sometimes do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, and open source software is sometimes made available to the general public on an “as-is” basis under the terms of a non-negotiable license. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. We do not believe we have combined any of our proprietary software with open source software in such a manner, but if that were to occur this would allow our competitors to create similar offerings with lower development effort and time.

In the future, we may also face claims alleging noncompliance with open source license terms or other license terms, or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. Few courts have interpreted open source licenses and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we will incorporate open source or other software in our software in a manner that will not subject us to liability or require us to release the source code of our proprietary software to the public.

Braiin’s vulnerability assessment focuses and mitigation strategies may not be effective.

Braiin is undertaking a vulnerability assessment focusing on three main areas:

•        Network Security:    Vulnerabilities within the network infrastructure, including outdated software, unpatched systems, or misconfigured devices, create entry points for potential breaches;

•        Data Security:    Storage, transmission, and handling of sensitive data may be vulnerable to breaches if encryption protocols, data classification, and access controls are not robustly implemented; and

•        Third-party Risks:    Dependencies on third-party vendors or partners may introduce vulnerabilities if their security standards do not align with Braiin’s.

Braiin is also developing the following mitigation strategies the minimise the cyber risk to Braiin:

•        Cybersecurity Framework:    Implementing a robust cybersecurity framework (to identify, protect, detect, respond to, and recover from cyber threats;

•        Regular Assessments and Audits:    Conducting frequent security assessments, penetration testing, and audits to identify and remediate vulnerabilities;

•        Employee Training and Awareness:    Continuous training programs to educate employees about cybersecurity best practices and the importance of adhering to security protocols;

•        Incident Response Plan:    Developing and regularly testing an incident response plan to ensure a swift and coordinated response to cyber incidents;

•        Cyberattacks and security breaches of Braiin’s systems, or those impacting its customers or third parties, could adversely impact its brand and reputation and its business, operating results and financial condition;

•        Because of the unique difficulties and uncertainties inherent in technology development, Braiin faces a risk of business failure; and

•        Successful technical development of Braiin’s products does not guarantee successful commercialization.

There can be no guarantee that Braiin’s assessments and minimization strategies will be effective at identifying and protecting Braiin from cybersecurity attacks.

Cyberattacks and security breaches of Braiin’s systems, or those impacting its customers or third parties, could adversely impact its brand and reputation and its business, operating results and financial condition.

Braiin’s business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Any actual or perceived security breach of Braiin or its third-party partners may:

•        harm its reputation and brand;

•        result in its systems or services being unavailable and interrupt its operations;

•        result in improper disclosure of data and violations of applicable privacy and other laws;

•        result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

•        cause Braiin to incur significant remediation costs;

•        lead to theft of irretrievable loss of its or its customers’ assets;

•        reduce customer confidence in, or decreased use of, its products and services;

•        divert the attention of management from the operation of its business;

•        result in significant compensation or contractual penalties from Braiin to its customers or third parties as a result of losses to them or claims by them; and

•        adversely affect its business and operations results.

Further, any actual or perceived breach or cybersecurity attack directed at other similar institutions, whether or not Braiin is directly impacted, could lead to a general loss of customer confidence in the use of its technology, which could negatively impact Braiin including the market perception of the effectiveness of its security measures and technology infrastructure.

An increasing number of organizations, including large businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure. Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on Braiin’s systems or those of its third-party service providers or partners. Certain types of cyberattacks could harm Braiin even if its systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of Braiin’s systems to a hacker, while others may aim to introduce computer viruses or malware into Braiin’s systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and Braiin may not be able to implement adequate preventative measures.

Although Braiin does not have a past history of material security breaches or cyberattacks, and does not believe it is a target of such breaches or attacks, Braiin has developed systems and processes designed to protect the data it manages, prevent data loss and other security breaches, effectively respond to known and potential risks. Braiin expects to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, Braiin’s costs and the resources it devotes to protecting against these advanced threats and their consequences may increase over time.

Although Braiin maintain insurance coverage that it believes is adequate for its business, it may be insufficient to protect Braiin against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of Braiin’s systems, including any caused by cyberattacks, may harm our reputation and Braiin’s business, operating results, and financial condition.

Braiin have developed the Braiin Security Management Plan to address the issues of cyber risk to the Company. The Security Management Plan for Braiin provides a robust framework for safeguarding information assets and responding effectively to cyber threats. Through preventive measures, enhanced detection capabilities, and a well-defined incident response plan, Braiin aims to ensure the ongoing integrity and security of its operations.

•        Braiin addresses the risks of security breaches, cyberattacks, and other types of unlawful activity by:

•        Engaging with a team of security experts who are constantly working to identify and mitigate threats.

•        Using a variety of security measures, such as firewalls, intrusion detection systems, and data encryption.

•        Has a business continuity plan in place to ensure that the company can continue to operate in the event of a security breach.

•        Regularly training its employees on cybersecurity best practices.

Because of the unique difficulties and uncertainties inherent in technology development, Braiin faces a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of Braiin’s technology or that with which Braiin is licensing that also extend the time and cost of product development.

Successful technical development of Braiin’s products does not guarantee successful commercialization.

Braiin may successfully complete the technical development for one or all of its product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•        Competing products;

•        Ineffective distribution and marketing;

•        Lack of sufficient cooperation from its partners; and

•        Demonstrations of the products not aligning with or meeting customer needs.

Braiin’s success in the market for the products it develops will depend largely on its ability to prove its products’ capabilities. Upon demonstration, Braiin’s products and/or technology may not have the capabilities they were designed to have or that Braiin believed they would have. Furthermore, even if Braiin does successfully demonstrate its products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than Braiin. Moreover, competing products may prevent Braiin from gaining wide market acceptance of its products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

Risks Related to Intellectual Property

Braiin’s intellectual property rights are valuable, and any inability to protect them could adversely impact Braiin’s business, operating results, and financial condition.

Braiin’s business depends in large part on its proprietary technology and its brand. Braiin relies on, and expects to continue to rely on, a combination of trademark, trade dress, domain name, copyright, and trade secret and laws, as well as confidentiality and license agreements with its employees, contractors, consultants, and third parties with whom it has relationships, to establish and protect its brand and other intellectual property rights.

Braiin’s efforts to protect its intellectual property rights may not be sufficient or effective. Braiin’s proprietary technology and trade secrets could be lost through misappropriation or breach of its confidentiality and license agreements, and any of its intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that Braiin’s intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with its business.

As Braiin grows, it will seek to obtain and protect its intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental intellectual property agencies require compliance with a number of procedural requirements to complete the trademark application process and to maintain issued trademarks, and noncompliance or non-payment could result in abandonment or lapse of a trademark or trademark application, resulting in partial or complete loss of trademark rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which Braiin’s products and services are available. Braiin may also agree to license its intellectual property to third parties as part of various agreements. Those licenses may diminish Braiin’s ability, though, to counter-assert its intellectual property rights against certain parties that may bring claims against it.

In the future Braiin may be sued by third parties for alleged infringement of their proprietary rights.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Braiin’s use of third-party intellectual property rights also may be subject to claims of infringement or misappropriation.

Braiin cannot guarantee that its internally developed or acquired/licensed technologies and content do not or will not infringe the intellectual property rights of others. From time to time, Braiin’s competitors or other third parties may claim that it is infringing upon or misappropriating their intellectual property rights, and Braiin may be found to be infringing upon such rights. Any claims or litigation could cause Braiin to incur significant expenses and, if successfully asserted against Braiin, could require that Braiin pay substantial damages or ongoing royalty payments, prevent Braiin from offering its products or services or using certain technologies, force Braiin to implement expensive work-arounds, or impose other unfavorable terms. Braiin’s exposure to damages resulting from infringement claims could increase and this could further exhaust its financial and management resources. Further, during the course of any litigation, Braiin may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of Braiin’s Ordinary Shares may decline. Even if intellectual property claims do not result in litigation or are resolved in Braiin’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of its management and require significant expenditures. Any of the foregoing could prevent Braiin from competing effectively and could have an adverse effect on its business, operating results, and financial condition.

If Braiin fails to protect its intellectual property rights, it could lose its ability to compete in the marketplace.

Braiin’s intellectual property and proprietary rights are important to its ability to remain competitive and for the success of its products and its business. Braiin relies on, and in the future may rely on, a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect its intellectual property, other proprietary rights and its brand. Braiin has confidentiality agreements in place with its consultants, customers and certain business suppliers and plans to require future employees to enter into confidentiality and non-compete agreements. Braiin has little protection when its must rely on trade secrets and nondisclosure agreements. Braiin’s intellectual property rights may be challenged, invalidated or circumvented by third parties. Braiin may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by employees or competitors. Furthermore, Braiin’s competitors may independently develop technologies and products that are substantially equivalent or superior to its technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect Braiin’s intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce Braiin’s intellectual property rights which could result in substantial costs to it and substantial diversion of management attention. If Braiin does not adequately protect its intellectual property, its competitors could use it to enhance their products. Braiin’s inability to adequately protect its intellectual property rights could adversely affect its business and financial condition, and the value of its brand and other intangible assets.

Other companies may claim that Braiin infringes their intellectual property, which could materially increase our costs and harm Braiin’s ability to generate future revenue and profit.

Braiin does not believe that it infringes the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against Braiin. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require Braiin to obtain a license for the intellectual property rights of third parties. If Braiin is required to obtain licenses to use any third-party technology, Braiin would have to pay royalties, which may significantly reduce any profit on its products. In addition, any such litigation could be expensive and disruptive to Braiin’s ability to generate revenue or enter into new market opportunities. If any of Braiin’s products were found to infringe other parties’ proprietary rights and Braiin was unable to come to terms regarding a license with such parties, Braiin may be forced to modify its products to make them non-infringing or to cease production of such products altogether.

The nature of Braiin’s business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

Braiin develops and sells products where insurance or indemnification may not be available, including:

•        Designing and developing products using advanced technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

•        Designing and developing products to collect, distribute and analyze various types of information.

Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. Braiin is not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of its product, or liability arising from its products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm Braiin’s financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect Braiin’s reputation among our customers and the public, and make it more difficult for Braiin to compete effectively.

Risks Related to Legal, Compliance and Regulations

Braiin is subject to governmental export and import controls that could impair its ability to compete in international markets due to licensing requirements and subject Braiin to liability if it is not in compliance with applicable laws.

Exports of Braiin’s technologies must be made in compliance with laws in regulations in the jurisdictions in which it operates. If Braiin fails to comply with these laws and regulations, Braiin and certain of its employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on Braiin and the responsible employees or managers; and, in extreme cases, the incarceration of the responsible employees or managers.

In addition, changes in Braiin’s technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of products containing Braiin’s technologies in international markets, prevent Braiin’ customers from deploying their products or, in some cases, prevent the export or import of Braiin’ technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of Braiin’ technologies, or in its decreased ability to export or sell its products to existing or potential customers. Any decreased use of Braiin’ technologies or limitation on Braiin’ ability to export or sell such technologies would likely adversely affect its business, financial condition and results of operations.

Braiin is subject to anti-corruption and anti-money laundering laws with respect to both its domestic and international operations, and non-compliance with such laws can subject Braiin to criminal and civil liability and harm its business.

Braiin is subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. Anti-corruption laws are interpreted broadly and prohibit Braiin from authorizing, offering, or directly or indirectly providing improper payments or benefits to recipients in the public or private sector. Braiin may have direct and indirect interactions with government agencies and state affiliated entities and universities in the course of its business. Braiin may also have certain matters come before public international organizations such as the United Nations. Braiin uses third-party contractors, strategic commercial partners, law firms, and other representatives for certain aspects of regulatory compliance, patent registration, lobbying, deregulation advocacy, field testing, and other purposes in a variety of countries. Braiin can be held liable for the corrupt or other illegal activities of these third-parties, Braiin’s employees, representatives, contractors and agents, even if Braiin does not explicitly authorize such activities. In addition, although Braiin has implemented policies and procedures to ensure compliance with anti-corruption and related laws, there can be no assurance that all of its employees, representatives, contractors, partners, or agents will comply with these laws at all times. Noncompliance with these laws could subject Braiin to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and debarment from contracting with certain governments or other persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if Braiin does not prevail in any possible civil or criminal litigation, its business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm Braiin’ business, results of operations and financial condition.

Government regulation is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede establishment of our business and our growth. These regulations and laws could cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of UAVs. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Risks Related to Australia

As a foreign private issuer, PubCo will be exempt from a number of rules under the Exchange Act, PubCo will be permitted to file less information with the SEC than domestic companies and permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning Braiin than there is for issuers that are not foreign private issuers.

As a foreign private issuer, PubCo will be exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act, PubCo’s Board, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act, and Braiin is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation Fair Disclosure (“Regulation FD”), which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning Braiin than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by Braiin in accordance with Australian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules Braiin is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. If Braiin determines to follow Australian corporate governance practices in lieu of Nasdaq corporate governance standards, Braiin will disclose each Nasdaq rule that Braiin does not intend to follow and describe the Australian practice that we will follow in lieu thereof.

It may be difficult to enforce a judgment in the United States against Braiin and its officers and directors, assert U.S. securities laws claims in Australia or serve process on Braiin’s officers and directors.

Braiin is incorporated in Australia. The majority of Braiin’s directors and executive officers are and will be non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. In Australia, civil liability of directors and officers is dealt with by both common law and by various statutes, including the Corporations Act and the Civil Liability Act 2003 (Qld).

Braiin may be affected by fluctuations in currency exchange rates.

Braiin is potentially exposed to adverse as well as beneficial movements in currency exchange rates. An increase in the value of the dollar could increase the real cost to Braiin’s customers of its products in those markets outside the U.S. where Braiin sells in dollars, and a weakened dollar could increase the cost of local operating expenses from sources outside the United States, and overseas capital expenditures. Braiin also conducts certain investing and financing activities in local currencies. Therefore, changes in exchange rates could harm Braiin’s financial condition and results of operations.

Risks Relating to Northern Revival, PubCo and the Business Combination

If Northern Revival does not consummate a Business Combination by the termination date of up to August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), Northern Revival will have to cease all operations except for the purpose of winding up and redeem all of its public shares for their pro rata portions of the Trust Account and liquidate, or seek approval of its shareholders to extend the termination date.

If Northern Revival is unable to complete a Business Combination by August 4, 2024 (subject to payment of the extension by the Sponsor or its designees into our Trust Account, or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), Northern Revival will have to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

As a “foreign private issuer” under the rules and regulations of the SEC, PubCo will be permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

After the consummation of the Business Combination, we will be a “foreign private issuer” under the Exchange Act and are therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we will not be required to file periodic reports and financial statements with the SEC as frequently or within the same timeframes as U.S. companies with securities registered under the Exchange Act. We currently prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and we are not required to reconcile our financial statements to U.S. GAAP. We are not required to comply with Regulation Fair Disclosure, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Accordingly, after the Business Combination, our shareholders may receive less or different information about us than they currently receive about Northern Revival or that they would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer” whose shares are intended to be listed on Nasdaq, we will be permitted, subject to certain exceptions, to follow certain home country rules in lieu of certain Nasdaq listing requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. We will have the option to rely on available exemptions under the Listing Rules that would allow it to follow its home country practice, including, among other things, the ability to opt out of (i) the requirement that the Board be comprised of a majority independent directors, (ii) the requirement that our independent directors meet regularly in executive sessions and (iii) the requirement that we obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. We expect that the Board will be comprised of a majority independent directors, but have not yet made final determinations on other possible exemptions from the Listing Rules. See “Description of Securities,” “Management of PubCo After the Business Combination” for additional information.

PubCo may lose its foreign private issuer status which would then require it to comply with the domestic reporting regime of the Securities Exchange Act of 1934, as amended, and cause us to incur significant additional legal, accounting and other expenses.

As discussed above, PubCo will be a foreign private issuer after the consummation of the Business Combination and therefore will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Braiin on June 30, 2023. In the future, PubCo would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If PubCo loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. PubCo would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, PubCo would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

Our success following the Business Combination depends on the business operations of PubCo, which exposes investors to a concentration of risk in the limited sectors in which PubCo’s business is focused.

Although the Business Combination is intended to accelerate PubCo’s growth, expansion and transition, the Business Combination does not result in immediate diversification of PubCo’s business and, as such, the combined enterprise will be dependent upon the continued development and market acceptance of a limited number of products and services. As a result, investors will be subject to the economic, competitive and regulatory risks attendant to the relatively narrow industry in which PubCo operates, any or all of which could have a substantial adverse impact on PubCo.

Northern Revival and PubCo will incur significant transaction and transition costs in connection with the Business Combination. If Northern Revival fails to consummate the Business Combination, it may not have sufficient cash available to pay such costs.

Northern Revival expects to incur significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. Northern Revival’s transaction expenses as a result of the Business Combination are currently estimated at approximately $4 million relating to fees associated with legal, audit, printing and mailing this proxy statement/prospectus, investor relations, insurance, and other operating costs related to the Business Combination. Braiin estimates its Business Combination costs to be approximately $3.1 million which is comprised of legal, accounting, financial consulting and investor relations matters. If Northern Revival and Braiin do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and Northern Revival likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent Business Combination transaction.

The working capital available to PubCo after the Business Combination will be reduced to the extent Northern Revival’s shareholders exercise their redemption rights in connection with the Business Combination and will also be reduced to the extent of Braiin’s and Northern Revival’s transaction expenses, which will be payable by the Combined Company. This may adversely affect the business and future operations of Braiin.

The amount of working capital available to the Combined Company after the Business Combination will depend in part on the extent to which Northern Revival shareholders exercise their right to redeem their shares into cash in connection with the Business Combination. PubCo’s working capital will be reduced in proportion to such redemptions, and will also be reduced to the extent of Northern Revival’s and Braiin’s transaction expenses, which will be payable by the Combined Company. Reduced working capital may adversely affect PubCo’s business and future operations.

In the event that a significant number of Northern Revival Ordinary Shares are redeemed, Northern Revival Ordinary Shares (or Braiin Ordinary Shares following the Business Combination) may become less liquid.

Northern Revival has experienced high redemptions of Northern Revival Ordinary Shares in the past. On January 27, 2023, in connection with an extension meeting, the holders of 21,240,830 Northern Revival Ordinary Shares properly exercised their right to redeem their Northern Revival Ordinary Shares. On March 16, 2023, in connection with a meeting to approve the conversion of shares of Class B Ordinary Shares to Class A Ordinary Shares, the holders of 428,699 Northern Revival Ordinary Shares properly exercised their right to redeem their Northern Revival Ordinary Shares. On August 31, 2023, in connection with an extension meeting, the holders of 570,227 Northern Revival Ordinary Shares properly exercised their right to redeem their Northern Revival Ordinary Shares. On January 30, 2024, in connection with an extension meeting, the holders of 184,934 Northern Revival Ordinary Shares properly exercised their right to redeem their Northern Revival Ordinary Shares. As of the Record Date, there were 7,762,810 Northern Revival Ordinary Shares outstanding and approximately $_____ in the Trust Account.

If a significant number of remaining outstanding Northern Revival Ordinary Shares are redeemed in connection with the Business Combination and the Business Combination is consummated, Braiin will receive lesser proceeds from the Business Combination. Additionally, the redemption of Northern Revival Ordinary Shares in connection with the Business Combination will adversely affect the trading volume of Braiin Ordinary Shares following the Business Combination, which may impair your ability to sell your Braiin Ordinary Shares and may also impair Braiin’s ability to raise additional capital on favorable terms after the Business Combination. In the event Braiin obtains lesser proceeds from the Business Combination, it may be required to raise additional capital following the Business Combination to fund its operations and business plan, even if under unfavorable terms or prices. If Braiin raises additional capital in the form of sales of Braiin Ordinary Shares, the sale and issuance of such Braiin Ordinary Shares, or even the perception that these sales might occur, could put significant downward pressure on the price of Braiin Ordinary Shares and cause the market price of Braiin Ordinary Shares to decline. This could impair Braiin’s ability to raise additional capital through a future sale of, or pay for acquisitions using, Braiin’s equity securities. Any future issuance by Braiin of equity securities would also dilute the interests of holders of Braiin Ordinary Shares.

If the funds held outside of our Trust Account are insufficient to allow us to operate until at least August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), our ability to complete an initial Business Combination may be adversely affected.

We believe the funds available to us outside of the Trust Account will be sufficient to allow us to operate until we complete our Business Combination; however, we cannot assure you that our estimate is accurate. If we are required to seek additional capital, we would need to borrow funds from our Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial Business Combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The shares would be identical to the private placement warrants. As of September 30, 2023, there were no outstanding working capital loans. Prior to the completion of our initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, since we will cease all operations except for the purpose of liquidating if we are unable to complete an initial Business Combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association).

As of September 30, 2023 Northern Revival had $2,953 of cash in its operating bank account and negative working capital of $2.9 million. Northern Revival has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. We may need to raise additional funds in order to meet the expenditures required for operating our business. Further, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to complete our initial Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of our initial public offering and the sale of the placement shares, and may as a result be required to seek additional financing to complete such proposed initial Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial Business Combination. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. There are no assurances that Northern Revival will complete the proposed Business Combination before August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association). The date for mandatory liquidation and subsequent dissolution raise substantial doubt about Northern Revival’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Resources could be wasted in researching acquisitions that are not completed (including the proposed Business Combination), which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial Business Combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our Trust Account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial Business Combination, such as the proposed Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as Braiin, we may fail to complete our initial Business Combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial Business Combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our Trust Account and our warrants will expire worthless.

Our ability to consummate an initial Business Combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact our ability to consummate a Business Combination.

The unaudited pro forma financial information included in this proxy statement/prospectus may not be indicative of what the actual financial position or results of operations of the Combined Company would have been.

The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Combined Company would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Northern Revival may waive one or more of the conditions to the Business Combination.

Northern Revival may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by Northern Revival’s Amended and Restated Memorandum and Articles of Association and applicable laws. For example, it is a condition to Northern Revival’s obligations to close the Business Combination that the representations and warranties of Braiin Holders are true and correct in all respects as of the date of the Business Combination Agreement and as of the date of the Closing (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Business Combination Agreement) on Braiin. Under applicable law and Northern Revival’s Amended and Restated Memorandum and Articles of Association, Northern Revival is not able to waive the condition that its shareholders approve the Business Combination.

The Sponsor, and Northern Revival’s directors and officers, have conflicts of interest in determining to pursue the Business Combination with Braiin, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of Northern Revival’s shareholders.

The Sponsor, and officers and directors of Northern Revival, have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of Northern Revival’s public shareholders, which may result in a conflict of interest.

Since the Sponsor and Northern Revival’s affiliates will lose their entire investment of privately placed shares (consisting of founder shares and placement shares) in Northern Revival if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting Braiin for Northern Revival’s initial Business Combination in order to close the Business Combination.

The Northern Revival Initial Shareholders, including our Sponsor, and their permitted transferees, currently own an aggregate of 6,037,500 founders shares. In addition, our Sponsor purchased an aggregate of 4,553,334 placement shares for $6,830,001 in a Private Placement that occurred simultaneously with the consummation of our IPO and upon exercise of the underwriter’s over- allotment option. All of such founder shares and placement units will be worthless if an initial Business Combination is not consummated. The personal and financial interests of our Sponsor, and its affiliates, may have influenced their motivation in identifying and selecting Braiin for its target Business Combination and consummating the Business Combination in order to close the Business Combination.

Because our Sponsor only paid $25,000 for the founder shars, the Sponsor is still likely to make a profit even if the trading price of the PubCo Ordinary Shares post-closing is substantially less than $10.00 per share.

Our Sponsor paid $25,000 to purchase the founder shares of which they will retain 4,537,500 shares upon Closing and invested an additional $6,830,001 to purchase 4,553,334 private placement warrants for a total investment of $6,855,000. The Sponsor will receive $2,500,000 in payment for the cancellation of all of the private placement warrants for a net investment at Closing of $4,355,000 Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the founder shares, would have an aggregate implied value of $45 million. Even if the trading price of our shares was as low as $0.96 per share, the value of the founder shares would be equal to our Sponsor’s initial. As a result, our Sponsor and directors and executive officers are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the remaining cash in the trust to the public shareholders. For the foregoing reasons, you should consider our management team’s financial incentive to complete the Business Combination when evaluating whether to redeem your shares in connection with the Business Combination.

If we fail to meet the initial listing requirements of Nasdaq or another national securities exchange, we could be required to comply with the penny stock rules which could affect our cash position following the Business Combination.

If PubCo is not able to list its securities on Nasdaq or another national securities exchange, its Ordinary Shares and Warrants would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If the PubCo’s Ordinary Shares and Warrants were to trade on the over-the-counter market, selling the PubCo Ordinary Shares and Warrants could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for PubCo; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for the PubCo Ordinary Shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for PubCo.

The Waiving Underwriters were to be compensated in part on a deferred basis for already-rendered underwriting services in connection with the Northern Revival IPO, yet each of the Waiving Underwriters waived its entitlement to such compensation and disclaimed any responsibility for this proxy statement/prospectus/consent solicitation statement.

Pursuant to the Underwriting Agreement, Stifel, Oppenheimer and William Blair were entitled to receive an aggregate of $9,056,250 in deferred underwriting fees as consideration for services rendered to Northern Revival in connection with the Northern Revival IPO, which were to become payable upon consummation of the business combination. On August 7, 2023, September 29, 2023 and September 27, 2023, each of Stifel, Oppenheimer and Blair, respectively, formally notified Northern Revival in writing that it waived its entitlement to the payment of any deferred underwriting fees in connection with the business combination. Each of the Waiving Underwriters also disclaimed any responsibility for this proxy statement/prospectus.

None of the Waiving Underwriters specified any reason for its willingness to execute its respective Underwriter Fee Waiver or the waiver of its entitlement to the deferred underwriting fees. None of the Waiving Underwriters was involved in the business combination, and none of the Waiving Underwriters identified or evaluated any companies that Northern Revival considered as potential targets for a business combination. Except for the disclosure regarding the waiver of its deferred underwriting fees in connection with the business combination and the Waiving Underwriters’ respective notifications to Northern Revival that it would not act in any capacity in connection with the Business Combination, as applicable, none of the Waiving Underwriters were involved in the preparation of any disclosure that is included in this proxy statement/prospectus, including any analysis underlying such disclosure. None of the Waiving Underwriters have had any role in the business combination and each has affirmatively refused to act in, any office, capacity and/or relationship and disclaimed any responsibility for any portion of the registration statement of which this proxy statement/prospectus forms a part and any other registration statement to be filed by the parties or any of their respective affiliates in connection with the business combination. However, the deferred underwriting fees were to be paid in consideration of services rendered in connection with the Northern Revival IPO, and such services have already been rendered. The Waiving Underwriters received no additional consideration for the waiver of their entitlement to the deferred underwriting fees. Investors should be aware that the waiver of a deferred underwriting fee is unusual and some investors may find the proposed business combination less attractive as a result. This may make it more difficult for Northern Revival to complete the Business Combination.

There are risks to our shareholders who are not affiliates of the Sponsor of becoming shareholders of the Combined Company through the Business Combination rather than acquiring securities of Braiin or Braiin directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of ordinary shares and warrants in connection therewith, investors will not receive the benefit of an outside independent review of Braiin’s, Northern Revival’s and Braiin’s respective finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for material misstatements or omissions in a registration statement filed with the SEC in connection with the public offering. As no such review has been or will be conducted in connection with the Business Combination, our shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an underwriter in a public securities offering.

In addition, the Sponsor and Northern Revival’s executive officers and directors have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a shareholder. Such interests may have influenced Northern Revival’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “— The Sponsor, and Northern Revival’s directors and officers, have conflicts of interest in determining to pursue the Business Combination with Braiin, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of Northern Revival’s shareholders.”

The process of taking a company public by means of a Business Combination with a special purpose acquisition company, or a SPAC, is different from taking a company public through an underwritten public offering and may create risks for unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of Braiin’s business, financial condition and results of operations. Going public via a Business Combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a Business Combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of a target company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the Business Combination. The process of establishing the value of a company in a SPAC Business Combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Northern Revival cannot assure you that its due diligence review of Braiin has identified all material issues or risks associated with Braiin, its business, or the industry in which it operates. If Northern Revival’s due diligence investigation of Braiin’s business was inadequate, then shareholders of Northern Revival following the Business Combination could lose some or all of their investment.

Even though Northern Revival conducted a due diligence investigation of Braiin that it believed to be reasonable, it cannot be certain that this due diligence uncovered all material issues that may be present inside Braiin or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Braiin and its business and outside of its control will not later arise. Additional information may later arise in connection with the preparation of the registration statement and proxy materials or after completion of the Business Combination. Accordingly, any Northern Revival shareholders who choose to remain shareholders of Braiin following the consummation Business Combination could suffer a reduction in the value of their shares.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Until we consummate our initial Business Combination, we intend to engage in the business of identifying and combining with one or more businesses. The Sponsor and our officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other special purpose acquisition companies with a class of securities registered under the Exchange Act.

Each of Northern Revival’s officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of Northern Revival’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to Northern Revival if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Notwithstanding the foregoing, Northern Revival may pursue an affiliated joint acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with Northern Revival in the target business at the time of its initial business combination, or Northern Revival could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. The Northern Revival Articles of Association provide that Northern Revival renounces its interest in any Business Opportunities offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one Northern Revival is legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue, and to the extent the director or officer is permitted to refer that opportunity to Northern Revival without violating another legal obligation.

In the absence of the “Business Opportunities” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “Business Opportunities” waiver in our amended and restated Articles of Association provides us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

However, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a Business Combination. The different timelines of competing Business Combinations could cause our directors and officers to prioritize a different Business Combination over finding a suitable acquisition target for our Business Combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular Business Combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a Business Combination. We are not aware of any such conflicts of interest and do not believe that any such conflicts of interest impacted our search for an acquisition target.

Northern Revival’s ability to successfully effect the Business Combination and Braiin’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Braiin, most of whom are expected to stay within PubCo following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Northern Revival’s ability to successfully effect the Business Combination and PubCo’s ability to successfully operate the business is dependent upon the efforts of certain key personnel of Braiin, particularly Natraj Balasubramanian and Darren McVean. Although most of such key personnel are expected to remain with PubCo following the Business Combination, it is possible that PubCo will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-combination business. Furthermore, while Northern Revival has scrutinized individuals it intends to engage to stay with PubCo following the Business Combination, its assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause PubCo to have to expend time and resources helping them become familiar with such requirements.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of Northern Revival’s or PubCo’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Northern Revival’s securities prior to the Closing of the Business Combination may decline. The market values of Northern Revival’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which our shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of the securities of PubCo could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for PubCo’s equity interests or PubCo’s stock and trading in the Northern Revival Ordinary Shares has not been active. Accordingly, the valuation ascribed to Braiin and the Braiin Shares in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If, following the Business Combination, an active market for PubCo’s securities develops and continues, the trading price of these securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond PubCo’s control. Any of the factors listed below could have a material adverse effect on your investment in our securities and PubCo’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of PubCo’s securities may not recover and may experience a further decline.

Factors affecting the trading price of PubCo’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in the quarterly financial results of PubCo or the quarterly financial results of companies perceived to be similar to PubCo;

•        changes in the market’s expectations about PubCo’s operating results;

•        success of competitors;

•        PubCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning PubCo or the industry in general;

•        operating and stock price performance of other companies that investors deem comparable to PubCo;

•        PubCo’s ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting PubCo’s business;

•        commencement of, or involvement in, litigation involving PubCo;

•        changes in PubCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of PubCo Ordinary Shares available for public sale;

•        any major change in the board or management of PubCo;

•        sales of substantial amounts of PubCo Ordinary Shares by its directors, executive officers or significant shareholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of PubCo’s securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of PubCo’s securities, may not be predictable. A loss of investor confidence in the market for clean energy related stocks or the stocks of other companies which investors perceive to be similar to PubCo could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of PubCo’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

The Sponsor, and Northern Revival’s directors and officers have agreed to vote in favor of its initial Business Combination, regardless of how Northern Revival’s public shareholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, the Sponsor, Northern Revival’s directors and officers have agreed to vote their founder shares and placement shares, as well as any public shares purchased by them in or after the Northern Revival IPO, in favor of the initial Business Combination of Northern Revival. Our Sponsor together with our directors and officers and permitted transferees currently own 6,037,500 Northern Revival Ordinary Shares, representing approximately 75.96% of the 7,947,744 issued and outstanding Northern Revival Ordinary Shares. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if Northern Revival’s Sponsor, directors and officers agreed to vote their founder shares and placement shares in accordance with the majority of the votes cast by its public shareholders.

Northern Revival’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

After the completion of the Business Combination, Northern Revival’s shareholders will own a smaller percentage of PubCo than they currently own of Northern Revival. Immediately upon completion of the Business Combination, it is anticipated that Northern Revival’s shareholders including the Sponsor will own approximately 10% of the PubCo Ordinary Shares issued and outstanding immediately after the consummation of the Business Combination, and of that amount approximately 7% will be owned by the Sponsor, taking into account the 1,500,000 Ordinary Shares that the Sponsor has agreed to give up, assuming that none of Northern Revival shareholders exercise their redemption rights. Consequently, Northern Revival’s shareholders, as a group, will have reduced ownership and voting power in PubCo compared to their ownership and voting power in Northern Revival.

Subsequent to the consummation of the Business Combination, Braiin may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Northern Revival has conducted due diligence on Braiin, there is no assurance that this diligence revealed all material issues that may be present in Braiin’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Northern Revival’s and Braiin’s control will not later arise. As a result, Braiin may be forced later to write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Northern Revival’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Northern Revival’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the liquidity of Braiin, the fact that Braiin reports charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. In addition, charges of this nature may cause Braiin to be unable to obtain future financing on favorable terms or at all.

PubCo may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to it after the Business Combination.

None of Northern Revival, PubCo nor Braiin is currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, PubCo will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404 of the Sarbanes- Oxley Act of 2002 are significantly more stringent than those required of Braiin as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to Braiin after the Business Combination. If PubCo is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, PubCo may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its ordinary shares.

The requirements of being a public company may strain PubCo’s resources and divert management’s attention.

As a public company, PubCo will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase the legal and financial compliance costs of PubCo, make some activities more difficult, time-consuming or costly and increase demand on PubCo’s systems and resources, particularly after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that PubCo maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve PubCo’s disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect PubCo’s business and operating results. PubCo may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase its costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Braiin intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If PubCo’s efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against PubCo and its business may be adversely affected.

PubCo will be an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its shares of ordinary shares less attractive to investors.

PubCo will be an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, PubCo elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, the financial statements of PubCo may not be comparable to companies that comply with public company effective dates. It cannot be predicted if investors will find PubCo Ordinary Shares less attractive because New Braiin may rely on these exemptions. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market for PubCo Ordinary Shares and its share price may be more volatile.

Anti-takeover provisions contained in the Proposed PubCo Charter, as well as provisions of Cayman Islands law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for the PubCo Ordinary Shares and could entrench management.

The Proposed PubCo Charter will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. PubCo will also subject to anti-takeover provisions under Cayman Islands law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for PubCo’s securities.

These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares without shareholder approval, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for New Braiin’s securities. The Proposed PubCo Charter also provides that the board of directors shall be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. There are advance notice requirements for shareholders seeking to nominated directors and propose matters to be acted upon at shareholder meetings, which could discourage or make more difficult an attempt to obtain control of New Braiin by means of a proxy contest, tender offer, merger, or otherwise.

The Proposed PubCo Charter will provide, subject to limited exceptions, that the courts of the Cayman Islands will be the exclusive forum for matters arising out of or in connection with the Proposed PubCo Charter, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with PubCo or its directors, officers, employees or shareholders.

The Proposed PubCo Charter provides that, unless PubCo otherwise consents in writing to the selection of an alternative forum, each party shall be deemed to have agreed that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine all any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with the Proposed PubCo Charter and for such purposes PubCo and each member shall be deemed to have irrevocably submitted to the jurisdiction of such courts.

Additionally, unless PubCo otherwise consents in writing, the federal district courts of the United States will be the exclusive forum for the resolution of claims arising under the Securities Act and Exchange Act.

This choice of forum provision may limit a shareholder’s ability to bring such claims in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Proposed PubCo Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act of the rules and regulations thereunder. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in any of PubCo’s securities will be deemed to have notice of and consented to this provision. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near the Cayman Islands, both of which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, PubCo may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect PubCo’s business and financial condition.

The Sponsor, Northern Revival’s directors and officers and advisors and their respective affiliates may elect to purchase shares from holders of our public shares in connection with the Business Combination, which may reduce the public “float” of Northern Revival Ordinary Shares.

In connection with the shareholder vote to approve Proposal 2 (Business Combination Proposal) and the other proposals Northern Revival and its affiliates may purchase shares prior to the Closing from shareholders who would have otherwise elected to have their shares redeemed for a pro rata portion of the Trust Account upon consummation of the Business Combination. Such a purchase would in a privately negotiated purchase arrangement include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. While they have no current plans to do so, the Sponsor, Northern Revival’s directors, officers or advisors, or their affiliates reserve the right to purchase shares from holders of Northern Revival Ordinary Shares who have already elected to exercise their redemption rights, in which event such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such transaction would be separately negotiated at the time of the transaction. The consideration for any such transaction would consist of cash and/or Northern Revival Ordinary Shares owned by the Sponsor and/or Northern Revival’s directors, officers, advisors, or their affiliates. The purpose of these purchases would be to increase the amount of cash available to Northern Revival for use in the Business Combination. None of Northern Revival, the Sponsor or Northern Revival’s directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Any Northern Revival Ordinary Shares purchased by the Sponsor or Northern Revival’s directors, officers or advisors, or their respective affiliates will not (i) be purchased at a price higher than the price offered through the redemption process in the Redemption, (ii) be voted in favor of the Business Combination or (iii) have redemption rights, and if such Northern Revival Ordinary Shares do have redemption rights then such rights will be waived by the Sponsor, or Northern Revival’s directors, officers or advisors, or their respective affiliates.

Unlike our Sponsor’s and Northern Revival Initial Shareholders’ holdings currently, such newly purchased shares (if any) by those purchasers would not be subject to a lock-up period under the terms of our Sponsor Support Agreement. However, these newly purchased shares would be subject to limitations on resale under Rule 144 of the Securities Act as “control securities”, to the extent those shares were acquired by an affiliate of Northern Revival, unless they are registered on a subsequent registration statement filed under the Securities Act. Limitations on resale would require those affiliated purchasers of such newly purchased shares to hold them for at least one year (from the date Braiin files certain information on Form 8-K following the Closing in accordance with rules applicable to special purpose acquisition companies), assuming they are not registered on a registration statement following the Closing and Braiin has fully complied with its reporting requirements and other requirements under Rule 144. When eligible to be sold, such securities if not registered under such a registration statement would be limited by applicable requirements of Rule 144, including limitations in their manner of sale and to the volume of sales eligible under Rule 144.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, Northern Revival will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Northern Revival Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of Northern Revival Ordinary Shares for which Northern Revival has received redemption requests.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by the persons described above have been entered into with any such investor or holder. Northern Revival will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

If we were deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”) and we may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

The funds in the trust account have, since our IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act of 1940, as amended), on or prior to the 24-month anniversary of the effective date of the IPO Registration Statement, we instructed Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation. As a result, following such liquidation, we will likely maintain the remaining amount in its trust account in an interest bearing demand deposit account at a bank.

In addition, the longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate.

Risks Related to Ownership of PubCo Ordinary Shares

PubCo does not expect to declare any dividends in the foreseeable future.

After the completion of the Business Combination, PubCo does not anticipate declaring any cash dividends to holders of its shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

There can be no assurance that PubCo Ordinary Shares will be approved for listing on Nasdaq upon the Closing, or if approved, that PubCo will be able to comply with the continued listing standards of Nasdaq.

The Northern Revival Ordinary Shares, the Northern Revival Warrants, and Northern Revival’s publicly traded units and rights are currently listed on the Nasdaq Capital Market. In connection with the Closing, we intend to apply to list the PubCo Ordinary Shares on the Nasdaq Capital Market upon the Closing under the symbol “[•]” and the PubCo Warrants under the symbol “[•]”. As part of the application process, we are required to provide evidence that we are able to meet the initial listing requirements of Nasdaq, which are more rigorous than Nasdaq’s continued listing requirements and include, among other things, a requirement that PubCo have 300 or more unrestricted round lot holders, at least 150 of which hold unrestricted shares with a minimum value of $2,500, and meet a minimum public float. PubCo’s ability to meet these listing requirements may depend, in part, on the number of Northern Revival Ordinary Shares that are redeemed in connection with the Business Combination, as the number of redemptions may impact whether PubCo has at least 300 unrestricted round lot holders upon the Closing, among other initial listing requirements. PubCo’s application has not yet been approved, and may not be approved if we are unable to provide evidence satisfactory to Nasdaq that PubCo will meet these listing requirements.

If the PubCo Ordinary Shares are not approved for listing on Nasdaq or, after the Closing, Nasdaq delists PubCo’s shares from trading on its exchange for failure to meet the listing standards, PubCo and its shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that PubCo Ordinary Shares are a “penny stock” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Holders of Northern Revival Warrants may elect to redeem their public shares while retaining their Northern Revival Warrants, although if redemptions exceed the threshold allowable for us to consummate the Business Combination, the Northern Revival will expire worthless.

A decision to redeem public shares will have no effect on our shareholders’ ability to hold Northern Revival Warrants. However, a decision to redeem public shares carries a risk to the value of Northern Revival Warrants.

The Northern Revival Warrants are only exercisable for Northern Revival Ordinary Shares subject to and upon occurrence of the consummation of a business combination. However, we cannot consummate a business combination, including the Business Combination, among other things, if redemptions of our public shares exceed the amount allowable for us to proceed with the Business Combination. The Closing of the Business Combination is conditioned, among other things, on that Northern Revival Closing Cash equal at least $15 million. See “The Business Combination Proposal — Conditions to Closing” for more information.

Accordingly, if redemptions exceed the amount we need to fulfill our working capital requirements and we cannot consummate the Business Combination, your Northern Revival Warrants will not be exercisable into Northern Revival Ordinary Shares, and if we fail to consummate a business combination prior to our termination, your Northern Revival Warrants will expire worthless.

For information about the per share value of Northern Revival Ordinary Shares given different levels of redemptions, see “Questions and Answers — What equity stake will current shareholders of Northern Revival hold in New Braiin after the Closing?”

Following the Business Combination, PubCo’s business and stock price may suffer as a result of its lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about PubCo, its business, or its market, or if they change their recommendations regarding PubCo Ordinary Shares in an adverse manner, the price and trading volume of PubCo Ordinary Shares could decline.

Prior to the completion of the Business Combination, Braiin has been a privately-held company. PubCo’s management’s lack of public company operating experience in the U.S. may make it difficult to forecast and evaluate its future prospects. If PubCo is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, PubCo’s business, prospects, financial condition and operating results may be harmed.

The trading market for PubCo Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about PubCo, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover PubCo changes its recommendation regarding PubCo’s securities in an adverse manner, or provides more favorable relative recommendations about its competitors, the price of PubCo Ordinary Shares would likely decline. If any analyst who may cover PubCo were to cease coverage of PubCo or fail to regularly publish reports on it, PubCo could lose visibility in the financial markets, which could cause PubCo’s stock price or trading volume to decline.

Northern Revival may not be able to complete an initial business combination with a U.S. target company should the transaction be subject to review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Although we are not aware of any material regulatory approvals or actions that are required for completion of the Business Combination, there can be no assurance that such additional approval or actions will be obtained within the required time period. This includes any potential review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”) on account of certain foreign ownership restrictions on U.S. businesses. If the Business Combination with Braiin falls within the scope of foreign ownership restrictions, we may be unable to consummate the Business Combination. In addition, if the Business Combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination.

Northern Revival’s Sponsor is Northern Revival Sponsor LLC, a Cayman Islands limited liability company. The Sponsor’s managing members are each U.S. citizens, and all of Sponsor’s owners are likewise U.S. persons. As the managing members of the Sponsor, we believe Aemish Shah, the sole managing member, controls the Sponsor and the Sponsor is thereby controlled by a U.S. person. The Sponsor together with the Initial Shareholders and Northern Revival’s officer and directors, own approximately 75.96% of the issued and outstanding Northern Revival Ordinary Shares. Accordingly, the Sponsor is not controlled by a non-U.S. person, and it is unlikely CFIUS may consider Northern Revival to be a “foreign person.”

Braiin is not in our view a U.S. business, because the Braiin is an Australian company limited by shares incorporated in Australia, as described under “Information about Braiin.” Braiin does not have the majority of its operations or assets in the United States, does not have any mineral rights in the United States.

Although we do not believe Braiin is a U.S. business, and furthermore although we do not believe Braiin has a business that may affect U.S. national security, and although we believe Northern Revival is controlled by a U.S. person, CFIUS may take a different view and decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination, order us to divest all or a portion of a U.S. business of the combined company if Northern Revival had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any foreign ownership by the Sponsor.

The foreign ownership limitations, and the potential impact of CFIUS, may prevent Northern Revival from consummating the Business Combination with Braiin. If Northern Revival were to seek an initial business combination other than the Business Combination, the pool of potential targets with which it could complete an initial business combination may be limited as a result of any such regulatory restriction. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because Northern Revival has only a limited time to complete an initial business combination, its failure to obtain any required approvals within the requisite time period could prevent Northern Revival from completing an initial business combination and may require Northern Revival to liquidate. If Northern Revival liquidates, this will cause you to lose any potential investment opportunity in Braiin and the chance of realizing future gains on your investment through any price appreciation in Braiin, and Northern Revival’s warrants will expire worthless.

Risks Related to the U.S. Federal Income Tax Treatment of the Business Combination

The Initial Merger may be a taxable event for U.S. Holders of Northern Revival Ordinary Shares and Northern Revival Warrants.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Initial Merger to U.S. Holders,” the Initial Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder would not recognize gain or loss on the exchange of Northern Revival Ordinary Shares, or Northern Revival Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Initial Merger.

However, U.S. Holders of Northern Revival securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Initial Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Business Combination or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Initial Merger if PubCo transfers the assets it acquires from Northern Revival pursuant to the Business Combination to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Initial Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Initial Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Northern Revival Ordinary Shares, or Northern Revival Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Northern Revival Ordinary Shares, and Northern Revival Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Initial Merger, see the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Initial Merger to U.S. Holders” in this proxy statement/ prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Initial Merger.

In addition, U.S. Holders of Northern Revival Ordinary Shares and Northern Revival Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Northern Revival’s potential PFIC status and certain tax implications thereof.

Further, because the Initial Merger will occur immediately prior to the redemption of Northern Revival Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Initial Merger. All U.S. Holders considering exercising redemption rights with respect to their Northern Revival Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Initial Merger and exercise of redemption rights.

PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares and PubCo Warrants.

A market for PubCo’s securities may not develop, which would adversely affect the liquidity and price of Braiin’s securities.

Following the Business Combination, the price of PubCo’s securities may fluctuate significantly due to the market’s reaction to the Business Combination, including a significant number of redemptions by Northern Revival’s public shareholders, and general market and economic conditions. An active trading market for PubCo’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of PubCo’s securities after the Business Combination could vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. You may be unable to sell your securities unless a market can be established or sustained.

PubCo’s issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise will dilute all other shareholders.

PubCo expects to issue additional shares in the future that will result in dilution to all other shareholders. PubCo expects to grant equity awards to employees, directors, and consultants under its share incentive plans. PubCo expects to raise capital through equity financings in the future. As part of its business strategy, PubCo may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of PubCo Ordinary Shares to decline.

Risks Relating to Redemption

The ability to execute Northern Revival’s strategic plan could be negatively impacted to the extent a significant number of shareholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration Northern Revival would be required to pay for all of its public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceeds the aggregate amount of cash available to Northern Revival, Northern Revival may be required to increase the financial leverage Northern Revival’s business would have to support. This may negatively impact Northern Revival’s ability to execute on its own future strategic plan.

There is no guarantee that a Northern Revival shareholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

No assurance can be given as to the price at which a shareholder may be able to sell the PubCo Ordinary Shares in the future following the completion of the Business Combination or any alternative Business Combination. Certain events following the consummation of any Business Combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a Northern Revival shareholder might realize in the future had the shareholder not elected to redeem such shareholder’s shares. Similarly, if a Northern Revival shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any Business Combination, and there can be no assurance that a shareholder can sell its Northern Revival Ordinary Shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. Each Northern Revival shareholder should consult its own tax and/or financial advisor for assistance on how this may affect its individual situation.

If Northern Revival shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Northern Revival Ordinary Shares for a pro rata portion of the funds held in Northern Revival’s Trust Account.

Holders of Northern Revival Ordinary Shares are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the Extraordinary General Meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the Trust Account less taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Extraordinary General Meeting of Northern Revival Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights. Failure to comply with the redemption procedures could result in the inability to redeem your Northern Revival Ordinary Shares.

Risks Related to Northern Revival and the Business Combination

The Sponsor and Northern Revival’s directors, officers, advisors or their affiliates may elect to purchase Northern Revival Ordinary Shares from Northern Revival’s shareholders, which may influence a vote on a proposed Business Combination and reduce the public float of Northern Revival’s issued and outstanding capital stock.

The Sponsor and Northern Revival’s directors, officers, advisors or their affiliates may purchase Northern Revival Ordinary Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor and Northern Revival’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from Northern Revival shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or to satisfy the closing condition in the Business Combination Agreement that requires Northern Revival to have a minimum amount of cash at the Closing. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public float of Northern Revival Ordinary Shares and the number of beneficial holders of Northern Revival’s securities may be reduced, possibly making it difficult for Braiin to obtain the quotation, listing or trading of its securities on a national securities exchange.

If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of Northern Revival Ordinary Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of Northern Revival Ordinary Shares.

The Northern Revival Memorandum and Articles of Association provides that a shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the Northern Revival IPO, which Northern Revival refers to as the “Excess Shares.” However, Northern Revival would not be restricting its shareholders’ ability to vote all of their shares (including Excess Shares) for or against its Business Combination. The inability of a shareholder to redeem the Excess Shares will reduce its influence over Northern Revival ability to complete its Business Combination and such shareholder could suffer a material loss on its investment in Northern Revival if it sells Excess Shares in open market transactions. Additionally, such shareholder will not receive redemption distributions with respect to the Excess Shares if Northern Revival completes its Business Combination. And as a result, such shareholder will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell its stock in open market transactions, potentially at a loss.

If, before distributing the proceeds in the Trust Account to the Northern Revival shareholders, Northern Revival files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Northern Revival that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Northern Revival’s shareholders and the per-share amount that would otherwise be received by Northern Revival’s shareholders in connection with Northern Revival’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the Northern Revival shareholders, Northern Revival files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Northern Revival that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Northern Revival’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Northern Revival’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Northern Revival’s shareholders in connection with Northern Revival’s liquidation may be reduced.

Northern Revival’s shareholders may be held liable for claims by third parties against Northern Revival to the extent of distributions received by them upon redemption of their shares.

Under the Cayman Islands Companies Act, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to Northern Revival shareholders upon the redemption of Northern Revival Ordinary Shares in the event Northern Revival does not complete its initial Business Combination by up to February 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), may be considered a liquidation distribution under Cayman Islands law. However, it is Northern Revival’s intention to redeem its Northern Revival Ordinary Shares as soon as reasonably possible following August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), in the event Northern Revival does not complete its Business Combination and, therefore, Northern Revival does not intend to comply with those procedures.

Because Northern Revival is a blank check company, rather than an operating company, and Northern Revival’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Northern Revival’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. Northern Revival cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Northern Revival’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Northern Revival’s shareholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to the Northern Revival shareholders upon the redemption of the Northern Revival Ordinary Shares in the event Northern Revival does not complete its initial Business Combination by February 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), is not considered a liquidation distribution under Cayman Islands law and such redemption distribution is deemed to be unlawful.

Risks Related to the Business Combination and Integration of Businesses

While Northern Revival and Braiin work to complete the Business Combination, management’s focus and resources may be diverted from operational matters and other strategic opportunities.

Successful completion of the Business Combination may place a significant burden on management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm PubCo’s business financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on Braiin systems, employees, customers, partners, and other third parties, including regulators, may have an adverse effect on PubCo. These uncertainties may impair PubCo’s ability to attract, retain and motivate key personnel for a period of time after the completion of the Business Combination.

Braiin’s management has no or limited experience operating a U.S. public company.

Braiin’s executive officers and directors have no or limited experience in the management of a U.S. publicly traded company. Braiin’s management team may not successfully or effectively manage its transition to a public company following the Business Combination that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of PubCo. It is possible that PubCo will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Braiin’s and Northern Revival’s operations may be restricted during the pendency of the Business Combination pursuant to terms of the Business Combination Agreement.

Prior to the consummation of the Business Combination, Braiin is subject to customary interim operating covenants relating to carrying on its business in the ordinary course of business and is also subject to customary restrictions on actions that may be taken during such period without Northern Revival’s consent. As a result, Braiin may be unable, during the pendency of the Business Combination, to make certain acquisitions and capital expenditures, borrow money and otherwise pursue other actions, even if such actions would prove beneficial.

Uncertainty about the effect of the Business Combination may affect our ability to retain key employees and may materially impact the management, strategy and results of our operation as PubCo

Uncertainty about the effect of the Business Combination on Braiin’s business, employees, customers, third parties with whom Braiin has relationships, and other third parties, including regulators, may have an adverse effect on PubCo. These uncertainties may impair PubCo’s ability to attract, retain and motivate key personnel for a period of time after the Business Combination. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with PubCo, our business could be harmed.

PubCo may incur successor liabilities due to conduct arising prior to the completion of the Business Combination.

PubCo may be subject to certain liabilities of Northern Revival and Braiin. Northern Revival and Braiin at times may each become subject to litigation claims in the operation of its business, including, but not limited to, with respect to employee matters, intellectual property infringement matters and contract matters. Any litigation may be expensive and time-consuming and could divert management’s attention from PubCo’s business and negatively affect its operating results or financial condition. The outcome of any litigation cannot be guaranteed, and adverse outcomes can affect Northern Revival, Braiin and PubCo negatively.

Risks Related to PubCo’s Securities Following the Business Combination

Currently, there is no public market for the ordinary shares of PubCo. Northern Revival shareholders cannot be sure that an active trading market will develop for or of the market price of the ordinary shares of PubCo they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each ordinary share of Northern Revival will be converted into the right to receive one ordinary share of PubCo. PubCo is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. Northern Revival, and PubCo have agreed to use their best efforts to cause the ordinary shares of PubCo to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the Effective Time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the ordinary shares of PubCo will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the ordinary shares of PubCo following the closing of the Business Combination and the ordinary shares of PubCo may trade at a price less than the current market price of Northern Revival Ordinary Shares.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for the PubCo’s ordinary shares does not develop, investors may not be able to re-sell their ordinary shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the ordinary shares of PubCo following completion of the Business Combination and the development and continued existence of a market and favorable price for the ordinary shares of PubCo will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results, and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings, and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the ordinary shares of PubCo to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the ordinary shares of PubCo. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo’s ordinary shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this section, the following:

•        actual or anticipated variations in the financial results and prospects of the company or other companies in the same industry;

•        changes in financial estimates by research analysts;

•        changes in the market valuations of other entertainment companies;

•        announcements by PubCo or its competitors of new products and services, expansions, investments, acquisitions, strategic partnerships, or joint ventures;

•        mergers or other business combinations involving PubCo;

•        additions and departures of key personnel and senior management;

•        changes in accounting principles;

•        the passage of legislation or other developments affecting PubCo or its industry;

•        the trading volume of PubCo’s ordinary shares in the public market;

•        the release of lockup, escrow, or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

•        potential litigation or regulatory investigations;

•        changes in economic conditions, including fluctuations in global and Chinese economies;

•        financial market conditions;

•        natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

•        the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities have been volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo’s ordinary shares.

The sale or availability for sale of substantial amounts of ordinary shares could adversely affect their market price.

Sales of substantial amounts of the ordinary shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the ordinary shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. The ordinary shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Braiin and its directors, executive officers, and existing shareholders will exchange the ordinary shares of Braiin held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for 180 days after the date of this prospectus without the prior written consent of PubCo. Ordinary Shares of PubCo to be held by Braiin’s certain existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

The trading market for PubCo’s ordinary shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its share price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to publish reports on the Combined Company, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

If the benefits of the Business Combination do not meets the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

•        PubCo does not achieve the perceived benefits of the business combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•        the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of declining share prices.

Risks Related to PubCo Operating as a Public Company

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is a Cayman Islands exempted company incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association and the laws of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands business companies like PubCo have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under its articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, users of the board of directors, or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Future changes to U.S. and non-U.S. tax laws could adversely affect PubCo.

The U.S. Congress and other government agencies in jurisdictions where PubCo and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting”, including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which PubCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect PubCo and its affiliates.

EXTRAORDINARY GENERAL MEETING OF NORTHERN REVIVAL SHAREHOLDERS

General

Northern Revival is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its Board for use at the Extraordinary General Meeting to be held on            , 2024, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to you on or about            , 2024. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held at ______________ and virtually at 10:00 a.m. Eastern Time on            , 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if you owned Northern Revival Ordinary Shares as of the close of business on            , 2024, which is the Record Date for the Extraordinary General Meeting. You are entitled to one vote for Northern Revival Ordinary Share that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the date of this proxy statement/prospectus, there were 7,947,744 Northern Revival Ordinary Shares issued and outstanding, including 1,910,244 public shares outstanding, and 6,037,500 founders shares. Northern Revival does not expect to issue any additional shares of ordinary shares on or before the Record Date.

Vote of the Sponsor, Directors and Officers

In connection with the Northern Revival IPO, Northern Revival entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of ordinary shares owned by it in favor of the Business Combination Proposal. These agreements apply to the Sponsor as it relates to the founder shares. Our Sponsor with our directors and officers currently own 6,037,500 Northern Revival Ordinary Shares, representing approximately 75.96% of the 7,947,744 issued and outstanding Northern Revival Ordinary Shares. Our Sponsor, Northern Revival Initial Shareholders, and our directors and officers have agreed to vote all of their founder shares and all of their shares of Ordinary shares (including, but not limited to, shares of Ordinary shares sold in the Private Placement) in favor of the Business Combination Proposal. As a result, assuming there is a quorum at the Extraordinary General Meeting, we will not need any of our public shares, to be voted in favor of the Business Combination Proposal. The remaining proposals may be passed without any votes in favor by holders of our public shares.

Registering for the Extraordinary General Meeting

Pre-registration for virtual attendance at the Extraordinary General Meeting is recommended but is not required in order to attend through the following website: [•].

Any shareholder wishing to attend the virtual meeting should register for the meeting by            , 2024. To register for the Extraordinary General Meeting, please follow these instructions as applicable to the nature of your ownership of our ordinary shares:

•        If your shares are registered in your name with [•] and you wish to attend the online-only Extraordinary General Meeting, go to [•], enter the 14-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to [•]. Beneficial shareholders who e-mail a valid legal proxy will be issued a 14-digit meeting control number that will allow them to register to attend and participate in the Extraordinary General Meeting. After contacting [•], a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact [•] at least five (5) business days prior to the meeting date in order to ensure access.

Quorum and Required Vote for Proposals

A quorum of Northern Revival shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the ordinary shares outstanding and entitled to vote at the Extraordinary General Meeting is represented in person (including by virtual attendance) or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the holders of issued and outstanding Northern Revival Ordinary Shares who attend and vote at the Extraordinary General Meeting as of the Record Date. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting or an abstention will have no effect on the outcome of any vote on the Business Combination Proposal.

The approval of the remaining Proposals (consisting of the PubCo Charter Proposal, the Incentive Plan Proposal and the Adjournment Proposal) requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy at the Extraordinary General Meeting. Accordingly, a Northern Revival shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting or the failure of a Northern Revival shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that shareholder’s shares not being counted towards the number of Northern Revival Ordinary Shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the PubCo Charter Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions of persons appearing at the Extraordinary General Meeting likewise will also have no effect on the outcome of these proposals.

The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals (consisting of the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal) are approved at the Extraordinary General Meeting. The Adjournment Proposal is not a Condition Precedent Proposal for consummation of the Business Combination, and the Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal and the other Condition Precedent Proposals do not receive the requisite vote for approval, after taking into account any approved adjournment or postponement, if necessary, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial Business Combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public shareholders.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, if you hold your stock in “street name” through a broker, bank or other nominee, that entity cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that all the proposals presented to our shareholders will be considered non-discretionary, and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal.

Recommendation of Northern Revival’s Board

The Board has unanimously determined that each of the proposals is fair to and in the best interests of Northern Revival and its shareholders, and has unanimously approved such proposals. The Board unanimously recommends that shareholders:

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” the PubCo Charter Proposal;

•        vote “FOR” the Incentive Plan Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

When you consider the recommendation of our Board in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. These interests include, among other things:

•        If we do not consummate an initial business combination by August 4, 2024, the 6,037,499 Class A ordinary shares and one Class B ordinary share held by the sponsor will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). Northern Revival and the Sponsor have agreed that the Sponsor will forfeit 1,500,000 founders shares in connection with the Closing leaving 4,537,500 founders shares at Closing. Based on the price of the Northern Revival Ordinary Shares as of December 1, 2023 of $10.84, these shares have a value of $49,186,500 as compared to the original purchase price of $25,000.

•        If we do not consummate an initial business combination by August 4, 2024, the 4,553,334 private placement warrants will be worthless. Pursuant to the terms of the Business Combination Agreement, at the Closing, those warrants will be cancelled in exchange for a payment to the Sponsor of $2,500,000.

•        In connection with the IPO, the sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Northern Revival or prospective target businesses with which Northern Revival has entered into certain agreements;

•        All rights specified in the charter relating to the right of officers and directors to be indemnified by Northern Revival, and of Northern Revival’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after an initial business combination and, if no initial business combination is completed by August 4, 2024, so that Northern Revival liquidates, Northern Revival will not be able to perform its obligations to its officers and directors under those provisions;

•        None of Northern Revival’s officers or directors has received any cash compensation for services rendered to Northern Revival, and all of the current officers and directors are expected to continue to serve in their roles at least through the date of the Extraordinary General Meeting and may continue to serve following any potential initial business combination and receive compensation thereafter; and

•        The sponsor and Northern Revival’s officers and directors and their respective affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination and, if we do not consummate an initial business combination by August 4, 2024, they will not have any claim against the Trust Account for reimbursement so that Northern Revival will most likely be unable to reimburse such expenses.

In light of the foregoing, the Sponsor and Northern Revival’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Braiin rather than liquidate even if (i) Braiin is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and Northern Revival’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.

Northern Revival’s Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to Northern Revival’s stockholders that they approve the Business Combination.

Voting Your Shares

Each Northern Revival Ordinary Shares that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your Northern Revival Ordinary Shares at the Extraordinary General Meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Northern Revival’s Board “FOR” the Business Combination Proposal, the PubCo Charter Proposal, the Incentive Plan Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

•        You Can Attend the Extraordinary General Meeting and Vote in Person.    When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Northern Revival can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Northern Revival’s secretary in writing before the Extraordinary General Meeting that you have revoked your proxy; or

•        you may virtually attend the Extraordinary General Meeting, revoke your proxy, and vote in person (by virtual attendance) as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Northern Revival Ordinary Shares, you may call Advantage Proxy, Inc., Northern Revival’s proxy solicitor, at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free 877-870-8565
Banks and brokers call 206-870-8565
Email: KSmith@advantageproxy.com

No Additional Matters May Be Presented at the Extraordinary General Meeting

The Extraordinary General Meeting has been called only to consider the Business Combination Proposal, the PubCo Charter Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under Northern Revival’s Memorandum and Articles of Association, other than procedural matters incident to the conduct of the Extraordinary General Meeting, no other matters may be considered at the Extraordinary General Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Extraordinary General Meeting.

Redemption Rights

Pursuant to the Northern Revival Memorandum and Articles of Association, any holders of public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable and up to $100,000 for dissolution expenses, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Northern Revival IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay Northern Revival’s taxes payable and up to $100,000 of any remaining interest for dissolution expenses). For illustrative purposes, based on funds in the Trust Account of approximately $[•] on _______, 2024, the pro rata portion of the funds available in the Trust Account for the redemption of public Northern Revival Ordinary Shares was approximately $[•] per share (less taxes paid or payable).

In order to exercise your redemption rights, you must

•        prior to 5:00 p.m. Eastern Time on         , 2024 (two (2) business days before the Extraordinary General Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental, Northern Revival’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Email: mzimkind@continentalstock.com

•        deliver your public shares either physically or electronically through DTC to Northern Revival’s transfer agent at least two (2) business days before the Extraordinary General Meeting. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Northern Revival’s understanding that shareholders should generally allot at least two (2) weeks to obtain physical certificates from the transfer agent. However, Northern Revival does not have any control over this process and it may take longer than two (2) weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Northern Revival’s consent, until the Closing of the Business Combination. If you delivered your shares for redemption to Northern Revival’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Northern Revival’s transfer agent return the shares (physically or electronically). You may make such request by contacting Northern Revival’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, shareholders should verify the market price of Northern Revival Ordinary Shares as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your Northern Revival Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Northern Revival Ordinary Shares when you wish to sell your shares.

If you exercise your redemption rights, your Northern Revival Ordinary Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of Braiin, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and Northern Revival does not consummate an initial Business Combination by August 4, 2024 (or such later date as may be provided by amendment or extension in accordance with the Northern Revival Memorandum and Articles of Association) Northern Revival will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public shareholders and the warrants will expire worthless.

Northern Revival Appraisal Rights

Northern Revival shareholders are entitled to give notice to Northern Revival prior to the Extraordinary General Meeting that they wish to dissent to the Business Combination to the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Northern Revival if they follow the procedures set out in the Companies Act. It is Northern Revival’s view that such fair market value would equal the amount which Northern Revival shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation

Northern Revival is soliciting proxies on behalf of its Board. This solicitation is being made by mail but also may be made by telephone, by facsimile, on the Internet or in person. Northern Revival will file with the SEC all scripts and other electronic communications as proxy soliciting materials.

Northern Revival will pay the cost of soliciting proxies for the Extraordinary General Meeting. Northern Revival has engaged Advantage Proxy to assist in the solicitation of proxies for the Extraordinary General Meeting. Northern Revival has agreed to pay Advantage Proxy a fee of $10,000 plus disbursements. Northern Revival will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses.

Northern Revival will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Northern Revival Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of Northern Revival Ordinary Shares and in obtaining voting instructions from those owners. Northern Revival’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION PROPOSAL

We are asking our shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. Our shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the outstanding ordinary shares.

Business Combination Agreement

On October 1, 2023, we entered into the Amended and Restated Business Combination Agreement with our Sponsor, Braiin, PubCo, and the Braiin Supporting Shareholders who collectively own 100% of the outstanding Braiin Shares. Pursuant to the terms of the Business Combination Agreement, following the Initial Merger, the Business Combination between Northern Revival and Braiin will be effected as a Share Exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of PubCo Shares with an aggregate value of $572 million. The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec and Vega. Following the Share Exchange, Braiin will continue as a subsidiary of the Combined Company. We refer to Northern Revival after giving effect to the Business Combination, as “PubCo” or the “Combined Company.”

The purpose of the Initial Merger is to establish a Cayman Islands company that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Initial Merger, the Northern Revival shareholders will no longer be shareholders of Northern Revival and (other than the Northern Revival shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from certain rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Upon the approval of the Business Combination Agreement, Northern Revival and PubCo will execute the Plan of Merger, which shall be filed with the Registrar of the Cayman Islands with certain other documents on or prior to the closing of the Initial Merger. At the effective time of the Initial Merger, Northern Revival will merge with and into PubCo. The separate corporate existence of Northern Revival will cease and PubCo will continue as the surviving corporation. In connection with the Initial Merger, all outstanding Northern Revival Units will separate into their individual components of Northern Revival Ordinary Shares and Northern Revival Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Northern Revival shareholders shall be exchanged as follows:

(i)     Each Northern Revival Ordinary Share issued and outstanding immediately prior to the effective time of the Initial Merger (other than any redeemed shares) will automatically be cancelled and cease to exist and, for each Northern Revival Ordinary Share, PubCo shall issue to each Northern Revival shareholder (other than Northern Revival shareholders who exercise their redemption rights in connection with the Business Combination or the PubCo Charter Proposal) one validly issued PubCo Ordinary Share, which, unless explicitly stated herein, shall be fully paid; and

(ii)    Each whole Northern Revival Warrant issued and outstanding immediately prior to effective time of the Initial Merger will convert into a PubCo Warrant to purchase one PubCo Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the Northern Revival Warrants.

Simultaneously with the execution of the Business Combination Agreement, Northern Revival and Braiin entered into separate support agreements with the Braiin Supporting Shareholders and the Sponsor pursuant to which the Braiin Supporting Shareholders and the Sponsor have agreed to vote their Braiin Shares and Northern Revival Ordinary Shares, respectively, in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 founder shares immediately prior to the Closing and to waive: (i) redemption rights with respect to its Northern Revival shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to Northern Revival converted into warrants.

Share Exchange Consideration

The total consideration to be paid at Closing by PubCo to Braiin security holders (the “Exchange Shares”) will be payable in PubCo Ordinary Shares valued at (i) $572 million, minus (ii) the indebtedness (excluding Indebtedness under any Company Convertible Security that will be converted into Company Shares prior to or at the Closing) of Braiin and its Subsidiaries as of the date of the Business Combination Agreement, plus (iii) cash and cash equivalents of Braiin and its Subsidiaries as of Closing. For purposes of determining the number of Exchange Shares to be issued, the Northern Revival Ordinary Shares will be valued at $10.00 per share.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants with respect to, among other things, operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, with respect to provision of information, cooperation in the preparation of the Registration Statement and to identify additional sources of third-party financing sources in the form of debt or equity investments (“Transaction Financing”).

Northern Revival Incentive Plan

Northern Revival has agreed to adopt an incentive plan (the “Incentive Plan”) to be developed in consultation with Braiin and third-party advisors with market-based metrics and customary terms for incentive plans of similarly situated public companies.

Non-Solicitation Restrictions

Each of Northern Revival, Braiin and the Braiin Supporting Shareholders has agreed to not to directly or indirectly take any action to solicit, initiate continue, or encourage a Business Combination Proposal (as such term is defined in the Business Combination Agreement).

Conditions to Closing

The consummation of the Business Combination is conditioned upon, among other things, (i) the absence of any governmental or court order, determination or injunction enjoining or prohibiting the Business Combination and related transactions, (ii) effectiveness of the Registration Statement and completion of the Shareholder Meeting, including any associated redemptions by Northern Revival shareholders, (iii) approval of the Business Combination and related transactions at the Shareholder Meeting, (iv) the Share Consideration being approved for listing on Nasdaq, and (v) all necessary regulatory approvals being obtained.

Solely with respect to Northern Revival’s and PubCo’s obligation to close, the consummation of the Business Combination and related transactions is conditioned upon, among other things, (i) Braiin’s representations and warranties being true and correct in all material respects (except where failure, individually and in the aggregate, would not have a Material Adverse Effect (as defined in the Business Combination Agreement)), (ii) Braiin having complied with all of its covenants in all material respects, (iii) Braiin and certain Braiin Shareholders having executed and delivered Braiin Shareholder Lock-Up Agreements (as defined below), (iv) Braiin having acquired PowerTec and Vega and transferred all intellectual property and other assets used in their respective business within its corporate structure, (v) all Braiin shareholders having agreed to exchange their Braiin Shares for PubCo Ordinary Shares in the Share Exchange, and (vi) no Material Adverse Effect (as defined in the Business Combination Agreement) having occurred to Braiin or its subsidiaries.

Solely with respect to Braiin’s obligations, the consummation of the Business Combination and related transactions is conditioned upon, among other things, (i) Northern Revival’s representations and warranties being true and correct in all material respects (except where failure, individually and in the aggregate, would not have a Material Adverse Effect), (ii) Northern Revival having complied with all of its covenants in all material respects, (iii) Northern Revival and the Sponsor having executed and delivered Braiin Shareholder Lock-Up Agreements, and (iv) Northern Revival having, immediately after the closing of the Business Combination, at least $15 million available from the trust account established in connection with Northern Revival’s IPO (the “Trust Account”) and any Transaction Financing, but after paying expenses of Northern Revival and Braiin and any redemption payments due to shareholders who elect to redeem their Northern Revival Ordinary Shares.

Termination

The Business Combination Agreement may be terminated at any time by mutual consent or: (i) by either party if: (A) Northern Revival’s shareholders do not approve the Business Combination Agreement at the Shareholder Meeting, or (B) the Business Combination is permanently enjoined by a final, non-appealable governmental order or law, (ii) by Northern Revival if: (A) there is any breach that would prevent Braiin from satisfying Northern Revival’s closing conditions that Braiin cannot cure within thirty days, (B) if the closing has not occurred by February 4, 2024, (iii) by Braiin if: (A) there is any breach that would prevent Northern Revival from satisfying Braiin’s closing conditions that Northern Revival cannot cure within thirty days, or (B) if Northern Revival gives notice of a breach and the closing does not occur by the end of the cure period. If the Business Combination is not consummated by February 4, 2024 (except in the case of termination by either party due to the other’s breach): (i) Braiin will pay Northern Revival up to $700,000 in certain expenses if Northern Revival has satisfied all closing conditions and is ready, willing and able to consummate the Business Combination, or (ii) Northern Revival will pay 50% of certain Braiin expenses, but up to a maximum of $700,000, if Braiin has satisfied all closing conditions and is ready, willing and able to consummate the Business Combination.

The Business Combination Agreement and the other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Northern Revival, Braiin or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about Northern Revival, Braiin or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Northern Revival makes publicly available in reports, statements and other documents filed with the SEC. Northern Revival and Braiin investors and securityholders are not third-party beneficiaries under the Business Combination Agreement.

Certain Related Agreements

Sponsor Support Agreement and Share Surrender

Simultaneously with the execution of the Business Combination Agreement, Northern Revival and Braiin entered into a support agreement with the Sponsor (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote its Northern Revival ordinary shares and its Private Placement Warrants in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 Founders Shares immediately prior to the Effective Time and to waive: (i) redemption rights with respect to its Northern Revival shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to Northern Revival converted into warrants.

Company Shareholder Support Agreements

Simultaneously with the execution of the Business Combination Agreement, Northern Revival and Braiin entered into a support agreement with the Braiin Supporting Shareholders (the “Company Shareholder Support Agreement”) pursuant to which the Braiin Supporting Shareholders have agreed to vote their Braiin Shares in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal.

Company Shareholder Lock-Up Agreement

At the Closing, Northern Revival, Braiin and certain Braiin shareholders will enter into a series of Lock-Up Agreements (the “Company Shareholder Lock-Up Agreements”) pursuant to which the shareholders will agree not to sell or transfer any PubCo Ordinary Shares or securities exercisable for or convertible into PubCo Ordinary Shares (the “Lock-Up Shares”) for a period extending from the closing until the earlier of (i) six months after the closing, (ii) the time, 150 days or more after the closing, that the last sale price of PubCo is at least $12.00 for any 20 trading days within a 30-trading-day period, and (iii) the liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders have the right to exchange their PubCo Ordinary Shares for cash, securities or other property (the “Lock-Up”).

Amended and Restated Registration Rights Agreement

At the Closing, Northern Revival, Braiin, the Sponsor, PubCo and certain Braiin shareholders will enter into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with respect to the resale of shares of PubCo held, or acquired before or pursuant to the Share Exchange by the Sponsor and such shareholders (“Holders”). The Amended and Restated Registration Rights Agreement amends and restates the registration rights agreement dated February 1, 2021 entered into in connection with the Northern Revival Northern Revival IPO. Subject to the Lock-Up, PubCo will file a registration statement to register the public resale of the Holders’ shares as soon as reasonably practicable, but in any event within 30 calendar days following the consummation of the Business Combination. In addition, subject to certain requirements and customary conditions, including with regard to when requests may be made, the Holders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed, in the aggregate, $10 million or includes all of the remaining shares held by the requesting Holder. In addition, Holders will have certain “demand” and “piggy-back” registration rights that require PubCo to separately register the resale of their shares or to include such securities in registration statements that PubCo otherwise files, respectively, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement does not contain liquidated damages provisions or other cash settlement provisions resulting from delays in registering PubCo’s securities. PubCo will bear the expenses incurred in connection with the filing of any such registration statements.

Forward Purchase Agreement

In connection with the Business Combination, Northern Revival, Braiin and Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Meteora”) entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”). Entities and funds managed by Meteora own equity interests in the Sponsor.

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Northern Revival Ordinary Shares: (a) in open-market purchases through a broker after the date of Northern Revival’s redemption deadline in connection with the vote of Northern Revival shareholders to approve the Business Combination from holders of Northern Revival Ordinary Shares, including those who elect to redeem Northern Revival Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from Northern Revival, newly-issued Northern Revival Ordinary Shares (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of Northern Revival Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from Northern Revival’s Trust Account are disbursed in connection with the Business Combination, the Combined Company will pay to Meteora, out of funds held in its Trust Account, an amount (the “Prepayment Amount”) equal to (x) the per-share redemption price (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the date of such prepayment less the Prepayment Shortfall. The Prepayment Shortfall is equal to the lesser of (i) ten percent of the product of (x) the number of Northern Revival Ordinary Shares multiplied by (y) the Initial Price and (ii) $3,000,000.

Meteora may, at its discretion and at any time following the closing of the Business Combination, provide an Optional Early Termination notice (“OET Notice”) and pay to the Combined Company the product of the “Reset Price” and the number of Northern Revival Ordinary Shares listed on the OET Notice. The Reset Price shall initially equal the Initial Price but shall be adjusted on the first scheduled trading date of each two-week period commencing on the first week following the 30th day after the closing of the Business Combination to the lowest of (i) the current Reset Price, (ii) the Initial Price and (iii) the volume weighted average price (“VWAP”) of Northern Revival Ordinary Shares of the prior two week period.

The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination, (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if (i) the VWAP of Northern Revival Ordinary Shares during 10 out of 30 consecutive trading days is at or below $5.00 per Share, or (ii) the Shares are delisted from a national securities exchange. At maturity, Meteora will be entitled to receive maturity consideration in cash or shares. The maturity consideration will equal the product of (1) (a) the number of Northern Revival Ordinary Shares less (b) the number of Terminated Shares, multiplied by (2) $1.50 in the event of cash or, in the event of Northern Revival Ordinary Shares, $2.00; and $2.50, solely in the event of a registration failure.

The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Forward Purchase Agreement may be terminated by any of the parties thereto if the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

Northern Revival has agreed to indemnify and hold harmless Meteora, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Meteora sells any shares it owns) and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

Joseph Tonnos, a Principal and Associate Portfolio Manager at Meteora Capital, LLC, an investor in the Sponsor, served on the Northern Revival board of directors from February 9, 2023 until his resignation on March 15, 2023. Mr. Tonnos promptly disclosed this conflict of interest to the board of directors of Northern Revival and refrained from participating in any discussions or any vote regarding the Forward Purchase Agreement or the transactions contemplated therein. Mr. Tonnos resigned from the Northern Revival board of directors prior to any approval of the Forward Purchase Agreement. Such resignation was not a result of disagreement with Northern Revival on any matter relating to its operations, policies or practices.

The purpose of the Forward Purchase Agreement is to provide certain funds required to close the Business Combination. In addition, at the time, the parties contemplated that the shares held by Meteora would also assist in determining public float for purposes of meeting certain Nasdaq listing requirements. Since the signing of the Forward Purchase Agreement, Nasdaq guidance has made it clear that these shares will not be permitted to count towards the calculation of public float.

Background of the Business Combination

Northern Revival is a special purpose acquisition company that was incorporated on November 4, 2020, and established with the objective of executing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or another similar business combination with one or more businesses. The Business Combination with Braiin is the result of a proactive search for a potential business combination transaction, using the network and investment and transaction experience of Northern Revival’s management team and Board. While Northern Revival’s search for a prospective business target was not restricted to any specific industry or geographic region, Northern Revival aimed to focus on tech-enabled industries. Northern Revival initially identified 1,000 companies, evaluated approximately 250 targets and met with and conducted preliminary diligence on 42 companies before arriving at a business agreement with Braiin. During this period, Northern Revival narrowed its focus to 6 other companies and ultimately concluded Braiin as the target for this business combination.

On February 4, 2021, Northern Revival completed its IPO, grossing $241.5 million in proceeds (including the full exercise of the underwriters’ over-allotment option, but prior to underwriting discounts, commissions, and offering expenses). Concurrently with the consummation of the IPO, Northern Revival executed a private placement (the “Private Placement”) in which it sold 4,553,334 Private Warrants to the Sponsor at a price of $1.50 per Private Warrant (for a total purchase price of approximately $6.8 million). Before the IPO, neither Northern Revival nor anyone on its behalf had identified any particular business combination or initiated or partook in any substantive discussions, formal or otherwise, with any business combination target concerning a business combination with Northern Revival.

After the completion of the IPO, Northern Revival’s officers and directors initiated a proactive, targeted search for an initial pool of potential business combination targets by leveraging the networks of its officers, directors, and Sponsor affiliates, which included investment bankers, private equity firms, and hedge funds, as well as numerous other business connections. Northern Revival was also approached by several individuals and entities regarding business combination opportunities. Northern Revival’s due diligence, evaluation, and analysis process incorporated, among other things, scrutiny of each target’s product pipelines, potential product or service offerings, technology, market potential, and financial information, each based on publicly available data, other market research available to the management team, and the management team’s preexisting knowledge of the potential targets due to existing relationships and networks. In the case of Braiin, Northern Revival used its knowledge of the agriculture technology industry and Braiin’s business, technologies, and potential product offerings.

As described in the prospectus below was the criteria that Northern Revival used in evaluating opportunities:

Consistent with our business strategy, we identified companies with compelling growth potential and a combination of the characteristics detailed below. We specifically targeted opportunities where we could leverage Northern Revival’s differentiated operating capabilities to accelerate growth or increase profitability. We used these criteria and guidelines in evaluating acquisition opportunities. Our intent was to acquire one or more companies or assets that we believed had the following attributes:

•        B2B and B2B2C software and tech-enabled services businesses. We focused on companies that are reshaping business information technology by providing critical, high-value-add solutions via software or tech-enabled services. We believe such companies are benefiting from the digitalization, cloud-migration, and proliferation of data across the enterprise.

•        Healthy end markets with strong long-term secular trends. We targeted companies that operated in markets with attractive long-term growth prospects and reasonable overall size or potential.

•        Minimal technology risk with high switching costs. We evaluated companies that provide or automate core solutions required to operate a business in their target markets, and whose solutions are difficult to displace due to their mission-critical nature. These solutions are characterized by systemic integration within end customer organizations, competitive differentiation and insulation from future disruptive technologies.

•        Consistent and compelling growth prospects and significant recurring revenues. We evaluated companies with attractive growth vectors that demonstrate a high level of recurring revenue and strong customer retention rates. We sought companies that have the ability to generate strong revenue growth through new customer acquisition, cross-selling to existing customers, and acquisitions of complementary companies and products.

•        Attractive, inherently profitable businesses with high operating leverage. We evaluated companies that we believe possess not only an established business model and sustainable competitive advantages, but also inherently profitable unit economics.

•        Knowledgeable management teams with relevant industry experience and a proven track record. We targeted companies with expert management teams that have specialized knowledge of their respective industry sector and are active leaders in developing or deploying technology to provide a solution for a problem or challenge within their respective industry sector.

•        Established business models. We targeted companies with proven business models and a demonstrated ability to scale by extending product portfolios into new markets.

•        Benefit from being a public company. We focused on companies that could benefit from being publicly traded and can effectively utilize access to capital and the public profile associated with being a publicly-traded company.

•        Platform that can become a consolidator. We focused on companies that can benefit from our team’s experience driving growth through strategic add-on acquisitions. These companies are typically in fragmented markets with many participants offering overlapping solutions.

As Northern Revival started the process of appraising potential targets for a business combination, the management and certain directors received interest from several companies operating in various other sectors that weren’t initially within Northern Revival’s scope. During a regular call with the Board of Directors, it was collectively agreed to broaden their evaluation of target companies.

The following encapsulates a comprehensive overview of the discussions with Northern Revival’s eight primary business combination candidates:

Target 1:

In February 2021, subsequent to the IPO, Northern Revival was introduced to Target 1 through a relationship at a private equity firm. Target 1 was already in discussions with other possible acquirors, but the existing relationships, company profile and interest in our expertise allowed us to conduct thorough diligence. Northern Revival met with the board and management over the course of a month to understand the needs and direction of the company. Northern Revival discussed potential with a long history of investing in vertical software and they understood the value proposition, stickiness, and organic/inorganic growth opportunities that a market leader like Target 1 could access. The Target had the revenue, ARR profile, organic growth and EBITDA margins that would allow for a successful outcome. In addition, Northern Revival management had a prior investment in a company that had a long-standing relationship with the private equity firm. This investment was a key advantage for Northern Revival as there were several tangential opportunities and learnings to enhance the value proposition for Target 1. Northern Revival submitted what it believed was a competitive bid offer in April 2021. After a few weeks of deliberation, the Target ultimately decided to not move forward with a SPAC offer and, instead, elected to raise additional capital from a private equity firm, ultimately remaining private.

Target 2:

In April 2021, a firm solicited Northern Revival to engage in a private investment, seeking to leverage Northern Revival’s capabilities for its intended public offering. Target 2 demonstrated a unique software system for the real estate industry and positioned itself as a leading platform for value creation within the ecosystem.

During that engagement, Northern Revival dedicated significant resources to evaluate the company’s management and observed consistent strong performance in key growth, retention, and profitability metrics without the support of institutional funding. After conducting an extensive due diligence process, Northern Revival concluded that Target 2 was well-positioned for growth within the notably fragmented real estate market.

In the evaluation process, Northern Revival consulted numerous individuals from its expert network, including board members and associates. All of these confirmed the quality of the investment prospect. However, following a series of deliberations, the board of Northern Revival determined that the two-pronged strategy of initial investment and subsequent public offering presented considerable complexities due to Target 2’s organizational structure.

In May/June 2021 Northern Revival chose to discontinue primary discussions for a potential business combination. However, it remained in close contact with the company to potentially explore future opportunities.

Target 3:

In April 2021, a leading-tier investment bank approached Northern Revival with an invitation to participate in a SPAC process for a company identified as Target 3. Target 3 operated in the software food services sector and boasted a world-class leadership team steered by its original founder.

The investment bank extended an invitation to Northern Revival to partake in the bidding process, which encompassed preliminary due diligence and management interviews. Following the initial screening, both the management team and the investment bank shortlisted Northern Revival as one of three finalists, from an original roster of approximately 15 potential sponsors who had expressed interest.

To further evaluate the opportunity, Northern Revival executed a series of detailed interviews with management, which included on-site visits and third-party references. Furthermore, Northern Revival engaged with board members and advisors whose knowledge and expertise could potentially add significant value to Target 3.

Target 3, which showcased positive EBITDA and robust growth, found the years of market experience from Northern Revival’s network, advisors, and management, as well as the prospective client base Northern Revival could offer, extremely appealing. These factors aligned seamlessly with Northern Revival’s investment thesis.

Upon a thorough examination of the firm’s financials and management team, Northern Revival discerned that Target 3 held a strong competitive advantage, was led by a team with deep industry expertise and a commendable track record, had received positive customer feedback, and boasted leading-edge software development along with healthy financials.

As a result, Northern Revival extended a nonbinding letter of interest to Target 3 through the investment bank. Following further discussions, Target 3 decided against pursuing the SPAC option, opting to retain its private status. Nonetheless, Northern Revival preserved its relationship with Target 3, keeping the door open for potential opportunities in the future.

Target 4:

In June 2021, an invitation was extended to Northern Revival to participate in the evaluation process of an expanding B2B financial services technology company, known as Target 4. The management of Northern Revival shared a close rapport with the leading investment bankers representing the target company. The investment bankers perceived that Northern Revival’s management could impart essential expertise to Target 4 and enhance its already comprehensive management team.

For a span of two months, Northern Revival carried out due diligence to assess growth opportunities, financial performance, and the cross-selling potential of Target 4’s products. Following the investigation, Northern Revival determined that Target 4 was a highly robust company with substantial growth prospects.

During the process, Northern Revival facilitated extensive discussions with potential PIPE investors and successfully secured commitments for an investment ranging from $150 to $200 million. In July 2021, Northern Revival received information that it had been selected as one of the two contenders advancing in the bidding process.

Throughout the course, Northern Revival persistently refined its bid, identified potential external board member candidates, and finalized the financing arrangements. However, in August 2021, Northern Revival was informed that another sponsor, who had offered a significantly higher valuation in the final bid, was awarded the deal. Northern Revival was asked to consider a re-bid, however the management and board of Northern Revival remained steadfast in their commitment to providing a valuation that would be upheld in the public markets, to sustain long-term growth.

Target 5:

In October 2021, an investment bank engaged in facilitating mergers and acquisitions for Target 5 approached Northern Revival with a proposition to make Target 5’s initial public offering (IPO) through its special purpose acquisition company (SPAC). Target 5 operated as a software and financial services firm within the food services industry, a sector in which our company, possesses significant expertise. Target 5 demonstrated a financial profile that aligned with Northern Revival’s core criteria, exhibiting robust revenue and EBITDA growth, along with potential for product expansion. Moreover, Target 5 had a major private equity investor seeking to divest a majority stake in light of the conclusion of their first fund’s lifecycle.

Northern Revival conducted a thorough assessment, including interviews with key customers and management, revealing strong client retention and outstanding management feedback. As part of the due diligence and bidding process, Northern Revival secured an external debt facility worth approximately $100 million from a Tier I financial institution. This facility was intended to support the private investment in public equity (PIPE) process and provide financing for the company.

After months of negotiations, in December 2021, Target 5 identified Northern Revival as the preferred party to proceed with a Business Combination, should the company decide to move forward in that direction. Northern Revival maintained a close relationship with Target 5, offering strategic guidance and identifying growth opportunities.

However, in March 2022, Target 5 determined that the optimal course of action was to remain a private company and proceed with a majority sale to a private equity firm. While Northern Revival was regarded as a preferred party by Target 5, the challenging macroeconomic conditions ultimately presented insurmountable obstacles for them.

Target 6:

In February 2022, leveraging a proprietary relationship from its management, Northern Revival initiated contact with Target 6 to explore a potential business opportunity. Target 6 operated as a Software-as-a-Service (SaaS) provider in the real estate sector, a field that aligned closely with Northern Revival’s core market expertise. At the time of our engagement, Target 6 was in the process of devising a financing strategy and expressed an interest in establishing a relationship with a SPAC.

A key member of Northern Revival’s board facilitated an introduction to Target 6’s CEO, enabling in-depth discussions regarding the potential synergies between Northern Revival and Target 6. While Target 6 boasted a strong revenue profile and exhibited impressive earnings growth, the CEO expressed particular interest in the client relationships that Northern Revival could bring to the table. Drawing from the collective experiences of Northern Revival’s team, it was evident that achieving substantial growth would not be overly challenging, as many of the individuals within Northern Revival’s advisory network had the potential to become clients of Target 6.

One fundamental aspect of Target 6’s business plan involved a sizable merger and acquisition (M&A) opportunity, which had the potential to double the size of the company. However, it became apparent that the timing of this transaction would extend beyond the time constraints imposed by the SPAC. Consequently, it was determined that pursuing this course of action would not yield a favorable outcome.

Moreover, there were two verticals within Target 6 that had yet to be proven, although the underlying thesis held that these areas would experience rapid growth, irrespective of Northern Revival’s involvement. Northern Revival submitted a bid that aligned with current industry comparables. However, it is worth noting that the prevailing market conditions at the time were not conducive to favorable valuations. Consequently, Target 6 opted not to proceed with the valuation proposed by Northern Revival.

Target 7:

In April 2022, a leading investment bank initiated a process to facilitate the public listing of a SaaS company. Given that a traditional initial public offering (IPO) was not a viable option, the company decided to pursue a SPAC as its chosen route to enter the public markets. Recognizing the management of Northern Revival’s track record and successful collaborations in both SPAC transactions and previous engagements, the investment bank held a positive view of Northern Revival’s capabilities. Furthermore, Target 7, the SaaS company in question, had established multiple proprietary relationships within the Northern Revival network, highlighting a strong cultural alignment between the parties involved.

Northern Revival dedicated two months to a comprehensive due diligence process, enlisting the expertise of tech specialists to thoroughly analyze Target 7’s technological differentiators. Significantly, over half of Target 7’s client base exhibited deep engagement with the company, demonstrating a history of sustained partnerships lasting over five years, characterized by robust revenue retention. These qualities proved highly appealing to Northern Revival, affirming the attractiveness of Target 7 as a potential investment opportunity.

Throughout the evaluation period, Northern Revival conducted multiple meetings with Target 7’s management team, fostering a strong sense of commitment and establishing a cohesive bond between the two entities. These interactions occurred both virtually and in-person, underscoring Northern Revival’s dedication to ensuring a thorough understanding of Target 7’s operations and strategic vision.

In order to support Target 7’s growth and facilitate its transition to the public markets, Northern Revival successfully secured financing exceeding $200 million. This financing comprised a combination of private investment in public equity (PIPE), forward purchase offers, and equity commitments. The level of performance and support provided by Northern Revival garnered high praise from Target 7, particularly given the prevailing market dynamics at the time.

By June 2022, Target 7 narrowed down the pool of potential partners to three parties, including Northern Revival, to continue the collaboration. Following the submission of final bids, Northern Revival ultimately lost the opportunity due to a valuation discrepancy. The winning party’s bid exceeded that of Northern Revival, leading to their selection by Target 7.

Target 8:

In July 2022, an advisor from Northern Revival initiated contact with the CEO of a real estate investment manager, Target 8, to explore the possibility of an investment. Target 8, a US-based investment manager specializing in European real estate asset acquisitions, sought a recapitalization strategy and access to public markets through both debt and equity offerings. Due to certain circumstances, such as an unfeasible initial public offering (IPO) option, Target 8 expressed interest in exploring alternative avenues. Recognizing the potential of the investment opportunity, Northern Revival engaged in an extensive due diligence process to assess the viability of a public offering for Target 8.

During the meticulous evaluation, Northern Revival scrutinized various aspects of Target 8’s business, with a particular focus on assessing the net operating income (NOI) and capitalization rate (cap rate) of the company. These key financial indicators provided valuable insights into the stability and foundation of the business, forming a basis for a potential successful public offering. Consequently, Northern Revival’s proposed terms that were deemed acceptable by Target 8, and significant efforts were invested into progressing towards a favorable transaction.

However, as part of the rigorous diligence process, tax advisors uncovered intricate complexities related to a cross-border real estate transaction between the United States and Europe. These tax challenges would have potentially adversely impacted all parties involved and ultimately negated the advantages for Target 8’s existing investors. Upon careful consideration and consultation with management and the board, it was decided in August 2022 to terminate the discussions with Northern Revival and redirect efforts towards pursuing alternative opportunities that had better profiles.

This decision reflected a prudent approach to avoid potential tax-related complications and to ensure the best interests of Target 8 and its stakeholders. Despite the conclusion of discussions, Northern Revival remained committed to identifying and exploring other promising investment prospects aligned with its investment objectives.

In August 2022, Natraj Balasubramaniam, CEO and Co-founder of Braiin, initiated a strategic conversation with Manpreet Singh and Aemish Shah from Northern Revival. The discussion centered around the exploration of a potential merger between Braiin and Northern Revival. Concurrently, Braiin was considering a public listing on the Australian Securities Exchange (ASX), but an opportunity to go public via the Nasdaq in the US presented a more advantageous route. The dialogue focused on the potential for business expansion and the global opportunity in agriculture technology. Northern Revival’s network could offer valuable capital market experience and global investor outreach. Braiin’s compelling growth trajectory presented an attractive proposition for the public markets. Furthermore, Braiin’s product focus on AI/ML applications in agriculture technology, along with drone and IoT integrations, constituted a significant macro investment thesis.

On September 16, 2022, Northern Revival entered into a Non-Disclosure Agreement (NDA) with Braiin and scheduled an introductory video call to gain a deeper understanding of Braiin’s business. Mr. Balasubramaniam, CEO of Braiin, guided the Northern Revival Management Team through the company’s history, primary business units, and significant client accounts.

On September 19, 2022, Braiin provided the Northern Revival management team with access to a detailed data room containing critical financial information, product specifics, and future business roadmaps. The Northern Revival management team initiated a comprehensive financial and product analysis based on this data.

During a telephonic conversation on September 23, 2022, both parties discussed Braiin’s ability to scale its operations in line with expected revenue growth metrics. The growth plan included additional M&A activities, key customer acquisition in South Asia, and the establishment of a high-profile business presence.

On September 30, 2022, Northern Revival internally decided to prepare a draft term sheet to explore a potential business collaboration with Braiin. The term sheet provided a baseline for a feasible deal and the initiation of a detailed due diligence process.

On October 3, 2022, a further in-depth video call took place to review the findings from the data room and address questions concerning client contract structures and recurring revenue patterns. This meeting also covered Braiin’s M&A pipeline and potential product synergies.

On October 11, 2022, Northern Revival presented the term sheet to Natraj Balasubramaniam and co-founder Darren McVean. A comprehensive video call ensued to discuss the terms, structure of the opportunity, SPAC process, Braiin’s future business strategy, PIPE process, capital raising efforts, and potential valuation and market value ranges.

On October 17, 2022, another video call between the Northern Revival and Braiin teams occurred to negotiate specifics around revenue requirements and M&A details. Braiin was in the process of finalizing several contracts, including one that was expected to close shortly.

A series of calls took place on October 19 and 21, 2022, where the teams discussed potential acquisition targets, the core focus of the company, and negotiated the terms of a non-binding Letter of Intent (LOI).

On October 27, 2022, Braiin provided a detailed list of its existing customers, revenue activity, and associated contract value. This was followed by a call to review each business line and customer profile.

On November 1, 2022, Braiin signed a non-binding LOI with a company that added approximately $18M of Revenue. Additionally, they signed contracts with three new customers that added $5.5M of revenue. Specific details of these contracts were shared via email and discussed over the phone.

On November 3, 2022, a joint Northern Revival and Braiin team launched a detailed due diligence initiative, covering finance, M&A, strategy, capital markets, and business development sectors. Specific roles were allocated within each workstream, spearheaded by Northern Revival members and Braiin’s key executives.

Between November 7 and 14, 2022, Natraj Balasubramaniam and Darren McVean provided an in-depth presentation of Braiin’s history and narrative to Northern Revival’s internal team. The following two weeks saw intense engagement, with in-person meetings, networking dinners, and deep-dive sessions. Additional global advisors joined remotely, and specialized consultants were sought in agriculture technology, IoT, ESG, and SEA.

On November 15, 2022, Northern Revival introduced Braiin to a selection of its SPAC advisors, including representatives PwC, GT, Deloitte, and BDO who were positioned to guide Braiin through the de-SPAC process. Northern Revival prepared a pre-LOI diligence checklist to facilitate the process.

Finally, on November 20, 2022, Braiin responded to the pre-LOI diligence checklist, elucidating both their and Northern Revival’s roles in the process ahead. This mutual understanding fostered a comprehensive analysis of the prospective merger’s dynamics.

On the 20th of November, 2022, Braiin responded to the pre-LOI checklist. This exchange of information facilitated a more nuanced and in-depth assessment of the dynamics associated with the proposed business combination transaction.

Subsequent to the receipt of these responses, the Northern Revival team conducted internal deliberations to review the provided material. In a furtherance of this review process, a conference call was arranged with Natraj Balasubramaniam, the CEO of Braiin, on November 21, 2022. The dialogue during this call led to the consensus that certain facets of the deal necessitated additional negotiations for the purpose of finalizing the LOI. Key discussion points during these negotiations were modifications to the pre-money valuation, terms related to the warrant repurchase, and specification of the final closing conditions.

On November 22, 2022, further dialogue was initiated with Braiin’s management during a telephonic conversation. The primary objective of this discussion was to contemplate a revised strategy addressing the revenue expectations, total projected revenue at close, and the projected EBITDA.

Following these discussions, Northern Revival submitted a revised LOI to Braiin on November 23, 2022, stipulating a total enterprise value of $190 million.

Subsequent to the feedback and inputs received, Northern Revival revised the LOI on December 4, 2022. This document sought to encapsulate the changes negotiated, and clarified the governance structure, and composition of the board members.

Braiin, in concert with their legal counsel, Winston & Strawn LLP, provided a response to the LOI on December 12, 2022. This revised LOI delineated the modalities of utilizing the balance sheet capital to facilitate the repurchase of up to $10M worth of outstanding Northern Revival warrants at close, contingent on the parties’ agreement. Furthermore, consensus was achieved on allocating up to 1 million shares from the SPAC for the purpose of facilitating a financing with PIPE investors.

On December 13, 2022, representatives from Northern Revival and Braiin convened in-person to discuss the details of the term sheet. The discussion encompassed specifics surrounding the valuation approach, utilization of the sponsor warrants, and the minimum debt and equity requirements. Counsel from both entities, participated in this crucial meeting, following which a revised LOI was circulated.

On December 14, 2022, Northern Revival and Braiin continued to collaborate to refine the equity valuation. Additional dialogues were initiated with legal counsel to clarify the disparity between pre-money and post-transaction values of the merged entity. This ambiguity incited further discussions concerning the lock-up period of shares.

A pivotal meeting took place between Natraj Balasubramaniam and Aemish Shah on December 15, 2022, to finalize the remaining aspects of the transaction. The key focus points included the forfeiture of shares, the enterprise value, and the duration of the lock-up period for shares. The meeting, spanning a couple of hours, culminated in a mutual agreement to finalize the LOI.

Finally, on December19, 2022, Braiin and Northern Revival entered into a non binding LOI.

During the period between December 19, 2022 through the circulation of the initial draft of the Business Combination Agreement on February 24, 2023, Northern Revival conducted due diligence and discussed the structure of the transaction with Braiin.

On February 24, 2023, Braiin provided Northern Revival with an initial draft of the Business Combination Agreement. Over the subsequent weeks, until execution of definitive agreement additional conversations regarding due diligence and details of the definitive agreements took place between Braiin and Northern Revival on an ad-hoc basis.

On March 7, 2023, Loeb circulated a revised draft of the Business Combination Agreement to Winston. The revised draft included changes to the structure of the transaction in order to effect a reverse triangular merger, adjustments to the Equity Value for indebtedness of Braiin, changes to the representations and warranties and certain covenants with respect to the operation of Braiin’s business prior to the Closing.

On March 9, 2023, Winston provided further comments to the Business Combination Agreement and circulated drafts of ancillary documents. The comments included reverting back to the share exchange structure as a result of Australian law considerations. The parties also continued to negotiate the representations and warranties and covenants with respect to operations prior to Closing.

On March 10, 2023, Loeb provided additional comments to the Business Combination Agreement and the ancillary documents.

Also, on March 10, 2023, Northern Revival and Meteora agreed upon the terms of a Forward Purchase Agreement to be entered into prior to the execution of the Business Combination Agreement.

On March 13, 2023, Northern Revival receive a draft Forward Purchase Agreement from Meteora.

From March 13-16, 2023, Northern Revival and Meteora revised the draft Forward Purchase Agreement.

On March 16, 2023, Northern Revival executed the Forward Purchase Agreement with Meteora.

On March 17, 2022, the Northern Revival Board (i) determined that the Business Combination was advisable to and in the best interests of Northern Revival and its shareholders, (ii) unanimously approved the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), and (iii) recommended that Northern Revival’s shareholders approve the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination).

On March 20, 2023, Braiin and Northern Revival executed the Business Combination Agreement.

On May 11, 2023, Braiin entered into the PowerTec Agreement, pursuant to which and following the effectiveness of this proxy statement/prospectus and receipt of pre-approval from Nasdaq of PubCo’s Ordinary Shares to be issued in connection with the Business Combination to be listed on Nasdaq, but prior to the Closing, Braiin will acquire 100% of the issued shares in PowerTec from PowerTec’s shareholders in exchange for an aggregate number of Braiin Shares equal to, at the time of the exchange of such Braiin Shares for PubCo Ordinary Shares, approximately $25,000,000. Following the consummation of the transactions contemplated by the PowerTec Agreement, PowerTec will be a wholly-owned subsidiary of Braiin.

On June 16, 2023, Winston contacted Loeb and advised that Braiin had determined that it would be eligible for foreign private issuer status after Closing and the parties discussed potentially restructuring the transaction in order to confirm that Braiin would be able to obtain such foreign private issuer status.

The parties continued these discussions regarding an optimal structure for the post Business Combination company on June 29, 2023.

On July 18, 2023, Winston circulated a draft of an amended and restated Business Combination Agreement which contemplated that Northern Revival would merge with a new Cayman Islands entity prior to completing the share exchange with Braiin.

On July 28, 2023, Northern Revival formed Braiin Holdings Ltd. as a subsidiary of Northern Revival.

During August 2023, Mr. Shah and Mr. Balasubramaniam had numerous discussions regarding certain strategic acquisitions that Braiin was contemplating in upcoming months. The parties also discussed further extending the outside date as they continued to prepare the registration statement.

In September 2023, Northern Revival conducted diligence with respect to the entities comprising Vega that were being acquired by Braiin in connection with the Closing of the Business Combination.

Also, throughout the month of September 2023, Mr. Shah and Mr. Balasubramaniam discussed the current status of Braiin and the new acquisitions that were being contemplated and, as a result, negotiated an increase in the transaction consideration.

On September 13, 2023, Winston circulated a draft of an Amended and Restated Business Combination Agreement which included the revised structure as well as the acquisition of Vega prior to the closing of the Business Combination.

On September 26, 2023, the Board of Northern Revival met with its financial advisor, Trafalgar Advisors. While it was not required to do so, the Board determined that it would be prudent corporate governance to obtain the opinion of Trafalgar Advisors in order to confirm its own conclusions with respect to the fairness of the transaction. Trafalgar Advisors made a presentation to the Board regarding its opinion on the valuation of Braiin. Subsequent to the presentation, the Board unanimously determined to proceed with the transaction as contemplated in the Amended and Restated Business Combination Agreement.

On October 1, 2023, Braiin and Northern Revival executed the Amended and Restated Business Combination Agreement.

The Northern Revival Board’s Discussion of Valuation and Reasons for the Approval of the Business Combination.

Before reaching its decision, the Northern Revival Board considered the results of the due diligence conducted by its management and advisors, which included:

•        Meetings and Calls with Braiin’s Management Team. Northern Revival had numerous meetings with Braiin regarding, among other customary due diligence matters, Braiin’s brand, company products, customer base, intellectual property, information technology, human resources and public company preparedness, operations, pricing and reimbursement, suppliers, market access and distribution, financials and use of proceeds, competitors, plans and forecasts.

•        Industry and Market Research. Northern Revival’s industry research included interviews with certain industry experts and executives to inform on products.

•        Legal and Commercial Review. This review included a review of Braiin’s material contracts and other documentation, including but not limited to those relating to regulatory compliance and communications, human resources and other legal matters, as well as a review of Braiin-published online, print and social media content.

•        Intellectual Property Review. This included a review of Braiin’s intellectual property rights, including but not limited to their in-license agreements, trademarks and patents.

•        Operational Due Diligence. This included a review of key access and distribution channels, sales team, manufacturing, supply chain, insurance, information technology and corporate services.

•        Financial, Tax and Public Company Readiness Due Diligence. This included a review of Braiin’s financial statements and internal reports and projections provided by Braiin’s management.

•        Review of Comparable Agricultural Technology Transactions. This included a review of other agricultural technology companies.

The Northern Revival Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Northern Revival Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Northern Revival Board may have given different weight to different factors. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

In considering the Business Combination, the Northern Revival Board considered the following positive factors, although not weighted or in any order of significance:

•        Public Company Readiness. The Northern Revival Board’s belief that Braiin is well positioned to be a public company in terms of scale and size, and a company that public equity market investors will understand and value.

•        Experienced Management Team and Major Shareholders. Following completion of the Business Combination, Braiin will continue to be led by the same proven and experienced senior management team as prior to the Business Combination. The executive team has extensive experience in the agricultural technology market and was largely responsible for Braiin’s growth over the last several years. In addition, the Northern Revival Board considered that Braiin’s existing primary shareholders would continue to be the largest shareholders of Braiin after closing of the Business Combination.

•        Potential for Increase in Shareholder Value. The Northern Revival Board’s determination that if Braiin is able to meet its financial forecasts, then Northern Revival’s shareholders will have acquired their shares in New Braiin at an attractive valuation, which would increase shareholder value.

•        Other Alternatives. The Northern Revival Board’s belief, after a thorough review of other business combination opportunities reasonably available to Northern Revival, that the Business Combination represents an attractive potential business combination for Northern Revival, and the Northern Revival Board’s belief that such review of other reasonably available business combination opportunities has not presented a better alternative.

•        Negotiated Transaction. The terms and conditions of the Business Combination Agreement and the Business Combination were the product of arm’s-length negotiations between the parties.

In the course of its deliberations, in addition to the various other risks associated with the business of Braiin, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/prospectus, the Northern Revival Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the following:

•        General Economic Conditions. Macroeconomic uncertainty, including with respect to global and national supply chains, and the effects they could have on Braiin’s revenues and financial performance.

•        Inability to Achieve Targets. The risk that Braiin may not be able to execute on its business plan and realize the financial performance as set forth in the financial forecasts presented to management of Northern Revival and the Northern Revival Board.

•        Inability to Obtain Regulatory Approvals for Certain Formulations. The risk that Braiin may not obtain in a timely manner, or at all, the requisite approvals of significant potential products.

•        Industry Risk on Reputation. Braiin’s brand and reputation are critical to its success, and any publicity, regardless of accuracy, that portrays Braiin negatively could adversely impact operating results.

•        Valuation. The risk that the Northern Revival Board may not have properly valued Braiin’s business.

•        Risks that the Transaction Cannot be Completed. The risks and costs to Northern Revival if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Northern Revival being unable to effect a business combination within the completion window, which would require Northern Revival to liquidate.

•        Shareholder Approval Risk. The risk that Northern Revival’s shareholders may object to and challenge the Business Combination and take action that may prevent or delay the Closing, including by voting against the Business Combination Proposal at the Meeting or redeeming their Northern Revival Ordinary Shares.

•        Post-Closing Risk. The terms of the Business Combination Agreement provide that Northern Revival will not have any surviving remedies against Braiin or its equityholders after the Closing to recover for losses as a result of any inaccuracies or breaches of Braiin’s representations, warranties or covenants set forth in the Business Combination Agreement. The Northern Revival Board determined that this structure was appropriate and customary in light of the fact that the current primary stockholder of Braiin will be the majority stockholder in the post-Business Combination company.

•        Combined Company Post-Closing. The fees and expenses associated with completing the Business Combination for both parties will be significant.

•        Ownership Position Post- Closing. The fact that existing Northern Revival shareholders will hold a minority position in Braiin following completion of the Business Combination and Northern Revival will not have any representation on the PubCo Board.

•        Litigation Risk. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Redemption Risk. The potential that a significant number of Northern Revival’s shareholders elect to redeem their Northern Revival Ordinary Shares prior to the consummation of the Business Combination and pursuant to the Current Charter, which would potentially make the Business Combination more difficult or impossible to complete, and/or reduce the amount of cash available to PubCo following the Closing.

•        Public Company Risk. As Braiin has not previously been a public company, Braiin may not have all the different types of employees necessary for it to timely and accurately prepare reports for filing with the SEC. There is a risk that Braiin will not be able to hire the right people to fill in these gaps by the time of the Closing or that additional issues could arise after the Closing due to its failure to have hired these people in advance of Closing.

Various other risks described in the “Risk Factors” section of this proxy statement/prospectus.

In addition to considering the factors described above, the Northern Revival Board also considered that certain of the officers and directors of Northern Revival may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Northern Revival’s shareholders, including the matters described under the sections titled “Risk Factors” above and “The Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination.” However, the Northern Revival Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the initial public offering and/or would be included in this proxy statement/prospectus, (ii) these disparate interests could exist with respect to a business combination with any target company and (iii) the Business Combination was structured so that the Business Combination may be completed even if public shareholders redeem a substantial portion of the Northern Revival Ordinary Shares.

Based on its review of the foregoing considerations, the Northern Revival Board concluded that these risks could be managed or mitigated by Braiin or were unlikely to have a material impact on the Business Combination or the Company, and that, overall, the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects that Northern Revival’s shareholders will receive as a result of the Business Combination. The Northern Revival Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

The preceding discussion of the information and factors considered by the Northern Revival Board is not intended to be exhaustive but includes the material factors considered by the Northern Revival Board. The Northern Revival Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of the Northern Revival Board’s reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Financial Advisor

Trafalgar Advisors is acting as financial advisor to NRAC in connection with the Transaction. While it was not required to do so, the Board determined that it would be prudent corporate governance to obtain the opinion of Trafalgar Advisors in order to confirm its own conclusions with respect to the fairness of the transaction. Trafalgar Advisors is a seasoned company with a track record of over a dozen year and many of its employees were previously employed by leading investment banks. It has completed over 50 transactions in the ____ industry and have significant expertise in this area. While principals of Northern Revival are familiar with Trafalgar Advisors and have worked with them in the past, they have not had any material relationship during the last two years and no compensation has been paid during that time. Northern Revival paid $10,000 to Trafalgar Advisors upon delivery of the opinion materials in connection with this transaction and will also pay ordinary shares in PubCo equal to $75,000 at the closing of the Business Combination. Trafalgar Advisors is not providing services to Northern Revival other than in connection with the preparation and delivery of the fairness opinion.

At a meeting of the Board held on September 26, 2023 to evaluate the proposed Business Combination, Trafalgar Advisors delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 28, 2023, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the consideration to be paid by NRAC in the Proposed Transaction is fair, from a financial point of view, to NRAC.

The full text of Trafalgar Advisors’ written opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement/prospectus by reference. The description of Trafalgar Advisors’ opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Northern Revival’s shareholders are encouraged to read Trafalgar Advisors’ opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Trafalgar Advisors in connection with its opinion. Trafalgar Advisors’ opinion was addressed to the Board, was only one of many factors considered by the Board in its evaluation of the Business Combination, and is limited to and addresses only the fairness, from a financial point of view and as of the date of the opinion, to Northern Revival of the consideration pursuant to the Business Combination Agreement. Trafalgar Advisors’ opinion did not express any view on and did not address any other term or aspect of any other agreements or arrangements contemplated by the Business Combination Agreement or entered into in connection with the Business Combination. Trafalgar Advisors’ opinion does not address the relative merits of the Business Combination as compared to other business strategies or transactions that might be available to Northern Revival, nor does it address the underlying business decision of Northern Revival to proceed with the Business Combination or any view on another term or aspect of the Business Combination Agreement. Trafalgar Advisors’ opinion was directed to and for the information of the Board only (in its capacity as such) in connection with its evaluation of the Business Combination and did not constitute advice or a recommendation to any stockholder as to how such stockholder should vote with respect to the Business Combination or any other aspect of the Business Combination or how such stockholders should otherwise act on any matter relating to the Business Combination. Trafalgar Advisors’ opinion was rendered on the basis of securities, economic, market and monetary conditions prevailing as of September 26, 2023, the date of its opinion, and on the prospects, financial and otherwise, of Northern Revival known to Trafalgar Advisors as of such date. Subsequent developments may affect the conclusions expressed in Trafalgar Advisors’ opinion if such opinion were rendered as of a later date. Trafalgar Advisors assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

Set forth below is a summary of the material analyses performed by Trafalgar Advisors in connection with the delivery of the Opinion to the Board. This summary is qualified in its entirety by reference to the full text of the Opinion. While this summary describes the analyses and factors that Trafalgar Advisors deemed material in its presentation to the Board, it is not a comprehensive description of all analyses and factors considered by Trafalgar Advisors. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at the Opinion, Trafalgar Advisors did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Trafalgar Advisors believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Opinion. The conclusion reached by Trafalgar Advisors was based on all analyses and factors taken as a whole, and also on the application of Trafalgar Advisors’ own experience and judgment.

The financial analyses summarized therein include information presented in tabular format. For Trafalgar Advisors’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Trafalgar Advisors’ financial analyses.

Summary of Valuation Methodologies Utilized

Market Approach

The “Market Approach” is a valuation technique that provides an estimation of value by applying a valuation multiple to a specific financial metric for the subject company. These valuation multiples are either observed or derived from (i) market prices of actively traded, public companies, publicly available historical financial information and consensus equity research analyst estimates of future financial performance (“Selected Publicly Traded Companies” method) or (ii) prices paid in actual mergers, acquisitions or other transactions (“Selected Precedent Transactions” method).

The valuation process includes, but is not limited to, a comparison of various quantitative and qualitative factors between the subject business and other similar businesses. Trafalgar Advisors utilized the Market Approach to (i) select a range of valuation multiples consisting of enterprise value to actual 2023, and projected 2024 and 2025 earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples and enterprise value to apply to Braiin’s 2023-2026 EBITDA and (ii) to estimate the Terminal Values for the Discount Cash Flow Analysis.

Income Approach: Discounted Cash Flow Analysis

The “Income Approach” represents value based on the economic income that a company is expected to generate in the future. It estimates value by methods that discount future anticipated benefits, such as free cash flows or distributions, by a discount/capitalization rate that reflects market rates of return expectations or conditions, as well as the risk of the relevant investment, or a multiple which reflects an anticipated exit value.

The Discounted Cash Flow (“DCF”) Analysis is a valuation technique under the Income Approach that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate. The DCF Analysis begins with an estimation of the annual cash flows the subject business is expected to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual/terminal value of the business at the end of the discrete projection period to arrive at an estimate of value.

Market Approach: Selected Publicly Traded Companies

Given Braiin’s expertise in technology, AI/ML, IoT, and its positioning as enterprise resource planning software, Trafalgar Advisors identified:

•        Three publicly traded telecommunications companies: Synaptics, SES-imagotag, and Digi International;

•        Ten publicly traded Software / AI / technology companies: Oracle, Service Now, Constellation Software, Paylocity, EngageSmart, and Alarm.com; Rockwell Automation, UiPath, AeroVironment, and Kratos Defense & Security Solutions.

Trafalgar Advisors selected the public companies based on their relative similarity, primarily in terms of services offered, revenue growth history and outlook, profit margins and other characteristics, to that of Braiin. Trafalgar Advisors noted that the public companies that it selected for purpose of its analysis were not perfectly comparable to Braiin.

Trafalgar Advisors does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of Braiin cannot rely solely upon a quantitative review of the selected public companies but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Braiin. Therefore, the Market Approach is subject to certain limitations.

Consideration was given to trailing twelve months (“TTM”) June 30, 2023, next twelve months (“NTM”) June 30, 2023, and NTM 2024 EBITDA multiples.

In light of the foregoing review and based on its professional judgment and experience, Trafalgar Advisors applied a range of selected multiples derived from the Selected Companies of 30.0x to 60.0x, 18.0x to 28.0x and 14.0x to 18.0x to TTM 2023, NTM 2023 and NTM 2024 EBITDA of Braiin, respectively. These ranges were based on trading metrics for the Selected Companies.

Based on the selected multiple ranges described above, Trafalgar Advisors calculated indicated equity value ranges for Braiin of $259.1 million to $543.2 million for TTM June 2023, of $370.2 million to $589.8 million for NTM 2023, of and $498.7 million to $648.4 million for NTM 2024 under the Selected Publicly Traded Companies Method:

	TTM 2023		NTM 2023		NTM 2024
	Low Range	High Range	Low Range	High Range	Low Range	High Range
Selected Public Companies Analysis
Enterprise Value	284.1	568.2	395.2	614.8	523.7	673.4
(-) Closing Funded Debt	60.0	60.0	60.0	60.0	60.0	60.0
(+) Closing Cash	35.0	35.0	35.0	35.0	35.0	35.0
Equity Value	259.1	543.2	370.2	589.8	498.7	648.4

Market Approach: Selected Precedent M&A Transactions

Trafalgar Advisors also identified certain precedent merger and acquisition (“M&A”) transactions involving target companies that had businesses deemed similar in certain respects to that of Braiin.

Trafalgar Advisors compared Braiin to the target companies involved in the selected transactions listed therein. The selection of these transactions was based, among other things, on the target company’s industry, relative size of the applicable transactions compared to Braiin, and the availability of public information related to the applicable transactions.

These multiples of implied enterprise value to EBITDA were also considered when selecting multiples to apply to Braiin’s EBITDA in the Selected Publicly Traded Companies approach and when selecting multiples to apply to Braiin’s 2026 EBITDA in the DCF Analysis.

Transaction and Company Financials ($mm)
Transaction Date	Acquirer	Target	Transaction Type	Implied Enterprise Value	Target TTM EBITDA	Enterprise Value/ TTM EBITDA (x)
28-Aug-23	Mobile Infrastructure Corporation	Fifth Wall Acquisition III	Merger/Acquisition	549.9	4.0	138.2x
31-Jul-23	Electriq Power	TLG Acquisition One	Merger/Acquisition	495.0	4.1	121.8x
31-Mar-23	Asia Innovations Group Limited	Magnum Opus Acquisition	Merger/Acquisition	318.0	10.8	29.4x
13-Mar-23	Aeries Technology Group	Worldwide Webb Acquisition	Merger/Acquisition	346.0	9.8	35.4x
15-Feb-23	Digiasia Bios	StoneBridge Acquisition	Merger/Acquisition	499.9	10.0	50.0x
10-Feb-23	Movella	Pathfinder Acquisition	Merger/Acquisition	537.0	14.1	38.0x
06-Dec-22	Thoma Bravo	Nearmap Australia	Buyout/LBO	641.2	12.0	53.2x
09-Jun-22	Kubota	Escorts Kubota	Merger/Acquisition	1,654.0	146.3	11.3x
24-May-22	D.R. Horton	Vidler Water Resources	Merger/Acquisition	265.0	12.8	20.8x
21-Mar-22	Forge Global	Motive Capital	Merger/Acquisition	1,499.7	9.4	160.2x
20-Dec-21	Kiwa	Intega Group	Merger/Acquisition	257.1	34.4	7.5x
30-Sep-21	Cerberus Telecom Acquisition	KORE Wireless Group	Reverse Merger	n/a	37.1	n/a
01-Sep-21	GI Partners, L Capital	Orbcomm	Buyout/LBO	1,070.4	26.4	40.5x
30-Aug-21	TWC Tech Holdings	Cellebrite DI	Reverse Merger	n/a	32.8	n/a
17-Jun-21	Verra Mobility	Redflex Holdings	Merger/Acquisition	1,885.0	12.1	155.2x
24-Jun-20	Atlas Copco	ISRA Vision	Merger/Acquisition	1,192.1	54.1	22.0x
18-Feb-20	Stahmann Webster	Webster (Australia)	Buyout/LBO	703.2	14.7	47.8x
13-Dec-19	Digi International	Opengear	Merger/Acquisition	157.2	18.3	8.6x
31-Oct-18	Barnes Group	Gimatic	Merger/Acquisition	362.4	20.0	18.1x
01-Jul-18	Advent International	Laird Connectivity	Buyout/LBO	1,884.1	154.4	12.2x
21-Jun-18	Odyssey Private Equity	Mine Site Technologies	Buyout/LBO	100.0	20.0	5.0x
14-Aug-17	H.I.G. Capital	Empower AI	Buyout/LBO	278.8	17.5	16.0x
			Mean	795.4	31.9	53.9x
			Median	543.5	14.4	32.4x
			Min	157.2	4.0	7.5x
			Max	1,885.0	154.4	160.2x

Based on the selected multiple ranges described above, Trafalgar Advisors calculated indicated equity value ranges for Braiin of $259.1 million to $448.5 million for TTM June 2023 under the Selected Precedent Transactions Method:

	TTM 2023
	Low Range	High Range
Selected Precedent M&A Transactions
Enterprise Value	284.1	473.5
(-) Closing Funded Debt	60.0	60.0
(+) Closing Cash	35.0	35.0
Equity Value	259.1	448.5

Income Approach: Discounted Cash Flow Analysis

Trafalgar Advisors performed a DCF Analysis of the estimated future unlevered free cash flows attributable to Braiin using financial projections provided by Braiin management for the fiscal years 2024 to 2026, with “unlevered free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. For the purposes of its discounted cash flow analysis, Trafalgar Advisors utilized and relied upon the EBITDA figures provided by Braiin and NRAC management and made the following adjustments using information received from Braiin management and NRAC management to arrive at unlevered free cash flows: (i) deducted taxes equal to 30.0% of earnings before interest and taxes; (ii) added depreciation and amortization2; (iii) deducted capital expenditures (Estimated by Braiin Management for 2024 and 2025 and extrapolated for 2026 as a percentage of Braiin’s revenue) and (iv) made adjustments for changes in net working capital, to arrive at unlevered free cash flow of approximately $12 million for the nine months ended June 30, 2024, approximately $21 million for the year ending June 30, 2025, and approximately $25 million for the year ending June 30, 2026.

Trafalgar Advisors estimated the net present value of all unlevered free cash flows for Braiin after fiscal year 2026 (the “Terminal Values”) by applying an EBITDA multiple range to Braiin’s projected 2026 EBITDA in the Braiin Financial Projections. Trafalgar Advisors discounted the unlevered free cash flows in the discrete period and the Terminal Values in 2026 back to the present to estimate an illustrative range of implied enterprise values of Braiin.

____________

2        Estimated based on a review of market information and the Selected Publicly Traded Companies

Determination of an appropriate discount rate to use in the DCF Analysis requires a degree of judgment. Trafalgar Advisors considered a number of factors in determining the discount rate range, including the results of published studies on discount rates. Trafalgar Advisors also considered Braiin projected financial performance and growth and the risks facing Braiin to achieve the projected results, including execution risk and competitive risks, among others.

Trafalgar Advisors utilized a discount rate range of 16.0% to 24.0% based on the weighted average cost of capital (“WACC”) for Braiin. The WACC reflected a derived cost of equity capital using the Build Up Method including (i) the risk free rate, (ii) an equity risk premium, (iii) a size premium, and (iv) a selected range of company specific risk premiums, and debt to total capitalization ratio informed by market information and the Selected Publicly Traded Companies (as defined above), and a cost of debt capital based on a review of market information and the Selected Publicly Traded Companies.

The estimated range of the equity value of Braiin derived from the DCF analysis was a low of $464.0 million and a high of $572.7 million:

	Low Range	High Range
Discounted Cash Flow Analysis
Enterprise Value	489.0	597.7
(-) Closing Funded Debt	60.0	60.0
(+) Closing Cash	35.0	35.0
Equity Value	464.0	572.7

Key Assumptions and Estimates

In calculating EBITDA, Braiin’s projection of a 40-49% revenue growth rate, a 58-61% cost of sales decrease (expressed as a percentage of revenue), and a 16-17% operating expense decrease (expressed as a percentage of revenue) form the underlying assumptions for the EBITDA estimate for Braiin’s business. Braiin’s estimates were predicated on the historical performance observed within Braiin’s operations and the operations of PowerTec, Vega and their respective subsidiaries. This historical growth rate and the observed gross profit and EBITDA margin served as a baseline for Braiin’s projections. Braiin’s revenue projections were also based on its engagement in long-term contracts with its clients, which can provide a level of predictability and continuity in revenue streams, allowing for a more reliable and stable forecasting process.

Braiin’s projections anticipate realizing increased revenue and cost synergies from its mergers and acquisitions activities. Braiin’s projected operating expense decreases were based on Braiin’s strategically structured business operations and efficiencies that have, historically, maintained cost-effectiveness while pursuing growth.

Braiin’s EBITDA projections were based on certain assumptions and limitations, including the following:

•        the use of historical financials of Braiin, PowerTec, Vega and their respective subsidiaries to project revenue growth and margin expectations;

•        successful integration process with respect to Braiin’s mergers and acquisitions activity, including:

•        realization of cost synergies;

•        achievement of increased geographic footprint; and

•        increased customer base and continuation of customer relationships;

•        potential fluctuations in margin expectations, unexpected rises in material costs, such as labor and manufacturing costs of Braiin’s products.

Interests of Northern Revival’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our Board in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. These interests include, among other things:

•        If we do not consummate an initial business combination by August 4, 2024, the 6,037,499 Class A ordinary shares and one Class B ordinary share held by the Sponsor will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). Northern Revival and the Sponsor have agreed that the Sponsor will forfeit 1,500,000 founders shares in connection with the Closing leaving 4,537,500 founders shares at Closing. Based on the price of the Northern Revival Ordinary Shares as of March __, 2024 of $____, these shares have a value of $__________ as compared to the original purchase price of $25,000.

•        If we do not consummate an initial business combination by August 4, 2024, the 4,553,334 private placement warrants will be worthless. Pursuant to the terms of the Business Combination Agreement, at the Closing, those warrants will be cancelled in exchange for a payment to the Sponsor of $2,500,000.

•        Because the Sponsor paid only $25,000 for the founders shares it will retain at closing (approximately $0.006 per share) as compared to the $10.00 per share price paid by the public in the IPO, the Sponsor will still be able to make a positive rate of return even if the market price of the Class A Ordinary Shares is very low after the Closing while a public shareholder who purchased in the IPO would only make a positive rate of return if the trading price exceeds $10.00. See “Risk Factors — Because our Sponsor only paid $25,000 for the founder shares, the Sponsor is still likely to make a profit even if the trading price of the PubCo Ordinary Shares post-closing is substantially less than $10.00 per share.

•        In connection with the IPO, the sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of any third party for services rendered or products sold to Northern Revival or prospective target businesses with which Northern Revival has entered into certain agreements;

•        All rights specified in the charter relating to the right of officers and directors to be indemnified by Northern Revival, and of Northern Revival’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after an initial business combination and, if no initial business combination is completed by August 4, 2024, so that Northern Revival liquidates, Northern Revival will not be able to perform its obligations to its officers and directors under those provisions;

•        None of Northern Revival’s officers or directors has received any cash compensation for services rendered to Northern Revival, and all of the current officers and directors are expected to continue to serve in their roles at least through the date of the Extraordinary General Meeting and may continue to serve following any potential initial business combination and receive compensation thereafter; and

•        The sponsor and Northern Revival’s officers and directors and their respective affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination and, if we do not consummate an initial business combination by August 4, 2024, they will not have any claim against the Trust Account for reimbursement so that Northern Revival will most likely be unable to reimburse such expenses.

In light of the foregoing, the Sponsor and Northern Revival’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Braiin rather than liquidate even if (i) Braiin is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and Northern Revival’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.

Northern Revival’s Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to Northern Revival’s stockholders that they approve the Business Combination.

Total Shares to be Issued in the Business Combination

The following table sets forth the ownership percentages of PubCo upon completion of the Business Combination assuming no redemptions and maximum redemptions. Except as set forth below, the ownership percentages reflected in the table are based upon the number of Northern Revival Ordinary Shares Common outstanding as of September 30, 2023 and with respect to Braiin, the number of PubCo Ordinary Shares to be issued is calculated based on the equity value of $572 million less indebtedness of Braiin as of June 30, 2023 and plus cash on hand as of that date.

	Assuming no redemptions		Assuming Midpoint (50% of Max) redemptions		Assuming max redemptions
Northern Revival Acquisition Corporation Shareholders	1,725,310	3%	862,655	1%	—	—
Sponsor	4,537,500	7%	4,537,500	7%	4,537,500	7%
Braiin Shareholders	57,133,143	90%	57,133,143	91%	57,133,143	93%
	63,395,953		62,533,298		61,670,643

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section titled “The Business Combination Proposal — The Northern Revival’s Board’s Discussion of Valuation and Reasons for the Approval of the Business Combination,” the Northern Revival Board concluded that the Business Combination met all of the requirements disclosed in the IPO prospectus with respect to Northern Revival’s initial business combination, including, in accordance with Nasdaq Listing Rules, that the Business Combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing the Business Combination Agreement.

Accounting Treatment

The Business Combination will be accounted for as a capital reorganization in accordance with International Financial Reporting Standards (“IFRS”). Under this method of accounting, Northern Revival will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Braiin issuing shares at the closing of the Business Combination for the net assets of Northern Revival as of the closing date, accompanied by a recapitalization. The net assets of Northern Revival will be stated at historical cost, with no goodwill or other intangible assets recorded. This determination was primarily based on Braiin comprising the ongoing operations of the combined company, Braiin senior management comprising the senior management of the combined company, and the former owners and management of Braiin having control of the board of directors after the Business Combination by virtue of being able to appoint at least a majority of the directors of the combined company. Any excess of fair value of shares issued over the fair value of Northern Revival’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred. Operations prior to the Merger will be those of Braiin.

Vote Required for Approval

This Business Combination Proposal will be approved and adopted in its entirety only if the holders of a majority of the issued and outstanding Northern Revival Ordinary Shares vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Extraordinary General Meeting (which would include presence by virtual attendance at the Extraordinary General Meeting) or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

This proposal is conditioned upon the approval of the other Condition Precedent Proposals (being the PubCo Charter Proposal and the Incentive Plan Proposal). Unless this proposal, the PubCo Charter Proposal and the Incentive Plan Proposal are approved, the Business Combination will not occur.

Recommendation of Our Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

Interests of Northern Revival’s Directors

The existence of financial and personal interests of one or more of Northern Revival’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Northern Revival and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Northern Revival’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE PUBCO CHARTER PROPOSAL

The PubCo Charter Proposal, if approved, will approve the following material differences between Northern Revival’s Amended and Restated Memorandum and Articles of Association and the Proposed PubCo Charter to be in effect following the Business Combination:

•        the name of the new public entity will be “Braiin Holdings Ltd.” as opposed to “Northern Revival Acquisition Corp.”;

•        Northern Revival’s Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 500,000,000 Northern Revival Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 undesignated preferred shares, par value $0.0001 per share. The Proposed PubCo Charter will authorize share capital of [•];

•        PubCo’s corporate existence is perpetual as opposed to Northern Revival’s corporate existence terminating pursuant to a voluntary liquidation procedure if a business combination is not consummated within a specified period of time; and

•        the Proposed PubCo Charter does not include the various provisions applicable only to special purpose acquisition corporations that Northern Revival’s Amended and Restated Memorandum and Articles of Association contains.

In the judgment of Northern Revival’s board of directors, the PubCo Charter Proposal is desirable for the following reasons:

•        The name of the new public entity is desirable to reflect the Business Combination with Braiin and the combined business going forward.

•        The authorized increased share capital is in compliance with the Cayman Islands laws and desirable for PubCo to have adequate authorized capital to facilitate the transactions contemplated by the Business Combination, to provide support for PubCo’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions); and

•        the provisions that relate to the operation of Northern Revival as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a comparison of Northern Revival’s Amended and Restated Memorandum and Articles of Association and the Proposed PubCo Charter, see the section titled “Comparison of Shareholders’ Rights.”

The approval of the PubCo Charter Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the PubCo Charter Proposal will not be presented at the extraordinary general meeting.

A copy of the Proposed PubCo Charter, as will be in effect assuming approval of the PubCo Charter Proposal and upon consummation of the Transactions, is attached to this proxy statement/prospectus as Annex B.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution, that the following material differences between Northern Revival’s Amended and Restated Memorandum and Articles of Association and the Proposed PubCo Charter to be in effect following the Business Combination be approved in all respects:

•        the name of the new public entity will be “Braiin Holdings Ltd.” as opposed to “Northern Revival Acquisition Corp.”;

•        the Proposed PubCo Charter will authorize an increased share capital of [•];

•        PubCo’s corporate existence is perpetual as opposed to Northern Revival’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

•        the Proposed PubCo Charter does not include the various provisions applicable only to special purpose acquisition corporations that Northern Revival’s Amended and Restated Memorandum and Articles of Association contains.”

Vote Required for Approval

The approval of the PubCo Charter Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation of Our Board

OUR board of directors unanimously recommends THAT OUR SHAREHOLDERS vote “FOR” APPROVAL of the PubCo Charter Proposal.

Interests of Northern Revival’s Directors

The existence of financial and personal interests of one or more of Northern Revival’s directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of Northern Revival and its shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Northern Revival’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE INCENTIVE PLAN PROPOSAL

The Background of the Incentive Plan

Prior to the consummation of the Business Combination, our board of directors is expected to approve, subject to approval by our shareholders, the adoption of the Braiin Holdings 2024 Incentive Award Plan (the “Incentive Plan”), effective as of and contingent on the consummation of the Business Combination (the “Effective Date”).

The terms of the Incentive Plan have not yet been determined and information regarding such plan will be filed by amendment.

Registration with the SEC

If the Incentive Plan is approved by our shareholders and becomes effective, PubCo intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan as soon as reasonably practicable after PubCo becomes eligible to use such form.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting (which would include presence by virtual attendance at the Extraordinary General Meeting). An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. A broker non-vote will neither be counted towards the quorum requirement (as the Proposals we believe will be considered as non-discretionary) nor count as a vote cast in the Extraordinary General Meeting.

The approval and adoption of the Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal and the PubCo Charter Proposal at the Extraordinary General Meeting.

Recommendation of Our Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

Interests of Northern Revival’s Directors

The existence of financial and personal interests of one or more of Northern Revival’s directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of Northern Revival and its shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Northern Revival’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that, at the time of the Extraordinary General Meeting, Northern Revival is unable to consummate the Business Combination for any reason.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented at the Extraordinary General Meeting and is not approved by the shareholders of Northern Revival, Northern Revival’s Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event, based on the tabulated votes, that there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Business Combination Proposal, the PubCo Charter Proposal and the Incentive Plan Proposal. In such event, the Business Combination may not be completed.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further solicitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more Proposals at the meeting be adopted and approved in all respects.”

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Required Vote

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting (which would include presence by virtual attendance at the Extraordinary General Meeting). An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. A broker non-vote will neither be counted towards the quorum requirement (as the Proposals we believe will be considered as non-discretionary) nor count as a vote cast in the Extraordinary General Meeting.

The approval and adoption of the Adjournment Proposal is not a condition for nor conditioned on the approval of any other Proposal at the Extraordinary General Meeting.

Recommendation of Our Board

IF THE ADJOURNMENT RESOLUTION IS PRESENTED TO OUR SHAREHOLDERS, OUR
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Interests of Northern Revival’s Directors

The existence of financial and personal interests of one or more of Northern Revival’s directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of Northern Revival and its shareholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the Proposals. In addition, Northern Revival’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Business Combination Proposal — Interests of Northern Revival’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of (i) the exercise of redemption rights by U.S. Holders (defined below) of Northern Revival Ordinary Shares, (ii) the Initial Merger to U.S. Holders of Northern Revival Ordinary Shares (excluding any redeemed shares), and Northern Revival Warrants (collectively, the “Northern Revival securities”). (iii) the Business Combination to U.S. Holders of Braiin Ordinary Shares and Braiin Warrants (collectively, the “Braiin securities”) and (iv) the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders. In addition, the following includes a general discussion of certain U.S. federal income tax consequences of the Business Combination to Northern Revival and PubCo.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws, except as discussed herein, any tax reporting obligations of a holder of Northern Revival securities, or PubCo securities. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Northern Revival securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former citizens or long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        any holder that is not a U.S. Holder;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Northern Revival Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding Northern Revival Ordinary Shares or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares);

•        holders holding Northern Revival securities or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, PFICs, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Northern Revival securities and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Northern Revival securities and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because the Northern Revival Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a Northern Revival Unit should be treated as the owner of the underlying component Northern Revival securities for U.S. federal income tax purposes. The discussion below with respect to Northern Revival securities should also apply to holders of Northern Revival Units (as the deemed owner of the underlying component Northern Revival securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF NORTHERN REVIVAL SECURITIES, AND, AFTER THE BUSINESS COMBINATION, PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF NORTHERN REVIVAL SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its Northern Revival Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Northern Revival Ordinary Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Northern Revival Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Northern Revival Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Northern Revival Ordinary Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the Northern Revival Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holders is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of Northern Revival Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Northern Revival’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Northern Revival Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Northern Revival Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Northern Revival Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of Northern Revival Ordinary Shares treated as held by the U.S. Holder (including any Northern Revival Ordinary Shares constructively owned by the U.S. Holder as a result of owning Northern Revival Warrants) relative to all of the Northern Revival Ordinary Shares outstanding both before and after the redemption. The redemption of Northern Revival Ordinary Shares generally will be treated as a sale or exchange of the Northern Revival Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Northern Revival or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Northern Revival Ordinary Shares actually owned by the U.S. Holder, but also Northern Revival Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Northern Revival Ordinary Shares which could be acquired pursuant to the exercise of the Northern Revival Warrants. In order to meet the substantially disproportionate test, (i) the percentage of Northern Revival’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Northern Revival Ordinary Shares must be less than 80% of the percentage of Northern Revival’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of Northern Revival’s outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of Northern Revival stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the Northern Revival Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the Northern Revival Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Northern Revival Ordinary Shares. The redemption of the Northern Revival Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Northern Revival. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Northern Revival will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed Northern Revival Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Northern Revival Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Northern Revival Warrants or possibly in other Northern Revival Ordinary Shares constructively owned by it. Shareholders who hold different blocks of Northern Revival Ordinary Shares (generally, shares of Northern Revival purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Initial Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to Northern Revival Ordinary Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Initial Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Northern Revival Ordinary Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Initial Merger to U.S. Holders

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Initial Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Initial Merger qualifies as a “reorganization,” and that none of Northern Revival or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Initial Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of Northern Revival securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from Northern Revival pursuant to the Initial Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company

Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of Northern Revival securities for PubCo securities.

Because the Initial Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to Northern Revival Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Initial Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Initial Merger and exercise of redemption rights.

If the Initial Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, if the Initial Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its Northern Revival securities pursuant to the Initial Merger should not recognize gain or loss on the exchange of Northern Revival securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo securities received as a result of the Initial Merger should equal the aggregate adjusted tax basis of the Northern Revival securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the Northern Revival securities surrendered in the exchange. If Section 367(a) of the Code applies to the Initial Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Initial Merger.

Because the Initial Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to Northern Revival Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Initial Merger.

If the Initial Merger Does Not Qualify as a Reorganization

If the Initial Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Northern Revival securities for PubCo securities in the Initial Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the Northern Revival securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Initial Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Northern Revival securities exceeds one year at the time of the Initial Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the Northern Revival Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Initial Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and Northern Revival has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Northern Revival securities has not made certain elections with respect to its Northern Revival securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its Northern Revival securities for the consideration under the Business Combination, as discussed below, “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Northern Revival securities for PubCo securities pursuant to the Business Combination, the qualification of the Initial Merger as a reorganization, and the potential application of Section 367(a) to the Initial Merger.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distribution on PubCo Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the gross amount of any distribution on PubCo Ordinary Shares that is made out of PubCo’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the NASDAQ (on which PubCo has applied to list the PubCo Ordinary Shares and PubCo Warrants) will be considered readily tradable on an established securities market in the United States. Even if the PubCo Ordinary Shares are listed on NASDAQ, there can be no assurance that the PubCo Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meets a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of PubCo’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, PubCo will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by PubCo, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by PubCo on the PubCo Ordinary Shares exceeds PubCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s PubCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of PubCo Ordinary Shares and PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares or PubCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of PubCo Ordinary Shares or PubCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the PubCo Ordinary Shares or PubCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of PubCo Ordinary Shares or PubCo Warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a PubCo Warrant

Except as discussed below with respect to the cashless exercise of a PubCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a PubCo ordinary share on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a PubCo ordinary share received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo ordinary share received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants and will not include the period during which the U.S. Holder held the PubCo Warrants. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the PubCo Ordinary Shares received would equal the holder’s basis in the PubCo Warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the PubCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo ordinary share would include the holding period of the PubCo Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised PubCo Warrants treated as surrendered to pay the exercise price of the PubCo Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the PubCo Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the PubCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the PubCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the PubCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Northern Revival, PubCo, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Northern Revival securities, or after the Business Combination, PubCo securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, Northern Revival has not provided assurance that it was not a PFIC for its 2021 taxable year or for any prior year. If (a) Northern Revival has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Northern Revival securities has not made certain elections with respect to its Northern Revival securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Initial Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Initial Merger qualifies as a “reorganization”) upon the exchange of Northern Revival securities for PubCo securities pursuant to the Initial Merger. The gain (or loss) would be computed as described above under “— If the Initial Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of Northern Revival securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the Northern Revival securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which Northern Revival was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that Northern Revival became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Likewise, whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly,

PubCo’s uses of liquid assets and cash obtained in the Business Combination may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under Section 1295 of the Code.

If Northern Revival, or after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Northern Revival securities or PubCo securities and, in the case of Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of Northern Revival securities or PubCo securities (including a redemption treated as a sale or exchange); and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Northern Revival securities, or after the Business Combination, PubCo securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Northern Revival’s or PubCo’s first taxable year in which Northern Revival or PubCo is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to Northern Revival’s, or after the Business Combination, PubCo’s PFIC status will be made annually, an initial determination that Northern Revival, or after the Business Combination, PubCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held Northern Revival securities while Northern Revival was a PFIC, or after the Business Combination, PubCo securities while PubCo was a PFIC, whether or not Northern Revival, or after the Business Combination, PubCo meets the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Northern Revival, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that Northern Revival, or after the Business Combination, PubCo is treated as a PFIC the excess, if any, of the fair market value of its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Northern Revival Ordinary Share, or after the Business Combination, PubCo Ordinary Shares over the fair market value of its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares in a taxable year in which PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Northern Revival, or after the Business Combination, PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Northern Revival Warrants, or after the Business Combination, PubCo Warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Northern Revival Ordinary Shares are listed, and, after the Business Combination, on which PubCo intends to list the Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minims quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Northern Revival Ordinary Share, or after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Northern Revival Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

If Northern Revival, or after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Northern Revival, or after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of Northern Revival’s, or after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Northern Revival securities, or after the Business Combination, PubCo securities should consult their own tax advisors concerning the application of the PFIC rules to Northern Revival securities, or after the Business Combination, PubCo securities under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of PubCo Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of PubCo Ordinary Shares and PubCo Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of Northern Revival Ordinary Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to PubCo securities, subject to certain exceptions (including an exception for PubCo securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold PubCo securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of PubCo securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

INFORMATION ABOUT NORTHERN REVIVAL

Overview

We are a newly organized blank check company incorporated in November 2020 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Our registration statement for our Northern Revival IPO was declared effective on February 1, 2021. On February 4, 2021, we consummated our Northern Revival IPO of 24,150,000 Northern Revival Northern Revival Units (with respect to the Northern Revival Ordinary Shares included in the Northern Revival Units offered, the “Public Shares”), including 3,150,000 additional Northern Revival Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Northern Revival Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, inclusive of approximately $9.1 million for deferred underwriting commissions (which fees were subsequently waived by the underwriters).

Simultaneously with the closing of the Northern Revival IPO, we consummated the Private Placement of 4,553,334 Private Placement Warrants at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million.

Upon the closing of the Northern Revival IPO and the Private Placement, $241.5 million ($10.00 per Unit) of the net proceeds of the Northern Revival IPO and certain of the proceeds of the Private Placement were placed in a Trust Account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by Northern Revival, until the earlier of: (i) the completion of an Initial Business Combination and (ii) the distribution of the Trust Account as described below.

Our management has broad discretion with respect to the specific application of the net proceeds of its Northern Revival IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating an Initial Business Combination. Our Initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time we sign a definitive agreement in connection with the Initial Business Combination. However, we will only complete an Initial Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

We consummated our Northern Revival IPO on February 4, 2021. As of December 31, 2022, we had not yet commenced operations. All activity for the period from November 4, 2020 (inception) through December 31, 2022 related to our formation and the Northern Revival IPO, and since the Northern Revival IPO, the search for a prospective Initial Business Combination. We will not generate any operating revenues until after the completion of our Initial Business Combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Northern Revival IPO.

We will provide the holders of our Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of an Initial Business Combination either (i) in connection with a shareholder meeting called to approve the Initial Business Combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of our Initial Business Combination or conduct a tender offer will be made by us, solely in our discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Northern Revival to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions Northern Revival will pay to the underwriters (notwithstanding the foregoing, the underwriters have agreed to waive the deferred underwriting commissions).

If we are unable to complete an Initial Business Combination prior to August 4, 2024 (the “Combination Period”), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Recent Developments

In connection with the Business Combination, on March 16, 2023, Northern Revival and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

Shareholder Meetings

On January 27, 2023, we held an extraordinary general meeting of shareholders where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which Northern Revival may either (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2023 to September 4, 2023 or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from February 4, 2023 to September 4, 2023 or such earlier date as determined by the Northern Revival Board.

On March 16, 2023, we held an extraordinary general meeting of shareholders where the shareholders approved: (i) a special resolution, to amend our Amended and Restated Memorandum and Articles of Association (the “charter”) to change the name of the company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation (the “Name Change Proposal”); and (ii) a special resolution, to amend the charter to change certain provisions which restrict our Class B ordinary shares from converting to Northern Revival Ordinary Shares prior to the closing of the business combination (the “Conversion Proposal”). On February 9, 2023, certain officers and directors of Northern Revival resigned, a new management team was appointed and we agreed to change our name in connection with these changes. The purpose of the Name Change Proposal was to amend the name of the company accordingly. The purpose of the Conversion Proposal was to remove restrictions contained in the charter in order to permit the Class B ordinary shares to convert into Northern Revival Ordinary Shares prior to the closing of the business combination which will enable Northern Revival to meet certain Nasdaq listing requirements. The holders of such shares will continue to be subject to the same restrictions as the Class B ordinary shares before any conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a business combination as described in the prospectus for our Northern Revival IPO.

In connection with the solicitation of proxies in connection with the Extension Amendment, holders of 21,240,830 Northern Revival Ordinary Shares of our then-outstanding 24,150,000 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.17. In connection with the solicitation of proxies in connection with the Conversion Proposal, holders of 433,699 Northern Revival Ordinary Shares of our then-outstanding 8,946,670 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.33. On March 28, 2023, Northern Revival elected to permit one shareholder, at the shareholder’s request, to reverse their redemption as to 5,000 Northern Revival Ordinary Shares, resulting in a total of 428,699 redemptions in connection with the solicitation of proxies in connection with the Conversion Proposal. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Northern Revival Ordinary Shares. Following such meetings and the redemptions related thereto and the conversion of the Class B ordinary shares, there are a total of 8,517,970 Northern Revival Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of April 27, 2023 there was a total of approximately $25.8 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of public shares of Northern Revival that are not redeemed, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an Initial Business Combination (y) September 4, 2023 and (z) the date that the board determines in its sole discretion to no longer seek an Initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by Northern Revival to the Sponsor upon consummation of an Initial Business Combination. The Northern Revival Board will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate. If this occurs, Northern Revival would wind up Northern Revival’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Northern Revival Memorandum and Articles of Association. The Sponsor contributed to Northern Revival as a loan the first, second and third deposits of $100,000 each into the Trust Account on February 4, 2023, March 4, 2023 and April 4, 2023 and each subsequent month thereafter.

On August 30, 2023, we held an extraordinary general meeting of shareholders (the “Second Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Second Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the Northern Revival Board and (ii) redeem public shares irrespective of whether such redemption would exceed an amount that would cause the company’s net tangible assets to be less than US$5,000,001.

In connection with the solicitation of proxies in connection with the Second Extension Amendment, holders of 570,227 Northern Revival Ordinary Shares of our then-outstanding 8,517,970 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $10.72. Following the meeting and the redemptions related thereto, there are a total of 7,947,743 Northern Revival Class A Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of September 12, 2023 there was a total of approximately $20.48 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Second Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on September 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

On January 30, 2024, we held an extraordinary general meeting of shareholders (the “Third Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Third Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2024 to August 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from February 4, 2024 to August 4, 2024 or such earlier date as determined by the Northern Revival Board.

In connection with the solicitation of proxies in connection with the Third Extension Amendment, holders of 184,934 Northern Revival Ordinary Shares of our then-outstanding 7,947,743 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $11.04. Following the meeting and the redemptions related thereto, there are a total of 7,762,809 Northern Revival Class A Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of the Record Date there was a total of approximately $_____ million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Third Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on February 4, 2024 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

Nasdaq Letter

On April 4, 2023, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying Northern Revival that for the last 30 consecutive business days prior to the date of the letter, Northern Revival’s Minimum Market Value of Listed Securities (“MVLS”) was less than $35.0 million, which does not meet the requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq has provided Northern Revival with 180 calendar days, or until October 3, 2023, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of Northern Revival’s securities on The Nasdaq Capital Market.

Our Sponsor, the holder of our Class B ordinary shares, agreed to convert 6,037,499 of its Class B ordinary shares into Northern Revival Ordinary Shares which Northern Revival believes will allow it to regain compliance with the MVLS requirement. On a pro forma basis, based on the closing stock price of the Northern Revival Ordinary Shares on April 4, 2023 of $10.27, this conversion would increase the MVLS by approximately $62 million. In order for Northern Revival to regain compliance with the MVLS Rule, Northern Revival’s MVLS must equal or exceed $35.0 million for at least 10 consecutive trading days however and Nasdaq must provide written confirmation to Northern Revival to close the matter.

In the event Northern Revival does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, Northern Revival may appeal the delisting determination to a Hearings Panel.

Our Business Strategy

Our board and advisory team will leverage their long-standing partnerships, vast investment experience, deep networks, and technology industry expertise to identify and generate attractive acquisition opportunities among middle-market technology companies with anticipated enterprise values between $750 million and $3 billion. To the extent the purchase price for any acquisition to be paid in cash exceeds the net proceeds available to us, we may issue debt or equity to consummate the acquisition. Such additional financing may come in the form of bank financings or preferred equity, common equity or debt offerings, or a combination of the foregoing.

We believe our management team’s experience and track record, are differentiated and will enable us to successfully identify and execute an Initial Business Combination. We will leverage our extensive network of relationships across the middle-market technology ecosystem to assist in the identification of a target for the Initial Business Combination.

Our management team, board and advisors have experience in:

•        investing in leading technology companies to accelerate their growth and maturation;

•        sourcing, structuring, acquiring, financing, and selling software and tech-enabled services businesses;

•        fostering relationships with sellers, capital providers and target management teams.

•        operating companies, setting and changing strategies, and identifying, mentoring and recruiting exceptional talent;

•        developing and growing companies, both organically and through strategic transactions and acquisitions, and expanding the product range and geographic footprint;

•        deploying a comprehensive value-creation toolkit including identifying avenues for growth acceleration and delivering operating efficiency; and

•        accessing the capital markets, including financing businesses and helping companies transition to public ownership.

The past performance of our management team or their respective affiliates, is not a guarantee either (i) of success with respect to any Initial Business Combination we may consummate or (ii) that we will be able to identify a suitable candidate for our Initial Business Combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance. Our management team and their respective affiliates have been involved with a large number of public and private companies in addition to those identified above, not all of which have achieved similar performance levels.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct an extensive due diligence review, which may encompass, as applicable and among other things, meetings with members of the target’s management and other employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry.

Certain of our directors and officers indirectly own founder shares and/or Private Placement Warrants following the Northern Revival IPO and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our Initial Business Combination. Further, such officers and directors may have a conflict of interest with respect to evaluating a particular Initial Business Combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our Initial Business Combination.

Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present an Initial Business Combination opportunity to such entity subject to his or her fiduciary or contractual obligations. As a result, if any of our officers or directors becomes aware of an Initial Business Combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such Initial Business Combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our Initial Business Combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a Business Opportunity for any director or officer, on the one hand, and us, on the other. Additionally, certain of our directors and officers are now, and our Sponsor, directors and officers may in the future become, affiliated with entities that are engaged in a similar business.

Initial Business Combination

Nasdaq listing rules require that our Initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting fees and taxes payable on the income earned on the Trust Account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our Initial Business Combination, although there is no assurance that will be the case.

We anticipate structuring our Initial Business Combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our Initial Business Combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such Initial Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our Initial Business Combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our Initial Business Combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our Initial Business Combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our Initial Business Combination could own less than a majority of our issued and outstanding shares subsequent to our Initial Business Combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our Initial Business Combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Departure of certain officers and directors; name change and Class B conversion

On February 9, 2023, in accordance with the provisions of a binding agreement that provides for the withdrawal or significant reduction in investment in the Sponsor by certain existing investors and the resulting transfer of control of the Sponsor: (i) Whitney Bower resigned as Chairman and Chief Executive Officer, (ii) Peter Low resigned as Chief Financial Officer and director and (iii) Michael Alter and David Lang resigned as independent directors, (iv) the board appointed Aemish Shah as the Chairman and Chief Executive Officer and Manpreet Singh as Chief Financial Officer and a director, and also appointed Joseph Tonnos, David Tanzer and Asad Zafar to serve as directors, determining each of Messrs. Tonnos, Tanzer and Zafar to be an independent director under the listing rules of the Nasdaq Stock Market. We agreed to change our name in connection with these changes. Mr. Tonnos served on the Northern Revival board of directors from February 9, 2023 until his resignation on March 15, 2023. Such resignation was not a result of disagreement with Northern Revival on any matter relating to its operations, policies or practices.

On March 16, 2023, we held our General Meeting for the purposes of considering and voting upon: (i) a special resolution, to amend our charter to change the name of the company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation; and (ii) a special resolution, to amend the charter to change certain provisions which restrict our Class B ordinary shares from converting to Northern Revival Ordinary Shares prior to the closing of the business combination. Both the Name Change Proposal and Conversion Proposal were approved by the shareholders at the General Meeting. The purpose of the Name Change Proposal was to amend the name of the company as agreed in connection with the departures of Messrs. Bower, Low, Alter and Lang. The purpose of the Conversion Proposal was to remove restrictions contained in the charter in order to permit the Class B ordinary shares to convert into Northern Revival Ordinary Shares prior to the closing of the business combination which will enable Northern Revival to meet certain Nasdaq listing requirements. The holders of such shares will continue to be subject to the same restrictions as the Class B ordinary shares before any conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a business combination as described in the prospectus for our Northern Revival IPO.

Extension, redemptions and contributions

On January 27, 2023, we held an extraordinary general meeting of shareholders where the shareholders approved a special resolution to amend our Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which Northern Revival may either (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2023 to September 4, 2023 (such later date, the “extended date”) or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Northern Revival Ordinary Shares included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from February 4, 2023 to September 4, 2023 or such earlier date as determined by the Northern Revival Board.

In connection with the solicitation of proxies in connection with the Extension Amendment, holders of 21,240,830 Northern Revival Ordinary Shares of our then 24,150,000 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.17. In connection with the solicitation of proxies in connection with the Conversion Proposal, holders of 433,699 Northern Revival Ordinary Shares of our then outstanding 8,946,670 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.33. On March 28, 2023, Northern Revival elected to permit one shareholder, at the shareholder’s request, to reverse their redemption as to 5,000 Northern Revival Ordinary Shares, resulting in a total of 428,699 redemptions in connection with the solicitation of proxies in connection with the Conversion Proposal. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Northern Revival Ordinary Shares. Following such meetings and the redemptions related thereto and the conversion of the Class B ordinary shares, there are a total of 8,517,970 Northern Revival Ordinary Shares issued and outstanding and (ii) one Class B ordinary share outstanding. As of April 27, 2023, there was a total of approximately $25.8 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of public shares of Northern Revival that are not redeemed, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an Initial Business Combination (y) the extended date and (z) the date that the board determines in its sole discretion to no longer seek an Initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by Northern Revival to the Sponsor upon consummation of an Initial Business Combination. Northern Revival’s board of directors will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate. If this occurs, Northern Revival would wind up Northern Revival’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in Northern Revival’s Amended and Restated Memorandum and Articles of Association (“Charter”). The Sponsor contributed to Northern Revival as a loan the first, second and third deposits of $100,000 each into the Trust Account on February 4, 2023, March 4, 2023 and April 4, 2023.

On August 30, 2023, we held an extraordinary general meeting of shareholders (the “Second Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Second Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the Northern Revival Board and (ii) redeem public shares irrespective of whether such redemption would exceed an amount that would cause the company’s net tangible assets to be less than US$5,000,001.

In connection with the solicitation of proxies in connection with the Second Extension Amendment, holders of 570,227 Northern Revival Ordinary Shares of our then-outstanding 8,517,970 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $10.72. Following the meeting and the redemptions related thereto, there are a total of 7,947,743 Northern Revival Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of September 12, 2023 there was a total of approximately $20.48 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Second Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on September 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

On January 30, 2024, we held an extraordinary general meeting of shareholders (the “Third Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Third Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2024 to August 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from February 4, 2024 to August 4, 2024 or such earlier date as determined by the Northern Revival Board.

In connection with the solicitation of proxies in connection with the Third Extension Amendment, holders of 184,934 Northern Revival Ordinary Shares of our then-outstanding 7,947,743 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $11.04. Following the meeting and the redemptions related thereto, there are a total of 7,762,809 Northern Revival Class A Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of the Record Date there was a total of approximately $_____ million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Third Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on February 4, 2024 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additionally, the number of blank check companies looking for Initial Business Combination targets has increased compared to recent years and many of these blank check companies are sponsored by entities or persons that have significant experience with completing Initial Business Combinations. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of the Northern Revival IPO and the sale of the Private Placement Warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our Initial Business Combination and we are obligated to pay cash for our Northern Revival Ordinary Shares, it will potentially reduce the resources available to us for our Initial Business Combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an Initial Business Combination.

Human Capital Management

We do not intend to have any full-time employees prior to the completion of our Initial Business Combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our Initial Business Combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our Initial Business Combination and the current stage of the Initial Business Combination process.

MANAGEMENT OF NORTHERN REVIVAL

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Northern Revival before the Business Combination.

The following table sets forth information about our directors and executive officers:

Name	Age	Position
Aemish Shah	37	Chairman and Chief Executive Officer
Manpreet Singh	40	Director and Chief Financial Officer
David Tanzer	62	Director
Asad Zafar	43	Director
Benjamin Rifkin	44	Director
Aimee Christensen	54	Director

Aemish Shah has served as Chief Executive Officer and Chairman of Northern Revival since February 9, 2023. He has served as a director of Northern Revival since January 2021. Since January 2016, Mr. Shah has been the Co-Founder and Managing Partner of General Global Capital (“GenGlobal”), a growth state technology investment firm focused on software and financial technology companies with notable investments that include Carta, SpaceX, SoFi, Impossible Foods, Digital Ocean, Rubrik, Grab Inc., Figure Technologies, CaaStle, Avant/Amount and Postmates. Mr. Shah has over sixteen years of experience as a technology investor and financial services banker. Over the course of his career, he has worked on over twenty successful M&A transactions with an aggregate value of over five billion dollars. Mr. Shah has also served on numerous non-profit boards and currently works with TeacherCraft, an EdTech non-profit focused on professional development. Mr. Shah began his career with Pricewaterhouse Coopers as a Senior Associate in the financial advisory practice. Mr. Shah graduated from Cornell University with a Bachelor of Science in Operations Research and Industrial Engineering. We believe Mr. Shah is qualified to serve on our board due to his extensive investment and mergers and acquisitions experience.

Manpreet Singh, CFA, has served as Chief Financial Officer and a director of Northern Revival since February 9, 2023. From 2018 to the present, Mr. Singh has served as the CIO at Singh Capital Partners (“SCP”) where he is responsible for all investment decisions and operations. In 2006, Mr. Singh became one of the youngest CFA charter holders in the world and was profiled by the organization as its “Most Ambitious” member. He serves on the numerous public, non-profit and private company boards including Cemtrex (Nasdaq: CETX), Investcorp India Acquisition Corp (Nasdaq: IVCA), AcquCo, PartsAvatar, Oats Overnights, US Inspect, Snowball Industries, Shukr Investments, Suburban Hospital (John Hopkins Medicine) and Dingman Center at the Smith School of Business. Mr. Singh received his MBA from the Wharton School of Business in Entrepreneurship, Finance, and Real Estate. He also holds a B.S. in Finance with a citation in Entrepreneurship from the University of Maryland, College Park.

David Tanzer has served as an independent director of Northern Revival since February 9, 2023. Currently, Mr. Tanzer is a manager for Mercury FundingCo., LLC since June 2019, an executive chairman of XGen Ai since March 2020, a board observer of Veransa Group since December 2021, and a board observer of Open Road Integrated Media since December 2021. From 2019 to 2020, Mr. Tanzer was the Chief Executive Officer at TBD Safety, LLC which sold personal emergency response system products. Prior to that, Mr. Tanzer was Chief Executive Officer at LifeShield, LLC which sold home security products from February 2017 to February 2018. In total, Mr. Tanzer has over 35 years of experience in senior operating roles and investing in and advising acquisition candidates and operating companies in industry sectors including media, B2B SaaS, sustainability, real estate and AI/machine learning. Mr. Tanzer has served on 10 boards, including Healthy Directions (an American Securities Capital Partners portfolio company), CurtCo Robb Media (GE Capital) and The Noodle Companies and its four operating subsidiaries. Mr. Tanzer has provided M&A consulting services to leading private equity firms including Blackstone Partners, Elevation Partners, Great Hill Partners, Insight Partners, Lee Equity Partners, Madison Dearborn, Warburg Pincus and Zelnick Media, as well as companies such as InterActiveCorp, NutriSystem, Publishers Clearinghouse, and Scholastic. Mr. Tanzer received his B.A. from Harvard College, graduating magna cum laude, and his MBA from Harvard Business School, where he was a Baker Scholar. We believe Mr. Tanzer is qualified to serve on our board due to his extensive investments and merger and acquisitions experience.

Asad Zafar has serve as an independent director of Northern Revival since February 9, 2023. From September 2021 to present, Mr. Zafar has worked as a Portfolio Manager at Vitol. Prior to that, Mr. Zafar worked as an analyst for Citadel Global Equities from July 2017 to August 2020. From March 2015 to July 2017, Mr. Zafar worked at Karlin Asset Management as managing director and portfolio manager. Throughout his career, Mr. Zafar has directly managed over $1 billion in equity portfolios. Mr. Zafar received his MBA from The Wharton School of the University of Pennsylvania where he was a Joseph H. Lauder fellow and a B.A. from Ohio Wesleyan University where he was a Presidential Scholar. Mr. Zafar holds the Chartered Financial Analyst (CFA) designation, Certified in Quantitative Finance (CQF) designation and CPIM (Certified in Product and Inventory Management) designation. We believe Mr. Zafar is qualified to serve on our boar due to his extensive investment experience.

Benjamin Rifkin has served as an independent director of the Company since May 17, 2023. From July 2018 to present, Mr. Rifkin has been the Chief Executive Officer and President of Ten Eighty Capital, a diversified private investment firm based in Park City, UT. Previously, Mr. Rifkin served as President of Royal Street Investment & Innovation Center, leading strategic investment and business decisions. He was also a Venture Partner at Royal Street Ventures, a seed stage venture capital firm with offices in UT, CO, WI and MO. In these roles, Rifkin worked closely with private and public companies in the hospitality, virtual reality, consumer products, consumer internet and enterprise software industries. Mr. Rifkin also managed the Park City Angels as Executive Director leading membership, deal sourcing and diligence efforts. He helped open Park City’s first co-working space and incubator, PandoLabs, and also served as co-chair and emcee of Thin Air, a business leadership and innovation conference underwritten by the Park City Chamber of Commerce. Mr. Rifkin received a BA in English and Creative Writing from Dartmouth College. We believe Mr. Singh is well-qualified to serve on our board of directors based on his deep expertise in management and investment.

Aimée Russell Christensen has served as an independent director of the Company since August 2023. From June 2020 to present, Ms. Christensen has served as the CEO at Christensen Global Strategies, LLC where she advises corporate and nonprofit clients on climate-smart growth strategy. She has also been a director of Christensen Global Strategies, LLC since June 2005 and was a director of Enerblu, Inc. from November 2017 to July 2018. From March 2015 to May 2020, Ms. Christensen was the executive director of Sun Valley Institute for Resilience and provided strategic vision and overall operational direction. Ms. Christensen received her Juris Doctor degree from Stanford University Law School and received a BA in Latin American Studies & Anthropology from Smith College. We believe Ms. Christensen is well-qualified to serve on our board of directors based on her legal background and her experiences in advising corporations on strategies.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent within one year of our Initial Public Offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have currently have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our board has determined that David Tanzer, Asad Zafar, Benjamin Rifken and Aimee Christensen are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Number, Terms of Office and Election of Officers and Directors

Our board of directors consists of six members. Prior to our Initial Business Combination, holders of our founder shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares attending and voting in a general meeting. Each of our directors will hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares (or, prior to our Initial Business Combination, holders of our founder shares).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has three standing committees — an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating committee, each comprised of independent directors. Under Nasdaq listing rule 5615(b)(1), a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements. We do not intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1).

Audit Committee

The members of our audit committee are Benjamin Rifken, David Tanzer and Asad Zafar. Asad Zafar serves as chair of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that each of David Tanzer and Asad Zafar qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Asad Zafar, Benjamin Rifken and David Tanzer. Asad Zafar serves as chair of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Benjamin Rifken, David Tanzer and Asad Zafar. Asad Zafar serves as chair of the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our Initial Business Combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

We have adopted a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. We have filed a copy of our form of our Code of Ethics as an exhibit to our Annual Report. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will provide a copy of the Code of Ethics without charge upon request. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential Initial Business Combinations to other entities to which our directors and officers currently have fiduciary duties or contractual obligations, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present an Initial Business Combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of an Initial Business Combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such Initial Business Combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue Initial Business Combination opportunities or complete our Initial Business Combination.

Potential investors should also be aware of the following potential conflicts of interest:

•        None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        In connection with the Initial Public Offering, our initial shareholders and Chairman and Chief Executive Officer have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our Initial Business Combination, and our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our Initial Business Combination within 24 months after the closing of the Initial Public Offering or such later date as extended. However, if our initial shareholders (or our Chairman and Chief Executive Officer or affiliates) acquire public shares, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to consummate our Initial Business Combination within the prescribed time frame. If we do not complete our Initial Business Combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of our public shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of: (1) one year after the completion of our Initial Business Combination; and (2) subsequent to our Initial Business Combination (x) if the last reported sale price of our Northern Revival Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Initial Business Combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the Private Placement Warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of our Initial Business Combination. Since our Sponsor and directors and officers will directly or indirectly own ordinary shares and warrants following the Initial Public Offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our Initial Business Combination.

•        Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular Initial Business Combination. These agreements may provide for them to receive compensation following our Initial Business Combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular Initial Business Combination.

•        Our directors and officers may have a conflict of interest with respect to evaluating a particular Initial Business Combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our Initial Business Combination.

The conflicts described above may not be resolved in our favor.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a Business Opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue Initial Business Combination opportunities or complete our Initial Business Combination.

We are not prohibited from pursuing an Initial Business Combination with a company that is affiliated with our Sponsor, directors or officers. In the event we seek to complete our Initial Business Combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an Initial Business Combination is fair to our company from a financial point of view.

In addition, our Sponsor or any of its affiliates may make additional investments in Northern Revival in connection with the Initial Business Combination, although our Sponsor and its affiliates have no obligation or current intention to do so. If our Sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our Sponsor’s motivation to complete an Initial Business Combination.

In the event that we submit our Initial Business Combination to our public shareholders for a vote, our initial shareholders and Chairman and Chief Executive Officer have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares (and their permitted transferees will agree) and public shares held by them in favor of our Initial Business Combination.

EXECUTIVE COMPENSATION OF NORTHERN REVIVAL

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Northern Revival before the Business Combination.

None of our directors or officers have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our Initial Business Combination and our liquidation, we will pay our Sponsor a total of $30,000 per month for office space, administrative, financial and support services. Other than as described herein, no compensation of any kind, including any finder’s fee, reimbursement or consulting fee, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of our Initial Business Combination (regardless of the type of transaction that it is). However, our Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Initial Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, directors, officers or our or any of their affiliates.

After the completion of our Initial Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed Initial Business Combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our Initial Business Combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our Initial Business Combination should be a determining factor in our decision to proceed with any potential Initial Business Combination.

Sponsor LLC Agreement

On December 31, 2020, each of our then directors (or their affiliates), officers and advisors together with certain third-party investors, including our anchor investor, entered into an amended and restated limited liability company agreement (the “Sponsor LLC Agreement”) of our Sponsor, Northern Revival Sponsor LLC which was then known as Noble Rock Sponsor LLC. In connection with the provisions of a binding agreement that provides for the withdrawal or significant reduction in investment in the Sponsor by certain existing investors and the resulting transfer of control of the Sponsor, the Sponsor changed its name to Northern Revival Sponsor LLC and Aemish Shah became the sole manager of the Sponsor.

Pursuant to the Sponsor LLC Agreement, certain of our directors (or their affiliates), officers and advisors made capital contributions to our Sponsor in exchange for membership interests in our Sponsor in an aggregate amount of $25,000, with respect to the issuance of 6,037,500 of our founder shares to our Sponsor. In addition, certain of our directors (or their affiliates), officers and the third-party investors, including our anchor investor, agreed to make certain at-risk capital contributions up to an aggregate amount of $6,830,000, the proceeds of which were used by our Sponsor to purchase the Private Placement Warrants. Such persons also agreed to make additional capital contributions to our Sponsor upon request.

Upon or after the consummation of our Initial Business Combination and as determined by members of our Sponsor, our directors (or their affiliates), officers and advisors and the third-party investors are entitled to receive distributions of the assets of our Sponsor in accordance with such persons’ then respective economic interests in our Sponsor.

NORTHERN REVIVAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to the “Company,” “our,” “us” or “we” refer to Northern Revival Acquisition Corporation. The following discussion and analysis of Northern Revival’s financial condition and results of operations should be read in conjunction with the audited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary,” and “Risk Factors” elsewhere in this proxy statement/prospectus.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company on November 4, 2020. We were incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Initial Business Combination”).

Our sponsor is Northern Revival Sponsor LLC, a Cayman Island limited liability company which changed its name from Noble Rock Sponsor LLC (the “Sponsor”). The registration statement for the Northern Revival IPO was declared effective on February 1, 2021. On February 4, 2021, we consummated the Northern Revival IPO of 24,150,000 Northern Revival Units, (with respect to the Northern Revival Ordinary Shares included in the Northern Revival Units being offered, the “Public Shares”), which includes 3,150,000 additional Northern Revival Units to cover over-allotments (the “Over-Allotment Northern Revival Units”), at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively. In September 2023, the underwriters in the IPO waived such deferred underwriting commissions.

Simultaneously with the closing of the Northern Revival IPO, we consummated the Private Placement of 4,553,334 private placement warrants at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of approximately $6.8 million.

Upon the closing of the Northern Revival IPO and the Private Placement, $241.5 million ($10.00 per Unit) of the net proceeds of the Northern Revival IPO and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of an Initial Business Combination and (ii) the distribution of the Trust Account as described below.

We intend to complete our Initial Business Combination using cash from the remaining proceeds of the Northern Revival IPO and the Private Placement of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•        may significantly dilute the equity interest of investors in this offering,;

•        may subordinate the rights of holders of our ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change in control if a substantial number of shares of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Northern Revival Ordinary Shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an Initial Business Combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other purposes and other disadvantages compared to our competitors who have less debt.

If we are unable to complete an Initial Business Combination by August 4, 2024, or such earlier date as determined by the Northern Revival Board (taking into account the extension as described below, the “Combination Period”), we will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Recent Developments

Proposed Business Combination

On March 20, 2023, we entered into the Business Combination Agreement with our Sponsor, Braiin and the Braiin Supporting Shareholders who collectively own 100% of the outstanding ordinary shares of Braiin. Pursuant to the terms of the Business Combination Agreement, a business combination between Northern Revival and Braiin will be effected as a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Class A Ordinary Shares, par value $0.0001 per share, of Northern Revival with an aggregate value of $572 million. The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. On October 1, 2023, the parties entered into an Amended and Restated Business Combination revised the structure of the transaction from a direct share exchange to a merger structure and revised the valuation of the transaction.

Simultaneously with the execution of the Business Combination Agreement, Northern Revival and Braiin entered into separate support agreements with the Braiin Supporting Shareholders and the Sponsor pursuant to which the Braiin Supporting Shareholders and the Sponsor have agreed to vote their Braiin shares and Northern Revival shares, respectively, in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 founder shares immediately prior to the closing of the Business Combination (the “Closing”) and to waive: (i) redemption rights with respect to its founders shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to Northern Revival converted into warrants.

Forward Purchase Agreement

On March 16, 2023, in connection with the Business Combination Northern Revival, Braiin and Meteora Capital, LLC (“Meteora”) entered into the Forward Purchase Agreement providing for the issue and sale of up to 2,900,000 Northern Revival Ordinary Shares. The Northern Revival Ordinary Shares that may be issued in connection with the Forward Purchase Agreement have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Northern Revival Ordinary Shares: (a) in open-market purchases through a broker after the date of Northern Revival’s redemption deadline in connection with the vote of Northern Revival shareholders to approve the Business Combination from holders of Northern Revival Ordinary Shares, including those who elect to redeem Northern Revival Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from Northern Revival, newly-issued Northern Revival Ordinary Shares (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of Northern Revival Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from Northern Revival’s Trust Account are disbursed in connection with the Business Combination, the Combined Company will pay to Meteora, out of funds held in its Trust Account, an amount (the “Prepayment Amount”) equal to (x) the per-share redemption price (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the date of such prepayment less the Prepayment Shortfall. The Prepayment Shortfall is equal to the lesser of (i) ten percent of the product of (x) the Number of Northern Revival Ordinary Shares multiplied by (y) the Initial Price and (ii) $3,000,000.

Meteora may, at its discretion and at any time following the closing of the Business Combination, provide an Optional Early Termination notice (“OET Notice”) and pay to the Combined Company the product of the “Reset Price” and the number of Northern Revival Ordinary Shares listed on the OET Notice. The Reset Price shall initially equal the Initial Price but shall be adjusted on the first scheduled trading date of each two-week period commencing on the first week following the 30th day after the closing of the Business Combination to the lowest of (i) the current Reset Price, (ii) the Initial Price and (iii) the volume weighted average price (“VWAP”) of Northern Revival Ordinary Shares of the prior two week period.

The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination, (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if (i) the VWAP of Northern Revival Ordinary Shares during 10 out of 30 consecutive trading days is at or below $5.00 per Share, or (ii) the Shares are delisted from a national securities exchange. At maturity, Meteora will be entitled to receive maturity consideration in cash or shares. The maturity consideration will equal the product of (1) (a) the Number of Northern Revival Ordinary Shares less (b) the number of Terminated Shares, multiplied by (2) $1.50 in the event of cash or, in the event of Northern Revival Ordinary Shares, $2.00; and $2.50, solely in the event of a registration failure.

Departure of certain officers and directors; name change and Class B conversion

On February 9, 2023, in accordance with the provisions of a binding agreement that provides for the withdrawal or significant reduction in investment in the Sponsor by certain existing investors and the resulting transfer of control of the Sponsor: (i) Whitney Bower resigned as Chairman and Chief Executive Officer, (ii) Peter Low resigned as Chief Financial Officer and director and (iii) Michael Alter and David Lang resigned as independent directors, (iv) the board appointed Aemish Shah as the Chairman and Chief Executive Officer and Manpreet Singh as Chief Financial Officer and a director, and also appointed Joseph Tonnos, David Tanzer and Asad Zafar to serve as directors, determining each of Messrs. Tonnos, Tanzer and Zafar to be an independent director under the listing rules of the Nasdaq Stock Market. We agreed to change our name in connection with these changes. Mr. Tonnos served on the Northern Revival board of directors from February 9, 2023 until his resignation on March 15, 2023. Such resignation was not a result of disagreement with Northern Revival on any matter relating to its operations, policies or practices.

On March 16, 2023, we held our General Meeting for the purposes of considering and voting upon: (i) a special resolution, to amend our charter to change the name of the company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation; and (ii) a special resolution, to amend the charter to change certain provisions which restrict our Class B ordinary shares from converting to Northern Revival Ordinary Shares prior to the closing of the business combination. Both the Name Change Proposal and Conversion Proposal were approved by the shareholders at the General Meeting. The purpose of the Name Change Proposal was to amend the name of the company as agreed in connection with the departures of Messrs. Bower, Low, Alter and Lang. The purpose of the Conversion Proposal was to remove restrictions contained in the charter in order to permit the Class B ordinary shares to convert into Northern Revival Ordinary Shares prior to the closing of the business combination which will enable Northern Revival to meet certain Nasdaq listing requirements. The holders of such shares will continue to be subject to the same restrictions as the Class B ordinary shares before any conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a business combination as described in the prospectus for our Northern Revival IPO.

Extension, redemptions and contributions

On January 27, 2023, we held an extraordinary general meeting of shareholders where the shareholders approved a special resolution to amend our Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which Northern Revival may either (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2023 to September 4, 2023 (such later date, the “extended date”) or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Northern Revival Ordinary Shares included as part of the Northern Revival Units sold in Northern Revival’s IPO that was consummated on February 4, 2021 from February 4, 2023 to September 4, 2023 or such earlier date as determined by the board.

In connection with the solicitation of proxies in connection with the Extension Amendment, holders of 21,240,830 Northern Revival Ordinary Shares of our then-outstanding 24,150,000 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.17. In connection with the solicitation of proxies in connection with the Conversion Proposal, holders of 428,699 Northern Revival Ordinary Shares of our then-outstanding 8,946,670 Northern Revival Ordinary Shares outstanding with redemption rights, elected to redeem their shares at a per share redemption price of approximately $10.33. On March 28, 2023, Northern Revival elected to permit one shareholder, at the shareholder’s request, to reverse their redemption as to 5,000 Northern Revival Ordinary Shares, resulting in a total of 428,699 redemptions in connection with the solicitation of proxies in connection with the Conversion Proposal. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Northern Revival Ordinary Shares. Following such meetings, the redemptions related thereto and the Sponsor’s conversion of Class B ordinary shares into Northern Revival Ordinary Shares, there are a total of 8,517,971 ordinary shares issued and outstanding, including (i) 8,517,970 Northern Revival Ordinary Shares and (ii) 1 Class B ordinary share outstanding. As of September 30, 2023, there was a total of approximately $20.6 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Extension Proposal, the Sponsor indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of public shares of Northern Revival that are not redeemed, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an Initial Business Combination (y) the extended date and (z) the date that the board determines in its sole discretion to no longer seek an Initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by Northern Revival to the Sponsor upon consummation of an Initial Business Combination. Northern Revival’s board of directors will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate.

On August 30, 2023, we held an extraordinary general meeting of shareholders (the “Second Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Second Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the Northern Revival Board and (ii) redeem public shares irrespective of whether such redemption would exceed an amount that would cause the company’s net tangible assets to be less than US$5,000,001.

In connection with the solicitation of proxies in connection with the Second Extension Amendment, holders of 570,227 Northern Revival Ordinary Shares of our then-outstanding 8,517,970 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $10.72. Following the meeting and the redemptions related thereto, there are a total of (i) 7,947,743 Northern Revival Class A Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of September 12, 2023 there was a total of approximately $20.48 million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Second Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on September 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

On January 30, 2024, we held an extraordinary general meeting of shareholders (the “Third Extension Meeting”) where the shareholders approved a special resolution to amend our Northern Revival Memorandum and Articles of Association (the “Third Extension Amendment”) to (i) extend the date by which Northern Revival may either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, from February 4, 2024 to August 4, 2024 or such earlier date as determined by the board or (b) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (c) redeem all of the Northern Revival Ordinary Shares, included as part of the Northern Revival Units sold in the Northern Revival IPO that was consummated on February 4, 2021 from February 4, 2024 to August 4, 2024 or such earlier date as determined by the Northern Revival Board.

In connection with the solicitation of proxies in connection with the Third Extension Amendment, holders of 184,934 Northern Revival Ordinary Shares of our then-outstanding 7,947,743 Northern Revival Ordinary Shares with redemption rights outstanding, elected to redeem their shares at a per share redemption price of approximately $11.04. Following the meeting and the redemptions related thereto, there are a total of 7,762,809 Northern Revival Class A Ordinary Shares issued and outstanding, and (ii) one Class B ordinary share. As of the Record Date, there was a total of approximately $_______ million held in the Trust Account.

As previously disclosed in connection with the solicitation of proxies for the Third Extension Proposal, the Sponsor has indicated that, it will contribute to Northern Revival as a loan (each loan being referred to herein as a “contribution”) an aggregate amount equal to $0.03 multiplied by the number of public shares of the company that are not redeemed in connection with the shareholder vote to approve the extension proposal, for each month, commencing on February 4, 2024 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period”) until the earlier of (x) the date of the meeting held in connection with a shareholder vote to approve an initial business combination, (y) the extended date, and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The sponsor will not make any contribution unless the extension proposal is approved and the extension is completed. The contributions will be repayable by the company to the sponsor upon consummation of an initial business combination.

Results of Operations

Our entire activity since November 4, 2020 (inception) through June 30, 2023 related to our formation, the preparation for the Northern Revival IPO, and since the closing of the Northern Revival IPO, the search for a prospective Initial Business Combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our Initial Business Combination. We generate non-operating income in the form of gains on investment (net), dividends and interest held in Trust Account. We will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2022, we had net income of approximately $8.4 million, which consisted of $6.4 million for a change in the fair value of derivative warrant liabilities, approximately $3.5 million of income from investments held in the Trust Account, offset by approximately $1.5 million of general and administrative expenses.

For the year ended December 31, 2021, we had net income of approximately $9.4 million, which consisted of $11.5 million for a change in the fair value of derivative warrant liabilities, approximately $26,000 of income from investments held in the Trust Account, offset by approximately $769,000 of financing costs and approximately $1.3 million of general and administrative expenses.

For the nine months ended September 30, 2023, we had a net income of approximately $27,000, resulting from approximately $2 million of general and administrative expenses, approximately $525,000 of reduction of underwriting fee payable and approximately $66,000 resulting from a decrease in the fair value of the FPA, offset by approximately $1.4 million of income from investments held in the Trust Account and approximately $302,000 resulting from a change in the fair value of derivative warrant liabilities.

For the nine months ended September 30, 2022, we had net income of approximately $7.0 million, which consisted of $6.5 million for a change in the fair value of derivative warrant liabilities, approximately $1.4 million of income from investments held in the Trust Account, offset by approximately $904,000 of general and administrative expenses.

Liquidity and Going Concern

As of September 30, 2023, we had approximately $3,000 in cash in our operating bank account and working capital of approximately $2.9 million.

Through September 30, 2023, our liquidity needs had been satisfied through a payment of $25,000 from our Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares and the loan of $45,000 from our Sponsor pursuant to the Note. Subsequent to the closing of the Northern Revival IPO and Private Placement, the proceeds from the Private Placement not held in the Trust Account will be used to satisfy our liquidity. Including amounts borrowed subsequent to December 31, 2020, we borrowed a total of approximately $195,000 through the Note and we repaid the Note in full on February 5, 2021. In addition, in order to finance transaction costs in connection with an Initial Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. As of June 30, 2023 and December 31, 2022, there were no amounts outstanding or any Working Capital Loans. Management intends to utilize Sponsor support to continue meeting its obligations.

In connection with our assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” we have until August 4, 2024, or such earlier date as determined by our Directors to consummate an Initial Business Combination. It is uncertain that we will be able to meet its obligations within the next 12 months or consummate an Initial Business Combination by this time. If an Initial Business Combination is not consummated by the end of the Combination Period, there will be a mandatory liquidation and subsequent dissolution of Northern Revival. Management has determined that the liquidity condition and mandatory liquidation, should an Initial Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate.

Related Party Transactions

Founder Shares

On November 11, 2020, the initial shareholders paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 5,750,000 Founders Shares. On February 1, 2021, we declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for each share of Class B ordinary shares, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to an aggregate of 787,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional Northern Revival Units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of our issued and outstanding shares after the Northern Revival IPO. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the Initial Business Combination or (ii) the date following the completion of the Initial Business Combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Northern Revival Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Northern Revival IPO, we consummated the Private Placement of 4,553,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of approximately $6.8 million.

Each whole Private Placement Warrant is exercisable for one whole share of Northern Revival Ordinary Shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to our Sponsor was added to the proceeds from the Northern Revival IPO held in the Trust Account. If we do not complete an Initial Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

Our Sponsor and our officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Related Party Loans

On November 11, 2020, our Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the Northern Revival IPO pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Northern Revival IPO. As of December 31, 2020, we borrowed $45,000 under the Note. As of February 4, 2021, we had a cumulative borrowing of $195,000. We repaid the Note in full on February 5, 2021.

In addition, in order to finance transaction costs in connection with an Initial Business Combination, our Sponsor, members of our founding team or any of their affiliates may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete an Initial Business Combination, we will repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of an Initial Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Initial Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2023, December 31, 2022 and 2021, we had no outstanding Working Capital Loans.

Advances from Related Party

The Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Northern Revival’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Northern Revival’s audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, directors, officers or us or any of our or their r affiliates. For the nine months ended June 30, 2023, the Sponsor had advanced Northern Revival $732,041 for working capital purposes, of which $0 was repaid during the six months ended June 30, 2023. As of September 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $791,322 and $59,281, respectively.

Promissory Note — related party

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to Northern Revival as a loan (each loan being referred to herein as a “contribution”) seven deposits of $100,000 each and two deposits of $57,307 each into the Trust Account by September 30, 2023. Northern Revival issued unsecured promissory notes to the Sponsor for $500,000 as extension loans as of September 30, 2023 since the funds were received in our operating account as of such date. The promissory notes bear no interest and all unpaid principal under the promissory notes will be due and payable in full up upon the consummation of the Business Combination. As of September 30, 2023, Northern Revival had $819,236 outstanding balance under these notes.

Administrative Support Agreement

Commencing on the date that our securities were first listed on Nasdaq through the earlier of consummation of the Initial Business Combination and the liquidation, we agreed to pay our Sponsor a total of $30,000 per month for office space, administrative, financial and support services. For the nine months ended September 30, 2023 and the years ended December 31, 2022 and 2021, we incurred expenses under this agreement of $270,000, $360,000 and $330,000, respectively, included as general and administrative expenses on the statements of operations. As of September 30, 2023 and December 31, 2022 and 2021, there was $240,000 and $0 owed under this agreement.

In addition, our Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Initial Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, directors, officers or any of their affiliates. For the year ended December 31, 2022, we incurred approximately $74,000 of reimbursable expenses to related party, included as general and administrative expenses on the accompanying statement of operations. As of December 31, 2022, approximately $65,000 of reimbursable expenses was paid to related party and approximately $59,000 is payable and presented as due to related party on the balance sheets. No expenses were incurred as of December 31, 2021.

Contractual Obligations

Registration Rights

The initial shareholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial shareholders and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

We granted the underwriters a 45-day option from the date of the prospectus to purchase up to 3,150,000 additional Northern Revival Units at the Northern Revival IPO price less the underwriting discounts and commissions. On February 4, 2021, the underwriter fully exercised its over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $4.8 million in the aggregate, paid upon the closing of the Northern Revival IPO. In addition, $0.375 per unit, or approximately $9.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee would have become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an Initial Business Combination, subject to the terms of the underwriting agreement. In addition, the underwriters paid to us an amount equal to 0.25% of the offering gross proceeds, or $603,750 in the aggregate to reimburse certain expenses in connection with the Northern Revival IPO. Notwithstanding the foregoing, in September 2023, the underwriters agreed to waive the deferred underwriting commissions.

Contingent Fee Arrangement

On August 4, 2022, we entered into an agreement with an independent third party to provide sourcing and advisory services related to completing a successful business combination. As consideration for the services to be rendered, we agreed to pay them a success fee of $2,415,000, payable only upon the completion of a business combination with certain specified targets. Any related expenses or out-of-pocket costs are borne solely by the third party. We do not intend to enter into a business combination with the targets specified in the agreement and, as a result, no fees are anticipated to be due under this agreement.

Deferred Legal Fees

We engaged a legal counsel firm for legal advisory services, and the firm agreed to defer their fees in excess of $250,000 (“Deferred Legal Fees”). The deferred fee will become payable in the event that we complete an Initial Business Combination. As of December 31, 2022 and 2021, we recorded approximately $1.1 million and $605,000 in deferred legal fees, respectively.

Critical Accounting Policies and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Investments held in Trust Account

Our portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When our investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When our investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Northern Revival Ordinary Shares Subject to Possible Redemption

We account for our Northern Revival Ordinary Shares subject to possible redemption in accordance with the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity (“ASC 480”).” Northern Revival Ordinary Shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Northern Revival Ordinary Shares (including Northern Revival Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Northern Revival Ordinary Shares are classified as shareholders’ equity. Our Northern Revival Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, 24,150,000 Northern Revival Ordinary Shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Northern Revival recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Northern Revival Ordinary Shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Northern Revival IPO, we recognized the remeasurement from initial book value to redemption amount value. The change in the carrying value of redeemable Northern Revival Ordinary Shares resulted in charges against additional paid-in capital and accumulated deficit.

Derivative Warrant Liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued warrants to purchase ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), Embedded Derivatives (“ASC 815-15”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in connection with the Northern Revival IPO (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Accordingly, we recognize the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Public Warrants issued in connection with the Northern Revival IPO were initially measured at fair value using a Monte Carlo simulation model. Subsequently, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants. The fair value of the Private Placement Warrants was initially and subsequently measured at fair value using a Black-Scholes Merton (BSM) model through September 30, 2022. As of December 31, 2022, Northern Revival determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants.

Forward Purchase Agreement Derivative Liability

On March 16, 2023, Northern Revival entered into a Forward Purchase Agreement. Northern Revival accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of Northern Revival to receive any of the proceeds of the Forward Purchase Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of Northern Revival. At September 30, 2023, the value of the forward purchase derivative liability was $66,02.

Offering Costs Associated with the Northern Revival IPO

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Northern Revival IPO that were directly related to the Northern Revival IPO. Offering costs are allocated to the separable financial instruments issued in the Northern Revival IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Northern Revival Ordinary Shares were charged to the carrying value of the Northern Revival Ordinary Shares subject to possible redemption. We classify deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities (such deferred underwriting commissions have been waived by the underwriters).

Net Income Per Ordinary Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” We have two classes of shares, which are referred to as Northern Revival Ordinary Shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income does not consider the effect of the warrants underlying the Northern Revival Units sold in the Northern Revival IPO and the private placement warrants to purchase an aggregate of 11,775,540 shares of Northern Revival Ordinary Shares in the calculation of diluted income per share, because exercise is contingent upon future events. For the year ended December 31, 2021 the number of weighted average Class B ordinary shares for calculating basic net income per ordinary share was reduced for the effect of an aggregate of 787,500 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or part by the underwriters. Since the contingency was satisfied, we included these shares in the weighted average number as of the beginning of the period to determine the dilutive impact of these shares. Remeasurement associated with the redeemable Northern Revival Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.

Recent Accounting Pronouncements

We do not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on our financial statements.

Off-Balance Sheet Arrangements and Contractual Obligations

As of December 31, 2022 and 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company”, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Northern Revival IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT BRAIIN

Braiin has entered into Share Sale Agreements with each of PowerTec and Vega, pursuant to which Braiin will acquire all of the outstanding equity interests of each of PowerTec and Vega (such acquisitions, the “PowerTec Acquisition” and the “Vega Acquisition,” respectively). The PowerTec Acquisition and the Vega Acquisition are conditioned upon the consummation of the Business Combination. Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Braiin and its subsidiaries and the information in this section is presented assuming the successful consummation of the PowerTec Acquisition and the Vega Acquisition.

Overview

We are a pioneering technology company specializing in cutting-edge solutions across diverse domains. We currently operate through our wholly owned subsidiary, Raptor300, Inc. (“Raptor”) and, following the consummation of the Business Combination, will also operate through PowerTec and Vega, which will also be our wholly-owned subsidiaries. Our expertise spans artificial intelligence and machine learning (“AI/ML”), robotics, internet of things (“IoT”), and mission-critical enterprise software and hardware applications. We believe that we have a robust portfolio of proprietary technology with current applications and developing capabilities in various sectors, including agriculture, agricultural-finance, agricultural-insurance, telecommunications, financial services, digital lending, insurance brokering, customer experience as a service (“CSaaX”) and more. We are actively expanding our market reach from business enterprises and governments to end-consumers. Further, we also plan to diversify from our current focus on western developed markets to tap into large opportunities across high-potential emerging markets, more particularly in Southeast Asia.

Raptor 300, Inc.

Raptor was formed in 2015 and it owns the intellectual property utilized by our Autonomous Aerial Robots (see “—Intellectual Property” below). For a full description of our Autonomous Aerial Robots and the markets in which they operate, see “Diverse Range of Services and Products — Agricultural Sector” below.

Raptor’s customers primarily consist of companies in the agricultural industry. Raptor’s facilities are located in Subiaco, Western Australia. On July 26, 2022, Braiin purchased all of Raptor’s outstanding shares, at which time Raptor became a wholly owned subsidiary of Braiin.

PowerTec Holdings Ltd.

PowerTec was formed in 1995 and is a wireless technology developer and integrator servicing Australia, New Zealand, South Asia and the Pacific Islands. PowerTec specializes in advanced telecommunications systems and provides comprehensive consulting and engineering services for all things wireless, including management of the project lifecycle from design, development, procurement, manufacturing, through to post-production verification and maintenance. See “Diverse Range of Services and Products — Telecommunications Sector” below for additional information regarding our products and services.

PowerTec’s customers consist of companies across a variety of industries. PowerTec’s facilities are located in Southport, Queensland, Australia.

Vega Global Technologies Pty Limited

Vega is a holding company formed in 2023 that will hold all of the outstanding equity interests of Exato and Nisus following the Closing. Vega, through its subsidiaries, will be a technology company specializing in providing blockchain, AI, and coding language services to farmers. See “Diverse Range of Services and Products—Agricultural Sector” and “Diverse Range of Services and Products — Finance and Insurance Sectors” below for additional information on Vega’s products and services . On July 11, 2023, Vega entered into a binding heads of agreement contract with Exato Technologies Pvt Ltd (“Exato”) pursuant to which Vega will acquire 100% of the shares of Exato. Additionally, on September 12, 2023, Vega entered into a binding heads of agreement contract with Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd (together, “Nisus”), pursuant to which Vega will acquire 100% of the shares of the Nisus. On September 16, 2023, Braiin entered into a binding heads of agreement contract with Vega (the “Vega Agreement”).

Upon the consummation of the binding heads of agreement contract with Exato, Exato will be wholly owned by Vega. Exato is an information technology company incorporated and domiciled in India. Exato offers a comprehensive range of IT products and services and helps consumers address IT sourcing challenges, software-licensing needs, and innovates with new IT solutions. See “Diverse Range of Services and Products below for additional information on Exato’s products and services. Exato’s client portfolio extends across multiple industries, including banking, financial services, insurance, IT-enabled services, retail, telecommunications and public sector and government undertakings. Exato’s facilities are located in Noida, India.

Upon the consummation of the binding heads of agreement contract with Nisus, Nisus will be wholly owned by Vega. Nisus is primarily engaged in the supply of mobile carriers, large multinational companies, government departments, defence, emergency services, small to medium-sized businesses and individuals with its breadth of hardware solutions enhancing the ability to communicate. See “Diverse Range of Services and Products — Customer Experience and Employee Experience Sector” below for additional information related to Nisus’s products and services. Nisus’s customers consist of companies primarily in the banking and customer service industries. Nisus’s facilities are located in Canberra, Australia.

Diverse Range of Services and Products

Our proprietary technology is currently being used in various sectors, including agriculture, telecommunications, finance, and insurance. We believe that our technology has the potential to span a variety of industries and sectors to increase efficiency and provide user-friendly solutions for our customers.

Agricultural Sector

One of our flagship offerings is our Autonomous Aerial Robots, equipped with advanced sensors, cameras, and AI/ML capabilities. These robots have the potential to revolutionize agriculture by providing real-time insights into crop health, soil conditions, and other variables, which assists with optimizing farming practices, reducing resource wastage, and maximizing yields. Braiin was the first company in the world to be certified by a country to operate fully Autonomous Aerial Robots for crop spraying.

In the agriculture sector, our Autonomous Aerial Robots collect data on crop health and soil conditions, enabling farmers to make data-driven decisions. The maps captured from Braiin’s Autonomous Aerial Robots are used for analysis and monitoring of crop harvests. The Autonomous Aerial Robots can produce both two-dimensional and three-dimensional maps using data from hyper spectral, multispectral light detecting and ranging or thermal sensors. By employing AI/ML algorithms, these robots offer actionable recommendations for irrigation, fertilization, and pest management, with the goal of providing increased productivity and reduced environmental impact.

The Autonomous Aerial Robots are capable of scanning an entire plantation for plant health, seven to ten days before human eyes can identify any hydration, insect or herbicide issues. This information can be used to determine how to reallocate plant treatment and when to pick crops, which subsequently increases yields.

The data collected from our Autonomous Aerial Robots can also be used to pre-plan estate development. The Autonomous Aerial Robots can scan drainage elevation across a plantation, which can then be used to optimize irrigation, drainage and determine whether any topography changes are needed and determine where to put the next field.

Plant and Land Health Scanning Map

Our Autonomous Aerial Drones are used for more than just collecting data. We also provide customized Autonomous Aerial Drones for crop spraying that can cover 2-3 hectares per hour and carry 15 kilograms of chemicals. The Autonomous Aerial Drones have the capability to spray crops based on some or all insights provided in our ERP (described further below). By utilizing the Autonomous Aerial Drones, crops can be sprayed at up to 15 times the speed of humans while using less chemicals, which has the potential to save both time and money. We believe that using the Autonomous Aerial Drone for spraying is also safer than using human labor to spray crops and limits pesticide exposure risk to humans.

Autonomous Aerial Drones Spraying Crops

While we recognize the potential of AI/ML across the various sectors in which we operate, we also acknowledge the need for a balanced approach to address our customers’ diverse needs and requirements. For example, we offer a comprehensive Enterprise Resource Planning (“ERP”) platform that offers quality control services, production and post-production planning services, and inventory, sales and analytic services that is currently tailored for the agriculture sector, but has the potential to be expanded for use across other industries. By integrating processes such as inventory management, sales, and financial reporting, we believe our ERP platform enables farmers and agribusinesses to manage their farming operations, supply chains, and financial transactions efficiently in a single platform, thereby enhancing productivity, reducing errors, and improving decision-making capabilities.

The single-user friendly dashboard can enable a user to easily make decisions based on our technology’s actionable insights. For example, our Autonomous Aerial Drones may alert one of our users of a specific weather pattern resulting in abnormally high rainfall amounts, resulting in a certain portion of the user’s farm receiving more water than is typical. This insight could be displayed on the ERP platform, allowing the user to make adjustments to react to the data, such as adjustments to reduce the amount of water being used in irrigation. These types of insights help farmers identify and act on decisions, increasing productivity and reducing negative environmental impacts through lowering pesticide or water usage, for example. Each Autonomous Aerial Drone incorporates AI/ML by running continually and adding to the dataset available to our users and further improving the quality of the actionable intelligence and reporting.

Examples of the ERP platform home page

Telecommunications Sector

With the remoteness of most agricultural and mining locations, providing reliable wireless connectively solutions increases functionality. In the telecommunications sector, we believe our expertise in IoT and communications technologies positions us to capitalize on the increasing adoption of connected devices and wireless communications. Our IoT division offers a wide range of IoT solutions, radiofrequency (“RF”) devices, wireless communications, and solar solutions.

Our IoT solutions empower businesses to make informed decisions and optimize their operations by providing seamless connectivity, reliable data transmission, and efficient energy utilization. These offerings include smart sensors that monitor climate conditions, greenhouse automation, crop management, precision farming and end-to end farm management systems. While these technologies are currently focused primarily on the agricultural sector, their applications can be translated to other industries, including agriculture, manufacturing, logistics, and public safety.

Furthermore, our solar solutions complement our IoT and communications offerings by providing efficient and sustainable energy sources. Solar panels, energy storage systems, and related technologies allow organizations to harness renewable energy and reduce their energy costs. By integrating solar solutions with IoT and communications infrastructure, we are working to enable businesses to create smart and energy-efficient environments.

Solar Powered Tide Prediction Device

We continue to grow our telecommunications sector by focusing on research and development into new industries, like the mining industry, where our actionable insights could benefit the industry, as well as identifying geographical areas that face challenges with wireless connectivity and data communications. Our telecommunications team is also currently developing an “Uber-like” mobile application for Drones as a Service whereby farmers can request aerial data and spraying services through their mobile phones.

Finance and Insurance Sectors

In the finance and insurance sectors, our advanced technologies offer opportunities for increased efficiency, transparency, and risk management. Our software solutions, including our ERP platform, provide services to technology companies, creating software applications that are tailored to our client’s needs. We currently provide services to over 18 different technology companies with our customized software applications. Our software team currently has a significant number of staff specialized in artificial intelligence and coding languages. Our technology is currently being used by customers to manage human resources, procurement and sales of products across our industries.

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EXPRP091 John Doe 192.00 WAITING John Doe MAR 20 2019
EXPRP071 John Doe 192.00 APPROVED John Doe MAR 10 2019
EXPRP034 John Doe 192.00 FOR VALIDATION - FEB 20 2019
EXPRP028 John Doe 33,192.00 DECLINED - FEB 10 2019
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An example of our technology being used to manage finances.

We plan to continue to develop our technology in these areas to pursue user-friendly and efficient and solutions for our customers’ needs.

Customer Experience and Employee Experience Sector

In the customer experience and employee experience as a service sector (“CXaaS”), we focus on integrating cloud customer relationship management and cloud workforce management applications with cloud contact centers to create a unified customer engagement management could service that is easy to use and administer. This integration also enables collection of customer interaction and agent experience data across the automatic call distribution, interactive voice response, customer relationship management, workforce management and other contact center applications to create end-to-end customer engagement records and agent experiences resulting in business outcomes. This data is then analyzed to gain meaningful insights to produce better business outcomes. Such insights are then incorporated into predictive analytical models to recommend next best actions to agents and supervisors that can directly lead to improved customer experiences and better business outcomes.

With over 31 unique market spaces, 280+ cumulative market leaders, 30,000 vendors and 20,000 plugins, the CXaaS landscape is fragmented. The CXaaS platform solves this maze by taking a unique approach both for the internal and external customers, including:

•        CX Design & Consulting — A consultation with customers to determine what customers and employees want, and identify the right people, process and technology required to design connected journeys.

•        CX Products & Platforms — A comprehensive suite of products and platforms delivers a highly connected experience in a simple, agile and cost-effective way.

•        CX Services & Digital — A flexible and tailored services to orchestrate and streamline CX operations across applications, infrastructure and network domains, with a digital-first /micro-services wrapper.

•        CX Cloud — A simplification and de-risk cloud adoption with pre-built integrations to critical contact centers and CX solutions without compromising on performance & control.

•        Analytics, Automation & AI — A leverage of the power of analytics, artificial intelligence & automation to take the fastest path to enhance CX and EX across channels in real-time.

Industry Overview and Market Opportunity

We believe that we operate at the forefront of technology, targeting a range of industries, including agriculture, finance, insurance, and telecommunications among others. With our innovative solutions and commitment to excellence, we believe that we are poised to seize market opportunities and establish ourselves as leaders in the technology industry.

$45B	**$32B**	**$13B**	**$10B**
Infrastructure	Agriculture	Transport	Security
$9B	**$7B**	**$6B**	**$4B**
Media	Insurance	Telecom	Mining

PwC report 2016

Drone services market size by industry ($ billions)

Agricultural Sector

The agriculture sector represents the largest market opportunity for Braiin. As the global population is expected to reach 9.7 billion by 2050, there is mounting pressure to increase food production while minimizing environmental impact. We expect that the integration of agricultural technology solutions that integrate IoT and aerial robotics, among other technologies, will play a crucial role in addressing these challenges. According to market research, the global AgTech market is expected to reach $22.5 billion by 2025, growing at a CAGR of 14.1% from 2020 to 2025.

The total addressable market for AgTech solutions like IoT and aerial robotics in crop spraying is substantial. According to market research, the global smart agriculture market size is projected to reach $15.3 billion by 2025, with a CAGR of 9.8% during the forecast period. This growth is primarily driven by the increasing adoption of precision farming techniques and the need for sustainable agricultural practices.

Within the smart agriculture market, the IoT segment is expected to experience significant growth. The integration of IoT devices in agriculture enables farmers to monitor and control various aspects of their operations remotely. IoT sensors can collect data on soil moisture, temperature, humidity, and other environmental factors, providing farmers with valuable insights for informed decision-making. The global market for IoT in agriculture is estimated to reach $10.53 billion by 2025, with a CAGR of 14.7% during the forecast period.

In addition to IoT, aerial robotics for crop spraying also has a substantial global market. While traditional crop spraying methods often involve the indiscriminate use of chemicals, resulting in wastage and potential harm to the environment, our Autonomous Aerial Robots have the potential to revolutionize crop spraying processes. These Autonomous Aerial Robots can precisely apply pesticides and fertilizers, minimizing chemical wastage and reducing the environmental impact. This technology not only enhances the effectiveness of crop protection but also promotes sustainable farming practices. The market for agricultural drones, which includes aerial robots used for crop spraying, is projected to reach $4.8 billion by 2025, with a CAGR of 19.8% from 2020 to 2025.

Telecommunications Sector

In the telecommunications sector, our expertise in IoT and communications technologies position us to capitalize on the increasing adoption of connected devices and wireless communications. The global IoT market is projected to reach $1.5 trillion by 2027, with a CAGR of 10.4% from 2020 to 2027. Our IoT division offers a wide range of IoT solutions, RF devices, wireless communications, and solar solutions in a variety of industries, including smart cities, healthcare, logistics, and manufacturing.

Finance and Insurance Sectors

In the finance and insurance sectors, our advanced technologies offer opportunities for increased efficiency, transparency, and risk management. Our software solutions, including our ERP platforms, enable seamless integration and automation of financial processes. These solutions enhance transparency, traceability, and efficiency in financial transactions, reducing costs and mitigating risks for financial institutions. By streamlining operations and ensuring data integrity, our solutions have the potential to empower organizations to deliver superior customer experiences while meeting regulatory requirements.

Customer Experience as a Service Sector

System integration as a cloud service is a relatively new market opportunity to combine professional services based software development with cloud based service delivery as well as provide unified user and application management and business insights as high-margin value added services. While system integration as a cloud service is generic and applicable to multiple business processes, it is particularly attractive in the customer engagement and agent experience management market where customer relationship management and contact center solutions are provided by different software as a service vendors thus necessitating integration and customization of these applications to suit the business needs of the enterprise.

With our acquisition of Exato, we have been able to increase our services in the Customer Experience and Employee Experience as a Service sector, our technologies position us to offer contact center management by building a consulting-led framework, which provides the customer detailed insight into their existing challenged and recommend solutions. With the growth trajectory in the similar space, we plan to expand into other related areas of marketing technology, automation and customer relationship management, which creates a significant opportunity to scale. The below tables depict the total addressable market for the customer experience space and way to expand further.

Environmental Impact

In recent years, there has been an increased focus on environmental consciousness. Our AgTech Solutions not only aim to address the technological needs of the agricultural industry but also align with broader trends such as sustainability, traceability, and transparency. With the integration of blockchain technology, we believe we can enhance the traceability of agricultural products, providing consumers with reliable information about the origin, quality, and production practices of the food they consume. This level of transparency can build trust between consumers and producers, facilitating fair trade and sustainable agricultural practices.

Our products support precision farming by integrating technology to ensure that crops and soil receive exactly what they need for optimum health and productivity. This also ensures profitability, sustainability and protection of the environment. Precision farming practices consider aspects such as soil type, terrain, weather, plant growth and yield data when managing crops. One of the biggest challenges to precision farming is managing the large amounts of data.

Our ERP platforms are currently tailored for the agriculture sector to enable efficient management of farming operations, supply chains, and financial transactions. For example, sensor data and imaging input can be integrated with other data to provide farmers with the ability to identify fields that require treatment and determine the optimum amount of water, fertilizers and pesticides to apply. This helps the farmer avoid wasting resources and prevent run-off, ensuring that the soil has just the right number of additives for optimum health while also reducing costs and controlling the farm’s environmental impact. These integrated software solutions improve the overall productivity and profitability of agricultural businesses, making them an attractive proposition for farmers and agribusinesses worldwide.

We believe that we are well-positioned to capitalize on the growing demand for innovative AgTech solutions in agriculture and the other sectors in which we operates Our utilization of advanced technologies such as Autonomous Aerial Robots, AI/ML, IoT, Blockchain, and ERP enables us to provide comprehensive solutions that drive productivity, sustainability, and transparency in the agriculture industry. With a substantial total addressable market and its competitive strengths, we have the potential to emerge as a leader in the technology industry by revolutionizing agriculture and other key sectors.

Competition

As a general technology company, we face significant competition. The AgTech industry, like other technology-based industries, is characterized by rapid technological advancement and significant competition. These industries dedicate significant resources to developing novel and proprietary agricultural technology products and services. As our products and technology continue to expand, we will be subject to competition in a number of industries, including the AgTech space. We anticipate that we will face intense and increasing competition from many different sources, including both new and established AgTech companies entering into the product types and segments in which we currently operate.

Competitive Strengths

We believe that we have five main competitive strengths that set us apart from the current market:

•        Technological Integration:    Our integration of advanced technologies from Raptor, PowerTec and Vega, including our Autonomous Aerial Robots, AI/ML, IoT, and ERP, allows us to deliver end-to-end solutions that cater to diverse industry needs.

•        Proven Track Record:    We have a successful history of conducting trials and forming partnerships with industry leaders, demonstrating our capability to execute projects and deliver positive outcomes.

•        Intellectual Property:    We hold essential patents and regulatory certifications, providing a barrier to entry for potential competitors and enhancing our credibility as an industry leader.

•        Experienced Leadership:    Our management team is comprised of experienced professionals with deep expertise in technology, data science, and investment in emerging markets.

•        Collaborative Culture:    Our multidisciplinary team fosters a culture of collaboration, creativity, and continuous improvement, allowing us to develop innovative solutions for complex challenges.

Growth Strategy

Our growth strategy encompasses:

•        Continuous Innovation:    We invest in research and development in key areas such as IoT, wireless communication, robotics, and software to remain at the forefront of technological advancements.

•        Geographical Expansion:    We are expanding into new sectors, countries, and markets, with a focus on emerging markets like India and Sri Lanka.

•        Cross-Selling:    We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

•        Targeted Sales Approach:    We identify potential customers’ pain points and challenges and develop tailored solutions to meet their specific needs.

•        Strategic Acquisitions and Investments:    We seek partnerships and collaborations with complementary technology companies to access new markets, expand our customer base, and enhance our capabilities.

With these strategies, we aim to strengthen its market presence, capture new opportunities, and deliver sustainable growth in the technology industry. We remain committed to delivering value to clients and shareholders while driving innovation and achieving long-term success.

Intellectual Property

Overview

We own certain intellectual property rights that we use in connection with our business.

OWNER OF INTELLECTUAL PROPERTY	JURISDICTION	SERIAL AND APPLICATION NUMBER/TITLE	STATUS	EXPIRATION DATE
Raptor 300	USA	• Unmanned Aerial System Autonomous Tank Refilling • Application #63/478,715	Pending	—
Raptor 300	USA	• Unmanned Aerial System Vectorized Spraying System • Application #63/478,918	Pending	—
Braiin	India	• Customer experience personalization management platform • Application #201717018416	Pending	—
Braiin	Thailand	• Customer experience personalization management platform • Application #1701002302	Pending	—
Braiin	Australia	• Semi-supervised question answering machine • Application #2018223010	Granted January 9, 2020	August 31, 2024
Braiin	USA	• Semi-supervised question answering machine • Application #16/119,400	Granted May 12, 2020	November 12, 2023

Government Regulation

Overview

Our business is subject to various laws and regulations in the countries in which we operate. Laws and regulations relating to drone activity and our Autonomous Aerial Robots are rapidly developing. In addition, our telecommunications and technology products, including the ERP platform, are subject to data privacy regulations and laws. We continually assess our compliance status and management of our products and services to ensure our operations are in compliance with all applicable laws and regulations. These regulations and laws could cover taxation, aviation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of our Autonomous Aerial Robots. In addition, jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our proposed technology programs.

Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions, chemical use, and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. While environmental protection regulations have not had a significant adverse effect on our overall operations, it is possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil, air and groundwater contamination are discovered and/or expansion of work scope are prompted as a result of investigations.

Manufacturing

We assemble our Autonomous Aerial Robots at our facilities or, in certain cases, purchase off-the-shelf drones, that we optimize for our customers’ purposes. All parts of our Autonomous Aerial Robots are manufactured by third parties.

Employees and Human Capital

As of September15, 2023, we had 260 employees. Our relationship with our employees is strong, and we recognize the importance of growing our team as we develop and expand our operations. Our human capital objectives include identifying, recruiting, retaining, incentivizing, and integrating both our existing and additional employees to drive our company’s success.

For additional information about Braiin’s officers, please see “Management of PubCo After the Business Combination — Executive Officers and Directors After the Business Combination,” below.

For a description of our officers’ compensation, please see “Executive Compensation of Braiin,” below.

For a description of share ownership information, please see “Security Ownership of Certain Beneficial Owners and Management,” below.

Facilities

Our corporate headquarters are located in Subiaco, Western Australia. We believe that our existing facilities are adequate for our near-term needs but expect to need additional space as we grow. We believe that suitable additional or alternative space would be available as required in the future on commercially reasonable terms.

Legal Proceedings

Although we may be subject to litigation in the ordinary course, we are not currently a party to any material legal proceedings.

EXECUTIVE COMPENSATION OF BRAIIN

Executive Compensation

For the fiscal year ended June 30, 2023, Braiin’s Chief Financial Officer, Jay Stephenson, received AUD $7,500 per month. Braiin did not pay any compensation or make any equity awards to any other executive officers.

Following the Closing, PubCo intends to adopt an executive compensation program designed to align compensation with PubCo’s business objectives and the creation of shareholder value, while enabling PubCo to attract, motivate, and retain individuals who contribute to the long-term success of PubCo. This program will be administered by the compensation committee of the PubCo Board.

At the Closing, PubCo will enter into employment agreements with Mr. Balasubramanian and Mr. McVean on market-based terms consistent with executive arrangements of similar situated companies. The material terms of these employment agreements are presented in “Management of PubCo Following the Business Combination — Executive Compensation Arrangements.”

Equity Incentive Plan

In connection with the Business Combination, Northern Revival intends to adopt the Incentive Plan, subject to the approval of the Northern Revival shareholders. If adopted and approved, the Incentive Plan will be effective upon the Closing. The Incentive Plan Proposal is described in more detail herein under the heading “The Incentive Plan Proposal.”

Director Compensation

For the fiscal year ended June 30, 2023, Braiin did not pay any compensation or make any equity awards to any directors. For this reason, Braiin has omitted the 2023 Director Compensation Table and the corresponding narrative disclosure.

PubCo Director Compensation

Following the Closing, PubCo intends to develop a non-employee director compensation program that is designed to align compensation with PubCo’s business objectives, while enabling PubCo to attract and retain individuals to serve on the PubCo Board who will contribute to its long-term success.

BRAIIN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Summary Financial Information of Braiin,” and Braiin’s consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results could differ materially from those contained in any forward-looking statements. In this section, “we,” “us” and “our” refer to Braiin.

On July 28, 2023, PubCo was incorporated under the laws of the Cayman Islands to become the holding company for Braiin and its subsidiaries. PubCo has engaged solely in operations and activities incidental to its formation and the Proposed Transactions. Accordingly, the financial information for PubCo and a discussion and analysis of its results of operations and financial condition for the period of its operations would not be meaningful and are not presented. Following the Proposed Transactions, the historical consolidated financial statements of PubCo will include the historical consolidated financial results of Braiin and its consolidated subsidiaries for all periods presented.

Prior to Braiin’s formation in July 2022, the principal activities of Braiin were carried out by Raptor 300, In July 2023, Raptor 300 transferred all of its operations and substantially all of its net assets to Braiin, (collectively, the “Reorganization”). See note 3 to Braiin’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus for more information.

Braiin has also entered into Share Sale Agreements with each of PowerTec and Vega, pursuant to which Braiin will acquire all of the outstanding equity interests of each of PowerTec and Vega (such acquisitions, the “PowerTec Acquisition” and the “Vega Acquisition,” respectively). The PowerTec Acquisition and the Vega Acquisition are conditioned upon the consummation of the Business Combination.

Overview

We are a pioneering technology company specializing in cutting-edge solutions across diverse domains. We currently operate through our wholly owned subsidiary, Raptor and, following the consummation of the Business Combination, will also operate through PowerTec and Vega, which will also be our wholly owned subsidiaries. Our expertise spans artificial intelligence and machine learning (“AI/ML”), robotics, internet of things (“IoT”), and mission-critical enterprise software and hardware applications. We believe that we have a robust portfolio of proprietary technology with current applications and developing capabilities in various sectors, including agriculture, agricultural-finance, agricultural-insurance, telecommunications, financial services, digital lending, insurance brokering, and more. We are actively expanding our market reach from business enterprises and governments to end-consumers. Further, we also plan to diversify from our current focus on western developed markets to tap into large opportunities across high-potential emerging markets, more particularly in Southeast Asia.

Braiin’s Business Model

We believe that we operate at the forefront of technology, targeting a range of industries, including agriculture, finance, insurance, and telecommunications among others. With our innovative solutions and commitment to excellence, we believe that we are poised to seize market opportunities and establish ourselves as leaders in the technology industry.

Our growth strategy encompasses:

•        Continuous Innovation:    We invest in research and development in key areas such as IoT, wireless communication, robotics, and software to remain at the forefront of technological advancements.

•        Geographical Expansion:    We are expanding into new sectors, countries, and markets, with a focus on emerging markets like India and Sri Lanka.

•        Cross-Selling:    We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

•        Targeted Sales Approach:    We identify potential customers’ pain points and challenges and develop tailored solutions to meet their specific needs.

•        Strategic Acquisitions and Investments:    We seek partnerships and collaborations with complementary technology companies to access new markets, expand our customer base, and enhance our capabilities.

With these strategies, we aim to strengthen its market presence, capture new opportunities, and deliver sustainable growth in the technology industry. We remain committed to delivering value to clients and shareholders while driving innovation and achieving long-term success.

The Business Combination

On March 20, 2023, we entered into the Business Combination Agreement with Northern Revival, and Northern Revival Sponsor LLC (Sponsor). Pursuant to the terms, and subject to the conditions, contained in the Business Combination Agreement, the Parties to the Business Combination Agreement will affect the following transactions:

1.      At the Closing, PubCo shall repurchase all of the Northern Revival’s Private Placement Warrants held by the Sponsor for an amount equal to $2.5 million.

2.      Prior to the Effective Time, all Company Convertible Securities outstanding shall be converted into Company Shares in accordance with the agreements governing such Company Convertible Securities.

3.      Immediately prior to the Effective Time, the Sponsor shall surrender 1,500,000 Acquiror Ordinary Shares.

4.      Northern Revival will purchase from the Braiin shareholders, all of the issued and outstanding shares and any other equity interests in or of Braiin in exchange for newly issued PubCo Ordinary Shares, as a result of which:

a.      each issued and outstanding Class A ordinary share of Northern Revival immediately prior to the effective time of the Initial Merger shall be converted automatically into the right of the holder thereof to receive one (1) ordinary share of PubCo, following which the Class A ordinary shares shall cease to be outstanding and shall automatically be cancelled; and

b.      prior to the Effective Time, any remaining Acquiror Class B Ordinary Shares that are issued and outstanding as of such time shall automatically convert in accordance with the terms of the Acquiror Organizational Documents into one (1) Acquiror Class A Ordinary Share

On the first business day following the effective time of the Initial Merger, PubCo will acquire all of the Company Shares in consideration for the issuance of PubCo ordinary shares to the Company shareholders (the “PubCo Ordinary Shares”) on a pro rata basis (the “Share Acquisition”, and together with the Business Combination and the other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”)

The Business Combination is expected to have a significant impact on our future capital structure and operating results. One of the most significant changes in our future reported financial positions are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2023) of approximately $8.4 million in the no redemption scenario, a net decrease of $645,000 in the 50% redemption scenario and a net decrease of $819,000 in the maximum redemption scenario. See “Unaudited Pro Forma Combined Financial Information.”

As a result of the Business Combination, we expect to become a U.S. public company listed on the Nasdaq, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources.

Key Factors Affecting Our Performance

Competition

As a general technology company, we face significant competition. The AgTech industry, like other technology-based industries, is characterized by rapid technological advancement and significant competition. These industries dedicate significant resources to developing novel and proprietary agricultural technology products and services. As our products and technology continue to expand, we will be subject to competition in a number of industries, including the AgTech space. We anticipate that we will face intense and increasing competition from many different sources, including both new and established AgTech companies entering into the product types and segments in which we currently operate.

Competitive Strengths

We believe that we have five main competitive strengths that set us apart from the current market:

•        Technological Integration:    Our integration of advanced technologies from Raptor, PowerTec and Vega, including our Autonomous Aerial Robots, AI/ML, IoT, and ERP, allows us to deliver end-to-end solutions that cater to diverse industry needs.

•        Proven Track Record:    We have a successful history of conducting trials and forming partnerships with industry leaders, demonstrating our capability to execute projects and deliver positive outcomes.

•        Intellectual Property:    We hold essential patents and regulatory certifications, providing a barrier to entry for potential competitors and enhancing our credibility as an industry leader.

•        Leadership:    Our management team is comprised of experienced professionals with deep expertise in technology, data science, and investment in emerging markets.

•        Collaborative Culture:    Our multidisciplinary team fosters a culture of collaboration, creativity, and continuous improvement, allowing us to develop innovative solutions for complex challenges.

Regulatory Landscape

Our business is subject to various laws and regulations in the countries in which we operate. Laws and regulations relating to drone activity and our Autonomous Aerial Robots are rapidly developing. In addition, our telecommunications and technology products, including the ERP platform, are subject to data privacy regulations and laws. We continually assess our compliance status and management of our products and services to ensure our operations are in compliance with all applicable laws and regulations. These regulations and laws could cover taxation, aviation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of our Autonomous Aerial Robots. In addition, jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our proposed technology programs.

Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions, chemical use, and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. While environmental protection regulations have not had a significant adverse effect on our overall operations, it is possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil, air and groundwater contamination are discovered and/or expansion of work scope are prompted as a result of investigations.

Components of Results of Operations

The following briefly describes the components of revenue and expenses as presented in our consolidated statements of operations.

It is noted that on 27 July 2022, Braiin Limited acquired Raptor300 Inc. and its controlled entities. The transaction comprises a group restructure that does not result in any change of economic substance. The results for the year ended 30 June 2023 comprises the consolidated results of Braiin Limited and its controlled entities. The comparative results in the statement of profit or loss and other comprehensive income and statement of cash flows for the year ended 30 June 2022 comprise the consolidated results for the period of Raptor300 Inc.

Revenue

We offer a unique drone-as-a-service solution to our customers, which involves a subscription-based model, requiring no upfront capital expenditure (CAPEX) or ongoing operational expenses (OPEX) to our customers. Our commitment to delivering cutting-edge technology has been validated through extensive trials across vast expanses of farmland. These trials have yielded promising results, leading to the signing of five-year contracts worth $19.06 million.

In addition to our existing contracts, we have also entered into Memorandums of Understanding (MOUs) amounting to approximately $100 million. The primary impetus for our decision to go public is to swiftly execute and fulfill our current contractual obligations, capitalizing on our status as first movers in this dynamic industry.

The MOU by and between Braiin and Sri Lankan Tea Factory Owners Association, dated November 17, 2022, has a duration of five years, unless terminated by mutual consent, without penalty.

The Service Agreement by and between Raptor3000, Inc. and Maskeliya Plantations PLC, dated August 1, 2019, has a term of five years and is terminable by either party upon a material breach by the other. Each party may be entitled to claim damages in the case of a termination due to a material breach.

The Services Agreement by and between Raptor3000,Inc. and Namunukula Plantations PLC, dated October 18, 2022, has a term of five years and is terminable by either party without penalty upon one months’ written notice or, if either party materially breaches, upon 60 days’ written notice of such breach without cure.

The Service Agreement by and between Raptor3000,Inc. and Kegalle Plantations PLC, dated October 18, 2022, has a term of five years and is terminable by either party without penalty upon one months’ written notice or, if either party materially breaches, upon 60 days’ written notice of such breach without cure.

The Service Agreement by and between Raptor3000,Inc. and Kelani Valley, Talawakelle & Horana Plantations PLC, dated August 1, 2019, has a term of five years and is terminable by either party upon a 60 days’ notice of a material breach by the other, without cure. Each party may be entitled to claim damages in the case of a termination due to a material breach.

The Service Agreement by and between Raptor3000, Inc. and Assam Company India Limited, dated June 28, 2021, has a term of five years and is terminable by either party upon a 60 days’ notice of a material breach by the other, without cure. Each party may be entitled to claim damages in the case of a termination due to a material breach. Assam Company India Limited is also entitled to terminate at any time upon 30 days written notice without penalty.

Our vision is to lead the way in transforming the landscape of drone services, and we are excited to embark on this journey with the support of our valued stakeholders.

Cost of Sales

Our Cost of Sales will predominantly encompass expenses related to drone components and parts, such as batteries, raw materials, direct labor costs, warranty expenses, and the operational costs associated with our assembly facilities, which includes equipment depreciation and amortization. Anticipating our expansion, we project an absolute increase in our Cost of Goods Sold to accommodate our growth.

Nevertheless, as we continue to scale our business, we foresee a positive shift. Over time, we expect our Cost of Goods Sold to decrease as a percentage of revenue. This decline is a direct outcome of our efforts to optimize operations, enhance efficiency, and leverage economies of scale. Such measures will contribute to a more favorable cost structure as we progress in our mission.

Operating Expenses

Administrative Expenses

Administrative expenses consist of the costs associated with managing the operation of the Company during the period leading to completion of the Business Combination. We expect administrative expenses to increase as our overall activity levels increase due to the completion of the Business Combination and the growth in operating revenue.

Professional and legal fees

Professional and legal fees expenses consist of the costs associated with the Business Combination Agreement and associated activity.

Depreciation and amortization

Depreciation and amortizations are a result of the depreciation of drones over a two-year period and the lease associated with a premises leased in Sri Lanka.

Other expenses

Other expenses consist of the costs associated with staffing of Sri Lankan and Australian employees.

Total Finance Costs

Interest

Finance costs consist primarily of accrued interest in relation to the Convertible Notes held by the Company.

Results of Operations

Comparison of the years ended June 30, 2023 and 2022:

The following table summarizes our historical results of operations for the periods indicated.

	2023	2022	% Change
Income	—	—	—

Expenses
Administration	25,106	14,845	69%
Audit fees	341,563	—	—
Professional and legal fees	295,146	67,355	338%
Depreciation and amortization	83,453	8,919	836%
Interest expense	7,973	694	1049%
Loss on foreign currency exchange	10,795	7,831	38%
Other expenses	13,976	2,126	557%
Total expenses	778,012	101,770	664%

Loss before income tax expense	(778,012)	(101,770)	664%
Income tax (benefit)/expense	—	—	—
Loss after tax from continuing operations	(778,012)	(101,770)	664%

Items that may be classified subsequently to profit and loss
Foreign currency translation	6,180	(829)	845%
Other comprehensive loss	6,180	(829)	845%

Total comprehensive loss for the year	(771,832)	(102,599)	652%

Variance Analysis

It is noted that all activity for the year ended June 30, 2023 is primarily due to costs associated with the Business Combination.

Other items that had variances are detailed below:

Administrative Expenses

Administrative expenses increased by $10,261 from $14,845 during the year ended June 30, 2022 to $25,106 during the year ended June 30, 2023. This increase was primarily due to expenses in the Australian subsidiary Raptor300 Australia that did not occur in the year ended June 30 2022 including computers and software, investor relations, and contractor costs.

Audit Fees

Audit fees increased by $341,563 from Nil during the year ended June 30, 2022 to $341,563 during the year ended June 30, 2023. The quantum of the audit costs are a result of the business combination and the requirements of the SPAC transaction which have all occurred post June 30 2022.

Professional and Legal Fees

Professional and legal fees increased by $227,791 or 338% from $67,355 during the year ended June 30, 2022 to $295,146 during the year ended June 30, 2023. Specifically, items that are included in the year ended June 30, 2023 include the CFO fees for Jay Stephenson and accounting fees in Raptor300 Inc in relation to getting the Company ready for a SPAC merger.

Depreciation and amortization

Depreciation and amortization increased by $74,534, or 836%, from $8,919 during the year ended June 30, 2022 to $83,453 during the year ended June 30, 2023. This increase was primarily due to the change in the consolidation of Raptor300 into the Braiin accounts and the acquisition of additional drones during the year.

Finance Costs — Interest Expense

Finance costs increased by $7,279, or 1049%, from $694 during the year ended June 30, 2022 to $7,973 during the year ended June 30, 2023. This increase was primarily due to the Company entering into Convertible Loan agreements and interest was accrued during the year at an 18% interest rate.

Other expenses

Other expenses increased by $11,850 from $2,126 during the year ended June 30, 2022 to $13,97 in the year ended June 30, 2023. This increase was due to the investor relations work undertaken in Australia that was not spent in 2022 primarily due to the start of activity in relation to the Australian operations.

Loss on Foreign Currency Exchange

Loss on foreign currency exchange increased by $2,964 from $7,831 during the year ended June 30, 2022 to $10,795 during the year ended June 30, 2023. This increase was primarily due to fluctuations in US currency to Sri Lanka currency and to Australian currency.

Liquidity and Capital Resources

We have incurred net losses since inception and to date have not generated any revenue from the operations of drones.

To date, we have funded our operations primarily through shareholder loans, and SAFE notes and Convertible Notes.

As of June 30, 2023, we had cash and cash equivalents of $1,202,698. We have assessed that there is substantial doubt related to going concern that may cast significant doubt over the our ability to continue as a going concern as we incurred a net loss after tax for the year ended 30 June 2023 of $778,012. At 30 June 2023, the Group’s has net working capital deficit of $1,335,186 and a net liability position of $1,130,800. The financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activity and the realisation of assets and the settlement of liabilities in the ordinary course of business.

As of our latest assessment, our management anticipates that, from the Business Combination until we achieve the projected profitability in 2025, we will need an estimated amount of approximately $20.8 million (net of transaction costs). This funding will be instrumental in executing our comprehensive business plan, which encompasses several key components:

•        Servicing of Contracts: We plan to facilitate the successful execution of contracts in Sri Lanka by acquiring and deploying advanced drone technology, which will be a cornerstone of our operations.

•        Capital Expenditure: Purchase of drone components and parts, such as batteries, raw materials, warranty expenses

•        Employment of the Required Labor Force: We intend to assemble a skilled and dedicated workforce, essential for the efficient and effective implementation of our business strategies.

•        Hiring of the Required Administration and Finance Personnel: We will also allocate funds towards recruiting and retaining competent professionals in administration and finance, whose expertise will be pivotal in our journey toward profitability.

This capital allocation will enable us to navigate the path towards realizing our strategic objectives.

Based on the current cash reserves, our management believes that we will have sufficient funding sustain its operations for the upcoming twelve months without the need for additional financing. With the existing cash reserves and revenue generation, as disclosed in the financial statements contained elsewhere in this prospectus, our management believes that the Company is well-positioned to maintain its current operational level for a duration of 4 to 5 years.

Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. If we raise funds by issuing equity securities, there may be dilution to our shareholders. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of ordinary shares. If we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of preferred and common shareholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

Our principal uses of cash in recent periods have been funding activities and other personnel costs as well as costs associated with the Business Combination. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, the timing and extent of spending to support our development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products and technologies. We may be required to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

	2023	2022	% Change
Net cash used in operating activities	(300,491)	(93,661)	221%
Net cash used in investing activities	(312,024)	(61,777)	405%
Net cash generated by financing activities	1,275,373	752,188	70%

Net cash used in operating activities

Net cash used in operating activities increased by $206,830 or 221%, from $93,661 for the year ended June 30, 2022 to $298,306 for the year ended June 30, 2023. This increase was primarily due to the increases in activity related to operations in Sri Lanka and Australia and costs related to the Business Combination. Specifically, costs to US based advisors and the Australian based director, Jay Stephenson. We expect to see an increase in our costs related to our headcount leading up to the commencement of our commercial operations and expect that cash used in operating activities will increase significantly before the business begins to generate cash inflows.

Net cash used in from investing activities

Net cash used in investing activities increased by $250,247 from $61,777 for the year ended June 30, 2022 to $312,024 for the year ended June 30, 2023. This increase was primarily due to the increases in the purchase of Drones for Sri Lanka and Australia and software development costs.

Net cash generated from financing activities

Net cash generated from financing activities increased by $523,185 or 70%, from $752,188 for the year ended June 30, 2022 to $1,275,373 for the year ended June 30, 2023. This increase was primarily due to issuance of SAFE Notes, convertible notes and loan facility.

Contractual Obligations and Commitments

Braiin has signed five-year contracts worth $19.06 million with 9 large agricultural companies in Sri Lanka. We have successfully completed the mapping of all the designated areas and have recently commenced operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Significant Judgments and Estimates

The application of accounting policies requires the use of judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognized in the period in which the estimate is revised if it affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Certain Differences Between IFRS and GAAP

IFRS differs from GAAP in certain respects, including differences related to financial liabilities such as convertible notes and SAFE notes, intangible assets, income tax and earnings per share. Management has not assessed the materiality of differences between IFRS and GAAP. Our significant accounting policies are described in Note 2 to our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Group.

The Group does not have any material credit risk exposure to any single receivable or group of receivables under financial instruments entered into by the Group.

Credit risk exposures

The maximum exposure to credit risk is that to its alliance partners and that is limited to the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements.

Credit risk related to balances with banks and other financial institutions is managed by the Group in accordance with approved Board policy. Such policy requires that surplus funds are only invested with reputable financial institutions, wherever possible.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Interest Risk

The Group is not exposed to material interest rate risk. The interest rate related to convertible notes is fixed per the

Liquidity Risk

The Group adopts prudent liquidity risk management by maintaining sufficient cash and obtaining continuous funding through capital raising as and when necessary to enable the Group to pay its debts as and when they become due and payable.

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting period date to the contractual maturity date. The amounts in the table are the contractual undiscounted cash flows. Balances due within 12 months approximate their carrying balances, as the impact of discounting is not significant.

30 June 2023	Weighted average interest rate %	Less than 1 year $	More than 1 year $	Total $
Trade and other payables	—	374,491	—	374,491
Related party loan	—	—	81,510	81,510
Lease liability	14.06%	1,351	1,571	2,922
Loan facility and accrued interest	18.00%	173,833	—	173,833
Convertible notes	10.00%	109,806	—	109,806
SAFE notes	—	1,929,667	—	1,929,667
Total		2,589,148	83,081	2,672,229
30 June 2022	Weighted average interest rate %	Less than 1 year $	More than 1 year $	Total $
Trade and other payables	—	5,369	—	5,369
Related party loan	—	—	196,655	196,655
Lease liability	14.06%	1,304	2,993	4,297
SAFE notes	—	—	814,667	814,667
Total		6,673	1,014,315	1,020,988

Fair values

The fair values of financial assets and financial liabilities as presented above can be compared to their carrying values as presented in the statement of financial position. Fair values are those amounts at which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction.

Internal Control over Financial Reporting

In connection with the preparation of our consolidated financial statements for the years ended June 30, 2023 To and 2022, we identified several material weaknesses in the design and operation of our internal control over financial reporting. Please see “Risk Factors — Risks Related to Braiin’s Business.

Following the Proposed Transactions — We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner. Specifically, we have identified two material weaknesses being:

1.      the lack of a formally implemented system of internal control over financial reporting and limited or no associated written documentation of our internal control policies and procedures, and

2.      the lack of sufficient resources and key accounting personnel with sufficient knowledge and experience in reporting and compliance with the SEC and PCAOB

JOBS Act

We are an emerging growth company, as defined in the JOBS Act. We intend to rely on certain reduced reporting and other requirements that are otherwise generally applicable to public companies. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, which would otherwise be required beginning with our second annual report on Form 20-F, and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

EXATO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Exato Technologies Private Limited commenced its operation in May 2016; as a full-fledged IT products and services player, encompassing key domains and providing solutions to, various IT software as well services challenges in BFSI, IT Infrastructure, Telecom domain that also includes hardware, licensing, cloud solutions, plug in software and long-term AMC services as well for filling in the entire IT software interaction gap. Technically the entire product and services can be included as Data-center colocation & Cloud, Infrastructure Solution, Information security solutions, Enterprise Communications & CX, Transformational services and Managed Services.

We have positioned ourselves as a major player in contact center space with the below key Customer experience offerings:

•        Multi-channel interaction analytics solution

•        Video analytics

•        RPA

•        Omni channel contact center

•        Workforce Management

•        Unified communication & treasury

•        Application Development

•        Application Implementation consulting and metered usage-based outcome

•        Product development and Platform based services

Exato’s Business Model

•        Continuous Innovation:    We have expanded in new lines of business (LOBs) like Application development, Consulting practices, Product development and Platform based services and positioning Exato as complete Software as a Services player. Additionally, we invest continuously in research and development in new LOBs as mentioned above, through our IIT Chennai research park establishment, to remain at the forefront of technological advancements.

•        Geographical Expansion:    We are expanding into new sectors, countries, and markets, with a focus on North America, Australia, Singapore and other APAC market,

•        Cross-Selling:    We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

Key Factors Affecting Our Performance

As a system Integrator and Software as a service provider we face competition from other players in the same segment in various categories, but we have built and augmented the model by taking more Value-added services to the customer and trying to be a platformed and integrated services provider as well.

Components of Results of Operations

Revenue

The Company offers products and services in a variety of arrangements such as sale of equipment with installations and services like software designing, customization, implementation, maintenance, testing and benchmarking, designing, developing and dealing in computer software solutions and annual maintenance services.

Cost of Sales

Our Cost of Sales predominantly encompasses costs of equipment sold, platform costs and allied components and other direct costs incurred to provide services to our customers.

Operating Expenses

Our operating expenses mainly include salaries & benefits, rent, professional fee and travel costs.

Results of Operations

Results of operations for year ended June 30 are as follows:

(in Australian dollars)	2023	2022	Change $	Change %
			Increase/ (Decrease)
Revenues	16,012,315	9,782,882	6,229,433	64%
Cost of sales	(11,276,265)	(8,153,853)	(3,122,412)	38%
Gross profit	4,736,050	1,629,029	3,107,021	191%

Expenses
General and administrative	(1,850,822)	(870,070)	(980,752)	113%
Sales and marketing	(109,689)	(5,884)	(103,805)	1764%
Total Expenses	(1,960,511)	(875,954)	(1,084,557)	124%
Operating Income	2,775,540	753,075	2,022,464	269%
Interest income (expense), net	(127,038)	(156,726)	29,688	(19)%
Other income	17,775	10,873	6,902	63%
Income before taxes	2,666,277	607,222	2,059,054	339%
Tax expense	(645,986)	—	(645,986)
Net income for the year	2,020,291	607,222	1,413,068	233%

Revenue

Revenue increased to $16,012,315 in 2023 compared to $9,782,882 in 2022, or 64%. This was due to an increase in order flow and billing, plus an increase in ARR.

Cost of Sales

Cost of Sales increased to $11,276,265 in 2023 compared to $8,153,853 in 2022, or 38%. Increased variance in Cost of Sales is basis increased IP and implementation cost. Project-related payroll and associated consulting costs also increased proportionately. Besides on-going associated product development costs also impacted the overall Cost of Sales.

General and Administrative

General and Administrative expenses increased to $1,850,822 in 2023 compared to $870,070 in 2022, or 113%. As there is significant increase in revenue, there is increase in associated general and administrative expenses due to additional expenses incurred on staff salaries, office rentals in different on shore and offshore locations, associated travel cost, insurance cost, legal and accounting fees.

Sales and Marketing

Sales and marketing increased to $109,689 in 2023 compared to $5,884 in 2022, or 1,764%. Sales and Marketing expenses increased significantly on account of hiring outside consultants for assisting in deal closures and devising sales and marketing strategy.

Liquidity and Capital Resources

We have been profitable straight from first year of operation since 2016 and over the period of 8 years have ploughed back all the profits into the business and have a healthy bank reserve. The Company maintains a positive working capital balance.

Cash Flows

Cash flows for the year ended June 30 is as follows:

(in Australian dollars)	2023	2022	Change %
Cash flows generated by operating activities	1,393,514	2,103,320	(34)%
Cash flows (used in) investing activities	(89,402)	(55,727)	60%
Cash flows generated by (used in) financing activities	1,120,981	(1.020,253)	210%

Net cash generated by operating activities

Net cash generated by operating activities decreased by 34%. This is largely due to an increase in trade and other receivables.

Net cash used in investing activities

Net cash used in investing activities increased by 60% mainly due to a lower investment in property, plant & equipment in comparison to 2022.

Net cash generated by financing activities

Net cashflows from financing activities increased by 210% due to a loan facility availed during the year.

Contractual Obligations and Commitments

Our business model is 5 years to 7 years contract based and right now we have running contract of in excess of $7 MM to $8 MM yearly and that is cumulatively sum to $55 MM to $ 65 MM in next 5 years and every year there is additional ARR based orders that we close.

Quantitative and Qualitative Disclosures About Market Risk

Credit risk

The company does not have any material credit risk exposure to any contractual orders or parties.

Liquidity Risk

The Company adopts prudent liquidity risk management by maintaining sufficient working capital margin and use the credit line as well as on required basis. The company has strong cash reserve to support and fund growth at least in near future.

POWERTEC’S MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Powertec Holdings Ltd and Controlled Entities (“Powertec” or “the Company”) is in the business of providing wireless telecommunications equipment and installation services. The Company provides wireless communication products and solutions enabling people to connect no matter where they are located. Powertec supplies mobile carriers, large multinational companies, government departments, defense, emergency services, small to medium-sized businesses and individuals with its breadth of hardware solutions enhancing the ability to communicate.

Business Model

•        Continuous Innovation:    We invest in research and development in key areas such as IoT, wireless communication, robotics, and software to remain at the forefront of technological advancements.

•        Geographical Expansion:    We are expanding into new sectors, countries, and markets, with a focus on emerging markets like India, Sri Lanka, Bangladesh and Thailand

•        Cross-Selling:    We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

Key Factors Affecting Our Performance

As a general technology company, we face significant competition. The Wireless industry, like other technology-based industries, is characterized by rapid technological advancement. Powertec’s strength is focused on being an agile company that allows us to adapt to the rapid advancement of the industry. We have a team of highly knowledgeable staff members who originate from key parts of the industry (including Carriers and Integrators).

Components of Results of Operations

Revenue

We offer wireless communication products and solutions. Revenue includes products and solutions for a variety of industries involving sales of goods and services.

Cost of Sales

Our Cost of Sales predominantly encompasses costs related to components of goods for our wireless product solutions which we purchase from suppliers.

Operating Expenses

Our General and Administrative expenses include our salaries, overhead costs, administrative expenses, and infrastructure related fees incurred during the period presented.

Results of Operations

(in Australian dollars)	2023	2022	Change
Revenue	39,169,099	43,168,580	(9)%
Cost of sales	(24,027,802)	(24,447,095)	(2)%
Gross profit	15,141,297	18,721,485	(19)%

Expenses
General and administrative	(14,239,781)	(12,507,430)	14%
Sales and marketing	(1,668,036)	(2,438,651)	(32)%
Total Expenses	(15,907,817)	(14,946,081)	6%
Operating income (loss)	(766,520)	3,775,404	(120)%
Other income	2,130,424	600,562	255%
Interest expense, net	(276,161)	(35,698)	674%
Income before taxes	1,087,744	4,340,268	(75)%
Tax expense	(268,726)	(1,037,112)	(74)%
Net income for the year	819,017	3,303,156	(75)%

Revenue

The following table presents our revenue breakdown for the periods indicated:

(in Australian Dollars)	2023	2022	Change %
Equipment	31,796,330	38,244,984	(17)%
Services	6,544,567	4,140,935	58%
Other	828,202	782,661	6%
	39,169,099	43,168,580	(9)%

Our revenue decreased to A$39,169,099 in 2023 compared to A$43,168,580 in 2022, or (9%). One of the main reasons for the decline in revenue was the business disruption due to a major flooding incident in the company’s facility due to which it remained unutilized for almost three months. Additionally, the decline in equipment sales occurred due to fluctuations in pricing and exchange rates, leading to reduced pricing quotes for select projects. As prices for equipment sales decreased, the Company sought to make up the difference through pricing strategies in contracts that included a service component, thereby increasing our service revenues by 58% or to A$6,544,567 in fiscal 2023 compared to A$4,140,935 in fiscal 2022. Other revenue includes nonroutine services which remained relatively stable due to a consistent flow of such contracts.

Cost of Sales

Our Cost of Sales was A$24,027,802 in 2023 compared to A$24,447,095 in 2022, showing a 2% decrease year over year.. The slight reduction in the cost of sales is due to the implementation of a more effective pricing policy through negotiations with suppliers. Additionally, the business invested in purchasing large volumes of stock to safeguard against potential supply disruptions in upcoming periods. The business has managed to negotiate better pricing terms with its suppliers, resulting in a reduction of the costs.

General and Administrative

Our General and Administrative expenses increased to A$14,239,781 in 2023 compared to A$12,507,430 in 2022, or 14%. Our business incurred an isolated maintenance event in one of our facilities, which caused our overhead expenses to increase in 2023.

Sales and Marketing

Our Sales and Marketing expenses decreased to A$1,668,036 in 2023 compared to A$2,438,651 in 2022, or (32%). Due to the maintenance event described above in 2023, we incurred fewer costs on Sales and Marketing during the year in order to focus on returning to a normal overhead before taking on newer projects.

Other Income

Other income increased to A$2,130,424 in 2023 compared to A$600,562 in 2022, or 255%. We received a significant amount of money from insurance due to the disruption on our business caused by the maintenance issue.

Interest Expense

Interest expense increased to A$276,161 in 2023 compared to A$35,698 in 2022, or 674%. This was due to borrowing funds to bridge the gap in working capital needs and our insurance payout to maintain its obligations.

Liquidity and Capital Resources

We have focused on enhancing our liquidity management practices, ensuring adequate funding for our operations and obligations. This includes optimizing working capital management, negotiating favorable terms with suppliers, and diversifying funding sources to mitigate liquidity risks.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

(in Australian dollars)	2023	2022	Change %
Cash flows generated by/(used in) operating activities	(2,606,204)	(1,921,001)	(36)%
Cash flows generated by (used in) investing activities	(1,346,890)	(1,180,475)	(14)%
Cash flows generated by (used in) financing activities	3,644,366	1,204,507	203%

Net cash used in operating activities

Net cash used in operating activities increased by 36%. This is due largely to lower income during the year and high investment in inventories partly compensated for by higher recovery of trade receivables.

Net cash used in investing activities

Net cash used in investing activities increased by 14% mainly due to advance provided to a related party.

Net cash used in financing activities

Net cashflows from financing activities increased by 203% due to loan facility availed during the year.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

NISUS AUSTRALIA’S MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Nisus Australia Pty Ltd is a customer-centric company that specializes in ICT recruitment and ICT consulting services. Nisus Australia has a fast growing and strong customer base which encompasses Australian Government and private sector customers.

Business Model

Recruitment Services

Our recruitment services are fueled by a deep understanding of ICT and a passion for personalized solutions. As a team of enthusiastic ICT specialists, each with extensive experience in project delivery, we bring a unique perspective to the recruitment process.

Being a trusted member of multiple Australian Government panels and a preferred supplier of ICT contractors to Australian Federal and State/Territory government agencies, Nisus excels in providing recruitment services that cater specifically to the ICT sector. Our comprehensive range of recruitment services covers the following roles:

•        Business and System Analysts:    We specialise in identifying talented professionals who possess the high level analytical and communication skills necessary to focus on business outcome and drive business and system improvements.

•        Data Analysts and Data Scientists:    Our expertise in data analytics allows us to connect organisations with skilled individuals who can unlock the value hidden within their data.

•        Solution and Enterprise Architects:    Nisus has a network of exceptional architects who can design and implement innovative and scalable solutions that align with business objectives.

•        Developers:    Our recruitment services encompass a wide range of software development roles, connecting organisations with talented developers who excel in various programming languages and technologies.

•        Test Analysts:    We understand the critical role testing plays in ensuring the quality and reliability of ICT systems. Our recruitment process identifies skilled manual and automation test analysts who can execute thorough and efficient testing strategies.

•        Integration Specialists:    We specialise in sourcing experts who possess the knowledge and experience to seamlessly integrate diverse systems and cloud technologies.

•        Other ICT Specialists:    Our recruitment services extend to various other ICT specialties, ensuring that we can meet your unique staffing needs across the entire ICT spectrum.

What sets Nisus apart from other competitors is our commitment to adding genuine value to the job application process and career advancement of our candidates. We openly share and leverage our own ICT expertise, providing guidance and support to candidates throughout their journey.

For our client organizations, we are committed to delivering quality over quantity. Nisus takes the time to thoroughly understand their job requirements and only submits the most suitable candidates. Our post-placement follow-ups with both customers and the placed personnel ensure that the placement has been successful, fostering long-term partnerships built on trust and satisfaction.

ICT Consulting Services

At Nisus, we prioritize building effective relationships with our client organizations. Our customer-centric approach to service coordination and delivery ensures that we invest time and effort in understanding our clients’ unique business domains, project requirements, and resource needs. This deep understanding allows us to tailor our services specifically to meet customers’ evolving needs. Nisus continues to expand its services and personnel to meet the demands of our rapidly growing market share, we steadfastly maintain our position as a trusted and sought-after partner for ICT personnel services, particularly in the Australian Government sector. Our commitment to delivering customer-centric services, coupled with our unwavering pursuit of ICT technical excellence, drives our growth and sets us apart in the industry. We strive to be the go-to choice for organizations seeking a reliable and innovative partner who can seamlessly integrate recruitment and ICT consulting services to drive their success.

We offer a comprehensive range of consulting services, including:

•        ICT Governance and Strategy Advisory:    Our experts provide guidance and strategic advice to help organisations develop robust ICT governance frameworks and align their technology strategies with business objectives.

•        IT Procurement and Tender Evaluation:    We assist clients in navigating the complex landscape of IT procurement, ensuring fair and transparent processes while evaluating tenders to identify the best-fit solutions for their specific requirements.

•        Project Management:    Our skilled program and project managers leverage industry best practices to ensure the successful planning, execution, and delivery of ICT projects, keeping stakeholders informed and projects on track.

•        Business Analysis:    We employ a systematic and agile approach to analyse business needs, business processes, identify areas for improvement, and put forward recommendations that drive efficiency, productivity, and innovation.

•        Data Analysis and Data Science:    Our data experts help organisations unlock the power of data through advanced analytics, artificial intelligence, machine learning, and data science techniques, enabling data-driven decision-making and business optimisation.

•        Solution Design and Architecture:    We design scalable and robust ICT solutions tailored to our clients› unique needs, ensuring alignment with industry standards, security requirements, and future growth potential.

•        Testing:    We employ rigorous manual or automation testing methodologies to ensure the reliability, functionality, and security of ICT systems and applications, reducing risks and ensuring a seamless user experience.

•        Cyber Security:    Our experts provide comprehensive cyber security services, including risk assessments, iRAP assessment, vulnerability management, incident response, and proactive measures to protect critical information assets.

We are expanding our services into new sectors, states and markets, with a focus on markets in other government and private organisations to further diverse our customer base.

Key Factors Affecting Our Performance

Competition

As a recruitment and ICT consulting service provider, we face significant competition as we expand our services and market share for government and private sector contracts. Our competitors include ICT recruitment firms as well as ICT consulting companies ranging from “Big 4” consultancy firms to small and medium-sized businesses.

Our largest customers are Australian Government organizations. Significant changes to the government’s spending in hiring contractors or consultants, government panel arrangement and procurement policies could be key factors affecting the ICT recruitment and ICT consulting services market in the public sector and therefore pose significant risks to our performance and revenue.

Competition Strengths

We believe that we have the following competitive strengths that set us apart from the current market:

-        Leadership with ICT expertise:    our management team is comprised of highly experienced ICT professionals who possess an average of over 15 years of relevant experience, particularly in the market working with government organizations.

-        Proven Track Record:    we have a successful history of delivering services and forming partnerships with Australian Federal and State government organizations, demonstrating a deep understanding of government regulations, policies, ICT systems, digital service standards, delivery methodologies, and culture. We have proven experience in successfully delivering services with over 25 government and private organizations and producing positive outcomes.

-        Enhancing customer panel memberships and market reach:    Based on our track record in delivering services in the government sector, we are an approved vendor on several major whole-of-government panels. We are further expanding our panel memberships by increasing the coverage of service categories in the current panels as well as plan to apply to enter new panels as they become available. These comprehensive panel memberships provide us with valuable opportunities to access personnel recruitment opportunities and ICT service delivery tenders, strengthening our position in the market.

-        Expanding our managed service offering:    Managed service arrangement with the Australian government allows us to provide services to customers via direct sourcing. Nisus is in the process of expanding our manager service offering.

These developments further strengthen our position as a preferred vendor for government agencies and enhance the growth potential.

Components of Results of Operations

Revenue

Nisus Australia offers recruitment and ICT Consulting services, with its primary revenue streams stemming from recruitment service contracts and ICT managed service contracts. The customer base encompasses a diverse range of customers, spanning Australian Federal Government, State Government, and private sector organizations.

Cost of Sales

Our Cost of Sales predominantly encompasses wages and expenses paid to personnel provided by Nisus Payroll Pty Ltd.

Additionally, it includes expenses incurred by Nisus Australia Pty Ltd and directly attributed to the cost of servicing existing contracts.

Results of Operations

For the year ended June 30

(in Australian dollars)	2023	2022	Change %
Revenue	11,622,386	8,228,261	41%
Cost of sales	9,850,771	7,040,055	40%
Gross profit	1,771,615	1,188,206	49%
Operating expenses
General and administrative	(623,753)	(389,284)	60%
Sales and marketing	(14,092)	(13,876)	2%
	(637,845)	(403,160)	58%
Operating income	1,133,770	785,046	44%
Other income	333	2,877	(88)%
Interest income	14,200	2,142	563%
Income before taxes	1,148,303	790,065	45%
Tax expense	(287,039)	(193,499)	48%
Net income and comprehensive income for the year	861,264	596,566	44%

Revenue

Revenue increased to A$11,622,386 in fiscal 2023 compared to A$8,228,261 in fiscal 2022, or 41%. The increase in revenue is due to expanding our customer base to include additional governmental entities and private clients and expansion in operations.

Cost of Sales

Cost of Sales increased to A$9,850,771 in fiscal 2023 compared to A$7,040,055 in fiscal 2022, or 40%. The increase in Cost of Sales is due largely in part of our expanded customer base and the normal increase in associated personnel costs.

General and Administrative

Our General and Administrative expenses increased to A$623,753 in fiscal 2023 compared to A$389,284 in fiscal 2022, or 60%. The increase in General and Administrative costs are largely related to an increase in payroll and insurance costs.

Sales and Marketing

Our Sale and Marketing expenses remained relatively consistent at A$14,092 in fiscal 2023 compared to A$13,876 in fiscal 2022, or about 2%. We had minimal changes in our marketing efforts during 2023.

Interest Income

Our Interest income increased to A$14,200 in fiscal 2023 compared to A$2,142 in fiscal 2022, or 563%, related to bank interest earned from the cash held in bank, received from our increased revenue.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

(in Australian dollars)	2023	2022	Change %
Cash flows generated by operating activities	1,184,924	578,865	105%
Cash flows generated by (used in) investing activities	(81,200)	88,123	(192)%
Cash flows (used in) financing activities	(475,029)	(45,672)	940%

Net cash used in operating activities

Net cash generated from operating activities increased to $1,184,924 in fiscal 2023 compared to $578,865 in 2022, or 105%. This is due largely to our increased revenue and timely recovery from our customers.

Net cash used in investing activities

Net cash used in investing activities increased by 192% in fiscal 2023. The 2022 balance of Cash flows generated by (used in) investing activities is predominantly due to a short-term loan to a Nisus personnel that was repaid shortly after the year end. Additionally, there was some investment in fixed assets during 2023.

Net cash used in financing activities

Net cash used in financing activities increased to (A$475,029) in fiscal 2023 compared to (A$45,672) in fiscal 2022, or 940%. The cash flows used in financing activities are mainly due to dividend paid during the year.

Liquidity and Capital Resources

Nisus Australia Pty Ltd is a profitable organization that generates excellent cash flow. This is primarily due to the fact that most of our contracts are with the Australian Government.

Contractual Obligations and Commitments

As of June 30, 2023, we have a large number of active contracts with a diverse range of Australian Government and private customers. We have a consistently high contract renewal rate for existing contracts due to high performing services provided.

Quantitative and Qualitative Disclosures About Market Risk

Our largest customers are Australian Government organizations. Significant changes to the government’s spending in hiring contractors or consultants, government panel arrangement and procurement policies could be key factors affecting the ICT recruitment and consulting services market in the public sector and therefore pose significant risks to our performance and revenue. However, based on experience, generally government contracts provide a stable revenue stream and there is low likelihood of a significant downturn in our engagement.n

Nisus does not have or expect any material credit and liquidity risk exposure to any single receivable or group of receivables.

NISUS PAYROLL’S MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Nisus Payroll Pty Ltd is engaged in hiring contract-based employees to support the staffing requirements of its related entity, Nisus Australia Pty Ltd which is the sole customer to Nisus Payroll. Nisus Payroll Pty Ltd charges payments to Nisus Australia Pty Ltd and the payments are used to pay its contractors and sub-contractors and also cover associated costs in payroll administration.

Both Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd are sister concerns wholly owned by the same shareholders.

Key Factors Affecting Our Performance

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nisus Australia for an in-depth discussion on the group’s key factors affecting performance. As Nisus Payroll is a direct support to Nisus Australia, the group’s key factors affecting performance would align with that of Nisus Australia given its payroll and payment revenues depend on the group’s revenue with external customers.

Components of Results of Operations

Revenue

Nisus Payroll Pty Ltd generates revenue from its contracts with Nisus Australia Pty for supplying skilled professionals. The Company’s business model is to provide temporary staff required for Nisus Australia’s operations. Company will provide qualified personnel, meeting specific needs and requirements of Nisus Australia Pty Ltd. Company will charge Nisus Australia the amount of salaries or wages paid to the manpower supplied.

Expenses

For Nisus Payroll Pty Ltd, Expenses primarily consist of remunerations to contractors. Payroll processing fees and business insurance are the other administrative costs.

Results of Operations

For the year ended June 30

(in Australian dollars)	2023	2022	Change %
Revenue	9,739,365	6,733,297	45%
Cost of sales	(9,668,401)	(6,635,418)	46%
Gross profit	70,964	97,879	(27)%
Operating expenses
General and administrative	(97,060)	(84,845)	14%
Operating income (loss)	(26,096)	13,034	(300)%
Interest Income	5,706	658	767%
Income before taxes	(20,390)	13,692	(249)%
Tax expense	—	(3,408)	(100)%
Net income (loss) and comprehensive income (loss) for the year	(20,390)	10,284	(298)%

Revenue

Revenue increased to A$9,739,365 in fiscal 2023 compared to A$6,733,297 in fiscal 2022, or 45%. The increase in revenue is due to the increase in the group’s activity and cost of servicing expanded operations.

Cost of Sales

Cost of Sales increased to A$9,668,401 in fiscal 2023 compared to A$6,635,418 in fiscal 2022, or 46%. This increase is in line with the change in revenue.

General and Administrative

Our General and Administrative expenses increased to A$97,060 in fiscal 2023 compared to A$84,845 in fiscal 2022, or 14%. The increase in General and Administrative costs are related to an increase of office and rent related expenses.

Interest Income

The increase in interest income to $5,706 in fiscal 2023 compared to $658 in fiscal 2022, or 767%, is due to interest accruing over time from cash at the bank.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

(in Australian dollars)	2023	2022	Change %
Cash flows (used in) operating activities	(435,530)	(28,643)	1421%
Cash flows generated by investing activities	—	250,000	N/A
Cash flows (used in) financing activities	—	(530,691)	N/A

Net cash used in operating activities

Net cash used in operating activities increased to $435,530 in fiscal 2023 compared to $28,643 in 2022. This is largely due to settlement of the Superannuation payments and timing of receivables.

Liquidity and Capital Resources

Nisus Payroll has a positive working capital balance. Its cashflows depend upon recovery from Nisus Australia which has sufficient liquidity and long terms contracts to settle Nisus Payroll’s invoices accordingly.

Contractual Obligations and Commitments

Nisus Payroll is contractually committed to pay the personnel hired for onward placement with Nisus Australia’s customers.

Quantitative and Qualitative Disclosures About Market Risk

The company only hires personnel after receiving a firm mandate from Nisus Australia Pty Ltd. As a result, our costs are correlated with market demand fluctuations and therefore our market risk is typically minimal.

MANAGEMENT OF PUBCO AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

The following table sets forth certain information, as of the date of this proxy statement/prospectus, relating to the executive officers, directors and director nominees of PubCo immediately after the consummation of the Business Combination.

Name	Age	Position
Executive Officers
Natraj Balasubramanian	52	Chief Executive Officer, Director
Darren McVean	46	Chief Information Officer, Director
Jay Stephenson	56	Chief Financial Officer
Director and Director Nominees
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]

Executive Officers

Natraj Balasubramanian, Chief Executive Officer and Director

Mr. Balasubramanian serves as Braiin’s Chief Executive Officer, a role he has held since 2022. Prior to this role, Mr. Balasubramanian served as the Chief Executive Officer of Raptor300 from 2015 to 2022, when Raptor300 was acquired by Braiin. Since, 2021, Mr. Balasubramanian has also served as a director of Flamingo AI. Prior to his role with Raptor300, Mr. Balasubramanian worked with other ventures developing disruptive products to create new market categories. Mr. Balasubramanian received his MBA from Symbiosis Institute of Management Studies, Pune, India, and completed Harvard Business School’s Advanced Management Program. Mr. Balasubramanian is qualified to serve on the PubCo Board due to his extensive executive experience and background in technology enterprises.

Darren McVean, Chief Information Officer

Mr. McVean serves as Braiin’s Chief Information Officer, a role he has held since 2022. Prior to this role, Mr. McVean served as the Chief Executive Officer of McVean Pacific Intl Offshoring Inc. from 2013-2022. Since, 2021, Mr. McVean has also served as a director of Flamingo AI. Prior to 2013, Mr. McVean held various roles in the news and media sectors. Mr. McVean received his bachelor’s degree from the University of Tulsa.

Jay Stephenson, Chief Financial Officer

Mr. Stephenson serves as Braiin’s Chief Financial Officer, a role he has held since July 2022 Mr. Stephenson has also served as the founder of Brainhealth Products since January 2019. Mr. Stephenson has also served as a director of Forest House Account Accountants and Advisors since September 2016, as director of Wolfstar Group Corporate Advisory from July 2003 to September 2015 as Chair of Abarta Resources, Ltd since July 2021 and as a non-executive director of Stonehorse Energy Limited since June 2011. Mr. Stephenson also served as a director of Fiji Kava Limited From January 2019 to July 2020, as a non-executive director of Strategic Minerals Corp from July 2008 to November 2020, as chair of Auctus Alternative Investments Limited From February 2011 to April 2019, as a non-executive director of Doray Minerals Limited from October 2010 to April 2019. Mr. Stephenson holds a Master of Business Administration, is a Chartered Accountant, Fellow of Certified Practicing Accountants Australia, A Fellow of the Governance Institute of Australia, a member of the Australian Institute of Company Directors, a member of Chartered Professional Accountants and Certified Management Accountants in Canada.

Director and Director Nominees

For information regarding Mr. Balasubramanian, please see the biography listed above under “Executive Officers.” The PubCo Board will include additional members that are currently being considered for appointment.

Board of Directors

Composition

The PubCo Board will initially consist of five directors immediately after the consummation of the Business Combination. Of these initial five directors, three will be independent. The directors are [•] and his/her term will expire at the annual general meeting of shareholders to be held in 2024.

Director Independence

Initially, three of the PubCo directors will be “independent directors” as defined in the Nasdaq Stock Market Rules. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with PubCo that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.

Board Committees

The PubCo Board will have an audit committee and a compensation committee, described below. As a foreign private issuer, under the listing requirements and rules of Nasdaq, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules.

Audit Committee

The audit committee will consist of            and            .             will be the chairperson of the audit committee. Braiin has determined that            satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of            and            satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The audit committee will oversee PubCo’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:

•        overseeing the relationship with PubCo’s independent auditors, including:

•        appointing, retaining and determining the compensation of PubCo’s independent auditors;

•        approving auditing and pre-approving non-auditing services permitted to be performed by the independent auditors;

•        discussing with the independent auditors the overall scope and plans for their audits and other financial reviews;

•        reviewing a least annually the qualifications, performance and independence of the independent auditors;

•        reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by PubCo and all other material written communications between the independent auditors and management; and

•        reviewing and resolving any disagreements between management and the independent auditors regarding financial controls or financial reporting;

•        overseeing the internal audit function, including conducting an annual appraisal of the internal audit function, reviewing and discussing with management the appointment of the head of internal audit, at least quarterly meetings between the chairperson of the audit committee and the head of internal audit, reviewing any significant issues raised in reports to management by internal audit and ensuring that there are no unjustified restrictions or limitations on the internal audit function and that it has sufficient resources;

•        reviewing and recommending all related party transactions to the PubCo Board for approval, and reviewing and approving all changes to PubCo’s related party transactions policy;

•        reviewing and discussing with management the annual audited financial statements and the design, implementation, adequacy and effectiveness of PubCo’s internal controls;

•        overseeing risks and exposure associated with financial matters; and

•        establishing and overseeing procedures for the receipt, retention and treatment of complaints received from PubCo employees regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by PubCo employees of concerns regarding questionable accounting, auditing and internal control matters.

Effective upon the consummation of the Business Combination, PubCo’s board of directors intends to establish a compensation committee. It is expected that the compensation committee will consist of            and            with            serving as the chairperson of the compensation committee. The compensation committee will have a written charter and will oversee PubCo’s compensation of its executive officers and directors. The compensation committee will assist the board in determining its responsibilities in relation to remuneration, including making recommendations to the board on PubCo’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors, and recommending and monitoring the remuneration of senior management below board level, as the board so directs.

Indemnification of Directors and Officers

In addition to the indemnification provided for in the existing Northern Revival Memorandum and Articles of Association, Northern Revival entered into indemnification agreements with each of its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all judgments, liabilities, fines, penalties, amounts paid in settlement and expenses actually and reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Northern Revival or an organization of which Northern Revival is a shareholder or creditor if such individual serves such organization at Northern Revival’s request. Such indemnification obligation will survive the Business Combination. Additionally, prior to the completion of the Business Combination, Braiin intends to enter into similar indemnification agreements with each of its directors and certain officers.

Arrangements for Election of Directors

In connection with the Business Combination, and pursuant to the Business Combination Agreement, Northern Revival have agreed to cause the size of PubCo’s board of directors to be fixed at five members, who will initially be [•]. [•] will be appointed to serve as Chairman of the board of directors of PubCo.

Corporate Governance Practices

After the closing of the Business Combination, PubCo will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with corporate governance practices of the law of Australia (collectively, “Home Country Practice”) instead of certain Nasdaq corporate governance rules, provided that we disclose which requirements we will not follow and the equivalent Home Country Practice that we will comply with instead.

We intend to rely on this “foreign private issuer exemption” in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to Australian requirements in lieu of many of the Nasdaq corporate governance rules. Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Because PubCo will be a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Family Relationships

There are no family relationships among any of Braiin’s executive officers or directors.

Code of Business Conduct and Ethics

In connection with the Closing, PubCo will adopt a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, officers and employees. The Code of Conduct will set out PubCo’s fundamental values and standards of behavior that are expected from PubCo’s directors, officers and employees with respect to all aspects of PubCo’s business. The objective of the Code of Conduct will be to provide guidelines for maintaining PubCo’s integrity, reputation and honesty with a goal of honoring others’ trust in PubCo at all times. The Code of Conduct will set out guidance with respect to conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.

PubCo’s audit committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit committee will also assist PubCo’s Board with the monitoring of compliance with the Code of Conduct, and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to PubCo’s directors or executive officers, which shall be subject to review by the board of directors as a whole).

A copy of the Code of Conduct will be available on PubCo’s website.

DESCRIPTION OF PUBCO SECURITIES

PubCo is a Cayman Islands exempted company and its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and the Companies Act.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo Shares, based on its Memorandum and Articles of Association and Cayman Islands law. Immediately prior to the consummation of the Initial Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “Memorandum and Articles of Association.” According to the Memorandum and Articles of Association, the PubCo is authorized to issue a maximum of 50,000 ordinary shares, par value $1.00 per share, (“PubCo ordinary shares”).

General.    Immediately prior to the consummation of the Business Combination, PubCo is authorized to issue a maximum of 50,000 shares, par value $1.00 per share. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo may not issue share to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends.    The holders of PubCo’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, the value of PubCo’s assets will exceed its liabilities and PubCo will be able to pay its debts as and when they fall due. Holders of PubCo ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights.    In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote, and all ordinary shares vote together as one class. Voting at any shareholder meeting is by show of hands unless a poll is demanded by the chairman.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote on resolutions of shareholders to be considered at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, PubCo is not obliged by the Companies Act to call shareholders’ annual general meetings. PubCo’s Memorandum and Articles of Association provide that PubCo may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case PubCo will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of PubCo’s shareholders may be convened by any director or, upon a requisition of shareholders holding at the date of deposit of the requisition not less than 30 percent of the votes attaching to the issued and outstanding shares entitled to vote at general meetings in respect of the matter for which the meeting is requested, in which case the directors are obliged to convene such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, PubCo Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) days is required for the convening of PubCo’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting.

Transfer of Ordinary Shares.    Subject to the restrictions in PubCo’s Memorandum and Articles of Association as set out below, any of PubCo’s shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst PubCo’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst PubCo’s shareholders in proportion to the number of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise. If PubCo’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by PubCo’s shareholders in proportion to the number of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares.    PubCo may issue shares on terms that such shares are subject to redemption, at PubCo’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by PubCo’s Board of Directors. PubCo may also repurchase any of its shares provided that PubCo may not purchase, redeem or otherwise acquire its own shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the PubCo is permitted or required by the Companies Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

Variations of Rights of Shares.    If at any time PubCo’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not PubCo is being wound-up, may be varied by a resolution passed at a meeting by the holders of more than fifty percent of the issued shares of that class that have voted (and are entitled to vote thereon) in relation to any such resolution, unless otherwise provided by the terms of issue of such class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.    Holders of PubCo Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s list of shareholders or its corporate records. However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    PubCo’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

PubCo’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

PubCo’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions.    Some provisions of PubCo’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including (i) provisions that authorize PubCo’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders; and (ii) provisions providing that directors may not be removed by the shareholders except for cause.

PubCo Warrants

Set forth below is also a description of the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Proposed PubCo Charter attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the Northern Revival Warrants. Each PubCo Warrant entitles the holder thereof to purchase one PubCo Ordinary Share at a price of $11.50 per share. The PubCo Warrants will become exercisable on the later of 30 days after the competition of the Business Combination and 12 months from the date of the IPO, and will expire five years after the consummation of the Business Combination.

PubCo may redeem the outstanding PubCo Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the PubCo Warrants are exercisable,

•        upon a minimum of 30 days’ prior written notice of redemption,

•        if, and only if, the last sales price of PubCo Ordinary Shares equals or exceeds $18 per share for any 20 trading days within a 30 trading day period ending three trading days before PubCo sends the notice of redemption, and

•        if, and only if, a registration statement under the Securities Act covering the PubCo ordinary shares issuable upon exercise of the PubCo Warrants is effective and a current prospectus relating to those PubCo ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If the foregoing conditions are satisfied and PubCo issues a notice of redemption, each warrant holder can exercise his, her or its PubCo Warrant prior to the scheduled redemption date. However, the price of the PubCo Ordinary Shares may fall below the $18 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit PubCo’s ability to complete the redemption.

If PubCo calls the PubCo Warrants for redemption as described above, PubCo’s management will have the option to require all warrant holders that wish to exercise PubCo Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole PubCo Warrant for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the PubCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether PubCo will exercise its option to require all warrant holders to exercise their PubCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Ordinary Shares at the time the PubCo Warrants are called for redemption, PubCo’s cash needs at such time and concerns regarding dilutive share issuances.

TRADING MARKET AND DIVIDENDS

Northern Revival

Northern Revival’s Units, Ordinary Shares and warrants are listed on the Nasdaq Stock Market under the symbol “NRACU”, “NRAC”, and “NRACW,” respectively. The Units commenced trading on or about February 2, 2021 and the Class A ordinary shares, warrants and rights commenced separate trading on the Nasdaq Stock Market on or about March 24, 2021.

Northern Revival’s Dividend Policy

Northern Revival has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination.

PubCo

PubCo has applied to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq under the symbols “[    ]” and “[    ]”.

Dividend Policy

Following completion of the Business Combination, the Combined Company’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that the Combined Company retain its earnings for use in business operations and accordingly, we do not anticipate Combined Company’s board of directors declaring any dividends in the foreseeable future.

COMPARISON OF SHAREHOLDER RIGHTS

The following is a summary comparison of the material differences between the rights of Northern Revival shareholders and the rights that former Northern Revival shareholders will have as shareholders of PubCo under the Business Combination Agreement and the Proposed PubCo Charter effective following the Closing. These differences in shareholder rights result from the differences between the respective governing documents of Northern Revival and PubCo. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or Nasdaq rules. Such rights or obligations generally apply equally to Northern Revival Ordinary Shares and PubCo Ordinary Shares.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. Northern Revival shareholders are urged to carefully read the relevant provisions of the Cayman Islands Companies Law, the Amended and Restated Memorandum of Northern Revival and the Proposed PubCo Charter that will be in effect upon consummation of the Business Combination.

More details about the rights of PubCo shareholders can be found in the section titled “Description of PubCo Securities.” This summary is qualified in its entirety by reference to the Cayman Islands Companies Law and the governing documents of Northern Revival and PubCo, which we urge you to read carefully and in their entirety.

Northern Revival and PubCo urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the Companies Law and the other documents to which we refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a Northern Revival shareholder and the rights of a PubCo shareholder.

Northern Revival has filed its governing documents with the SEC and will send copies of these documents to you, without charge, upon your request. See the section titled “Where You Can Find More Information”. The form of the Proposed PubCo Charter which will be adopted at the Closing is included as Annex B to this proxy statement/prospectus.

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Applicable corporate law legislation	Cayman Islands Companies Act (as Revised)	Cayman Islands Companies Act (as Revised)
Special Vote Required for Combinations with Interested Shareholders/Stockholders	No special vote required.	No special vote required.
Appraisal/Dissenters’ Rights

Under certain circumstances, shareholders may dissent to a merger of a Cayman Islands company by following the procedure set out in the Cayman Companies Act. Where dissenter rights apply, dissenters to a merger are entitled to receive fair market value for their shares.

Under certain circumstances, shareholders may dissent to a merger of a Cayman Islands company by following the procedure set out in the Cayman Companies Act. Where dissenters rights apply, dissenters to a merger are entitled to receive fair market value for their shares.

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Mergers and Asset Sales

Mergers require a special resolution under Cayman Islands law and the Existing Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Northern Revival Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at a general meeting.

Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

If holders of not less than 90% of each class or series (generally excluding shares already owned by the acquiror) approve of a tender offer, then the remaining shareholders are generally compelled, subject to court approval, to transfer their shares on the same terms as the accepting shareholders.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

PubCo shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding PubCo Shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

Amendments to Governing Documents

The amendment of any provision of the Existing Articles requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Northern Revival Shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

The amendment of any provision of the Proposed PubCo Charter requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding PubCo Shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Election of Directors

The Existing Articles provide that the directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Existing Articles as the maximum number of Directors

The Proposed PubCo Charter provide that the directors may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Proposed PubCo Charter as the maximum number of Directors

Number of Directors	Subject to the Existing Articles, there shall be at least one director and the shareholders by ordinary resolution or the board of directors may increase the size of the board and fill any vacancies

Subject to the Proposed PubCo Charter there shall be at least one director and the shareholders by ordinary resolution or the board of directors may increase the size of the board and fill any vacancies

Removal of Directors

The Existing Articles provide that an ordinary resolution of the holders of the Class B Shares of Northern Revival Shares, being the affirmative vote of the holders of a majority of the Class B Shares of Northern Revival represented in person or by proxy and entitled to vote thereon and who vote at a general meeting will be required to remove any person as director of Northern Revival; or a director may be removed from office by resolutions passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors (not being less than two in number).

The Proposed PubCo Charter provide that an ordinary resolution of the holders of the PubCo Ordinary Shares under Cayman Islands law, being the affirmative vote of the holders of a majority of the PubCo Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting will be required to remove any person as director of PubCo; and a director may be removed by all other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Proposed PubCo Charter or by a resolution in writing signed by all of the other Directors

Filling of Board Vacancies

The Existing Articles provides that the Northern Revival directors may be appointed by ordinary resolutions of the holders of Class B Shares of Northern Revival or by resolutions passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

The Proposed PubCo Charter provides that the PubCo directors may appoint any person as director of PubCo to fill a vacancy

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Fiduciary Duties of a Director

A director owes fiduciary duties to a company, including:

•   a duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

•   a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•   directors should not improperly fetter the exercise of future discretion;

•   a duty to exercise powers fairly as between different groups or classes of shareholders;

•   a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•   a duty to exercise independent judgment.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances

A director owes fiduciary duties to a company, including:

•   a duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

•   a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•   directors should not improperly fetter the exercise of future discretion;

•   a duty to exercise powers fairly as between different groups or classes of shareholders;

•   a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•   a duty to exercise independent judgment.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances

Conflict of Interest Transactions

The Existing Articles provide that:

A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Director

The Proposed PubCo Charter provides that:

A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Quorum and Actions

The Existing Articles provide that business may only be transacted at a general meeting if a quorum is present, such quorum being the holders of a majority of the Northern Revival Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum

The Proposed PubCo Charter provide that business may only be transacted at a general meeting if a quorum is present, such quorum being the holders of a simple majority of the issued shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy

Annual Shareholders’ Meetings

The Existing Articles provides that the Company may, but shall not (unless required by Cayman Islands Law) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint.

PubCo shall, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall approve.

Extraordinary/Special Shareholders’/Stockholders’ Meetings

The Existing Articles provide that the Northern Revival directors may call general meetings; and general meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of Northern Revival and to exercise at least a majority of the votes permitted to be exercised at any such meeting.

The Proposed PubCo Charter provides that the PubCo directors may call general meetings; and general meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of PubCo and to exercise at least a majority of the votes permitted to be exercised at any such meeting.

Shareholders/Stockholder Action Without Meeting

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of Northern Revival duly convened and held.

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of PubCo duly convened and held

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Indemnification of Directors and Officers

The Existing Articles provides that each director (including any alternate director) and officer (but not including the Company’s auditors) shall be indemnified and secured harmless out of the assets and funds of Northern Revival against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of Northern Revival’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions.

No such director or officer shall be liable to Northern Revival for any loss or damage in carrying out his functions unless that liability arises through the dishonesty, willful default or fraud of such director or officer.

The Proposed PubCo Charter provides that each director (including any alternate director) and officer (but not including PubCo’s auditors) shall be indemnified and secured harmless out of the assets and funds of PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions.

No such director or officer shall be liable to PubCo for any loss or damage in carrying out his functions unless that liability arises through the dishonesty, willful default or fraud of such director or officer.

Limitation on Liability of Directors	Liability of directors may be limited, except with regard to their own willful neglect, actual fraud or willful default.	Liability of directors may be limited, except with regard to their own dishonesty, fraud or willful default.
Inspection of Books and Records; Information Requests	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Provision	Rights of Northern Revival Shareholders	Rights of PubCo Shareholders
Shareholder/Stockholder Lawsuits for violation of directors’ duties

Northern Revival’s Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) Northern Revival’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•   a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•   the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•   those who control the company are perpetrating a “fraud on the minority.”

PubCo’s Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) PubCo’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•   a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•   the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•   those who control the company are perpetrating a “fraud on the minority.”

	A shareholder may have a direct right of action against Northern Revival where the individual rights of that shareholder have been infringed or are about to be infringed.	A shareholder may have a direct right of action against PubCo where the individual rights of that shareholder have been infringed or are about to be infringed.
Classified or Staggered Boards	The Existing Articles provide that the directors shall be divided into three classes: Class I, Class II and Class III.	The Proposed PubCo Charter provides that the directors shall be in a single class

SHARES ELIGIBLE FOR FUTURE SALE

Upon the Closing, PubCo will have [•] PubCo Ordinary Shares authorized and, based on assumptions set out elsewhere in this proxy statement/prospectus, up to 63,518,127 PubCo Ordinary Shares issued and outstanding, assuming no Northern Revival Ordinary Shares are redeemed in connection with the Business Combination. Except those shares subject to lock-up provisions, all of the PubCo Ordinary Shares issued in connection with the Business Combination will be freely transferable by persons other than by Braiin’s “affiliates” or Northern Revival’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo has applied to list the PubCo Ordinary Shares on Nasdaq, but PubCo cannot assure you that a regular trading market will develop in the PubCo Ordinary Shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Northern Revival’s Related Person Transactions

Founder Shares

On November 11, 2020, the initial shareholders paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 5,750,000 Founders Shares. On February 1, 2021, we declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for each share of Class B ordinary shares, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to an aggregate of 787,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional Northern Revival Units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of our issued and outstanding shares after the Northern Revival IPO. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the Initial Business Combination or (ii) the date following the completion of the Initial Business Combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Northern Revival Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Northern Revival IPO, we consummated the Private Placement of 4,553,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with our Sponsor, generating gross proceeds of approximately $6.8 million.

Each Private Placement Warrant is exercisable for one whole share of Northern Revival Ordinary Shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to our Sponsor was added to the proceeds from the Northern Revival IPO held in the Trust Account. If we do not complete an Initial Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

Our Sponsor and our officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Related Party Loans

On November 11, 2020, our Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the Northern Revival IPO pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Northern Revival IPO. As of December 31, 2020, we borrowed $45,000 under the Note. As of February 4, 2021, we had a cumulative borrowing of $195,000. We repaid the Note in full on February 5, 2021.

In addition, in order to finance transaction costs in connection with an Initial Business Combination, our Sponsor, members of our founding team or any of their affiliates may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete an Initial Business Combination, we will repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of an Initial Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Initial Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023, December 31, 2022 and 2021, we had no outstanding Working Capital Loans.

Advances from Related Party

The Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Northern Revival’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Northern Revival’s audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, directors, officers or us or any of our or their r affiliates. For the nine months ended September 30, 2023, the Sponsor had advanced Northern Revival $732,041 for working capital purposes, of which $0 was repaid during the nine months ended September 30, 2023. As of September 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $791,322 and $59,281, respectively.

Promissory Note — related party

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to Northern Revival as a loan (each loan being referred to herein as a “contribution”) seven deposits of $100,000 and two deposits of $57,307 each into the Trust Account by September 30, 2023. Northern Revival issued unsecured promissory notes to the Sponsor for $819,236 as extension loans as of September 30, 2023 since the funds were received in our operating account as of such date. The promissory notes bear no interest and all unpaid principal under the promissory notes will be due and payable in full up upon the consummation of the Business Combination. As of September 30, 2023, Northern Revival had $819,236 outstanding balance under these notes.

Administrative Support Agreement

Commencing on the date that our securities were first listed on Nasdaq through the earlier of consummation of the Initial Business Combination and the liquidation, we agreed to pay our Sponsor a total of $30,000 per month for office space, administrative, financial and support services. For the years ended December 31, 2022 and 2021, we incurred expenses under this agreement of $360,000 and $330,000, respectively, included as general and administrative expenses on the statements of operations. As of December 31, 2022 and 2021, there was no amounts payable for these services.

In addition, our Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Initial Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, directors, officers or any of their affiliates. For the year ended December 31, 2022, we incurred approximately $74,000 of reimbursable expenses to related party, included as general and administrative expenses on the accompanying statement of operations. As of December 31, 2022, approximately $65,000 of reimbursable expenses was paid to related party and approximately $59,000 is payable and presented as due to related party on the balance sheets. No expenses were incurred as of December 31, 2021.

Northern Revival’s Related Person Transactions Policy and Procedure

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

Braiin’s Related Person Transactions

Natraj Balasubramanian, the CEO of Braiin, and Darren McVean, the CIO of Braiin, are shareholders of Vega, which is being acquired by Braiin. In addition, PowerTec is a party to various real property lease and sub-lease agreements with related parties.

Related Person Transactions Policy Following the Business Combination

Upon consummation of the Business Combination, it is anticipated that the PubCo Board will adopt a written Related Person Transactions Policy that sets forth Braiin’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of Braiin’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Braiin or any of its subsidiaries are participants involving an amount that exceeds $            , in which any “related person” has a material interest.

Transactions involving compensation for services provided to Braiin as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Braiin’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Braiin’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to Braiin’s audit committee (or, where review by Braiin’s audit committee would be inappropriate, to another independent body of the Braiin Board) for review. To identify related person transactions in advance, Braiin will rely on information supplied by Braiin’s executive officers, directors and certain significant unitholders. In considering related person transactions, Braiin’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the potential conflicts with the interests of Braiin;

•        the risks, costs, and benefits to Braiin;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

Braiin’s audit committee will approve only those transactions that it determines are fair to us and in Braiin’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding (i) the actual beneficial ownership of Northern Revival Ordinary Shares as of the date of this proxy statement/prospectus (pre-Business Combination) and (ii) the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination (assuming that no public shares of Northern Revival are redeemed, assuming 50% of the outstanding public shares are redeemed alternatively, assuming the maximum number of shares of Northern Revival are redeemed), by:

•        each person who is known to be the beneficial owner of more than 5% of the outstanding Northern Revival Ordinary Shares and/or is expected to be the beneficial owner of more than 5% of the outstanding PubCo Ordinary Shares post-Business Combination;

•        each of Northern Revival’s current executive officers and directors;

•        each person who will become an executive officer or director of PubCo post-Business Combination; and

•        all executive officers and directors of Northern Revival as a group pre-Business Combination and all executive officers and directors of PubCo as a group post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Northern Revival Ordinary Shares pre-Business Combination is based on _______ Northern Revival Ordinary Shares issued and outstanding as of the date of this proxy statement/prospectus.

The beneficial ownership below excludes the shares underlying the Northern Revival Public Warrants and the Northern Revival private placement warrants because those securities are not exercisable within 60 days of this proxy statement/prospectus and are contingent upon the consummation of the Business Combination.

The expected beneficial ownership of PubCo Ordinary Shares post-Business Combination set forth below reflects the “no redemptions” scenario, the “midpoint redemption” scenario and the “maximum redemption” scenario. In all scenarios, the share ownership reflects the forfeiture of 1,500,000 founders shares at the Closing.

•        With respect to the “no redemptions” scenario, the expected beneficial ownership of PubCo Ordinary Shares post-Business Combination has been determined based on the following assumptions: (i) that none of the public shares are redeemed (no redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases public shares (pre-Business Combination) or PubCo Ordinary Shares (post-Business Combination), and (iii) there will be an aggregate of (a) 63,395,953 shares of Pubco Ordinary Shares issued and outstanding at Closing.

•        With respect to the “midpoint redemptions” scenario, the expected beneficial ownership of PubCo Ordinary Shares post-Business Combination has been determined based on the following assumptions: (i) that holders of 862,655 public shares exercise their redemption rights, (ii) that none of the investors set forth in the table below has purchased or purchases public shares (pre-Business Combination) or PubCo Ordinary Shares (post-Business Combination), and (iii) there will be an aggregate of 62,533,298 shares of PubCo Common Stock issued and outstanding at Closing.

•        With respect to the “maximum redemptions” scenario, the expected beneficial ownership of PubCo Ordinary Shares post-Business Combination has been determined based on the following assumptions: (i) that holders of 1,725,310 public shares exercise their redemption rights, (ii) that none of the investors set forth in the table below has purchased or purchases public shares of (pre-Business Combination) or PubCo Ordinary Shares (post-Business Combination), and (iii) there will be an aggregate of 61,670,643 shares of PubCo Ordinary Shares issued and outstanding at Closing.

	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Midpoint Redemptions		Assuming Maximum Redemptions
	Number of Ordinary Shares Owned	%	Number of Ordinary Shares Owned	%	Number of Ordinary Shares Owned	%	Number of Ordinary Shares Owned	%
Directors and Officers of Northern Revival Pre-Closing
Aemish Shah	6,037,500		4,537,500	7.2	4,537,500	7.3	4,537,500	7.4
Manpreet Singh	—		—		—		—
David Tanzer	—		—		—		—
Asad Zafar	—		—		—		—
Benjamin Rifken	—		—		—		—
Aimee R. Christensen	—		—		—		—
All Directors and Executive Officers of Northern Revival as a Group (6 Persons)	6,037,500		4,537,500	7.2	4,537,500	7.3	4,537,500	7.4

Directors and Executive Officers of PubCo Upon Closing
Natraj Balasubramanian	—	—	39,804,172	62.79	39,804,172	63.66	39,804,172	64.54
Darren McVean	—	—	3,090,373	4.88	3,090,373	4.94	3,090,373	5.00
Jay Stephenson	—	—	206,886	*	206,886	*	206,886	*
All Directors and Executive Officers of PubCo Upon Closing as a Group (3 Persons)	—	—	43,101,431	67.99	43,101,431	68.93	43,101,431	69.89

Five Percent Holders(1)
Natraj Balasubramanian	—	—	39,804,172	62.79	39,804,172	63.66	39,804,172	64.54
Darren McVean(2)	—	—	3,090,373	4.88	3,090,373	4.94	3,090,373	5.01
Northern Revival Sponsor LLC	6,037,500		4,537,500	7.2	4,537,500	7.3	4,537,500	7.4

____________

*        Less than one percent.

(1)      The PubCo Ordinary Shares to be issued to shareholders of Vega will represent approximately 18.93% of the total PubCo Ordinary Shares outstanding following the Business Combination. No shareholder of Vega will own more than 5% of the total PubCo Ordinary Shares outstanding following the Business Combination.

(2)      Darren McVean will own 5.01% of the total PubCo Ordinary Shares outstanding following the Business Combination only in the maximum redemption scenario.

MARKET INFORMATION AND DIVIDENDS ON SECURITIES

Northern Revival

Market for Northern Revival Securities

Northern Revival Ordinary Shares, Northern Revival Units and Northern Revival Warrants are currently listed on the Nasdaq Capital Market under the symbols “NRAC”, “NRACU” and “NRACW”, respectively.

Holders

As of the Record Date, there was [•] holders of record of Northern Revival units, [•] holders of record of Northern Revival Ordinary Shares and [•] holders of record of Northern Revival warrants.

Dividend Policy

Northern Revival has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of an initial Business Combination.

PubCo

Market for PubCo Securities

PubCo is a recently formed Cayman Islands exempted company and a public market for PubCo’s securities has not yet developed. PubCo has applied to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Capital Market under the symbols “[    ]” and [    ]W.”

Holders

As of the date of this proxy statement/prospectus, there is one holder of PubCo Ordinary Shares and no holders of convertible securities that will convert into PubCo Ordinary Shares prior to the Closing.

Braiin

Market for Braiin Securities

Braiin is a private entity and there has been no public market for Braiin’s securities.

Holders

As of the date of this proxy statement/prospectus, there are three holders of Braiin Shares and 17 holders of convertible securities that will convert into Braiin Shares prior to the Closing.

Dividend Policy Following the Business Combination

Following completion of the Business Combination, PubCo’s board of directors will consider whether to institute a dividend policy. It is the present intention of PubCo to retain any earnings for use in its business operations and, accordingly, PubCo does not anticipate its board of directors declaring any dividends in the foreseeable future.

PubCo

Market for PubCo’s Securities

There is not, and never has been, any public market for PubCo’s securities.

LEGAL MATTERS

The validity of the Northern Revival Ordinary Shares offered by this proxy statement/prospectus and certain other legal matters will be passed upon by Maples and Calder (Cayman) LLP. Certain legal matters relating to U.S. law will be passed upon for Northern Revival by Loeb & Loeb LLP and for Braiin by Winston & Strawn LLP. Certain Australian legal matters will be passed upon for Braiin by Steinepreis Paganin.

EXPERTS

The financial statements of Northern Revival as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Northern Revival to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Braiin Limited as of June 30, 2023 and 2022, and for the fiscal years ended June 30, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 of the financial statements) of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PowerTec as of June 30, 2023 and 2022 and for the years ended June 30, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance on the report of AM Advisory, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Exato Technologies Private Limited as of June 30, 2023 and 2022 and for the years ended June 30, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance on the report of AM Advisory, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nisus Australia Pty Ltd as of June 30, 2023 and 2022 and for the years ended June 30, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance on the report of AM Advisory, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nisus Payroll Pty Ltd as of June 30, 2023 and 2022 and for the years ended June 30, 2023 and 2022 included in this proxy statement/prospectus have been so included in reliance on the report of AM Advisory, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Northern Revival’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Northern Revival and servicers that it employs to deliver communications to Northern Revival’s shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Northern Revival will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of this proxy statement/prospectus may likewise request that Northern Revival deliver single copies of its proxy statement in the future. Shareholders may notify Northern Revival of their requests by calling or writing Northern Revival at its principal executive offices at 4001 Kennett Pike, Suite 302 Wilmington, DE 19807 at phone number (302) 338-9130.

SUBMISSION OF SHAREHOLDER PROPOSALS

Northern Revival’s Board is aware of no other matter that may be brought before the Extraordinary General Meeting. Under Cayman Islands law, only business that is specified in the notice of Extraordinary General Meeting to shareholders may be transacted at the Extraordinary General Meeting.

FUTURE SHAREHOLDER PROPOSALS

If the Business Combination is completed, shareholders will be entitled to attend and participate in PubCo’s annual meetings of shareholders. We will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. Shareholder proposals submitted in connection with the 2024 annual meeting to be included in PubCo’s proxy statement must be submitted a reasonable time prior to the date of such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Northern Revival files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Northern Revival’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. Upon the closing of the Business Combination, PubCo will file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You will be able to access information about PubCo following the closing of the Business Combination at the SEC’s web site at http://www.sec.gov.

If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact the solicitation agent at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free 877-870-8565

Banks and brokers call 206-870-8565

Email: KSmith@advantageproxy.com

You may also contact us at:

Northern Revival Acquisition Corporation
4001 Kennett Pike, Suite 302

Wilmington, DE 19807
Email: [•]

You may also obtain additional information about Northern Revival from documents filed with the SEC by following the instructions in the section below entitled “Where You Can Find More Information”.

If you are a shareholder of Northern Revival and would like to request documents, please do so by [•], 2024, in order to receive them before the Extraordinary General Meeting. If you request any documents from Northern Revival, Northern Revival will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Northern Revival has been supplied by Northern Revival and all information relating to Braiin has been supplied by Braiin. Information provided by one party does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of Northern Revival for the Extraordinary General Meeting. Northern Revival has not authorized anyone to give any information or make any representation about the Business Combination or Northern Revival that is different from, or in addition to, that contained in this proxy statement/ prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

NORTHERN REVIVAL ACQUISITION CORPORATION

Condensed Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	F-31
Unaudited Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2023 and 2022	F-32
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the Three and Nine Months Ended September 30, 2023 and 2022	F-33
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022	F-34
Notes to Unaudited Condensed Financial Statements	F-35
Condensed Balance Sheets as of June 30, 2023 (unaudited) and December 31, 2022	F-60
Unaudited Condensed Statements of Operations for the Three and Six Months Ended June 30, 2023 and 2022	F-61
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the Three and Six Months Ended June 30, 2023 and 2022	F-62
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2023 and 2022	F-63
Notes to Unaudited Condensed Financial Statements	F-64

POWERTEC HOLDINGS LTD AND CONTROLLED ENTITIES

Nisus Australia Pty Ltd

Nisus Payroll Pty Ltd

CORPORATE DIRECTORY

DIRECTORS
Natraj Balasubramanian (Executive Director)
Darren McVean (Non-Executive Director)
Jay Stephenson (Non-Executive Director)

COMPANY SECRETARY
Jay Stephenson

REGISTERED OFFICE and
PRINCIPAL PLACE OF BUSINESS
283 Rokeby Road
Subiaco WA 6005

AUDITORS
BDO Audit Pty Ltd
Level 11, 1 Margaret Street
Sydney NSW 2000

CONTACT INFORMATION
Tel: +61 412 474 180

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Braiin Limited
Subiaco WA 6008

Opinion on Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Braiin Limited and Controlled Entities (the ‘Company’) as of June 30, 2023 and 2022, the related consolidated statements of profit or loss and other comprehensive income, statements of changes in equity, and statements of cash flows for each of the two years then ended, and the related notes and schedules (collectively referred to as the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the two years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter — Restructure accounting

We draw attention to Note 3 in the accompanying consolidated financial statements, which describes the restructure accounting and comparative information of the Company. The Company’s acquisition of Raptor300, Inc. does not comprise a business combination within the scope of IFRS 3 Business Combinations, accordingly the consolidated financial statements of the Company have been presented as a continuation of the consolidated group, previously known as Raptor300, Inc. Our conclusion is not modified in respect of this matter.

Substantial doubt about the Company’s ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1.15 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1.15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO Audit Pty Ltd

We have served as the Company’s auditor since 2023.
Sydney, Australia
December 22, 2023

BRAIIN LIMITED
STATEMENTS OF PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME
for the year ended 30 June 2023 and 30 June 2022

	Note	30 June 2023	30 June 2022
		$	$
Income		—	—

Expenses
Administration	4	25,106	14,845
Audit fees	6	341,563	—
Professional and legal fees	4	295,146	67,355
Depreciation and amortization		83,453	8,919
Interest expense		7,973	694
Loss on foreign currency exchange		10,795	7,831
Other expenses	4	13,976	2,126
Total Expenses		778,012	101,770
Loss before income tax expense		(778,012)	(101,770)
Income tax expense	7	—	—
Loss after tax from continuing operations		(778,012)	(101,770)

Items that may be reclassified subsequently to profit and loss
Foreign currency translation		6,180	(829)

Other comprehensive income/(loss)		6,180	(829)

Total comprehensive loss for the year		(771,832)	(102,599)

The consolidated statement of profit and loss and other comprehensive income is to be read in conjunction with the notes to the financial statements.

BRAIIN LIMITED
STATEMENTS OF FINANCIAL POSITION
As at 30 June 2023 and 30 June 2022

	Note	30 June 2023	30 June 2022
		$	$
Current assets
Cash and cash equivalents	8	1,202,698	596,794
Trade and other receivables	9	22,222	6,178
Related party loan	17	386	—
Loans	17	28,656	—
Total current assets		1,253,962	602,972

Fixed assets	12	193,666	54,029
Software development	13	88,934	—
Right of Use Assets	14	3,244	2,991
Deposit on Premises		1,623	1,387
Non-current assets		287,467	58,407
Total assets		1,541,429	661,379

Trade and other payables	10	374,491	5,369
Lease liability	14	1,351	1,304
Financial liabilities	11	2,213,306	—
Current liabilities		2,589,148	6,673

Non-current liabilities
Related party loan	17	81,510	196,655
Lease Liability	14	1,571	2,993
Financial liabilities	11	—	814,667
Total Non-current liabilities		83,081	1,014,315

Total liabilities		2,672,229	1,020,988

Net liabilities		(1,130,800)	(359,609)

Equity
Issued capital	2	3,641	3,000
Reserves		5,059	(1,121)
Accumulated losses		(1,139,500)	(361,488)
Total Equity		(1,130,800)	(359,609)

The statement of financial position is to be read in conjunction with the notes to the financial statements.

BRAIIN LIMITED
STATEMENTS OF CHANGES IN EQUITY
for the year ended 30 June 2023 and 30 June 2022

	Issued Capital	Reserves	Accumulated Losses	Total Equity
	$	$	$	$
Balance at 1 July 2021	3,000	(292)	(259,718)	(257,010)
Issuance of share capital	—	—	—	—
Loss for the year	—	—	(101,770)	(101,770)
Other comprehensive loss	—	(829)	—	(829)
Total comprehensive loss for the period	—	(829)	(101,770)	(102,599)
Balance as at 30 June 2022	3,000	(1,121)	(361,488)	(359,609)

	Issued Capital	Reserves	Accumulated Losses	Total Equity
	$	$	$	$
Balance at 1 July 2022	3,000	(1,121)	(361,488)	(359,609)
Issuance of share capital	641	—	—	641
Loss for the year	—	—	(778,012)	(778,012)
Other comprehensive loss	—	6,180	—	6,180
Total comprehensive loss for the period	—	6,180	(778,012)	(771,832)
Balance as at 30 June 2023	3,641	5,059	(1,139,500)	(1,130,800)

The statement of changes in equity is to be read in conjunction with the notes to the financial statements.

BRAIIN LIMITED
STATEMENTS OF CASH FLOWS
for the year ended 30 June 2023 and 30 June 2022

	Note	30 June 2023	30 June 2022
		$	$
Cash flows from operating activities
Payments to suppliers and employees		(300,491)	(93,661)
Net cash used in operating activities	8.1	(300,491)	(93,661)

Cash flows from investing activities
Software development	13	(88,934)	—
Purchase of plant and equipment	12	(223,090)	(61,777)
Net Cash used in investing activities		(312,024)	(61,777)

Cash flows from financing activities
Advances to directors/shareholders		(115,144)	(61,325)
Lease repayments		(1,303)	(1,154)
Issued, subscribed and paid-up share capital		641	—
Loan facility issued	11	166,373	—
Convertible notes issued	11	109,806	—
Safe Note issued	11	1,115,000	814,667
Net cash from financing activities		1,275,373	752,188

Net increase in cash and cash equivalents		662,858	596,750

Cash and cash equivalents at the beginning of the year		596,794	44
Effects of exchange rate changes on cash and cash equivalents		(56,954)	—
Cash and cash equivalents at the end of the year	8	1,202,698	596,794

The statement of cash flows is to be read in conjunction with the notes to the financial statements.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

GENERAL INFORMATION

Braiin Limited (Braiin or the “Company”) and its subsidiaries (the “Group”) is a for-profit company limited by shares, domiciled and incorporated in Australia. Braiin’s expertise spans artificial intelligence and machine learning (“AI/ML”), robotics, internet of things (“IoT”), and mission-critical enterprise software and hardware applications. The functional currency of the Group is AUD and the presentation currency is in the USD currency.

The Company was incorporated on 4 July 2022.

1. BASIS OF PREPARATION

These financial statements are general purpose financial statements which have been prepared in accordance with Accounting Standards and Interpretations, and comply with other requirements of the Corporations Act 2001.

The Company is an unlisted public company, incorporated and operating in Australia. The financial report is presented in United States dollars.

The Company is a for profit entity for financial reporting purposes under International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board and Interpretations.

Historical cost convention

The financial statements have been prepared under the historical cost convention, except for, where applicable, the revaluation of financial assets and liabilities at fair value through profit or loss, financial assets at fair value through other comprehensive income, investment properties, certain classes of property, plant and equipment and derivative financial instruments.

Critical accounting estimates

The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the consolidated entity’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 1.3.

Foreign currency translation

The functional currency of each of the Group’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars. The legal parent entity’s functional and presentation currency is Australian Dollars.

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items are recognised in the profit or loss except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognised directly in other comprehensive income to the extent that the gain or loss is directly recognised in other comprehensive income, otherwise the exchange difference is recognised in the profit or loss.

The accounting policies detailed below have been consistently applied to all of the years presented unless otherwise stated.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

Foreign operations

The financial results and position of foreign operations whose functional currency is different from the Group’s presentation currency are translated as follows:

•        assets and liabilities are translated at year-end exchange rates prevailing at that reporting date;

•        income and expenses are translated at average exchange rates for the period; and

•        retained earnings are translated at the exchange rates prevailing at the date of the transaction.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s foreign currency translation reserve in the consolidated statement of financial position. These differences are recognised in the profit or loss in the period in which the operation is disposed.

1.1. ADOPTION OF NEW AND REVISED STANDARDS

1.1.1. Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to 30 June 2023

In the year ended 30 June 2023, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IFRS that are relevant to the Group’s operations and effective for the current financial reporting period.

It has been determined by the Directors that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to Group accounting policies.

Standards and interpretations on issue not yet effective and adopted

The Directors have also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended 30 June 2023. As a result of this review the Directors have determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

1.2. STATEMENT OF COMPLIANCE

The financial report was authorised by the Board of Directors for issue on 22 December 2023.

The financial report complies with Australian equivalents to the International Financial Reporting Standards (AIFRS). Compliance with AIFRS ensures that the financial report, comprising the financial statements and notes thereto, complies with International Financial Reporting Standards (IFRS).

1.3. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The application of accounting policies requires the use of judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognised in the period in which the estimate is revised if it affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Fair value measurement hierarchy

The Group is required to classify all assets and liabilities, measured at fair value. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

Estimation of useful lives of assets

The Group determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Impairment of non-financial assets other than goodwill and other indefinite life intangible assets

The Group assesses impairment of non-financial assets other than goodwill and other indefinite life intangible assets at each reporting date by evaluating conditions specific to the Group and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Income tax

The Group is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on the Group’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Group considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Lease term

The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the Group’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The Group reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Group estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

Derivative Financial Instruments

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

1.4. PRINCIPLES OF CONSOLIDATION

As at reporting date, the assets and liabilities of all controlled entities have been incorporated into the consolidated financial statements as well as their results for the interim period. Where controlled entities have entered (left) the Consolidated Group during the year, their operating results have been included (excluded) from the date control was obtained (ceased).

The consolidated financial statements incorporate the assets, liabilities and results of the parent, Braiin Limited and its subsidiaries. Subsidiaries are entities the parent controls. The parent controls an entity when it is exposed to, or has right to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A list of the subsidiaries is provided in Note 15.

The assets, liabilities and results of all subsidiaries are fully consolidated into the financial statements of the Group from the date on which control is obtained by the Group. The consolidation of a subsidiary is discontinued from the date that control ceases. Intercompany transactions, balances and unrealised gains or losses on transactions between group entities are fully eliminated on consolidation. Accounting policies of subsidiaries have been changed and adjustments made where necessary to ensure uniformity of the accounting policies adopted by the group.

Equity interests in a subsidiary not attributable, directly or indirectly, to the Group are presented as non-controlling interests. The Group initially recognises non-controlling interests that are present ownership interests in subsidiaries and are entitled to a proportionate share of the subsidiary’s net assets on liquidation at either fair value or at the non-controlling interests’ proportionate share of the subsidiary’s net assets. Subsequent to initial recognition, non-controlling interests are attributed their share of profit or loss and each component of other comprehensive income. Non-controlling interests are shown separately within the equity section of the statement of financial position and statement of comprehensive income.

1.5. INCOME TAX

The charge for current income tax expense is based on the result for the year adjusted for any non-assessable or disallowed items. It is calculated using tax rates that have been enacted or are substantively enacted by the balance date or reporting date.

Deferred tax is accounted for in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred income tax will be recognised from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or liability is settled. Deferred tax is credited to profit or loss except where it relates to items that may be credited directly to equity, in which case the deferred tax is adjusted directly against equity.

Deferred income tax assets are recognised to the extent that it is probable that future tax profits will be available against which deductible temporary differences can be utilised.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the Group will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

1.6. FINANCIAL INSTRUMENTS

1.6.1. Financial Instruments — assets

a. Classification

The Group classifies its financial assets in the following measurement categories:

•        those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•        those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

b. Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the requirements of ownership.

c. Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVTPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

i. Equity Instruments

•        The Group subsequently measures all equity investments at fair value. Where the Group’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Group’s right to receive payments is established.

•        Changes in the fair value of financial assets at FVTPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

d. Impairment

The Group assesses on a forward-looking basis, the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Group applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

1.6.2 Financial Instruments — Liabilities

a. Classification

The Group classifies its financial liabilities in the following measurement categories:

•        those to be measured subsequently at FVTPL, and

•        those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial liabilities and the contractual terms of the cash flows.

For financial liabilities measured at FVTPL, gains and losses, including any interest expenses will be recorded in profit or loss. Other financial liabilities are subsequently measured at amortised cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognised in profit or loss. Any gain or loss on derecognition is also recognised in profit or loss.

For financial liabilities measured at amortised cost, the effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

b. Recognition and derecognition

Regular way purchases of financial liabilities are recognised on trade-date, the date on which the Group commits to purchase the financial liability. Financial liabilities are derecognised when the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liabilities derecognised and the consideration paid and payable is recognised in profit or loss.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

c. Measurement

At initial recognition, the Group measures financial liabilities at its fair value plus, in the case of financial liabilities not at fair value through profit or loss (FVTPL), transaction costs that are directly attributable to the acquisition of the financial liabilities. Transaction costs of financial liabilities carried at FVTPL are expensed in profit or loss.

1.7. IMPAIRMENT OF ASSETS

The Group assesses at each balance date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognised in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

Impairment testing is performed annually for goodwill and intangible assets.

1.7.1. Financial assets carried at cost

If there is objective evidence that an impairment loss has been incurred on an unquoted equity instrument that is not carried at fair value (because its fair value cannot be reliably measured), or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the current market rate of return for a similar financial asset.

1.8. PROVISIONS

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

1.9. CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within short-term borrowings in current liabilities on the statement of financial position.

1.10. REVENUE RECOGNITION

Revenue from contracts with customers

Revenue is recognized at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the Company does the following: identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Subscription Revenue

Subscription revenues consist primarily of fees earned from subscription-based arrangements for providing customers the right to use its drone technology and underlying services.

Revenue from subscriptions is recognized over time when the customer obtains access to and is transferred control of the technology, which is generally from the time of delivery of the drone to the customer and throughout the contract when the customer consumes the benefits provided by the Company via ongoing access to the technology. The revenue recognition pattern reflects the transfer of control to the customer, which, for subscriptions, is recognized evenly across the contract period, as performance obligations are met.

The provision of the technology within the drone is a distinct bundled performance obligation as the customer can derive substantial benefits from the drone throughout the duration of the contract. Therefore, revenue from subscriptions is recognized over time.

Monthly Subscriptions: For a monthly subscription service, revenue is recognized monthly as we meet our performance obligation by giving the customer access to utilize our drone technology and underlying services.

Annual Subscriptions Paid Upfront: If a customer enters into a contract for an annual subscription, the amount received is categorized as “unearned revenue” and recognized as a liability. The revenue is recognized evenly over the year, with a corresponding reduction from the unearned revenue account, reflecting the period over which we meet our performance obligation by giving the customer access to utilize our drone technology and underlying services.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

1.11. RIGHT OF USE ASSETS

Leases are recognised as a right-of-use-asset and a corresponding liability at the date at which the leased asset is available for use by the Group.

Right of use Asset

The Group recognises a right of use asset at the commencement date of the lease. The right of use asset is initially measured at cost. The cost of right of use assets includes the amount of lease liabilities recognised, adjusted for any lease payments made at or before the commencement date, plus initial direct costs incurred and an estimate of costs to dismantle, remove or restore the leased asset, less any lease incentives received

Right-of-use-assets are measured at cost comprising the following:

•        the amount of the initial measurement of lease liability;

•        any lease payments made at or before the commencement date less any lease incentives received;

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

•        any initial direct costs; and

•        restoration costs.

Subsequent to initial measurement, the right of use asset is depreciated on a straight-line basis over the shorter of the lease term and the estimated useful life. Right of use assets are subject to impairment and are adjusted for any remeasurement of lease liabilities.

1.12. LEASE LIABILITY

At the commencement date of the lease, the Group recognises lease liabilities at the present value of the lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the assessment of lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as expense in the period on which the event or condition that triggers the payments occurs. The present value of lease payments is discounted using the interest rate implicit in the lease or, if the rate cannot be readily determined, the Group’s incremental borrowing rate.

The lease liability is measured at amortised cost using the effective interest method. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made.

The amount of lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or if the Group changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured, a corresponding adjustment is made to the carrying amount of the right of use asset, or is recognised in profit or loss if the carrying amount of the right of use asset has been reduced to zero.

The Group has elected not to recognise right of use assets and lease liabilities for short term leases that have a lease term of 12 months of less and do not contain a purchase option, and leases of low value assets. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

1.13. PLANT AND EQUIPMENT

Items of property, plant and equipment are measured at cost less accumulated depreciation.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate proportion of production overheads.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within “other income” in profit or loss.

Depreciation is calculated on a straight-line basis to write off the next cost of each item of plant and equipment over their expected useful life as follows:

•        Drones            2 years

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

1. BASIS OF PREPARATION (cont.)

The carrying amount of plant and equipment is reviewed annually by Directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the assets employment and subsequent disposal.

1.14. ISSUED CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a new business are not included in the cost of acquisition as part of the purchase consideration.

1.15. GOING CONCERN

The financial statements have been prepared on an accruals basis and are based on historical costs modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. Historical cost is generally based on the fair values of the consideration given in exchange for goods and services.

We have assessed that there is substantial doubt related to going concern that may cast significant doubt over the our ability to continue as a going concern as we incurred a net loss after tax for the year ended 30 June 2023 of $778,012. At 30 June 2023, the Group’s has net working capital deficit of $1,335,186 and a net liability position of $1,130,800. The financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activity and the realisation of assets and the settlement of liabilities in the ordinary course of business. The Directors believe this to be appropriate for the following reason:

The Group is in the process of completing a transaction to merge with a Special Purpose Acquisition Company (SPAC) which is an entity listed on NASDAQ in the USA. If the transaction to merge the Group with the SPAC does not proceed, the Group will be required to raise capital through alternate sources.

At the date of this report and having considered the above factors, substantial doubt exists, however the Directors are confident that the Group will be able to continue operations for a period of twelve months from the issuance of this financial report. These financial statements do not include adjustments relating to the recoverability and classification of the recorded assets and liabilities amounts that might be necessary should the Group not continue as going concern.

Should the listing on Nasdaq and corresponding capital raise not be achieved, there is substantial doubt as to whether the Group will be able to continue as a going concern and realise its assets and extinguish its liabilities in the normal course of business at the amounts stated in the financial report.

1.16 INTANGIBLE ASSETS

Intangible assets acquired as part of a business combination, other than goodwill, are initially measured at their fair value at the date of the acquisition. Intangible assets acquired separately are initially recognised at cost. Indefinite life intangible assets are not amortised and are subsequently measured at cost less any impairment. Finite life intangible assets are subsequently measured at cost less amortisation and any impairment. The gains or losses recognised in profit or loss arising from the derecognition of intangible assets are measured as the difference between net disposal proceeds and the carrying amount of the intangible asset. The method and useful lives of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortisation method or period.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

2. ISSUED CAPITAL

	2023	2022
	No.	No.
Fully paid ordinary shares	11,069,578	3,000
	2023		2022
	No.	$	No.	$
Balance at beginning of the year	3,000	3,000	3,000	3,000
Shares issued – founder 4 July 2022	5,806	399	—	—
Shares issued – 5 July 2022	3,563	242	—	—

Shares issued for acquisition of Raptor300 Inc – 26 July 2022	16,339	—	—	—
Elimination of Shares on acquisition	(3,000)	—	—	—
Share subdivision – 13 March 2023	11,043,870
Balance at end of the year	11,069,578	3,641	3,000	3,000

Ordinary shares participate in dividends and the proceeds on winding up of the parent entity in proportion to the number of shares held.

At the shareholders’ meetings, each ordinary share is entitled to one vote when a poll is called, otherwise each shareholder has one vote on a show of hands.

3. RESTRUCTURE ACCOUNTING AND COMPARATIVE INFORMATION

On 27 July 2022, Braiin Limited completed the acquisition of 100% of the share capital in Raptor300 Inc, a company domiciled in Delaware USA and its controlled subsidiaries (‘Raptor300’).

Under IFRS 3 Business Combinations, where a new entity is formed to issue equity interest to affect a business combination, one of the combining entities that existed before the business combination shall be identified as the acquirer. Accordingly, as Braiin Limited effectively issued equity instruments to acquire Raptor300 it cannot be identified as the acquirer. Further, as Braiin Limited is not a business the transaction does not comprise a business combination within the scope of IFRS 3 Business Combinations. The transaction comprises a group restructure that does not result in any change of economic substance. Accordingly, the consolidated financial statements of Braiin Limited going forward will be a continuation of the consolidated group prior to the restructure:

•        The equity structure in the consolidated financial statements (the number and type of equity instruments issued) at the date of acquisition reflects the equity structure of Braiin Limited, including the equity instruments issued by Braiin Limited to effect the acquisition;

•        The results for the year ended 30 June 2023 comprises the consolidated results of Braiin Limited and its controlled entities; and

•        The comparative statement of financial position as at 30 June 2023 comprises the consolidated position of Raptor300 Inc, the comparative results in the statement of profit or loss and other comprehensive income and statement of cash flows for the year ended 30 June 2022 comprise the consolidated results for the period of Raptor300 Inc.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

4. EXPENSES

4.a Expenses

Administration and other expenses

	2023	2022
	$	$
Office expenses	439	1,900
Investor relations	13,976	—
General expenses	12,161	9,253
Computers and software	4,395	—
Training fees	3,636	2,126
Travel	4,373	3,667
Bank fees	102	25
	39,082	16,971

Professional, audit and legal fees

	2023	2022
	$	$
Consulting and accounting	245,499	61,029
Patent fees	2,120	5,000
Audit Fees	341,563	—
Legal expenses	47,527	1,326
	636,709	67,355

4.b Segment information

The Group is organized into three operating segments based on geographical location, Australia, Sri Lanka and USA. These operating segments are based on internal reports that are viewed and used by the Board of Directors (who are identified as the Chief Operating Decision Makers (CODM). As the Group is pre-revenue, the CODM review the segments operating expenditure.

	Australia 2023	Sri Lanka 2023	USA 2023	Total 2023
	$	$	$	$
Office expenses	114	—	325	439
Bank fees	78	—	24	102
Computer and software	4,395	—	—	4,395
Consulting and accounting	75,408	—	167,972	243,380
Interest expense	7,461	512	—	7,973
loss on foreign currency exchange	—	—	10,795	10,795
Depreciation	29,883	1,152	52,418	83,453
Patent fees	—	—	2,120	2,120
Audit fees	341,563	—	—	341,563
General expenses	26,198	—	2,059	28,257
Legal expenses	47,202	—	325	47,527
Staffing costs	3,636	—	—	3,636
Travel	4,373	—	—	4,373
	540,310	1,665	227,035	778,012

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

4. EXPENSES (cont.)

	Australia 2022	Sri Lanka 2022	USA 2022	Total 2022
	$	$	$	$
Office expenses	—	—	1,900	1,900
Bank fees	—	—	24	24
Consulting and accounting	—	—	61,029	61,029
Interest expense	—	694	—	694
Loss on foreign currency exchange	—	—	7,831	7,831
Depreciation	7,748	1,171	—	8,919
Audit fees	—	—	—	—
General expenses	—	—	9,252	9,252
Patent Fees	—	—	5,000	5,000
Legal expenses	—	—	1,325	1,325
Staffing costs	—	—	2,126	2,126
Travel	—	—	3,670	3670
	7,748	1,865	92,157	101,770

5. FINANCIAL INSTRUMENTS

5.1. CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that it will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance.

The Group’s overall strategy remains unchanged during the financial year.

Gearing levels are reviewed by the Board on a regular basis in line with its target gearing ratio, the cost of capital and the risks associated with each class of capital.

5.2. CATEGORIES OF FINANCIAL INSTRUMENTS

5.2.1. FINANCIAL ASSETS

	30 June 2023	30 June 2022
	$	$
Cash and cash equivalents	1,202,698	596,794
Trade and other receivables	49,085	6,178
Related party loan	386	—

5.2.2 FINANICAL LIABILITIES

Related party loan	81,509	196,655
Lease liability	2,922	4,297
Loan facility	166,373
Accrued interest	7,460
Convertible Notes	109,806	—
SAFE Notes	1,929,667	814,667

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

5. FINANCIAL INSTRUMENTS (cont.)

5.2.3. FINANCIAL RISK MANAGEMENT OBJECTIVES

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Group.

The Group does not have any material credit risk exposure to any single receivable or group of receivables under financial instruments entered into by the Group.

Credit risk exposures

The maximum exposure to credit risk is that to its alliance partners and that is limited to the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements.

Credit risk related to balances with banks and other financial institutions is managed by the Group in accordance with approved Board policy. Such policy requires that surplus funds are only invested with reputable financial institutions, wherever possible.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Interest risk

The Group is not exposed to material interest rate risk. The interest rate related to convertible notes is fixed per the agreements.

Liquidity risk

The Group adopts prudent liquidity risk management by maintaining sufficient cash and obtaining continuous funding through capital raising as and when necessary to enable the Group to pay its debts as and when they become due and payable.

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting period date to the contractual maturity date. The amounts in the table are the contractual undiscounted cash flows. Balances due within 12 months approximate their carrying balances, as the impact of discounting is not significant.

30 June 2023	Weighted average interest rate	Less than 1 year	More than 1 year	Total
	%	$	$	$
Trade and other payables	—	374,491	—	374,491
Related party loan	—	—	81,510	81,510
Lease liability	14.06%	1,351	1,571	2,922
Loan facility	18.00%	166,373	—	166,373
Accrued interest	—	7,460	—	7,460
Convertible notes	10.00%	109,806	—	109,806
SAFE notes	—	1,929,667	—	1,929,667
Total		2,589,148	83,081	2,672,229

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

5. FINANCIAL INSTRUMENTS (cont.)

30 June 2022	Weighted average interest rate	Less than 1 year	More than 1 year	Total
	%	$	$	$
Trade and other payables	—	5,369	—	5,369
Related party loan	—	—	196,655	196,655
Lease liability	14.06%	1,304	2,993	4,297
SAFE notes	—	—	814,667	814,667
Total		6,673	1,014,315	1,020,988

Fair values

The fair values of financial assets and financial liabilities as presented above can be compared to their carrying values as presented in the statement of financial position. Fair values are those amounts at which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. The carrying value of cash and cash equivalents, trade and other receivables, and trade and other payables approximate fair value.

6. REMUNERATION OF AUDITORS

	30 June 2023	30 June 2022
	$	$
Audit and review of the financial reports
Historical 2021 and 2022 audits	143,450	—
2022 Half-year review	75,143	—
2023 Audit	122,970	—
	341,563	—

As at 30 June 2023, the Group has accrued the audit fees for Braiin Limited and the subsidiary Raptor300 Inc.

7. INCOME TAX

There are no current or deferred tax expenses during the year. The prima facie tax expense on loss from ordinary activities before income tax is reconciled to income tax is:

	30 June 2023	30 June 2022
	$	$
Prima facie tax benefit on profit loss before income tax at 25% (2022:21%)	(194,503)	(21,372)
Numerical reconciliation of income tax benefit and tax at the statutory rate
Accounting loss for income tax benefit	778,012	101,770
Income tax benefit calculated at 25% (2022 21%)	194,503	21,372
Tax effect of amounts not taxable in calculating income tax benefit
Temporary differences not recognised	(82,822)	(1,128)
Tax effect of losses unrecognised	111,681	20,244
	—	—

Deferred tax assets not brought to account, the benefits of which will only be realised if the conditions for deductibility set out in the accounting policy of Note 1.5.

The tax rate in 2023 is based on the tax rate for Braiin Limited, an Australian entity, while the tax rate for 2022 is based on the tax rate for Raptor300 Inc, a Delaware USA based entity.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

8. CASH AND CASH EQUIVALENTS

For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and in banks. Cash and cash equivalents at the end of the reporting period as shown in the statement of cash flows can be reconciled to the related items in the statement of financial position as follows:

	30 June 2023	30 June 2022
	$	$
Cash and cash equivalents	1,202,698	596,794

8.1 Cash Flow information

	30 June 2023	30 June 2022
	$	$
Reconciliation of cash flow from operations to loss
Operating loss after Income Tax	(778,012)	(101,770)

Add back non-cash item
Depreciation	83,453	8,919
Interest expense	7,973	694
Loss on foreign currency exchange	10,795	7,831
Other expenses	—	2,126

Non-cash changes in assets and liabilities
Decrease/(Increase) in receivables	6,177	(6,178)
Increase/(decrease) in payables	369,120	(5,283)
Cash outflow from operations	(300,491)	(93,661)

9. TRADE AND OTHER RECEIVABLES

	30 June 2023	30 June 2022
	$	$
GST Receivable	17,231	6,178
Prepayments	4,991	—
	22,222	6,178

10. TRADE AND OTHER PAYABLES

	30 June 2023	30 June 2022
	$	$
Accounts payable	43,201	5,369
Accrued expenses	331,290	—
	374,491	5,369

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

11. FINANCIAL LIABILITIES

	30 June 2023	30 June 2022
	$	$
SAFE Notes
Opening balance	814,667	—
Additions	1,115,000	814,667
Redemptions	—	—
Closing balance	1,929,667	814,667

Loan Facilities
Opening balance	—	—
Additions	166,373	—
Repayments	—	—
Closing balance	166,373	—

Convertible Notes
Opening balance	—	—
Additions	109,806	—
Accrued interest	7,460	—
Closing balance	117,266	—
Total Financial Liabilities	2,213,306	814,667

Financial liabilities are current as all categories convert upon a successful listing event which is expected to occur in the March 2024.

11.1 Safe Notes

The Group has issued Simple Agreements for Future Equity (“SAFEs”) to various investors, through its subsidiary Raptor300, Inc. in a previous financial year as part of its fundraising activities. A SAFE is a financial instrument that represents the right to receive equity in the Company upon the occurrence of certain triggering events, such as a future equity financing or a liquidity event.

As of 30 June 2023, the Group has recognized the SAFE debt as a liability in accordance with IFRS. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 11.4 below the SAFE Notes contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the SAFE debt are recognized in the statement of profit or loss and other comprehensive income.

Upon the occurrence of a triggering event specified in the SAFE agreements, the liability is reclassified to equity and recorded as additional paid-in capital.

The Group assesses the fair value of the SAFE debt at the reporting date using an external valuer who uses appropriate valuation methods, which include determining the fair value using the Black-Scholes valuation method, market-based information, and other relevant factors.

The main terms of the SAFEs are detailed below:

•        Discount rate of 30%

•        If there is an Equity Financing before the termination of the SAFE, on the initial closing of such Equity Financing, the SAFE will automatically convert into the number of shares of SAFE Preferred Stock equal to the Purchase Amount divided by the Discount Price

•        The Group will use the funds for working capital purposes and to acquire new drones.

•        The investors in the SAFE are non-related parties to the Group.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

11. FINANCIAL LIABILITIES (cont.)

11.2 Loan facility

During the year, the Group entity entered into loan facility agreements with a total face value of $166,373.

Interest will accrue on a daily basis at a rate of 18% per annum on the outstanding subscription amount and will capitalise at monthly intervals and be payable quarterly.

As of 30 June 2023, the Group has recognized the loan facilities as a liability in accordance with IFRS. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 11.4 below the Loan Facilities contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the loan facility are recognized in the statement of profit or loss and other comprehensive income.

The Loan Facilities are automatically convertible into subscription shares upon the successful completion of a transaction with a SPAC resulting in the Company’s ordinary shares being exchanged for publicly-listed securities.

The loan facility are unsecured and have a maturity date of 36 months from the Subscription date, however automatically convert at an IPO which is expected in March 2024.

11.3 Convertible Notes

During the year, the Group entity issued convertible notes with a total face value of $105,414.

Interest will accrue on a daily basis at a rate of 10% per annum on the outstanding subscription amount and will capitalise at monthly intervals and be payable at the time of conversion.

As of 30 June 2023, the Group has recognized the Convertible Notes as a liability in accordance with IFRS. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 11.4 below the Convertible Notes contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the Convertible debt are recognized in the statement of profit or loss and other comprehensive income.

The notes are automatically convertible into subscription shares upon the successful completion of a transaction with a SPAC resulting in the Company’s ordinary shares being exchanged for publicly-listed securities.

The convertible notes are unsecured and have a maturity date of 18 months from the Subscription date, however automatically convert at an IPO which is expected in March 2024.

11.4 Derivative Financial Instruments

The Group has entered into SAFE and Convertible Note agreements as outline above. These Notes contain embedded financial instruments which have characteristics of derivative financial instruments. The Group assesses each contract to determine whether any embedded financial instruments require separate recognition and measurement.

The Group has identified an embedded financial instrument within each of the SAFE Notes, Convertible Notes and Loan Facilities. The financial instruments were valued and it was identified that no value was attributed to the derivatives. Any changes in the fair value of the embedded financial instrument are recognized in the Statement of Profit and Loss as a gain or loss on financial instrument derivatives consistent with the Group’s accounting policy for financial instruments.

As at 30 June 2023, the valuation was determined to be nil on the basis that agreements converting at the future market rate has nil intrinsic value.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

12. FIXED ASSETS

	30 June 2023	30 June 2022
	$	$
Plant and Equipment – at cost	339,932	121,727
Less: Accumulated depreciation	(146,266)	(67,698)
	193,666	54,029

Opening balance	54,029	—
Additions	223,090	61,777
Disposals	—	—
Depreciation expense	(83,453)	(7,748)
Closing balance	193,666	54,029

The Group purchases its plant and equipment under the historical cost convention. There have been no impairments during the financial year.

13. SOFTWARE DEVELOPMENT

	30 June 2023	30 June 2022
	$	$
Software development at cost	88,934	—
Less: Accumulated amortisation	—	—
	88,934	—
Opening Balance
Development of software during period	88,934	—
Disposals	—	—
Amortisation Exchange	—	—
Difference	—	—
Closing balance	88,934	—

Software development costs relate to the proprietary software, the Raptor Enterprise Resource Platform and AI integration, developed for Raptor300 Inc.

Reconciliations of written down values at the beginning and end of the current and previous financial year are not required in this financial report as there has been no write-downs during the financial year.

As at the date of the financial report, the software assets are not in use as the software is still undergoing development and therefore no amortisation has occurred.

14. LEASES

14.1 Right of Use Assets

	30 June 2023	30 June 2022
	$	$
Opening balance	4,298	7,326
Additions	—	—
Depreciation	(1,152)	(1,172)
Foreign currency adjustments	98	(1,856)
Closing balance	3,244	4,298

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

14. LEASES (cont.)

14.2 Leases

	30 June 2023	30 June 2022
	$	$
Current
Short-term lease liabilities	1,351	1,304
	1,351	1,304
Non-Current
Long-term lease liabilities	1,571	2,993
	1,571	2,993

14.3 IFRS 16 related amounts recognized in the profit or loss and other comprehensive income

Depreciation charge related to right of use assets	1,152	1,172
Interest expense on lease liabilities	512	694
	1,664	1,866

15. INTEREST IN SUBSIDIARIES

Shares in controlled entities are unlisted and comprise:

	Place of Incorporation	2023 Holding	2023 Amount	2022 Holding	2022 Amount
		%	$	%	$
• Raptor300 Inc	Delaware USA	100	3,641	100	3,641
• Braiin LLC	Delaware USA	100	0	0	0
• Raptor 300 Australia Pty ltd	QLD	100	0	100	0
• Raptor Sri Lanka	Sri Lanka	100	0	100	0

During the financial year, the Group incorporated Braiin LLC, a Company based in Delaware USA.

16. KEY MANAGEMENT PERSONNEL

The aggregate compensation made directors and other members of key management personnel of the Group is set out below:

	30 June 2023	30 June 2022
	$	$
Short-term employee benefits	—	—
Post-employment benefits	—	—
Long-term benefits	—	—
Share based payments	—	—
	—	—

Currently KMP, Natraj Balasubramanian and Darren McVean are not paid by the Group. Upon completion of the transaction to merge with a Special Purpose Acquisition Company (SPAC) which is an entity listed on NASDAQ in the USA, the Group will enter into Agreements with KMPs. KMP, Jay Stephenson is currently paid as a contractor.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

17. RELATED PARTY AND ASSOCIATE PARTY DISCLOSUE

Parent Entity

Braiin Limited is the Parent Entity

Subsidiaries

Interests in Subsidiaries are set out in Note 15.

Transactions with related parties

The following transactions occurred with related parties:

Director Natraj Balasubramanian is owed by the Group $81,510 (2022: $196,655) which is owed by Subsidiary Raptor 300 Inc to Mr Balasubramanian. At the moment there is no repayment date, however the Company will determine a suitable time to repay the loan to Mr Balasubramanian taking into account the cash position of the Group prior to any repayment, which is expected to be greater than 12 months from the reporting date.

	30 June 2023	30 June 2022
	$	$
Balance as on beginning of period	196,655	257,980
Net change in loan	(115,145)	(61,325)
Balance as on end of period	81,510	196,655

Director Darren McVean owes the Group $386 (2022: Nil) to Braiin Limited. It is planned that Mr McVean will repay the loan by 31 December 2023.

Balance as on beginning of period	—	—
Net change in loan	386	—
Balance as on end of period	386

Mr McVean is a director of McVean Pacific International Offshoring Inc, a company that provides software development to the Group. During the period, Mcvean Pacific was paid $79,858 (2022: Nil) for software development.

Director Jay Stephenson is a director of Forest House Pty Ltd, a company that provides accounting and administrative services to the Group. During the period, Forest House was paid $59,894 (2022: Nil) for services.

The Group has loaned an associated party $28,656 (2022: Nil) to pay expenses on behalf of the Group. These expenses have been paid subsequent to the end of the period.

BRAIIN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 30 June 2023 and 30 June 2022

18. PARENT ENTITY DISCLOSURE

	30 June 2023	30 June 2022
	$	$
18.1 Financial position of Braiin Limited
Current assets
Cash and cash equivalents	76,380	596,764
Trade and other receivables	20,128	75,098
Related party loan	103,703	—
Total current assets	200,211	671,892

Non-current assets
Investments	—	688
Total assets	200,211	672,580

Current liabilities
Trade and other payables	373,183	5,369
Total current liabilities	373,183	5,369

Non-current liabilities
Loan from related parties	28,452	196,655
Financial Liabilities	283,640	814,667
Total Non-current liabilities	312,092	1,011,322

Total liabilities	685,274	1,016,691

Net assets	(485,062)	(344,111)

Equity
Issued capital	641	3,000
Reserves	(18)	(1,535)
Retained assets	(485,685)	(345,576)
Total Equity	(485,062)	(344,111)

18.2 Financial Performance of Braiin Limited.

Loss for year	(485,685)	(83,353)
Total Comprehensive Loss	(485,685)	(83,353)

19. COMMITMENTS AND CONTINGENT LIABILITIES

19.1 COMMITMENTS

No commitments exist as at 30 June 2023 (2022: nil).

19.2 CONTINGENT ASSETS AND LIABILITIES

19.2.1 CONTINGENT LIABILITIES

No contingent liabilities exist as at 30 June 2023 (2022: nil).

19.2.2 CONTINGENT ASSETS

No contingent assets exist as at 30 June 2023 (2022: nil).

20. SUBSEQUENT EVENTS

There are no events subsequent to the reporting date.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	$2,953	$42,071
Prepaid expenses	189,167	42,517
Total current assets	192,120	84,588
Cash held in Trust Account	20,587,083	245,009,717
Total Assets	$20,779,203	$245,094,305

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$202,549	$19,103
Accrued expenses	1,294,961	4,679
Advances from related party	791,322	59,281
Promissory note – related party	819,236	—
Total current liabilities	3,108,068	83,063
Deferred legal fees	1,067,618	1,067,618
Deferred underwriting commissions	—	9,056,250
Forward Purchase Agreement derivative liabilities	66,026	—
Derivative warrant liabilities	328,950	631,430
Total liabilities	4,570,662	10,838,361

Commitments and Contingencies (Note 6)

Class A ordinary shares, $0.0001 par value; 1,910,244 and 24,150,000 shares subject to possible redemption at $10.72 per share at September 30, 2023 and $10.14 at December 31, 2022, respectively	20,487,083	244,909,717

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 6,037,499 and no non-redeemable shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	604	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 and 6,037,500 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	604
Additional paid-in capital	—	—
Accumulated deficit	(4,279,146)	(10,654,377)
Total Shareholders’ Deficit	(4,278,542)	(10,653,773)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$20,779,203	$245,094,305

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$645,185	$283,557	$2,160,166	$904,137
Loss from operations	(645,185)	(283,557)	(2,160,166)	(904,137)

Other income (expense)
Change in fair value of derivative warrant liabilities	302,480	580,180	302,480	6,459,090
Change in fair value of forward purchase agreement derivative liabilities	130,740	—	(66,026)	—
Reduction in deferred underwriter fee payable	524,538	—	524,538	—
Income from cash held in Trust Account	243,735	1,097,440	1,426,069	1,440,539
Total other income, net	1,201,493	1,677,620	2,187,061	7,899,629

Net income	$556,308	$1,394,063	$26,895	$6,995,492

Weighted average shares outstanding of redeemable Class A ordinary shares, basic and diluted	2,375,103	24,150,000	4,600,858	24,150,000
Basic and diluted net income per share, Class A ordinary shares	$0.07	$0.05	$—	$0.23

Weighted average shares outstanding of non-redeemable Class A ordinary shares, basic and diluted	6,037,499	—	3,980,769	—
Basic and diluted net income per share, Class A ordinary shares	$0.07	$—	$—	$—

Weighted average shares outstanding of Class B ordinary shares, basic and diluted	1	6,037,500	2,056,731	6,037,500
Basic and diluted net income per share, Class B ordinary shares	$0.07	$0.05	$—	$0.23

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	—	$—	6,037,500	$604	$—	$(10,654,377)	$(10,653,773)
Net loss	—	—	—	—	—	(650,062)	(650,062)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(1,245,404)	(1,245,404)
Balance – March 31, 2023 (unaudited)	—	—	6,037,500	604	—	(12,549,843)	(12,549,239)
Conversion of Class B shares to Class A shares	6,037,499	604	(6,037,499)	(604)	—	—	—
Net income	—	—	—	—	—	120,649	120,649
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(436,930)	(436,930)
Balance – June 30, 2023 (unaudited)	6,037,499	$604	1	$—	$—	$(12,866,124)	$(12,865,520)
Net income	—	—	—	—	—	556,308	556,308
Reduction of underwriting fee payable	—	—	—	—	—	8,531,712	8,531,712
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(501,042)	(501,042)
Balance – September 30, 2023 (unaudited)	6,037,499	$604	1	$—	$—	$(4,279,146)	$(4,278,542)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	—	$—	6,037,500	$604	$—	$(15,619,571)	$(15,618,967)
Net income	—	—	—	—	—	3,880,283	3,880,283
Balance – March 31, 2022 (unaudited)	—	$—	6,037,500	$604	$—	$(11,739,288)	$(11,738,684)
Net income	—	—	—	—	—	1,721,146	1,721,146
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(269,102)	(269,102)
Balance – June 30, 2022 (unaudited)	—	$—	6,037,500	$604	$—	$(10,287,244)	$(10,286,640)
Net income	—	—	—	—	—	1,394,063	1,394,063
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(1,097,439)	(1,097,439)
Balance – September 30, 2022 (unaudited)	—	$—	6,037,500	$604	$—	$(9,990,620)	$(9,990,016)

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$26,895	$6,995,492
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Income from cash held in Trust Account	(1,426,069)	(1,440,539)
Change in fair value of derivative warrant liabilities	(302,480)	(6,459,090)
Initial loss on forward purchase agreement derivative liabilities	272,053	—
Change in fair value of forward purchase agreement derivative liabilities	(206,027)	—
Reduction in deferred underwriter fee payable	(524,538)	—
Changes in operating assets and liabilities:
Prepaid expenses	(146,650)	188,328
Accounts payable	183,445	15,000
Accrued expenses	1,290,283	(47,400)
Due to related party	732,041	22,054
Deferred legal fees	—	135,706
Net cash used in operating activities	(101,047)	(590,449)

Cash Flows from Investing Activities:
Cash deposited in Trust Account for extensions	(757,307)	—
Cash withdrawn from Trust account for redemptions	226,606,010	—
Net cash provided by investing activities	225,848,703	—

Cash Flows from Financing Activities:
Proceeds from promissory note related party	819,236	—
Redemption of Class A Ordinary Shares	(226,606,010)	—
Offering costs paid	—	(70,000)
Net cash used in financing activities	(225,786,774)	(70,000)

Net change in cash	(39,118)	(660,449)

Cash – beginning of the period	42,071	867,698
Cash – end of the period	$2,953	$207,249

Supplemental disclosure of noncash financing activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$2,183,376	$1,366,541

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Northern Revival Acquisition Corporation (the “Company,” or “NRAC”) is a blank check company incorporated as a Cayman Islands exempted company on November 4, 2020 with the name “Noble Rock Acquisition Corporation.” The Company changed its name on March 16, 2023 to Northern Revival Acquisition Corporation. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not yet commenced operations. All activity through September 30, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds of its Initial Public Offering.

The Company’s sponsor is Northern Revival Sponsor LLC, a Cayman Island limited liability company which changed its name from Noble Rock Sponsor LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 1, 2021. On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which included 3,150,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,553,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity,” (“ASC 480). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) prior to the Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers and directors agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

Shareholder Meeting, Extension, Redemptions and Trust Deposits

On January 27, 2023, the Company held an extraordinary general meeting of its shareholders (the “Meeting”) to amend its Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which the Company has to consummate an initial Business Combination from February 4, 2023 to September 4, 2023 or such earlier date as determined by the board. At the Meeting, the Company’s shareholders

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

approved a special resolution for the Extension Proposal, (as described above). The Extension Proposal is described in detail in the Company’s definitive proxy statement filed with the SEC and dated January 6, 2023 and was approved at the Meeting. In connection with its solicitation of proxies in connection with the Extension Proposal, the Company was required to permit its public shareholders to redeem its ordinary shares. Of the 24,150,000 Class A ordinary shares outstanding with redemption rights, the holders of 21,240,830 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.17. As a result, approximately $216.1 million was removed from the Trust Account to pay such holders.

On March 16, 2023, the Company held an extraordinary general meeting of shareholders (the “General Meeting”) to vote on a special resolution to amend the Company’s Amended and Restated Memorandum of Association to change the name to the Company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation and to amend the charter to change certain provisions which restrict the Company’s Class B ordinary shares from converting to Class A ordinary shares prior to the closing of the business combination. Both proposals were approved (the “Conversion Proposal”). The submission of the Conversion Proposal entitled holders of the Company’s Class A Ordinary Shares to redeem their shares for their pro rata portion of the funds held in the Trust Account. In connection with the General Meeting, of the 2,909,170 remaining Class A ordinary shares outstanding with redemption rights, the holders of 428,699 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.33 on March 28, 2023. The amount was removed from the Trust Account to pay such holders and the 428,699 shares were cancelled in April 2023. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares. Following such meetings, the redemptions related thereto and the Sponsor’s conversion of Class B ordinary shares into Class A ordinary shares, there are a total of 8,517,971 ordinary shares issued and outstanding, including (i) 8,517,970 Class A ordinary shares and (ii) 1 Class B ordinary share outstanding.

On August 31, 2023, the Company held an annual general meeting of shareholders. At the meeting, the Company’s shareholders vote on and approved the following proposals: (1) the extension proposal — as a special resolution, to amend the company’s charter pursuant to an amendment to the charter in the form set forth in Annex A of the proxy statement, to extend the date by which the company may either (i) consummate an initial business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, included as part of the units sold in the company’s Initial Public Offering that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board; (2) the net tangible assets (“NTA”) requirement amendment proposal — as a special resolution, to amend the charter pursuant to an amendment to the charter in the form set forth in Annex B of the proxy statement, to remove the net tangible asset requirement from the charter in order to expand the methods that the company may employ so as not to become subject to the “penny stock” rules of the SEC; (3) the directors proposal — as an ordinary resolution, to reelect two (2) Class I directors to serve until the annual general meeting in 2026 and until their respective successors have been duly elected and qualified or until his or her earlier resignation, removal or death; and (4) the adjournment proposal — as an ordinary resolution, to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal, the NTA requirement amendment proposal, and the directors proposal.

In connection with the approval of the Extension Amendment at the Extraordinary General Meeting, holders of 570,227 of the Company’s ordinary shares exercised their right to redeem those shares for cash at an approximate price of $10.72 per share, for an aggregate of approximately $6.1 million on September 13, 2023.

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor has indicated that, if the Extension Proposal was approved, the Sponsor will contribute to the Company as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of Class A ordinary shares of the Company that are not redeemed in connection with the shareholder

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

vote to approve the Extension Proposal, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination (y) the extended date and (z) the date that the board determines in its sole discretion to no longer seek an initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by the Company to the Sponsor upon consummation of an initial Business Combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate. If this occurs, the Company will wind up the Company’s affairs and redeem 100% of the outstanding Public Shares in accordance with the procedures set forth in the Company’s charter.

If the Company is unable to complete a Business Combination by February 4, 2024, or such earlier date as determined by the Company’s Directors, (taking into account the extension, the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Trust Deposits

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) seventh deposits of $100,000 each and one deposit of $57,307 into the Trust Account through September 30, 2023, totaling $757,307 extending the business combination date to February 4, 2024.

Proposed Business Combination

On March 20, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with its Sponsor, Braiin Limited, an Australian public company limited by shares (“Braiin”), and certain Braiin shareholders (the “Braiin Supporting Shareholders”) who collectively own 100% of the outstanding ordinary shares of Braiin (the “Braiin Shares”). Pursuant to the terms of the Business Combination Agreement, a business combination between NRAC and Braiin (the “Business Combination”) will be effected as a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Class A Ordinary Shares, par value $0.0001 per share, of NRAC (the “Class A Ordinary Shares”) with an aggregate value of $190 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec Holdings Ltd., an Australian distributor that supplies connectivity solutions to individuals and businesses around the world. (“PowerTec”). Following the Share Exchange, Braiin will continue as a subsidiary of the Company, and the Company will change its name to “Braiin Holdings.” Reference to NRAC after giving effect to the Business Combination, as “New Braiin.”

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into separate support agreements with the Braiin Supporting Shareholders and the Sponsor pursuant to which the Braiin Supporting Shareholders and the Sponsor have agreed to vote their Braiin shares and NRAC shares, respectively, in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 NRAC founder shares immediately prior to the closing of the Business Combination (the “Closing”) and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

On October 1, 2023, the Company entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”) by and among NRAC, the Sponsor, Braiin, Braiin Holdings Ltd., a Cayman Islands exempted company (“PubCo”) and wholly owned subsidiary of NRAC, and Braiin Supporting Shareholders. Pursuant to the terms of the Amended and Restated Business Combination Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Amended and Restated Business Combination Agreement by the shareholders of NRAC, NRAC will merge with and into PubCo and wholly owned subsidiary of NRAC with PubCo remaining as the surviving publicly traded entity (the ”Initial Business Combination”); and (ii) a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Ordinary Shares, par value $1.00 per share, of PubCo (the “PubCo Ordinary Shares”) with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, it is anticipated that Braiin will acquire PowerTec and Vega Global Technologies Pty Ltd., an Australian agricultural technology company (“Vega”). Following the Share Exchange, Braiin will continue as a subsidiary of PubCo. Reference to PubCo after giving effect to the Business Combination, as “New Braiin.”

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Forward Purchase Agreements

In connection with the Business Combination, on March 16, 2023, the Company and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Class A Ordinary Shares of the Company: (a) in open-market purchases through a broker after the date of the Company’s redemption deadline in connection with the vote of the Company shareholders to approve the Business Combination from holders of Class A Ordinary Shares of the Company, including those who elect to redeem Class A Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from the Company, newly-issued Class A Ordinary Shares of the Company (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of the Company’s Class A Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

Underwriting Fees Waivers

On August 7, 2023, Stifel, Nicolaus & Company (“Stifel”), an underwriter of the Initial Public Offering, agreed to waive its entitlement to the deferred underwriting commissions of $4,980,938 owed or payable to Stifel pursuant to the underwriting agreement for the Initial Public Offering (the “Underwriting Agreement”). As a result, the Company recognized $288,496 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $4,692,442 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements (see Note 6).

On September 27, 2023, William Blair & Company (“Blair”), an underwriter of the Initial Public Offering, agreed to waive its entitlement to the deferred underwriting commissions of $2,037,656 owed or payable to Blair pursuant to the underwriting agreement for the Initial Public Offering (the “Underwriting Agreement”). As a result, the Company recognized $118,021 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $1,919,635 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements (see Note 6).

On September 29, 2023, Oppenheimer & Co., Inc. (“Oppenheimer”), an underwriter of the Initial Public Offering, agreed to waive its entitlement to the deferred underwriting commissions of $2,037,656 owed or payable to Oppenheimer pursuant to the underwriting agreement for the Initial Public Offering (the “Underwriting Agreement”). As a result, the Company recognized $118,021 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $1,919,635 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements (see Note 6).

Liquidity and going concern

As of September 30, 2023, the Company had approximately $3,000 in its operating bank account and working capital deficit of approximately $2.9 million.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares (as defined in Note 5), the loan of $195,000 from the Sponsor pursuant to the Note (as defined in Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on February 5, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company Working Capital Loans (as defined in Note 5). As of September 30, 2023 and December 31, 2022, there were no amounts outstanding or any Working Capital Loans. Management intends to utilize Sponsor support to continue meeting its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until February 4, 2024, or such earlier date as determined by its Directors to consummate a Business Combination. It is uncertain that the Company will be able to meet its obligations within the next 12 months or consummate a Business Combination by this time. If a Business Combination is not consummated by the end of the Combination Period, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and the conflicts in Ukraine and Israel and their respective surrounding regions on the industry and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of its operations and/or completing the business combination, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in U.S. dollars and in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023, are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements in the Annual Form 10-K filed by the Company with the SEC on May 1, 2023.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2023 and December 31, 2022, the Company had no cash equivalents.

Cash held in Trust Account

The funds in the trust account, since the Company’s Initial Public Offering, was held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act ), the Company’s has instructed Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of the Business Combination, another initial business combination or our liquidation. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. At September 30, 2023, all of the assets held in the Trust Account were held in cash. At December 31, 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At September 30, 2023 and December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equals or approximates the carrying amounts represented in the condensed balance sheets.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants to purchase ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), Embedded Derivatives (“ASC 815-15”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. As of September 30, 2023 and December 31, 2022, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants (See Note 10). As of September 30, 2023 and December 31, 2022, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants.

Forward Purchase Agreement Derivative Liability

On March 16, 2023, the Company entered into a Forward Purchase Agreement (see Note 1). The Company accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the Forward Purchase Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. At September 30, 2023, the value of the forward purchase derivative liability was $66,026.

Offering costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed statement of operations. Offering costs associated with the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2023 and December 31, 2022, 1,910,244 and 24,150,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets, respectively.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement from initial book value to redemption amount value. The changes in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 12,603,334 shares of Class A ordinary shares in the calculation of diluted income per share, because their exercise is contingent upon future events. Remeasurement associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Class A Ordinary Shares subject to possible redemption
Numerator: Net income allocable to Class A ordinary shares	$157,061	$1,115,250	$11,631	$5,596,393
Denominator: Weighted Average Class A ordinary shares
Basic and diluted weighted average shares outstanding	2,375,103	24,150,000	4,600,858	24,150,000
Basic and diluted net income per share	$0.07	$0.05	$—	$0.23

Class A Ordinary Shares
Numerator: Net income allocable to Class A ordinary shares	399,247	—	10,064	—
Denominator: Weighted Average Class A ordinary shares
Basic and diluted weighted average shares outstanding	6,037,499	—	3,980,769	—
Basic and diluted net income per share	$0.07	$—	$—	$—

Class B Ordinary Shares
Numerator: Net income allocable to Class B ordinary shares	—	278,813	5,200	1,399,098
Denominator: Weighted Average Class B ordinary shares
Basic and diluted weighted average shares outstanding	1	6,037,500	2,056,731	6,037,500
Basic and diluted net income per share	$0.07	$0.05	$—	$0.23

Recent accounting pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. For smaller reporting entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. This standard is not expected to have a material impact on the Company’s balance sheet, statement of operations or statement of cash flows.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 Units, which includes 3,150,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,553,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million. On February 4, 2021, the day of issuance, the fair value of the Private Placement warrants was approximately $6.7 million compared to the gross proceeds received of approximately $6.8 million, therefore, an excess of approximately $85,000 cash was received over the fair value of the Private Placement warrants. The excess in cash received over the fair value of the Private Placement warrants is recorded as additional paid in capital on the statement of changes in shareholders’ deficit at March 31, 2021.

Each whole Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 11, 2020, the Initial Shareholders paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for every one Class B ordinary share, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to an aggregate of 787,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

On April 5, 2023, shareholders holding all of the issued and outstanding Class B ordinary shares of the Company elected to convert their Class B ordinary shares into Class A ordinary shares of the Company on a one-for-one basis to meet listing requirements (see Note 9).

Related Party Loans

On November 11, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. Through February 4, 2021, the Company borrowed a total of $195,000 and repaid the Note in full on February 5, 2021.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023 and December 31, 2022, the Company had no outstanding Working Capital Loans.

Advances from Related Party

The Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, directors, officers or the Company’s or any of their affiliates. For the nine months ended September 30, 2023, the Sponsor had advanced the Company $732,041 for working capital purposes, of which $0 was repaid during the nine months ended September 30, 2023. As of September 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $791,322 and $59,281, respectively.

Promissory Note — related party

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) seven deposits of $100,000 each and one deposit of $57,307 into the Trust Account by September 30, 2023. The Company issued unsecured promissory notes to the Sponsor for $819,236 as extension loans as of September 30, 2023 since the funds were received in the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Company operating account as of such date. The promissory notes bear no interest and all unpaid principal under the promissory notes will be due and payable in full up upon the consummation of the Business Combination. As of September 30, 2023, the Company had $819,236 outstanding balance under these notes.

On February 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The February 4, 2023 note was for the payment received in February 2023 into the Company’s operating account. The February 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The February 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the February 4, 2023 note to become immediately due and payable.

On March 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The March 4, 2023 note was for the payment received in March 2023 into the Company’s operating account. The March 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The March 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the March 4, 2023 note to become immediately due and payable.

On April 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The April 4, 2023 note was for the payment received in April 2023 into the Company’s operating account. The April 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The April 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the April 4, 2023 note to become immediately due and payable.

On May 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The May 4, 2023 note was for the payment received in May 2023 into the Company’s operating account. The May 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The May 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the May 4, 2023 note to become immediately due and payable.

On June 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The June 4, 2023 note was for the payment received in June 2023 into the Company’s operating account. The June 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The June 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the June 4, 2023 note to become immediately due and payable.

On July 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The July 4, 2023 note was for the payment received in July 2023 into the Company’s operating account. The July 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The July 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the July 4, 2023 note to become immediately due and payable.

On August 31, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The August 31, 2023 note was for the payment received in August 2023 into the Company’s operating account. The August 31, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The August 31, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the August 31, 2023 note to become immediately due and payable.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

On August 31, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $61,928. The August 31, 2023 note was for the payment received in August 2023 into the Company’s operating account. The August 31, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The August 31, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the August 31, 2023 note to become immediately due and payable.

On September 1, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $57,307. The September 1, 2023 note was for the payment received in September 2023 into the Company’s operating account. The September 1, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The September 1, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the September 1, 2023 note to become immediately due and payable.

Administrative Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor a total of $30,000 per month for office space, administrative, financial and support services. For the three and nine months ended September 30, 2023, the Company incurred expenses under this agreement of $90,000 and $270,000, which are included in general and administrative expenses on the accompanying condensed statements of operations. For the three and nine months ended September 30, 2022, the Company incurred expenses under this agreement of $90,000 and $270,000, which are included in general and administrative expenses on the accompanying condensed statements of operations. As of September 30, 2023 and December 31, 2022, the payable was $240,000 and $0, of which is included in accrued expenses in the accompanying condensed balance sheets, respectively.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 3,150,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On February 4, 2021, the underwriter fully exercised its over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.375 per unit, or approximately $9.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company received reimbursement from the underwriters of certain expenses in connection with the Initial Public Offering in the aggregate amount of $603,750, equal to 0.25% of the offering gross proceeds.

On August 7, 2023, Stifel agreed to waive its entitlement to the deferred underwriting commissions of $4,980,938 owed or payable to Stifel in accordance with the Underwriting Agreement. As a result, the Company recognized $288,496 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $4,692,442 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements.

On September 27, 2023, Blair agreed to waive its entitlement to the deferred underwriting commissions of $2,037,656 owed or payable to Blair in accordance with the Underwriting Agreement. As a result, the Company recognized $118,021 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $1,919,635 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements.

On September 29, 2023, Oppenheimer agreed to waive its entitlement to the deferred underwriting commissions of $2,037,656 owed or payable to Oppenheimer in accordance with the Underwriting Agreement. As a result, the Company recognized $118,021 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs and $1,919,635 was recorded to retained earnings in relation to the waiver of the deferred underwriting discount in the accompanying financial statements.

Contingent Fee Arrangement

On August 4, 2022, the Company entered into an agreement with an independent third party to provide sourcing and advisory services related to completing a successful business combination. As consideration for the services to be rendered, the Company has agreed to pay them a success fee of $2,415,000, payable only upon the completion of a business combination. Any related expenses or out-of-pocket costs are borne solely by the third party.

Deferred Legal Fees

The Company engaged a legal counsel firm for legal advisory services, and the legal counsel agreed to defer their fees in excess of $250,000. The deferred fee will become payable in the event that the Company completes a Business Combination. As of September 30, 2023 and December 31, 2022, the Company had deferred legal fees of approximately $1.1 million in connection with such services on the accompanying condensed balance sheets.

Forward Purchase Agreement

In connection with the Business Combination, on March 16, 2023, NRAC and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Class A Ordinary Shares of NRAC: (a) in open-market purchases through a broker after the date of NRAC’s redemption deadline in connection with the vote of NRAC shareholders to approve the Business Combination from holders of Class A Ordinary Shares of NRAC, including those who elect to redeem Class A Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from NRAC, newly-issued Class A Ordinary Shares of NRAC (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

than 9.9% of NRAC’s Class A Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

The Company filed a current report on Form 8-K on March 21, 2023 with the full Business Combination Agreement and supporting agreements.

The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from NRAC’s trust account are disbursed in connection with the Business Combination, the Combined Company will pay to Meteora, out of funds held in its Trust Account, an amount (the “Prepayment Amount”) equal to (x) the per-share redemption price (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the date of such prepayment less the Prepayment Shortfall. The Prepayment Shortfall is equal to the lesser of (i) ten percent of the product of (x) the Number of NRAC Class A Ordinary Shares multiplied by (y) the Initial Price and (ii) $3,000,000.

Meteora may, at its discretion and at any time following the closing of the Business Combination, provide an Optional Early Termination notice (“OET Notice”) and pay to the Combined Company the product of the “Reset Price” and the number of NRAC’s Class A Ordinary Shares listed on the OET Notice. The Reset Price shall initially equal the Initial Price but shall be adjusted on the first scheduled trading date of each two-week period commencing on the first week following the 30th day after the closing of the Business Combination to the lowest of (i) the current Reset Price, (ii) the Initial Price and (iii) the volume weighted average price (“VWAP”) of NRAC’s Class A Ordinary Shares of the prior two-week period.

The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination, (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if (i) the VWAP of NRAC’s Class A Ordinary Shares during 10 out of 30 consecutive trading days is at or below $5.00 per Share, or (ii) the Shares are delisted from a national securities exchange. At maturity, Meteora will be entitled to receive maturity consideration in cash or shares. The maturity consideration will equal the product of (1) (a) the Number of NRAC Class A Ordinary Shares less (b) the number of Terminated Shares, multiplied by (2) $1.50 in the event of cash or, in the event of NRAC Class A Ordinary Shares, $2.00; and $2.50, solely in the event of a registration failure.

The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Forward Purchase Agreement may be terminated by any of the parties thereto if the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

NRAC has agreed to indemnify and hold harmless Meteora, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Meteora sells any shares it owns) and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

Sponsor Support Agreement and Share Surrender

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into a support agreement with the Sponsor (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote its NRAC ordinary shares and its Private Placement Warrants in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

Sponsor has agreed to surrender 1,500,000 NRAC Class B Ordinary Shares immediately prior to the Effective Time and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

Company Shareholder Lock-Up Agreements

The consummation of the Business Combination is conditioned upon, among other things, (i) the absence of any governmental or court order, determination or injunction enjoining or prohibiting the Business Combination and related transactions, (ii) effectiveness of the Registration Statement and completion of the Shareholder Meeting, including any associated redemptions by NRAC shareholders, (iii) NRAC having at least $5,000,001 of net tangible assets (determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after all redemptions, (iv) approval of the Business Combination and related transactions at the Shareholder Meeting, (v) the Share Consideration being approved for listing on Nasdaq, and (vi) all necessary regulatory approvals being obtained.

NOTE 7. DERIVATIVE WARRANT LIABILITIES

As of September 30, 2023 and December 31, 2022, the Company had 8,050,000 Public Warrants and 4,553,334 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination or (ii) a notice of redemption described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00”). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering Class A ordinary shares issuable upon exercise of the warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Company’s initial Business Combination and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00” and “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $10.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares determined by reference to an agreed table based on the redemption date and the fair market value of the Class A ordinary shares;

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

•        if, and only if, the last reported sale price of Class A ordinary shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The fair market value of Class A ordinary shares mentioned above shall mean the volume-weighted average price of Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holder of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 1,910,244 and 24,150,000 shares of Class A ordinary shares outstanding, all of which were subject to redemption, respectively.

As of September 30, 2023 and December 31, 2022, Class A ordinary shares reflected on the condensed balance sheets are reconciled on the following table:

Class A ordinary shares subject to possible redemption at January 1, 2022	241,500,000
Plus:
Increase in redemption value of Class A ordinary shares subject to redemption	3,409,717
Class A ordinary shares subject to possible redemption at December 31, 2022	244,909,717
Less:
Redemption	(226,606,011)
Plus:
Increase in redemption value of Class A ordinary shares subject to redemption	1,426,070
Increase in extension deposit to Class A ordinary shares subject to redemption	757,307
Class A ordinary shares subject to possible redemption at September 30, 2023	$20,487,083

NOTE 9. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9. SHAREHOLDERS’ DEFICIT (cont.)

share. As of September 30, 2023 and December 31, 2022, there were 1,910,244 and 24,150,000 Class A ordinary shares issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompanying condensed balance sheets, respectively. See Note 8.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On November 11, 2020, the Company issued 5,750,000 Class B ordinary shares to the Initial Shareholders. On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for each share of Class B ordinary shares, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Note 5). Of the 6,037,500 Class B ordinary shares outstanding, up to 787,500 Class B ordinary shares were subject to forfeiture to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

On March 16, 2023, shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association permitting the conversion of Class B shares to Class A ordinary shares prior to an initial Business Combination at the option of the holder.

On April 5, 2023, Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares. Such shares do not have redemption rights. Following such meetings, the redemptions related thereto and the Sponsor’s conversion of Class B ordinary shares into Class A ordinary shares, there are a total of 8,517,971 ordinary shares issued and outstanding. At September 30, 2023, there were 8,517,970 Class A ordinary shares and 1 Class B ordinary share outstanding, respectively.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis, by level within the fair value hierarchy:

	Fair Value Measured as of September 30, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative public warrant liabilities	$210,110	$—	$—	$210,110
Derivative private placement warrant liabilities	—	118,840	—	118,840
Forward purchase agreement derivative liability	—	—	66,026	66,026
Total derivative warrant liabilities	$210,110	$118,840	$66,026	$394,376
	Fair Value Measured as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account	$245,009,717	$—	$—	$245,009,717
Liabilities:
Derivative public warrant liabilities	$403,310	$—	$—	$403,310
Derivative private placement warrant liabilities	—	228,120	—	228,120
Total derivative warrant liabilities	$403,310	$228,120	$—	$631,430

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. In March 2021, as the Public Warrants begun separately trading, the fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement. The fair value of the Private Warrants were transferred from a Level 3 to a Level 2 during the fourth quarter of 2022 as the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus.

Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. Subsequently, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants. The fair value of the Private Placement Warrants has initially and subsequently been measured at fair value using a Black-Scholes Merton (BSM) model through September 30, 2022. As of December 31, 2022 through September 30, 2023, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants

For the three and nine months ended September 30, 2023, the Company recognized a gain resulting from a decrease in the fair value of liabilities of approximately $302,000 presented as change in fair value of derivative warrant liabilities on the accompanying condensed statements of operations. For the three and nine months ended September 30, 2022, the Company recognized a gain resulting from a decrease in the fair value of liabilities of approximately $580,000 and $6.5 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying condensed statements of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and BSM model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Changes in these valuation assumptions can change the valuation significantly.

The change in the fair value of the derivative warrant liabilities measured utilizing Level 3 inputs for the three and nine months ended September 30, 2022, are summarized as follows:

Derivative warrant liabilities at December 31, 2021 – Level 3	$2,563,530
Change in fair value of derivative warrant liabilities – Level 3	(1,525,370)
Derivative warrant liabilities at March 31, 2022 – Level 3	$1,038,160
Change in fair value of derivative warrant liabilities – Level 3	(618,340)
Derivative warrant liabilities at June 30, 2022 – Level 3	$419,820
Change in fair value of derivative warrant liabilities – Level 3	(213,100)
Derivative warrant liabilities at September 30, 2022 – Level 3	$206,720

Forward Purchase Agreement Derivative Liability

In order to calculate the fair value of the forward purchase agreement derivative liability, the Company utilized the following inputs:

	March 16, 2023 (Initial measurement)	September 30, 2023
Probability of business combination	11.6%	11.7%
Underlying ordinary share price	$10.20	$10.81
Cash flow discount rate	3.72%	4.60%
Unit purchase price	$10.00	$10.00
Estimated maturity date	11/30/2023	02/28/2024
Probability of forward purchase agreement being utilized	0%	0%

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) derivative liability:

FPA
Fair value as of March 16, 2023 (initial measurement)	$272,053
Change in fair value	(36,680)
Fair value as of March 31, 2023	235,373
Change in fair value	(38,607)
Fair value as of June 30, 2023	196,766
Change in fair value	(130,740)
Fair value as of September 30, 2023	$66,026

The changes in the fair value of the forward purchase agreement derivative liability for the three and nine month ended September 30, 2023 are $130,740 and $66,026, respectively.

There were no transfers between fair value levels during the period ended September 30, 2023 and for the year ended December 31, 2022.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statement, except as described below:

On October 1, 2023, the Company entered into an Amended and Restated Business Combination Agreement by and among the Company, the Sponsor, Braiin, Braiin Holdings Ltd., a Cayman Islands exempted company and wholly owned subsidiary of NRAC, and Braiin Supporting Shareholders. Pursuant to the terms of the Amended and Restated Business Combination Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Amended and Restated Business Combination Agreement by the shareholders of NRAC, NRAC will merge with and into PubCo and wholly owned subsidiary of NRAC with PubCo remaining as the surviving publicly traded entity (the ”Initial Business Combination”); and (ii) a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Ordinary Shares, par value $1.00 per share, of PubCo (the “PubCo Ordinary Shares”) with an aggregate value of $572 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, it is anticipated that Braiin will acquire PowerTec and Vega Global Technologies Pty Ltd., an Australian agricultural technology company (“Vega”). Following the Share Exchange, Braiin will continue as a subsidiary of PubCo. We refer to PubCo after giving effect to the Business Combination, as “New Braiin.”

Trust Deposits

On October 1, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $57,307. The October 1, 2023 payment was received into the Company’s operating account. The October 1, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The October 1, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the October 1, 2023 note to become immediately due and payable.

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) seventh deposits of $100,000 each and two deposits of $57,307 into the Trust Account through October 25, 2023 totaling $814,614.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	$6,863	$42,071
Prepaid expenses	336,069	42,517
Total current assets	342,932	84,588
Investments held in Trust Account	26,198,728	245,009,717
Total Assets	$26,541,660	$245,094,305

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$97,789	$19,103
Accrued expenses	1,063,578	4,679
Advances from related party	695,021	59,281
Promissory note – related party	500,000	—
Total current liabilities	2,356,388	83,063
Deferred legal fees	1,067,618	1,067,618
Deferred underwriting commissions	9,056,250	9,056,250
Forward Purchase Agreement derivative liabilities	196,766	—
Derivative warrant liabilities	631,430	631,430
Total liabilities	13,308,452	10,838,361

Commitments and Contingencies (Note 6)

Class A ordinary shares, $0.0001 par value; 2,480,471 and 24,150,000 shares subject to possible redemption at $10.56 per share at June 30, 2023 and $10.14 at December 31, 2022, respectively	26,098,728	244,909,717

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 6,037,499 and no non-redeemable shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	604	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 and 6,037,500 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	604
Additional paid-in capital	—	—
Accumulated deficit	(12,866,124)	(10,654,377)
Total Shareholders’ Deficit	(12,865,520)	(10,653,773)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$26,541,660	$245,094,305

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
General and administrative expenses	$538,029	$320,181	$1,514,981	$620,580
Loss from operations	(538,029)	(320,181)	(1,514,981)	(620,580)

Other income (expense)
Change in fair value of derivative warrant liabilities	383,141	1,721,190	—	5,878,910
Change in fair value of forward purchase agreement derivative liabilities	38,607	—	(196,766)	—
Income from investments held in Trust Account	236,930	320,137	1,182,334	343,099
Total other income, net	658,678	2,041,327	985,568	6,222,009

Net income (loss)	$120,649	$1,721,146	$(529,413)	$5,601,429

Weighted average shares outstanding of redeemable Class A ordinary shares, basic and diluted	2,480,471	24,150,000	5,753,331	24,150,000
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.01	$0.06	$(0.04)	$0.19

Weighted average shares outstanding of non-redeemable Class A ordinary shares, basic and diluted	5,772,114	—	2,935,359	—
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.01	$—	$(0.04)	$—

Weighted average shares outstanding of Class B ordinary shares, basic and diluted	199,039	6,037,500	3,102,141	6,037,500
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.01	$0.06	$(0.04)	$0.19

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	—	$—	6,037,500	$604	$—	$(10,654,377)	$(10,653,773)
Net loss	—	—	—	—	—	(650,062)	(650,062)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(1,245,404)	(1,245,404)
Balance – March 31, 2023	—	—	6,037,500	604	—	(12,549,843)	(12,549,239)
Conversion of Class B shares to Class A shares	6,037,499	604	(6,037,499)	(604)	—	—	—
Net income	—	—	—	—	—	120,649	120,649
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(436,930)	(436,930)
Balance – June 30, 2023	6,037,499	$604	1	$—	$—	$(12,866,124)	$(12,865,520)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	—	$—	6,037,500	$604	$—	$(15,619,571)	$(15,618,967)
Net income	—	—	—	—	—	3,880,283	3,880,283
Balance – March 31, 2022	—	—	6,037,500	604	—	(11,739,288)	(11,738,684)
Net income	—	—	—	—	—	1,721,146	1,721,146
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(269,102)	(269,102)
Balance – June 30, 2022	—	$—	6,037,500	$604	$—	$(10,287,244)	$(10,286,640)

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(529,413)	$5,601,429
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Income from investments held in Trust Account	(1,182,334)	(343,099)
Change in fair value of derivative warrant liabilities	—	(5,878,910)
Initial loss on forward purchase agreement derivative liabilities	272,053	—
Change in fair value of forward purchase agreement derivative liabilities	(75,287)	—
Changes in operating assets and liabilities:
Prepaid expenses	(293,552)	101,785
Accounts payable	78,686	—
Accrued expenses	1,058,899	(17,475)
Due to related party	635,740	32,709
Deferred legal fees	—	112,366
Net cash provided by (used in) operating activities	(35,208)	(391,195)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(500,000)	—
Cash withdrawn from trust account for redemptions	220,493,323	—
Net cash provided by investing activities	219,993,323	—

Cash Flows from Financing Activities:
Proceeds from promissory note related party	500,000	—
Redemption of Class A Ordinary Shares	(220,493,323)	—
Offering costs paid	—	(70,000)
Net cash used in financing activities	(219,993,323)	(70,000)

Net change in cash	(35,208)	(461,195)

Cash – beginning of the period	42,071	867,698
Cash – end of the period	$6,863	$406,503

Supplemental disclosure of noncash financing activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$1,682,334	$269,102

The accompanying notes are an integral part of these unaudited condensed financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Northern Revival Acquisition Corporation (the “Company,” or “NRAC”) is a blank check company incorporated as a Cayman Islands exempted company on November 4, 2020 with the name “Noble Rock Acquisition Corporation.” The Company changed its name on March 16, 2023 to Northern Revival Acquisition Corporation. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2023, the Company had not yet commenced operations. All activity through June 30, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds of its Initial Public Offering.

The Company’s sponsor is Northern Revival Sponsor LLC, a Cayman Island limited liability company which changed its name from Noble Rock Sponsor LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 1, 2021. On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which included 3,150,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,553,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity,” (“ASC 480). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) prior to the Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers and directors agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Shareholder Meeting, Extension, Redemptions and Trust Deposits

On January 27, 2023, the Company held an extraordinary general meeting of its shareholders (the “Meeting”) to amend its Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which the Company has to consummate an initial Business Combination from February 4, 2023 to February 4, 2024 or such earlier date as determined by the board. At the Meeting, the Company’s shareholders approved a special resolution for the Extension Proposal, (as described above). The Extension Proposal is described in detail in the Company’s definitive proxy statement filed with the SEC and dated January 6, 2023 and was approved at the Meeting. In connection with its solicitation of proxies in connection with the Extension Proposal, the Company was required to permit its public shareholders to redeem its ordinary shares. Of the 24,150,000 Class A ordinary shares outstanding with redemption rights, the holders of 21,240,830 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.17. As a result, approximately $216.1 million was removed from the Trust Account to pay such holders.

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor has indicated that, if the Extension Proposal was approved, the Sponsor will contribute to the Company as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of Class A ordinary shares of the Company that are not redeemed in connection with the shareholder vote to approve the Extension Proposal, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination (y) the extended date and (z) the date that the board determines in its sole discretion to no longer seek an initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by the Company to the Sponsor upon consummation of an initial Business Combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate. If this occurs, the Company will wind up the Company’s affairs and redeem 100% of the outstanding Public Shares in accordance with the procedures set forth in the Company’s charter.

If the Company is unable to complete a Business Combination by February 4, 2024, or such earlier date as determined by the Company’s Directors, (taking into account the extension, the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Trust Deposits

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) six deposits of $100,000 each into the Trust Account through June 30, 2023. See Note 10 for subsequent trust deposits and loans.

General Meeting of Shareholders and Additional Redemptions

On March 16, 2023, the Company held an extraordinary general meeting of shareholders (the “General Meeting”) to vote on a special resolution to amend the Company’s Amended and Restated Memorandum of Association to change the name to the Company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation and to amend the charter to change certain provisions which restrict the Company’s Class B ordinary shares from converting to Class A ordinary shares prior to the closing of the business combination. Both proposals were approved (the “Conversion Proposal”). The submission of the Conversion Proposal entitled holders of the Company’s Class A Ordinary Shares to redeem their shares for their pro rata portion of the funds held in the Trust Account. In connection with the General Meeting, of the 2,909,170 remaining Class A ordinary shares outstanding with redemption rights, the holders of 428,699 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.33 on March 28, 2023. The amount was removed from the Trust Account to pay such holders and the 428,699 shares were cancelled in April 2023. On April 5, 2023, the Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares. Following such meetings, the redemptions related thereto and the Sponsor’s conversion of Class B ordinary shares into Class A ordinary shares, there are a total of 8,517,971 ordinary shares issued and outstanding, including (i) 8,517,970 Class A ordinary shares and (ii) 1 Class B ordinary share outstanding.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Annual Meeting of Shareholders

On August 31, 2023, the Company held an annual general meeting of shareholders. At the meeting, the Company’s shareholders vote on and approved the following proposals: (1) the extension proposal — as a special resolution, to amend the company’s charter pursuant to an amendment to the charter in the form set forth in Annex A of the proxy statement, to extend the date by which the company may either (i) consummate an initial business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, included as part of the units sold in the company’s Initial Public Offering that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board; (2) the net tangible assets (“NTA”) requirement amendment proposal — as a special resolution, to amend the charter pursuant to an amendment to the charter in the form set forth in Annex B of the proxy statement, to remove the net tangible asset requirement from the charter in order to expand the methods that the company may employ so as not to become subject to the “penny stock” rules of the SEC; (3) the directors proposal — as an ordinary resolution, to reelect two (2) Class I directors to serve until the annual general meeting in 2026 and until their respective successors have been duly elected and qualified or until his or her earlier resignation, removal or death; and (4) the adjournment proposal — as an ordinary resolution, to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal, the NTA requirement amendment proposal, and the directors proposal.

The meeting had been commenced on August 30, 2023 and then immediately adjourned until the following day.

Proposed Business Combination

On March 20, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with its Sponsor, Braiin Limited, an Australian public company limited by shares (“Braiin”), and certain Braiin shareholders (the “Braiin Supporting Shareholders”) who collectively own 100% of the outstanding ordinary shares of Braiin (the “Braiin Shares”). Pursuant to the terms of the Business Combination Agreement, a business combination between NRAC and Braiin (the “Business Combination”) will be effected as a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Class A Ordinary Shares, par value $0.0001 per share, of NRAC (the “Class A Ordinary Shares”) with an aggregate value of $190 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec Holdings Ltd., an Australian distributor that supplies connectivity solutions to individuals and businesses around the world. (“PowerTec”). Following the Share Exchange, Braiin will continue as a subsidiary of the Company, and the Company will change its name to “Braiin Holdings.” We refer to NRAC after giving effect to the Business Combination, as “New Braiin.”

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into separate support agreements with the Braiin Supporting Shareholders and the Sponsor pursuant to which the Braiin Supporting Shareholders and the Sponsor have agreed to vote their Braiin shares and NRAC shares, respectively, in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 NRAC founder shares immediately prior to the closing of the Business Combination (the “Closing”) and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Forward Purchase Agreements

In connection with the Business Combination, on March 16, 2023, the Company and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Class A Ordinary Shares of the Company: (a) in open-market purchases through a broker after the date of the Company’s redemption deadline in connection with the vote of the Company shareholders to approve the Business Combination from holders of Class A Ordinary Shares of the Company, including those who elect to redeem Class A Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from the Company, newly-issued Class A Ordinary Shares of the Company (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of the Company’s Class A Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

Liquidity and going concern

As of June 30, 2023, the Company had approximately $7,000 in its operating bank account and working capital deficit of approximately $2.0 million.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares (as defined in Note 5), the loan of $195,000 from the Sponsor pursuant to the Note (as defined in Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on February 5, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of June 30, 2023 and December 31, 2022, there were no amounts outstanding or any Working Capital Loans. Management intends to utilize Sponsor support to continue meeting its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until February 4, 2024, or such earlier date as determined by its Directors to consummate a Business Combination. It is uncertain that the Company will be able to meet its obligations within the next 12 months or consummate a Business Combination by this time. If a Business Combination is not consummated by the end of the Combination Period, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after.

On August 31, 2023, the Company held an annual general meeting of shareholders. At the meeting, the Company’s shareholders voted on and approved the following proposals: (1) the extension proposal — as a special resolution, to amend the company’s charter pursuant to an amendment to the charter in the form set forth in Annex A of the proxy statement, to extend the date by which the company may either (i) consummate an initial business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, included as part of the units sold in the company’s Initial Public Offering that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board; (2) the NTA requirement amendment proposal — as a special resolution, to amend

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

the charter pursuant to an amendment to the charter in the form set forth in Annex B of the proxy statement, to remove the net tangible asset requirement from the charter in order to expand the methods that the company may employ so as not to become subject to the “penny stock” rules of the SEC; (3) the directors proposal — as an ordinary resolution, to reelect two (2) Class I directors to serve until the annual general meeting in 2026 and until their respective successors have been duly elected and qualified or until his or her earlier resignation, removal or death; and (4) the adjournment proposal — as an ordinary resolution, to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal, the NTA requirement amendment proposal, and the directors proposal.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and the conflict in Ukraine and the surrounding region on the industry and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of its operations and/or completing the business combination, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in U.S. dollars and in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2023, are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements in the Annual Form 10-K filed by the Company with the SEC on May 1, 2023.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2023 and December 31, 2022, the Company had no cash equivalents.

Investments held in Trust Account

The funds in the trust account, since the Company’s Initial Public Offering, was held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act ), the Company’s has instructed Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of the Business Combination, another initial business combination or our liquidation. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. At June 30, 2023, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. At December 31, 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At June 30, 2023 and December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equals or approximates the carrying amounts represented in the condensed balance sheets.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

• Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•   Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•   Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants to purchase ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), Embedded Derivatives (“ASC 815-15”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. As of June 30, 2023 and December 31, 2022, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants (See Note 10). As of June 30, 2023 and December 31, 2022, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Forward Purchase Agreement Derivative Liability

On March 16, 2023, the Company entered into a Forward Purchase Agreement (see Note 1). The Company accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the Forward Purchase Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. At June 30, 2023, the value of the forward purchase derivative liability was $196,766.

Offering costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed statement of operations. Offering costs associated with the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2023 and December 31, 2022, 2,480,471 and 24,150,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement from initial book value to redemption amount value. The changes in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 12,603,334 shares of Class A ordinary shares in the calculation of diluted income per share, because their exercise is contingent upon future events. Remeasurement associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Class A Ordinary Shares subject to possible redemption
Numerator: Net (loss) income allocable to Class A ordinary shares	$35,409	$1,369,189	$(257,913)	$4,473,415
Denominator: Weighted Average Class A ordinary shares
Basic and diluted weighted average shares outstanding	2,480,471	24,150,000	5,753,331	24,150,000
Basic and diluted net (loss) income per share	$0.01	$0.06	$(0.04)	$0.19

Class A Ordinary Shares
Numerator: Net (loss) income allocable to Class A ordinary shares	82,398	—	(132,000)	—
Denominator: Weighted Average Class A ordinary shares
Basic and diluted weighted average shares outstanding	5,772,114	—	2,935,359	—
Basic and diluted net (loss) income per share	$0.01	$—	$(0.04)	$—

Class B Ordinary Shares
Numerator: Net (loss) income allocable to Class B ordinary shares	2,841	342,297	(139,501)	1,118,354
Denominator: Weighted Average Class B ordinary shares
Basic and diluted weighted average shares outstanding	199,039	6,037,500	3,102,141	6,037,500
Basic and diluted net (loss) income per share	$0.01	$0.06	$(0.04)	$0.19

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent accounting pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 Units, which includes 3,150,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,553,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million. On February 4, 2021, the day of issuance, the fair value of the Private Placement warrants was approximately $6.7 million compared to the gross proceeds received of approximately $6.8 million, therefore, an excess of approximately $85,000 cash was received over the fair value of the Private Placement warrants. The excess in cash received over the fair value of the Private Placement warrants is recorded as additional paid in capital on the statement of changes in shareholders’ deficit.

Each whole Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 11, 2020, the Initial Shareholders paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for every one Class B ordinary share, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to an aggregate of 787,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Related Party Loans

On November 11, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. Through February 4, 2021, the Company borrowed a total of $195,000 and repaid the Note in full on February 5, 2021.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2023 and December 31, 2022, the Company had no outstanding Working Capital Loans.

Advances from Related Party

The Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, directors, officers or the Company’s or any of their affiliates. For the six months ended June 30, 2023, the Sponsor had advanced the Company

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

$635,740 for working capital purposes, of which $0 was repaid during the six months ended June 30, 2023. As of June 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $695,021 and $59,281, respectively.

Promissory Note — related party

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) five deposits of $100,000 each into the Trust Account by June 30, 2023. The Company issued unsecured promissory notes to the Sponsor for $500,000 as extension loans as of June 30, 2023 since the funds were received in the Company operating account as of such date. The promissory notes bear no interest and all unpaid principal under the promissory notes will be due and payable in full up upon the consummation of the Business Combination. As of June 30, 2023, the Company had $500,000 outstanding balance under these notes.

Administrative Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor a total of $30,000 per month for office space, administrative, financial and support services. For the three and six months ended June 30, 2023, the Company incurred expenses under this agreement of $90,000 and $180,000, which are included in general and administrative expenses on the accompanying condensed statements of operations. For the three and six months ended June 30, 2022, the Company incurred expenses under this agreement of $90,000 and $180,000, which are included in general and administrative expenses on the accompanying condensed statements of operations. As of June 30, 2023 and December 31, 2022, the payable was $150,000 and $0, of which is included in accrued expenses in the accompanying condensed balance sheets, respectively.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 3,150,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On February 4, 2021, the underwriter fully exercised its over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.375 per unit, or approximately $9.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company received reimbursement from the underwriters of certain expenses in connection with the Initial Public Offering in the aggregate amount of $603,750, equal to 0.25% of the offering gross proceeds.

Contingent Fee Arrangement

On August 4, 2022, the Company entered into an agreement with an independent third party to provide sourcing and advisory services related to completing a successful business combination. As consideration for the services to be rendered, the Company has agreed to pay them a success fee of $2,415,000, payable only upon the completion of a business combination. Any related expenses or out-of-pocket costs are borne solely by the third party.

Deferred Legal Fees

The Company engaged a legal counsel firm for legal advisory services, and the legal counsel agreed to defer their fees in excess of $250,000. The deferred fee will become payable in the event that the Company completes a Business Combination. As of June 30, 2023 and December 31, 2022, the Company had deferred legal fees of approximately $1.1 million in connection with such services on the accompanying condensed balance sheets.

Nasdaq Letters

On April 4, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that for the last 30 consecutive business days prior to the date of the letter, the Company’s Minimum Market Value of Listed Securities (“MVLS”) was less than $35.0 million, which does not meet the requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Nasdaq has provided the Company with 180 calendar days, or until October 3, 2023, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of the Company’s securities on The Nasdaq Capital Market.

The Company’s Sponsor, the holder of our Class B ordinary shares, agreed to convert 6,037,499 of its Class B ordinary shares into Class A ordinary shares which conversion occurred effective as of April 5, 2023. The Company believes the conversion will allow it to regain compliance with the MVLS requirement. On a pro forma basis, based on the closing stock price of the Class A ordinary shares on April 4, 2023 of $10.27, this conversion would increase the MVLS by approximately $62 million. In order for the Company to regain compliance with the MVLS Rule, the Company’s MVLS must equal or exceed $35.0 million for at least 10 consecutive trading days however and Nasdaq must provide written confirmation to the Company to close the matter.

In the event the Company does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

On April 21, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that it failed to comply with the Nasdaq Listing Rules since it had not filed its Form 10-K for the period ended December 31, 2022. The Company was provided with 60 calendar days to submit a plan to regain compliance. Once a plan for compliance is accepted, Nasdaq can grant an exception for up to 180 calendar days to regain compliance. On May 1, 2023, the Company filed its Form 10-K. Additionally, on May 1, 2023, the Company received a letter indicating that Nasdaq had determined that the Company was now in compliance and that the matter was closed.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

On May 24, 2023, the Company received a further letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of it not having timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The Nasdaq notification letter provides the Company with 60 calendar days, or until July 24, 2023, to submit a plan to regain compliance in accordance with Nasdaq’s listing requirements. If the Company’s plan is accepted, Nasdaq may grant the Company up to 180 days, or until November 20, 2023, for the Company to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Pane under Nasdaq Listing Rule 5815(a). The Company did not expect submission of a compliance plan would be necessary and it filed this Form 10-Q on June 6, 2023, prior to the expiration of the 60 day period.

On August 8, 2023, the Company received a letter from Listing Qualifications Department of the Nasdaq Stock Market LLC notifying the Company that the staff has determined that for the last 11 consecutive business days, from July 10, 2023 to August 8, 2023, the Company’s MVLS has been $35 million or greater and accordingly, the Company has regained compliance with the MVLS rule. This matter is now closed.

Forward Purchase Agreement

In connection with the Business Combination, on March 16, 2023, NRAC and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Class A Ordinary Shares of NRAC: (a) in open-market purchases through a broker after the date of NRAC’s redemption deadline in connection with the vote of NRAC shareholders to approve the Business Combination from holders of Class A Ordinary Shares of NRAC, including those who elect to redeem Class A Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from NRAC, newly-issued Class A Ordinary Shares of NRAC (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of NRAC’s Class A Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

The Company filed a current report on Form 8-K on March 21, 2023 with the full Business Combination Agreement and supporting agreements.

The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from NRAC’s trust account are disbursed in connection with the Business Combination, the Combined Company will pay to Meteora, out of funds held in its Trust Account, an amount (the “Prepayment Amount”) equal to (x) the per-share redemption price (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the date of such prepayment less the Prepayment Shortfall. The Prepayment Shortfall is equal to the lesser of (i) ten percent of the product of (x) the Number of NRAC Class A Ordinary Shares multiplied by (y) the Initial Price and (ii) $3,000,000.

Meteora may, at its discretion and at any time following the closing of the Business Combination, provide an Optional Early Termination notice (“OET Notice”) and pay to the Combined Company the product of the “Reset Price” and the number of NRAC’s Class A Ordinary Shares listed on the OET Notice. The Reset Price shall initially equal the Initial Price but shall be adjusted on the first scheduled trading date of each two-week period commencing on the first week following the 30th day after the closing of the Business Combination to the lowest of (i) the current Reset Price, (ii) the Initial Price and (iii) the volume weighted average price (“VWAP”) of NRAC’s Class A Ordinary Shares of the prior two-week period.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination, (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if (i) the VWAP of NRAC’s Class A Ordinary Shares during 10 out of 30 consecutive trading days is at or below $5.00 per Share, or (ii) the Shares are delisted from a national securities exchange. At maturity, Meteora will be entitled to receive maturity consideration in cash or shares. The maturity consideration will equal the product of (1) (a) the Number of NRAC Class A Ordinary Shares less (b) the number of Terminated Shares, multiplied by (2) $1.50 in the event of cash or, in the event of NRAC Class A Ordinary Shares, $2.00; and $2.50, solely in the event of a registration failure.

The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Forward Purchase Agreement may be terminated by any of the parties thereto if the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

NRAC has agreed to indemnify and hold harmless Meteora, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Meteora sells any shares it owns) and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

Sponsor Support Agreement and Share Surrender

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into a support agreement with the Sponsor (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote its NRAC ordinary shares and its Private Placement Warrants in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 NRAC Class B Ordinary Shares immediately prior to the Effective Time and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

Company Shareholder Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into a support agreement with the Braiin Supporting Shareholders (the “Company Shareholder Support Agreement”) pursuant to which the Braiin Supporting Shareholders have agreed to vote their Braiin shares in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal.

The consummation of the Business Combination is conditioned upon, among other things, (i) the absence of any governmental or court order, determination or injunction enjoining or prohibiting the Business Combination and related transactions, (ii) effectiveness of the Registration Statement and completion of the Shareholder Meeting, including any associated redemptions by NRAC shareholders, (iii) NRAC having at least $5,000,001 of net tangible assets (determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after all redemptions, (iv) approval of the Business Combination and related transactions at the Shareholder Meeting, (v) the Share Consideration being approved for listing on Nasdaq, and (vi) all necessary regulatory approvals being obtained.

The full Business Combination agreement and other related agreements have been filed by the Company on a Current Report on From 8-K on March 21, 2023.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES

As of June 30, 2023 and December 31, 2022, the Company had 8,050,000 Public Warrants and 4,553,334 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination or (ii) a notice of redemption described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00”). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering Class A ordinary shares issuable upon exercise of the warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Company’s initial Business Combination and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00” and “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $10.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares determined by reference to an agreed table based on the redemption date and the fair market value of the Class A ordinary shares;

•        if, and only if, the last reported sale price of Class A ordinary shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

The fair market value of Class A ordinary shares mentioned above shall mean the volume-weighted average price of Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holder of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 2,480,471 and 24,150,000 shares of Class A ordinary shares outstanding, all of which were subject to redemption, respectively.

As of June 30, 2023 and December 31, 2022, Class A ordinary shares reflected on the condensed balance sheets are reconciled on the following table:

Class A ordinary shares subject to possible redemption at January 1, 2022	241,500,000
Plus:
Increase in redemption value of Class A ordinary shares subject to redemption	3,409,717
Class A ordinary shares subject to possible redemption at December 31, 2022	244,909,717
Less:
Redemption	(220,493,323)
Plus:
Increase in redemption value of Class A ordinary shares subject to redemption	1,182,334
Increase in extension deposit to Class A ordinary shares subject to redemption	500,000
Class A ordinary shares subject to possible redemption at June 30, 2023	$26,098,728

NOTE 9. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. As of June 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 2,480,471 and 24,150,000 Class A ordinary shares issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompanying condensed balance sheets, respectively. See Note 8.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9. SHAREHOLDERS’ DEFICIT (cont.)

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On November 11, 2020, the Company issued 5,750,000 Class B ordinary shares to the Initial Shareholders. On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for each share of Class B ordinary shares, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Note 5). Of the 6,037,500 Class B ordinary shares outstanding, up to 787,500 Class B ordinary shares were subject to forfeiture to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

On March 16, 2023, shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association permitting the conversion of Class B shares to Class A ordinary shares prior to an initial Business Combination at the option of the holder.

On April 5, 2023, Sponsor elected to convert 6,037,499 Class B ordinary shares into Class A ordinary shares. Such shares do not have redemption rights. Following such meetings, the redemptions related thereto and the Sponsor’s conversion of Class B ordinary shares into Class A ordinary shares, there are a total of 8,517,971 ordinary shares issued and outstanding. At June 30, 2023, there were 8,517,970 Class A ordinary shares and 1 Class B ordinary share outstanding, respectively.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis, by level within the fair value hierarchy:

	Fair Value Measured as of June 30, 2023
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account	$26,198,728	$—	$—	$26,198,728
Liabilities:
Derivative public warrant liabilities	$403,310	$—	$—	$403,310
Derivative private placement warrant liabilities	—	228,120	—	228,120
Forward purchase agreement derivative liability	—	—	196,766	196,766
Total derivative warrant liabilities	$403,310	$228,120	$196,766	$828,196
	Fair Value Measured as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account	$245,009,717	$—	$—	$245,009,717
Liabilities:
Derivative public warrant liabilities	$403,310	$—	$—	$403,310
Derivative private placement warrant liabilities	—	228,120	—	228,120
Total derivative warrant liabilities	$403,310	$228,120	$—	$631,430

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. In March 2021, as the Public Warrants begun separately trading, the fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement. The fair value of the Private Warrants were transferred from a Level 3 to a Level 2 during the fourth quarter of 2022 as the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus.

Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. Subsequently, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants. The fair value of the Private Placement Warrants has initially and subsequently been measured at fair value using a Black-Scholes Merton (BSM) model through September 30, 2022. As of December 31, 2022, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants.

For the three and six months ended June 30, 2023, the Company recognized a gain resulting from a decrease in the fair value of liabilities of approximately $0.4 million and $0, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying condensed statements of operations. For the three and six months ended June 30, 2022, the Company recognized a gain resulting from a decrease in the fair value of liabilities of approximately $1.7 million and $5.9 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying condensed statements of operations.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and BSM model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Changes in these valuation assumptions can change the valuation significantly.

The change in the fair value of the derivative warrant liabilities measured utilizing Level 3 inputs for the three and six months ended June 30, 2022, are summarized as follows:

Derivative warrant liabilities at December 31, 2021 – Level 3	$2,563,530
Change in fair value of derivative warrant liabilities – Level 3	(1,525,370)
Derivative warrant liabilities at March 31, 2022 – Level 3	1,038,160
Change in fair value of derivative warrant liabilities – Level 3	(618,340)
Derivative warrant liabilities at June 30, 2022 – Level 3	$419,820

Forward Purchase Agreement Derivative Liability

In order to calculate the fair value of the forward purchase agreement derivative liability, the Company utilized the following inputs:

	March 16, 2023 (Initial measurement)	June 30, 2023
Probability of business combination	11.6%	11.0%
Underlying ordinary share price	$10.20	$10.52
Cash flow discount rate	3.72%	4.13%
Unit purchase price	$10.00	$10.00
Estimated maturity date	11/30/2023	11/30/2023
Probability of forward purchase agreement being utilized	0%	0%

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) derivative liability:

FPA
Fair value as of March 16, 2023 (initial measurement)	$272,053
Change in fair value	(36,680)
Fair value as of March 31, 2023	235,373
Change in fair value	(38,607)
Fair value as of June 30, 2023	$196,766

The changes in the fair value of the forward purchase agreement derivative liability for the three and six month ended June 30, 2023 are $38,607 and $75,287, respectively. No changes in the fair value of the forward purchase agreement derivative liability for the three and six month ended June 30, 2022.

There were no transfers between fair value levels during the period ended June 30, 2023 and for the year ended December 31, 2022.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statement, except as described below:

On July 4, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The July 4, 2023 note was for the payment received in July 2023 into the Company’s operating account. The July 4, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The July 4, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the July 4, 2023 note to become immediately due and payable.

On August 31, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $100,000. The August 31, 2023 note was for the payment received in August 2023 into the Company’s operating account. The August 31, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The August 31, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the August 31, 2023 note to become immediately due and payable.

On August 31, 2023, the Company issued unsecured promissory notes to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $61,928. The August 31, 2023 note was for the payment received in August 2023 into the Company’s operating account. The August 31, 2023 note is non-interest bearing, unsecured and payable upon the earlier of (i) the effective date of close of business combination, or (ii) the date of liquidation. The August 31, 2023 note is subject to customary events of default which could, subject to certain conditions, cause the August 31, 2023 note to become immediately due and payable.

On August 8, 2023, the Company received a letter from Listing Qualifications Department of the Nasdaq Stock Market LLC notifying the Company that the staff has determined that for the last 11 consecutive business days, from July 10, 2023 to August 8, 2023, the Company’s MVLS has been $35 million or greater and accordingly, the Company has regained compliance with the MVLS rule. This matter is now closed.

On August 16, 2023, the Board of Directors of the Company appointed Aimée R. Christensen a director of the Company. Ms. Christensen has been determined by the Board to be an independent director under the listing rules of the Nasdaq Stock Market. There are no arrangements or understandings pursuant to which Ms. Christensen was selected. Further Ms. Christensen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 31, 2023, the Company held an annual general meeting of shareholders. At the meeting, the Company’s shareholders voted on and approved the following proposals: (1) the extension proposal — as a special resolution, to amend the company’s charter pursuant to an amendment to the charter in the form set forth in Annex A of the proxy statement, to extend the date by which the company may either (i) consummate an initial business combination, from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, included as part of the units sold in the company’s Initial Public Offering that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board; (2) the NTA requirement amendment proposal — as a special resolution, to amend the charter pursuant to an amendment to the charter in the form set forth in Annex B of the proxy statement, to remove the net tangible asset requirement from the charter in order to expand the methods that the company may employ so as not to become subject to the “penny stock” rules of the SEC; (3) the directors proposal — as

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

an ordinary resolution, to reelect two (2) Class I directors to serve until the annual general meeting in 2026 and until their respective successors have been duly elected and qualified or until his or her earlier resignation, removal or death; and (4) the adjournment proposal — as an ordinary resolution, to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal, the NTA requirement amendment proposal, and the directors proposal.

The meeting had been commenced on August 30, 2023 and then immediately adjourned until the following day.

Trust Deposit

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) a sixth deposit of $100,000 into the Trust Account in July 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Northern Revival Acquisition Corporation (formerly known as
Noble Rock Acquisition Corporation)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Northern Revival Acquisition Corporation (formerly known as Noble Rock Acquisition Corporation) (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant costs, needs to raise additional funds to meet its obligations and sustain its operations and the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020

New York, New York
April 28, 2023

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash	$42,071	$867,698
Prepaid expenses	42,517	299,487
Total current assets	84,588	1,167,185
Investments held in Trust Account	245,009,717	241,526,002
Total Assets	$245,094,305	$242,693,187

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$19,103	$—
Accrued expenses	4,679	119,875
Due to related party	59,281	—
Total current liabilities	83,063	119,875
Deferred legal fees	1,067,618	604,749
Deferred underwriting commissions	9,056,250	9,056,250
Derivative warrant liabilities	631,430	7,031,280
Total liabilities	10,838,361	16,812,154

Commitments and Contingencies (Note 6)

Class A ordinary shares, $0.0001 par value; 24,150,000 shares subject to possible redemption at $10.14 and $10.00 per share at December 31, 2022 and 2021, respectively	244,909,717	241,500,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding at December 31, 2022 and 2021	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,037,500 shares issued and outstanding at December 31, 2022 and 2021	604	604
Additional paid-in capital	—	—
Accumulated deficit	(10,654,377)	(15,619,571)
Total Shareholders’ Deficit	(10,653,773)	(15,618,967)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$245,094,305	$242,693,187

The accompanying notes are an integral part of these financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021
General and administrative expenses	$1,508,654	$1,321,717
Loss from operations	(1,508,654)	(1,321,717)
Other income (expenses)
Change in fair value of derivative warrant liabilities	6,399,850	11,489,110
Financing costs – derivative warrant liabilities	—	(769,323)
Income from investments held in Trust Account	3,483,715	26,002
Net income	$8,374,911	$9,424,072

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	24,150,000	21,900,411
Basic and diluted net income per share, Class A ordinary shares	$0.28	$0.34

Weighted average shares outstanding of Class B ordinary shares, basic	6,037,500	5,964,144
Basic net income per share, Class B ordinary shares	$0.28	$0.34
Weighted average shares outstanding of Class B ordinary shares, diluted	6,037,500	6,037,500
Diluted net income per share, Class B ordinary shares	$0.28	$0.34

The accompanying notes are an integral part of these financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	—	$—	6,037,500	$604	$—	$(15,619,571)	$(15,618,967)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(3,409,717)	(3,409,717)
Net income	—	—	—	—	—	8,374,911	8,374,911
Balance – December 31, 2022	—	$—	6,037,500	$604	$—	$(10,654,377)	$(10,653,773)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	6,037,500	$604	$24,396	$(30,541)	$(5,541)
Excess of cash received over fair value of private placement warrants	—	—	—	—	85,150	—	85,150
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(109,546)	(25,013,102)	(25,122,648)
Net income	—	—	—	—	—	9,424,072	9,424,072
Balance – December 31, 2021	—	$—	6,037,500	$604	$—	$(15,619,571)	$(15,618,967)

The accompanying notes are an integral part of these financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$8,374,911	$9,424,072
Adjustments to reconcile net income to net cash used in operating activities:
Income from investments held in Trust Account	(3,483,715)	(26,002)
Change in fair value of derivative warrant liabilities	(6,399,850)	(11,489,110)
Financing costs – derivative warrant liabilities	—	769,323
Changes in operating assets and liabilities:
Prepaid expenses	256,970	(292,728)
Accounts payable	19,103	—
Accrued expenses	(45,196)	37,575
Due to related party	59,281	—
Deferred legal fees	462,869	284,749
Net cash used in operating activities	(755,627)	(1,292,121)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(241,500,000)
Cash used in investing activities	—	(241,500,000)

Cash Flows from Financing Activities:
Proceeds from note payable related party	—	150,000
Repayment of note payable to related party	—	(195,000)
Proceeds received from initial public offering, gross	—	241,500,000
Proceeds received from private placement	—	6,830,004
Reimbursement from underwriter	—	603,750
Offering costs paid	(70,000)	(5,228,935)
Net cash provided by (used in) financing activities	(70,000)	243,659,819

Net change in cash	(825,627)	867,698

Cash – beginning of the period	867,698	—
Cash – end of the period	$42,071	$867,698

Supplemental disclosure of noncash financing activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$3,409,717	$25,122,648
Offering costs included in accounts payable	$—	$—
Offering costs included in accrued expenses	$—	$70,000
Offering costs included in deferred legal fees	$—	$320,000
Deferred underwriting commissions	$—	$9,056,250

The accompanying notes are an integral part of these financial statements.

NORTHERN REVIVAL ACQUISITION CORPORATION

(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Northern Revival Acquisition Corporation (the “Company,” or “NRAC”) is a blank check company incorporated as a Cayman Islands exempted company on November 4, 2020 with the name “Noble Rock Acquisition Corporation.” The Company changed its name on March 16, 2023 to Northern Revival Acquisition Corporation. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not yet commenced operations. All activity through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds of its Initial Public Offering.

The Company’s sponsor is Northern Revival Sponsor LLC, a Cayman Island limited liability company which changed its name from Noble Rock Sponsor LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 1, 2021. On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which included 3,150,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,553,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity,” (“ASC 480). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) prior to the Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers and directors agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Shareholder Meeting, Extension, Redemptions and Trust Deposits

On January 27, 2023, the Company held an extraordinary general meeting of its shareholders (the “Meeting”) to amend its Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which the Company has to consummate an initial Business Combination from February 4, 2023 to September 4, 2023 or such earlier date as determined by the board. At the Meeting, the Company’s shareholders approved a special resolution for the Extension Proposal, (as described above). The Extension Proposal is described in detail in the Company’s definitive proxy statement filed with the SEC and dated January 6, 2023 and was approved at the Meeting. In connection with its solicitation of proxies in connection with the Extension Proposal, the Company was required to permit its public shareholders to redeem its ordinary shares. Of the 24,150,000 Class A ordinary shares outstanding with redemption rights, the holders of 21,240,830 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.17. As a result, approximately $216.1 million was removed from the Trust Account to pay such holders. As of April 27, 2023 the remaining balance of approximately $25.8 million was held as cash in the Trust Account. See Note 11.

In connection with the shareholders’ approval of the Extension Proposal, the Sponsor has indicated that, if the Extension Proposal was approved, the Sponsor will contribute to the Company as a loan (each loan being referred to herein as a “contribution”) the lesser of (i) $10,000 and (ii) an aggregate amount equal to $0.055 multiplied by the number of Class A ordinary shares of the Company that are not redeemed in connection with the shareholder vote to approve the Extension Proposal, for each month commencing on February 4, 2023 and on or prior to the fourth day of each subsequent month, if applicable (each such month period an “extension period) until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination (y) the extended date and (z) the date that the board determines in its sole discretion to no longer seek an initial Business Combination. Each contribution will be deposited in the Trust Account within three business days of the beginning of the extended period which such contribution is for. The contributions will be repayable by the Company to the Sponsor upon consummation of an initial Business Combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional extension periods, and if the board determines not to continue extending for additional months, the additional contributions will terminate. If this occurs, the Company will wind up the Company’s affairs and redeem 100% of the outstanding Public Shares in accordance with the procedures set forth in the Company’s charter. See Note 11.

If the Company is unable to complete a Business Combination by September 4, 2023, or such earlier date as determined by the Company’s Directors, (taking into account the extension, the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and going concern

As of December 31, 2022, the Company had approximately $42,000 in its operating bank account and working capital of approximately $2,000.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares (as defined in Note 5), the loan of $195,000 from the Sponsor pursuant to the Note (as defined in Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on February 5, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2022 and 2021, there were no amounts outstanding or any Working Capital Loans. Management intends to utilize Sponsor support to continue meeting its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until September 4, 2023, or such earlier date as determined by its Directors to consummate a Business Combination. It is uncertain that the Company will be able to meet its obligations within the next 12 months or consummate a Business Combination by this time. If a Business Combination is not consummated by the end of the Combination Period, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and the conflict in Ukraine and the surrounding region on the industry and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents

The company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and 2021, the Company had no cash equivalents.

Investments held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At December 31, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of financial instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equals or approximates the carrying amounts represented in the balance sheets.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants to purchase ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), Embedded Derivatives (“ASC 815-15”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. The fair value of the Private Placement Warrants was measured at fair value using a Black Scholes model at December 31, 2021. As of December 31, 2022, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants (See Note 10). As of December 31, 2022, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants.

Offering costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, 24,150,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement from initial book value to redemption amount value. The changes in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 12,603,334 shares of Class A ordinary shares in the calculation of diluted income per share, because their exercise is contingent upon future events. For the year ended December 31, 2021, the number of weighted average Class B ordinary shares for calculating basic net income per ordinary share was reduced for the effect of an aggregate of 787,500 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or part by the underwriters (see Note 5). Since the contingency was satisfied, the Company included these shares in the weighted average number as of the beginning of the period to determine the dilutive impact of these shares. Remeasurement associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the Year Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share:
Numerator:
Allocation of net income – Basic	$6,699,929	$1,674,982	$7,406,939	$2,017,133
Allocation of net income – Diluted	$6,699,929	$1,674,982	$7,387,490	$2,036,582

Denominator:
Basic weighted average ordinary shares outstanding	24,150,000	6,037,500	21,900,411	5,964,144
Effect of dilutive securities	—	—	—	73,356
Diluted weighted average ordinary shares outstanding	24,150,000	6,037,500	21,900,411	6,037,500
Basic net income per ordinary share	$0.28	$0.28	$0.34	$0.34
Diluted net income per ordinary share	$0.28	$0.28	$0.34	$0.34

Recent accounting pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On February 4, 2021, the Company consummated its Initial Public Offering of 24,150,000 Units, which includes 3,150,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $241.5 million, and incurring offering costs of approximately $14.4 million, net of reimbursement from the underwriter. Of these offering costs, approximately $9.1 million and approximately $320,000 was for deferred underwriting commissions and deferred legal fees, respectively.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,553,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million. On February 4, 2021, the day of issuance, the fair value of the Private Placement warrants was approximately $6.7 million compared to the gross proceeds received of approximately $6.8 million, therefore, an excess of approximately $85,000 cash was received over the fair value of the Private Placement warrants. The excess in cash received over the fair value of the Private Placement warrants is recorded as additional paid in capital on the statement of changes in shareholders’ deficit.

Each whole Private Placement Warrant is exercisable for one whole share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT (cont.)

a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 11, 2020, the Initial Shareholders paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for every one Class B ordinary share, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to an aggregate of 787,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Related Party Loans

On November 11, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. Through February 4, 2021, the Company borrowed a total of $195,000 and repaid the Note in full on February 5, 2021.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022 and 2021, the Company had no outstanding Working Capital Loans.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor a total of $30,000 per month for office space, administrative, financial and support services. For the year ended December 31, 2021, the Company incurred expenses under this agreement of $360,000 and $330,000, respectively, included as general and administrative expenses on the accompanying statements of operations. As of December 31, 2022 and 2021, there were no amounts payable for these services.

In addition, the Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, directors, officers or the Company’s or any of their affiliates. For the year ended December 31, 2022, the Company incurred approximately $74,000 of reimbursable expenses to related parties, included as general and administrative expenses on the accompanying statement of operations. As of December 31, 2022, approximately $65,000 of reimbursable expenses was paid by related party and approximately $59,000 is payable and presented as due to related party on the accompanying balance sheets. No expenses were incurred as of December 31, 2021.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 3,150,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On February 4, 2021, the underwriter fully exercised its over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.375 per unit, or approximately $9.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company received reimbursement from the underwriters of certain expenses in connection with the Initial Public Offering in the aggregate amount of $603,750, equal to 0.25% of the offering gross proceeds.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS & CONTINGENCIES (cont.)

Contingent Fee Arrangement

On August 4, 2022, the Company entered into an agreement with an independent third party to provide sourcing and advisory services related to completing a successful business combination. As consideration for the services to be rendered, the Company has agreed to pay them a success fee of $2,415,000, payable only upon the completion of a business combination. Any related expenses or out-of-pocket costs are borne solely by the third party.

Deferred Legal Fees

The Company engaged a legal counsel firm for legal advisory services, and the legal counsel agreed to defer their fees in excess of $250,000. The deferred fee will become payable in the event that the Company completes a Business Combination. As of December 31, 2022 and 2021, the Company had deferred legal fees of approximately $1.1 million and $605,000 in connection with such services on the accompanying balance sheets.

NOTE 7. DERIVATIVE WARRANT LIABILITIES

As of December 31, 2022 and 2021, the Company had 8,050,000 Public Warrants and 4,553,334 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination or (ii) a notice of redemption described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00”). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering Class A ordinary shares issuable upon exercise of the warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Company’s initial Business Combination and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00” and “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $10.00 per-share redemption trigger price described under “Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 7. DERIVATIVE WARRANT LIABILITIES (cont.)

Redemption of warrants when the price per share of Class A ordinary shares equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares determined by reference to an agreed table based on the redemption date and the fair market value of the Class A ordinary shares;

•        if, and only if, the last reported sale price of Class A ordinary shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The fair market value of Class A ordinary shares mentioned above shall mean the volume-weighted average price of Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holder of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 24,150,000 shares of Class A ordinary shares outstanding, all of which were subject to redemption.

As of December 31, 2022 and 2021, Class A ordinary shares reflected on the balance sheet is reconciled on the following table:

Gross Proceeds	$241,500,000
Less:
Proceeds allocated to Public Warrants	(11,775,540)
Class A ordinary shares issuance costs	(13,347,108)
Plus:
Accretion of carrying value to redemption value	25,122,648
Class A ordinary shares subject to possible redemption at December 31, 2021	$241,500,000
Increase in redemption value of Class A ordinary shares subject to redemption	3,409,717
Class A ordinary shares subject to possible redemption at December 31, 2022	$244,909,717

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 9. SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 24,150,000 Class A ordinary shares issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompanying balance sheets. See Note 8.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On November 11, 2020, the Company issued 5,750,000 Class B ordinary shares to the Initial Shareholders. On February 1, 2021, the Company declared a stock dividend with respect to the Class B ordinary shares such that 0.05 Class B ordinary shares were issued for each share of Class B ordinary shares, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Note 5). Of the 6,037,500 Class B ordinary shares outstanding, up to 787,500 Class B ordinary shares were subject to forfeiture to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 4, 2021, the underwriter fully exercised its over-allotment option; thus, these 787,500 Founder Shares were no longer subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

NOTE 10. FAIR VALUE MEASUREMENTS

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021, by level within the fair value hierarchy:

	Fair Value Measured as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account	$245,009,717	$—	$—	$245,009,717
Liabilities:
Derivative public warrant liabilities	$403,310	$—	$—	$403,310
Derivative private placement warrant liabilities	—	228,120	—	228,120
Total derivative warrant liabilities	$403,310	$228,120	$—	$631,430

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

	Fair Value Measured as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account	$241,526,002	$—	$—	$241,526,002
Liabilities:
Derivative public warrant liabilities	$4,467,750	$—	$—	$4,467,750
Derivative private warrant liabilities	—	—	2,563,530	2,563,530
Total derivative warrant liabilities	$245,993,752	$—	$2,563,530	$7,031,280

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. In March 2021, as the Public Warrants begun separately trading, the fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement The fair value of the Private Warrants were transferred from a Level 3 to a Level 2 during the fourth quarter of 2022 as the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus.

Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. Subsequently, the fair value of the Public Warrants has been determined based on the observable listed trading price for such warrants. The fair value of the Private Placement Warrants has initially and subsequently been measured at fair value using a Black-Scholes Merton (BSM) model through September 30, 2022. As of December 31, 2022, the Company determined the difference between the Public Warrant and Private Warrant fair value would be de minimus and therefore measured the Private Warrants by reference to the listed trading price of the Public Warrants

For the years ended December 31, 2022 and 2021, the Company recognized a gain resulting from a decrease in the fair value of liabilities of approximately $6.4 million and $11.5 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying statements of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and BSM model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Changes in these valuation assumptions can change the valuation significantly.

The following table provides quantitative information regarding Level 3 fair value measurements inputs for both the Public and Private Warrants at their measurement dates:

	February 4, 2021	December 31, 2021
Exercise price	11.50	11.50
Stock Price	$9.87	$9.71
Option term to M&A	5.00	5.00
Volatility	20%	11%
Risk-free interest rate	0.64%	1.31%

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The change in the fair value of the derivative warrant liabilities measured utilizing Level 3 inputs for the years ended December 31, 2022 and 2021, is summarized as follows:

Derivative warrant liabilities at December 31, 2021 – Level 3	$2,563,530
Change in fair value of derivative warrant liabilities – Level 3	(2,356,810)
Transfer of Private Warrants to Level 2 measurement	(206,720)
Derivative warrant liabilities at December 31, 2022 – Level 3	$—
Derivative warrant liabilities at January 1, 2021	$—
Issuance of Public and Private Warrants – Level 3	18,520,390
Transfer of Public Warrants to Level 1 measurement	(11,775,540)
Change in fair value of derivative warrant liabilities – Level 3	(4,181,320)
Derivative warrant liabilities at December 31, 2021 – Level 3	$2,563,530

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred up to the date financial statements were issued. Other than the Shareholder Meeting, Extension, Redemptions and Trust Deposits agreement disclosed in Note 1, the Company identified the following subsequent events that require disclosure:

Nasdaq Letter

On April 4, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that for the last 30 consecutive business days prior to the date of the letter, the Company’s Minimum Market Value of Listed Securities (“MVLS”) was less than $35.0 million, which does not meet the requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Nasdaq has provided the Company with 180 calendar days, or until October 3, 2023, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of the Company’s securities on The Nasdaq Capital Market.

The Company’s Sponsor, the holder of our Class B ordinary shares, agreed to convert 6,037,499 of its Class B ordinary shares into Class A ordinary shares which the Company believes will allow it to regain compliance with the MVLS requirement. On a pro forma basis, based on the closing stock price of the Class A ordinary shares on April 4, 2023 of $10.27, this conversion would increase the MVLS by approximately $62 million. In order for the Company to regain compliance with the MVLS Rule, the Company’s MVLS must equal or exceed $35.0 million for at least 10 consecutive trading days however and Nasdaq must provide written confirmation to the Company to close the matter.

In the event the Company does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

Trust Deposits

In connection with the shareholders’ approval of the Extension Proposal, as described in Note 1, the Sponsor contributed to the Company as a loan (each loan being referred to herein as a “contribution”) a first, second and third deposits of $100,000 each into the Trust Account on February 4, 2023, March 4, 2023 and April 4, 2023.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

General Meeting of Shareholders and Additional Redemptions

On March 16, 2023, the Company held an extraordinary general meeting of shareholders (the “General Meeting”) to vote on a special resolution to amend the Company’s Amended and Restated Memorandum of Association to change the name to the Company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation and to amend the charter to change certain provisions which restrict the Company’s Class B ordinary shares from converting to Class A ordinary shares prior to the closing of the business combination. Both proposals were approved (the “Conversion Proposal”). The submission of the Conversion Proposal entitled holders of the Company’s Class A Ordinary Shares to redeem their shares for their pro rata portion of the funds held in the Trust Account. In connection with the General Meeting, as of March 14, 2023, of the 2,909,170 remaining Class A ordinary shares outstanding with redemption rights, the holders of 433,699 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.07. As a result, approximately $4.4 million was removed from the Trust Account to pay such holders. As of April 27, 2023 the remaining balance of approximately $25.8 million is being held as cash in the Trust Account.

Proposed Business Combination

On March 20, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with its Sponsor, Braiin Limited, an Australian public company limited by shares (“Braiin”), and certain Braiin shareholders (the “Braiin Supporting Shareholders”) who collectively own 100% of the outstanding ordinary shares of Braiin (the “Braiin Shares”). Pursuant to the terms of the Business Combination Agreement, a business combination between NRAC and Braiin (the “Business Combination”) will be effected as a share exchange in which Braiin shareholders exchange 100% of their Braiin Shares for a pro rata portion of Class A Ordinary Shares, par value $0.0001 per share, of NRAC (the “Class A Ordinary Shares”) with an aggregate value of $190 million (the “Share Exchange”). The number of shares to be issued will be based upon a per share value of $10.00. The aggregate value is subject to adjustment up or down based upon certain indebtedness and cash on hand of Braiin as set forth in its audited financial statements. Prior to the consummation of the Business Combination, Braiin will acquire PowerTec Holdings Ltd., an Australian distributor that supplies connectivity solutions to individuals and businesses around the world. (“PowerTec”). Following the Share Exchange, Braiin will continue as a subsidiary of the Company, and the Company will change its name to “Braiin Holdings.” We refer to NRAC after giving effect to the Business Combination, as “New Braiin.”

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into separate support agreements with the Braiin Supporting Shareholders and the Sponsor pursuant to which the Braiin Supporting Shareholders and the Sponsor have agreed to vote their Braiin shares and NRAC shares, respectively, in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 NRAC founder shares immediately prior to the closing of the Business Combination (the “Closing”) and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

Certain Related Agreements

Forward Purchase Agreement

In connection with the Business Combination, on March 16, 2023, NRAC and Braiin entered into an OTC Equity Prepaid Forward Transaction agreement (the “Forward Purchase Agreement”) with certain funds managed by Meteora Capital, LLC, an investor in the Sponsor (the “Meteora Funds”).

The Forward Purchase Agreement was entered into on March 16, 2023, prior to the signing and announcement of the Business Combination Agreement. Pursuant to the Forward Purchase Agreement, Meteora has agreed to make purchases of Class A Ordinary Shares of NRAC: (a) in open-market purchases through a broker after the

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

date of NRAC’s redemption deadline in connection with the vote of NRAC shareholders to approve the Business Combination from holders of Class A Ordinary Shares of NRAC, including those who elect to redeem Class A Ordinary Shares and subsequently revoked their prior elections to redeem (the “Recycled Shares”) and (b) directly from NRAC, newly-issued Class A Ordinary Shares of NRAC (the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). The aggregate total Subject Shares will be up to 2,900,000 (but not more than 9.9% of NRAC’s Class A Ordinary Shares outstanding on a post-transaction basis) (the “Maximum Number of Shares”). Meteora has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

The Company filed a current report on Form 8-K on March 21, 2023 with the full Business Combination Agreement and supporting agreements.

The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from NRAC’s trust account are disbursed in connection with the Business Combination, the Combined Company will pay to Meteora, out of funds held in its Trust Account, an amount (the “Prepayment Amount”) equal to (x) the per-share redemption price (the “Initial Price”) multiplied by (y) the number of Recycled Shares on the date of such prepayment less the Prepayment Shortfall. The Prepayment Shortfall is equal to the lesser of (i) ten percent of the product of (x) the Number of NRAC Class A Ordinary Shares multiplied by (y) the Initial Price and (ii) $3,000,000.

Meteora may, at its discretion and at any time following the closing of the Business Combination, provide an Optional Early Termination notice (“OET Notice”) and pay to the Combined Company the product of the “Reset Price” and the number of NRAC’s Class A Ordinary Shares listed on the OET Notice. The Reset Price shall initially equal the Initial Price but shall be adjusted on the first scheduled trading date of each two-week period commencing on the first week following the 30th day after the closing of the Business Combination to the lowest of (i) the current Reset Price, (ii) the Initial Price and (iii) the volume weighted average price (“VWAP”) of NRAC’s Class A Ordinary Shares of the prior two-week period.

The Forward Purchase Agreement matures on the earlier to occur of (a) three years after the closing of the Business Combination, (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if (i) the VWAP of NRAC’s Class A Ordinary Shares during 10 out of 30 consecutive trading days is at or below $5.00 per Share, or (ii) the Shares are delisted from a national securities exchange. At maturity, Meteora will be entitled to receive maturity consideration in cash or shares. The maturity consideration will equal the product of (1) (a) the Number of NRAC Class A Ordinary Shares less (b) the number of Terminated Shares, multiplied by (2) $1.50 in the event of cash or, in the event of NRAC Class A Ordinary Shares, $2.00; and $2.50, solely in the event of a registration failure.

The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Forward Purchase Agreement may be terminated by any of the parties thereto if the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

NRAC has agreed to indemnify and hold harmless Meteora, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Meteora sells any shares it owns) and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

NORTHERN REVIVAL ACQUISITION CORPORATION
(FORMERLY KNOWN AS NOBLE ROCK ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

Sponsor Support Agreement and Share Surrender

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into a support agreement with the Sponsor (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote its NRAC ordinary shares and its Private Placement Warrants in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal. In addition, the Sponsor has agreed to surrender 1,500,000 NRAC Class B Ordinary Shares immediately prior to the Effective Time and to waive: (i) redemption rights with respect to its NRAC shares in connection with the Business Combination, and (ii) the right to have any working capital loans extended to NRAC converted into warrants.

Company Shareholder Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, NRAC and Braiin entered into a support agreement with the Braiin Supporting Shareholders (the “Company Shareholder Support Agreement”) pursuant to which the Braiin Supporting Shareholders have agreed to vote their Braiin shares in favor of the Business Combination and against any competing acquisition proposal, and not to solicit any competing acquisition proposal.

The consummation of the Business Combination is conditioned upon, among other things, (i) the absence of any governmental or court order, determination or injunction enjoining or prohibiting the Business Combination and related transactions, (ii) effectiveness of the Registration Statement and completion of the Shareholder Meeting, including any associated redemptions by NRAC shareholders, (iii) NRAC having at least $5,000,001 of net tangible assets (determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after all redemptions, (iv) approval of the Business Combination and related transactions at the Shareholder Meeting, (v) the Share Consideration being approved for listing on Nasdaq, and (vi) all necessary regulatory approvals being obtained.

The full Business Combination agreement and other related agreements have been filed by the Company on a Current Report on From 8-K on March 21, 2023.

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the financial statements of Powertec Holdings Ltd and Controlled Entities, which comprise the statements of financial position as at June 30, 2023 and 2022, and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the statements of financial position of Powertec Holdings Ltd and Controlled Entities as at June 30, 2023 and 2022 and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and Cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of Powertec Holdings Ltd and Controlled Entities, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgement, were most significant in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements, and in forming our opinion thereon and we do not provide a separate opinion on these matters.

a)      Going Concern — Based on the audit evidence provided and accounting policies adopted by the management, the entity is considered as a going concern. There are no conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

b)      Inventory — Inventory is recorded on a first in first out basis, measured at lower of cost and net realizable value. The entity has significant levels of inventory. Management has not provided any information in relation to categorization of the inventories into obsolete and/or slow moving and which therefore should be considered for provision.

c)      Revenue Recognition — The Company offers products and services in a variety of arrangements (e.g. telecommunications and electronic equipment, installation and other technical services). Items in these arrangements are accounted for as separate performance obligations if the item meets the definition of a distinct good or service.

The Company follows the IFRS 15 guidance for considering the terms and conditions of the contracts and recognition and measure of revenue.

Refer to the Note 2 — Summary of significant accounting policies — Revenue.

d)      Business Impacted by natural calamity — Business was severely impacted by the floods. The business interruption was covered by the insurance and compensation of approximately $2 million was approved and received from insurance.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles (International Financial Reporting Standard) as issued by International Accounting Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Powertec Holdings Ltd and Controlled Entities’ ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•        Use professional judgment and exercise professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Powertec’ internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Powertec’ ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant — CAANZ Membership No 449425
AICPA Membership No 402307223
28 March 2024

Powertec Holdings Ltd and Controlled Entities
Consolidated statements of profit or loss and comprehensive income for the years ended June 30

(in Australian dollars)	Note	2023	2022
Revenue	12	39,169,099	43,168,580
Cost of sales	13	(24,027,802)	(24,447,095)
Gross profit		15,141,297	18,721,485

Expenses
General and administrative	14	(14,239,781)	(12,507,430)
Sales and marketing	14	(1,668,036)	(2,438,651)
		(15,907,817)	(14,946,081)
Operating income (loss)		(766,520)	3,775,404
Other income	15	2,130,424	600,562
Interest expense, net	16	(276,161)	(35,698)
Income before taxes		1,087,744	4,340,268
Tax expense		(268,726)	(1,037,112)
Net income for the year		819,017	3,303,156
(in Australian dollars)	Note	2023	2022
Net income for the year		819,017	3,303,156
Other comprehensive income:
Foreign exchange gain (loss)		(12,839)	(59,428)
Comprehensive income for the year		806,178	3,243,728

Number of common shares outstanding – basic and diluted		224,329	180,893
Basic and diluted earning per share		3.65	18.26

Powertec Holdings Ltd and Controlled Entities
Consolidated statements of financial position
as at June 30

(in Australian dollars)	Note	2023	2022
Assets
Current assets
Cash and cash equivalents	3	165,411	474,139
Trade and other receivables	4	3,363,855	5,312,159
Inventories		7,744,534	3,815,541
Income taxes receivable		941,900	—
Other current assets	6	2,110,822	911,849
Total current assets		14,326,522	10,513,688

Non-current assets
Property, plant and equipment	7	1,243,334	1,431,754
Other long term assets		—	20,578
Due from related parties	8	3,884,925	2,790,770
Total non-current assets		5,128,259	4,243,102
Total assets		19,454,780	14,756,790

Liabilities
Current liabilities
Trade and other payables	9	3,607,823	3,356,110
Short term borrowings	10	6,166,621	2,565,691
Tax liabilities		—	108,914
Provisions		303,240	256,593
Total current liabilities		10,077,684	6,287,308

Non current liabilities
Provisions		100,027	42,028
Total non-current liabilities		100,027	42,028
Total liabilities		10,177,712	6,329,336

Shareholders’ equity
Share capital	11	224,329	180,893
Reserves		5,702	18,541
Retained earnings		9,047,037	8,228,020
		9,277,068	8,427,454
Total liabilities and equity		19,454,780	14,756,790

Powertec Holdings Ltd and Controlled Entities
Consolidated statements of changes in shareholders’ equity
for the years ended June 30

(in Australian dollars)	Issued capital	Reserves	Retained earnings	Total equity
Balance as at June 30, 2021	180,893	18,541	4,984,292	5,183,726
Comprehensive income			3,243,728	3,243,728
Balance as at June 30, 2022	180,893	18,541	8,228,020	8,427,454

Net income for the year			819,017	819,017
Foreign exchange gain/(loss)		(12,839)		(12,839)
Shares issued	43,436			43,436
As at June 30, 2023	224,329	5,702	9,047,037	9,277,068

Powertec Holdings Ltd and Controlled Entities
Consolidated statements of cash flows
for the year ended June 30

(in Australian dollars)	2023	2022
Operating activities
Income for the year	806,178	3,243,728

Adjustment for non-cash items
Depreciation	172,679	733,565
Write-off of bad debt	—	8,761
Foreign exchange	12,839	59,428
Interest expenses	276,216	38,824

Changes in assets and liabilities
(Increase)/decrease in trade and other receivables	1,948,304	(3,466,659)
(Increase)/decrease in inventories	(3,928,993)	(668,225)
(Increase)/decrease in other assets	(1,198,973)	(916,930)
(Decrease)/increase in trade and other payables	251,713	(240,263)
(Decrease)/increase in income taxes payable	(1,050,814)	(747,676)
(Decrease)/increase in provisions	104,646	34,446
	(3,874,116)	(6,005,307)
Cash flows used in operating activities	(2,606,204)	(1,921,001)

Investing activities
Investing activities related to property, plant and equipment	175,425	(685,407)
Advances to related party	(1,094,155)	(495,068)
Other cash flows from investing activities	(428,160)	—
Cash flows generated by (used in) investing activities	(1,346,890)	(1,180,475)

Financing activities
Issue of ordinary shares	43,436	180,894
Proceeds from loans and borrowings	3,600,930	1,023,613
Cash flows generated by financing activities	3,644,366	1,204,507
Change in cash during the year	(308,728)	(1,896,969)
Cash and cash equivalents at beginning of year	474,139	2,371,108
Cash and cash equivalents at end of year	165,411	474,139

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

1.      General information and basis of presentation

Powertec Holdings Ltd and Controlled Entities (“Powertec” or “the Company”) is in the business of providing power telecommunications and electronic equipment and installation services.

These consolidated financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due. The entity has prepared the financial statements on the basis that it will continue to operate as a going concern. This assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The financial statements of Powertec are presented in Australian dollars.

Going Concern

On June 30, 2023, the Company had cash and cash equivalents of $165,411 (2022: $474,139), working capital of $4,248,838 (2022: $4,226,380) that would be sufficient to meet its short-term obligations over the year. During the year the Company generated comprehensive income of $806,178 (2022: $3,243,728) and as of that date had retained earnings of $9,047,037 (2022: $8,228,020).

Adoption of new and revised standards

Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to June 30, 2023

In the year ended June 30, 2023, the management of the Company has reviewed all of the new and revised Standards and Interpretations issued by the IFRS that are relevant to the Company’s operations and effective for the current financial reporting period.

It has been determined by the management that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to the Company’s accounting policies.

Standards and interpretations on issue not yet effective and adopted

The management has also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended June 30, 2023. As a result of this review, the management has determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

2.      Summary of significant accounting policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into each entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property, plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

The Company offers products and services in a variety of arrangements (e.g. telecommunications and electronic equipment, installation and other technical services). Items in these arrangements are accounted for as separate performance obligations if the item meets the definition of a distinct good or service. The prices of the equipment, installation and other technical services are fixed and determinable and agreed upon with customer in the agreement.

The Company records revenue from contracts with customers in accordance with the five steps in IFRS 15, Revenue from contracts with customers, as follows:

1.      identify the contract with a customer;

2.      identify the performance obligations in the contract;

3.      determine the transaction price, which is the total consideration provided by the customer;

4.      allocate the transaction price among the performance obligations in the contract based on their relative fair values; and

5.      recognize revenue when the relevant criteria are met for each performance obligation.

The Company has concluded that it is the principal in its revenue arrangements because it controls the goods or services. Revenue for each performance obligation is recognized either over time (e.g. services) or at a point in time (e.g. equipment). For performance obligations satisfied over time, revenue is recognized as the services are provided. Revenue is recognized typically on a monthly basis in line with its delivery of services. Revenue for performance obligations satisfied at a point in time is recognized when control of the item (or service) transfers to the customer, generally on delivery at the customer’s location. The normal credit term is 30 to 90 days upon delivery.

3.      Cash and cash equivalents

The cash and cash equivalents balance include cash in bank and cash on hand.

	June 30, 2023	June 30, 2022
Cash in bank	164,717	473,839
Cash on hand	694	300
	165,411	474,139

4.      Trade and other receivables

	June 30, 2023	June 30, 2022
Trade debtors	3,343,270	5,118,322
Other receivables	20,585	193,837
	3,363,855	5,312,159

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

5.      Inventories

Inventory of finished goods held by the Company as at June 30, 2023, was $7,744,534 (June 30, 2022 — $3,815,541). The Company has not made a provision for the inventory write-down, as the Company expects to sell all inventory on hand.

6.      Other current assets

	June 30, 2023	June 30, 2022
Prepayments	129,569	911,849
Other current assets	1,981,253	—
	2,110,822	911,849

7.      Property, plant and equipment

	June 30, 2023	June 30, 2022
Lease improvements (other)	973,030	965,914
Less – accumulated depreciation	(417,324)	(319,893)
	555,706	646,021

Plant & equipment	63,272	80,619
Less – accumulated depreciation	(33,606)	(45,048)
	29,666	35,571

Office equipment at cost	86,799	64,625
Less – accumulated depreciation	(86,640)	(63,502)
	159	1,123

Motor vehicle at cost	1,454,155	1,655,541
Less – accumulated depreciation	(820,370)	(916,501)
	633,785	739,040

Low value pool	1,437	9,999
General pool	5,390	—
	6,826	9,999

Patents and trademarks	17,190	—
	1,243,334	1,431,754

8.      Due from related parties

During the year ended June 30, 2023, the Company has related party balance of $3,884,925 (2022 — $2,790,770). The amounts due from related party are unsecured, have no fixed terms of repayment and are non-interest bearing.

9.      Trade and other payable

	June 30, 2023	June 30, 2022
PAYG income tax withheld	133,267	352,070
Revenue in advance	227,437	552,287
Trade creditors	2,247,843	1,627,257
Super liabilities	191,574	—
Sundry payables and accrued expenses	579,325	386,870
GST liabilities	228,378	437,626
	3,607,823	3,356,110

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

10.    Short term borrowings

The following table details the short-term borrowings:

	June 30, 2023	June 30, 2022
Bank overdrafts – unsecured	4,693,355	1,823,761
Credit cards – unsecured	1,407,891	98,327
Mortgage loans – secured	65,375	643,603
	6,166,621	2,565,691

11.    Share capital

	June 30, 2023	June 30, 2022
Ordinary shares	224,329	180,893
	224,329	180,893

12.    Revenue

	2023	2022
Equipment sales and installation	31,796,330	38,244,984
Services	6,544,567	4,140,935
Other	828,202	782,661
	39,169,099	43,168,580

Our revenue streams are mainly divided into equipment sales and services due to the nature and timing differences between the revenue streams. The equipment sales have performance obligations that may be fulfilled in shorter term arrangements, the Company typically recognizes the revenue upon completion of delivery or installation at a point in time.

Service revenue includes providing complex solutions which may occur after shipment including post-integration monitoring, managed services, and support and/or maintenance. Service revenue is recognized when services are provided or over a period of time (e.g. monthly service fees).

Other revenue includes smaller miscellaneous items which may range from special and non-routine requests from our partners in which we recognize revenue once the promises within contracts are fulfilled. Our other revenue is typically short term in nature and consideration is agreed upon at the inception of the contract.

13.    Cost of sales

	2023	2022
Cost of goods sold	22,268,553	24,188,429
Other costs of sales	1,888,062	248,402
Inventory stock adjustments	(128,813)	10,264
	24,027,802	24,447,095

Powertec Holdings Ltd and Controlled Entities
Notes to Financial Statements
(in Australian dollars)

14.    Operating expenses

	2023	2022
General and administrative	14,239,781	12,507,430
Sales and marketing	1,668,036	2,438,651
	15,907,817	14,946,081
Expenses by nature
	2023	2022
Office expense	1,832,432	1,865,234
Interest and bank charges	250,315	324,738
Professional fees	568,440	370,176
Depreciation	172,679	733,565
Salaries and benefits	9,861,552	7,951,908
Insurance	123,919	128,204
Rent	840,251	609,023
Bad debt	—	8,761
Miscellaneous expense	255,829	296,752
Sales and marketing	1,668,036	2,438,651
Travel	314,158	212,945
Research and development	20,205	6,124
	15,907,817	14,946,081

15.    Other income

	2023	2022
Grants	20,662	—
Bad debts recovered	88	178
Compensations	1,981,253	—
Miscellaneous	128,422	600,384
	2,130,424	600,562

16.    Interest expense, net

	2023	2022
Interest income	55	3,126
Interest expense	276,216	38,824
	(276,161)	(35,698)

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Exato Technologies Private Limited, which comprise the statements of financial position as of June 30, 2023 and 2022, the statements of profit or loss and comprehensive income, changes in shareholders’ equity, cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the statements of financial position of Exato Technologies Private Limited as at June 30, 2023 and 2022 and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of Exato Technologies Private Limited, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgement, were most significant in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements, and in forming our opinion thereon and we do not provide a separate opinion on these matters.

a)      Going Concern — Based on the audit evidence provided and accounting policies adopted by the management, the entity is considered as a going concern. There are no conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

b)      Revenue Recognition — The Company offers products and services in a variety of arrangements such as sale of equipment with installations and services like software designing, customization, implementation, maintenance, testing and benchmarking, designing, developing and dealing in computer software solutions and annual maintenance services (AMC).

The Company follows the IFRS 15 guidance for considering the terms and conditions of the contracts and recognition and measure of revenue.

Refer to the Note 2 — Summary of significant accounting policies and Note 11 — Revenue.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles (International Financial Reporting Standard) as issued by International Accounting Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Exato’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•        Use professional judgment and exercise professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Exato’ internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Exato’ ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant — CAANZ Membership No 449425
AICPA Membership No 402307223
28 March 2024

Exato Technologies Private Limited
Statements of profit or loss and comprehensive income
for the years ended June 30

(in Australian dollars)	Note	2023	2022
Revenues	11	16,012,315	9,782,882
Cost of sales		(11,276,265)	(8,153,853)
Gross profit		4,736,050	1,629,029

Expenses
General and administrative	12	(1,850,822)	(870,070)
Sales and marketing	12	(109,689)	(5,884)
		(1,960,511)	(875,954)
Operating Income		2,775,540	753,075
Interest income (expense), net	13	(127,038)	(156,726)
Other income	14	17,775	10,873
Income before taxes		2,666,277	607,222
Tax expense		(645,986)	—
Net income for the year		2,020,291	607,222
(in Australian dollars)	Note	2023	2022
Net income for the year		2,020,291	607,222
Other comprehensive income:
Foreign exchange gain (loss)		(82,335)	402
Comprehensive income for the year		1,937,956	607,624

Number of common shares outstanding – basic and diluted		200,000	200,000
Basic and diluted earning per share		10.10	3.04

Exato Technologies Private Limited
Statements of financial position
as at June 30

(in Australian dollars)	Note	2023	2022
Assets
Current assets
Cash and cash equivalents	3	3,879,703	1,454,611
Trade and other receivables	4	4,227,162	3,641,946
Inventories	5	1,858	—
Other current assets	6	15,864	—
Total current assets		8,124,587	5,096,557
Non-current assets
Investments		1,980	—
Property, plant & equipment		72,892	71,138
Due from related parties	7	45,568	—
Total non-current assets		120,439	71,138
Total assets		8,245,027	5,167,695

Liabilities
Current liabilities
Trade and other payables		1,158,244	1,545,619
Provisions	8	858,072	—
Other current liabilities		83,985	—
Other taxes payable		226,094	—
Total current liabilities		2,326,395	1,545,619

Non-current liabilities
Loans	9	2,199,458	1,079,087
Total non-current liabilities		2,199,458	1,079,087
Total liabilities		4,525,853	2,624,706

Shareholders’ equity
Share capital	10	2,398	1,788
Foreign exchange adjustment		(422,972)	(340,637)
Retained earnings		4,139,748	2,881,838
		3,719,174	2,542,989
Total liabilities and equity		8,245,027	5,167,695

Exato Technologies Private Limited
Statements of changes in shareholders’ equity
for the years ended June 30

(in Australian dollars)	Issued capital	Translation reserves	Retained earnings	Total equity
Balance as at June 30, 2021	1,788	(340,637)	2,274,214	1,935,365
Comprehensive income			607,222	607,222
Balance as at June 30, 2022	1,788	(340,637)	2,881,838	2,542,989

Issuance of shares	610	—	—	610
Net income for the year	—	—	2,020,291	2,020,291
Foreign exchange gain/(loss)	—	(82,335)	—	(82,335)
Prior year adjustments	—	—	(762,381)	(762,381)
Balance as at June 30, 2023	2,398	(422,972)	4,139,748	3,719,174

Exato Technologies Private Limited
Statements of cash flows
for the years ended June 30

(in Australian dollars)	2023	2022
Operating activities
Income for the year	1,937,956	607,624

Depreciation and other non cash items	(722,278)	30,062
Changes in assets and liabilities
(Increase)/decrease in trade and other receivables	(602,939)	460,376
(Decrease)/increase in trade and other payables	780,775	1,005,258
Cash flows generated by operating activities	1,393,514	2,103,320

Investing activities
Sale of property, plant and equipment	—	82,350
Purchase of property, plant and equipment	(41,855)	(138,077)
Other cash items for investing activities	(47,547)	—
Cash flows used in investing activities	(89,402)	(55,727)

Financing activities
Issue of ordinary shares	610	—
Proceeds/(repayment) of borrowings	1,120,371	(1,020,253)
Cash flows provided by (used in) financing activities	1,120,981	(1,020,253)

Change in cash during the year	2,425,093	1,027,341
Cash and cash equivalents at beginning of year	1,454,611	427,270
Cash and cash equivalents at end of year	3,879,703	1,454,611

Exato Technologies Private Limited
Notes to Financial Statements
(in Australian dollars)

1.      General information and basis of presentation

Exato Technologies Private Limited (“Exato” or “the Company”) is an information technology company incorporated and domiciled in India. Exato offers a comprehensive range of IT products and services and helps consumers address IT sourcing challenges, software-licensing needs, and innovates with new IT solutions.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due. The entity has prepared the financial statements on the basis that it will continue to operate as a going concern. This assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The financial statements of Exato are presented in Australian dollars.

Going Concern

On June 30, 2023, the Company had cash and cash equivalents of $3,879,703 (2022: $1,451,611), working capital of $5,798,192 (2022: working capital of $3,550,938) and had generated cash of $1,393,514 (2022: $2,103,320) by its operating activities for the year ended June 30, 2023. The Company generated comprehensive income of $1,937,956 (2022: $607,624) and as of that date had retained earnings of $4,139,748 (2022: $2,881,838).

Adoption of new and revised standards

Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to June 30, 2023

In the year ended June 30, 2023, the management of the Company has reviewed all of the new and revised Standards and Interpretations issued by the IFRS that are relevant to the Company’s operations and effective for the current financial reporting period.

It has been determined by the management that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to the Company’s accounting policies.

Standards and interpretations on issue not yet effective and adopted

The management has also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended June 30, 2023. As a result of this review, the management has determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

2.      Summary of significant accounting policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into each entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Exato Technologies Private Limited
Notes to Financial Statements
(in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property, plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Exato Technologies Private Limited
Notes to Financial Statements
(in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

The Company offers products and services in a variety of arrangements such as sale of equipment with installations and services like software designing, customization, implementation, maintenance, testing and benchmarking, designing, developing and dealing in computer software solutions and annual maintenance services. The prices of the equipment and the services are fixed and determinable and agreed upon with customer in the agreement.

The Company considers the terms and conditions of the contracts and the Company’s customary business practices in identifying its contracts under IFRS 15. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the services to be transferred and the payment terms for the services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

The Company has concluded that it is the principal in its revenue arrangements because it controls the goods or services.

Each promise within the contracts is evaluated to ascertain whether it qualifies as a distinct good or service.

The Company’s contractual commitments for the sale of equipment involve two separate obligations: the provision of the equipment itself and the performance of installation services. For services, multiple performance obligations are involved.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring goods or services to the customer. Payment terms are generally in the range of 45 to 60 days.

Revenue is recognized at the point in time when control of goods is transferred to the customer. Revenue for installation services is recognized once the installations services are completed.

Revenue for services such as software designing, customization, implementation, maintenance, testing and benchmarking, designing, developing, and dealing in computer software solutions and annual maintenance services is recognised over time as the services are rendered.

Revenue for annual maintenance contract is recognized ratably over the term of the maintenance period.

3.      Cash and cash equivalents

The cash and cash equivalents balance include cash in bank and cash on hand.

	June 30, 2023	June 30, 2022
Cash at bank	3,866,967	1,373,640
Cash on hand	12,736	80,971
	3,879,703	1,454,611

Exato Technologies Private Limited
Notes to Financial Statements
(in Australian dollars)

4.      Trade and other receivables

	June 30, 2023	June 30, 2022
Short-term deposits	—	923,666
Trade debtors	4,227,162	2,718,280
	4,227,162	3,641,946

5.      Inventories

Inventory of finished goods held by the Company as at June 30, 2023, was $1,858 (June 30, 2022 — Nil). The Company has not made a provision for the inventory write-down, as the Company expects to sell all inventory on hand.

6.      Other current assets

	June 30, 2023	June 30, 2022
Other assets	(455)	—
Deferred tax assets	4,358	—
Prepaid expense	11,961	—
	15,864	—

7.      Due from related parties

During the year ended June 30, 2023, the Company has related party balance of $45,568 (2022 – $Nil). The amounts due from related party are unsecured, have no fixed terms of repayment and are non-interest bearing.

	June 30, 2023	June 30, 2022
Exato IN-subsidiary	45,557	—
Exato-MH branch	50,927	—
Exato Delhi branch	358,240	—
Exato-UP branch	(409,156)	—
	45,568	—

8.      Provisions

	June 30, 2023	June 30, 2022
Provision for income tax	801,239	—
Provision for gratuity	56,833	—
	858,072	—

9.      Loans

The following table details the non-current portion of loans:

	June 30, 2023	June 30, 2022
Unsecured loans	439,100	—
Secured loans	1,760,358	1,079,087
	2,199,458	1,079,087

Exato Technologies Private Limited
Notes to Financial Statements
(in Australian dollars)

10.    Share capital

	June 30, 2023	June 30, 2022
Ordinary class shares	2,398	1,788
	2,398	1,788

11.    Revenue

	2023	2022
Equipment sales and installation	11,368,744	7,141,504
Services	4,643,571	2,641,378
	16,012,315	9,782,882

The Company’s revenue is mainly divided into two main revenue generating categories, equipment sales and installation and services that include software designing, customization, maintenance, testing, benchmarking, designing, developing and dealing in computer software and solutions and annual maintenance contracts (AMC).

12.    Operating expenses

	2023	2022
General and administrative	1,850,822	870,070
Sales and marketing	109,689	5,884
	1,960,511	875,954

Expenses by nature

	2023	2022
Office expense	75,706	16,092
Interest and bank charges	2,922	409
Professional fees	122,207	60,343
Depreciation	40,103	30,062
Salaries and benefits	1,382,847	676,125
Insurance	1,791	7,011
Rent	77,334	29,534
Sales and marketing	109,689	5,884
Travel	147,913	50,494
	1,960,511	875,954

13.    Interest income (expense), net

	2023	2022
Interest income	61,859	5,666
Interest expense	(188,897)	(162,392)
	(127,038)	(156,726)

14.    Other income

	2023	2022
Other revenue	17,775	13,087
Loss on sale of non-current assets	—	(2,214)
	17,775	10,873

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the financial statements of Nisus Australia Pty Limited, which comprise the statements of financial position as at June 30, 2023 and 2022, and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the Statements of financial position of Nisus Australia Pty Ltd at June 30, 2023 and 2022 and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of Nisus Australia Pty Ltd, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgement, were most significant in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements, and in forming our opinion thereon and we do not provide a separate opinion on these matters.

a)      Going Concern — Based on the audit evidence provided and accounting policies adopted by the management, the entity is considered as a going concern. There are no conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

b)      Revenue Recognition — Nisus Australia is in the business of providing personnel recruitment and ICT Consulting services. The revenue is based on the services provided. Revenue from contracts with customers is recognised when performance obligations of agreed services are met for the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The Company follows the IFRS 15 guidance for considering the terms and conditions of the contracts and recognition and measure of revenue.

Refer to the Note 2 — Summary of significant accounting policies.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles (International Financial Reporting Standard) as issued by International Accounting Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Nisus Australia’ ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•        Use professional judgment and exercise professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Nisus Australia’ internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Nisus Australia’ ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant — CAANZ Membership No 449425
AICPA Membership No 402307223
28 March 2024

Nisus Australia Pty Limited
Statements of profit or loss and comprehensive income
for the years ended June 30

(in Australian dollars)	Note	2023	2022
Revenue		11,622,386	8,228,261
Cost of sales		(9,850,771)	(7,040,055)
Gross profit		1,771,615	1,188,206

Operating expenses
General and administrative	7	(623,753)	(389,284)
Sales and marketing	7	(14,092)	(13,876)
		(637,845)	(403,160)
Operating income		1,133,770	785,046
Other income		333	2,877
Interest income		14,200	2,142
Income before taxes		1,148,303	790,065
Tax expense		(287,039)	(193,499)
Net income and comprehensive income for the year		861,264	596,566

Number of common shares outstanding – basic and diluted		100	100
Basic and diluted earning per share		8,613	5,966

Nisus Australia Pty Limited
Statements of financial position
as at June 30

(in Australian dollars)	Note	2023	2022
Assets
Current assets
Cash and cash equivalents	3	1,348,730	720,035
Trade and other receivables		965,518	1,004,245
Total current assets		2,314,248	1,724,280
Non-current assets
Due from related party		74,674	—
Total non-current assets		74,674	—
Total assets		2,388,922	1,724,280

Liabilities
Current liabilities
Trade and other payables	4	1,441,908	976,739
Tax liabilities	5	85,390	189,181
Total current liabilities		1,527,298	1,165,920
Total liabilities		1,527,298	1,165,920

Shareholders’ equity
Share capital	6	1	1
Retained earnings		861,623	558,359
		861,624	558,360
Total liabilities and equity		2,388,922	1,724,280

Nisus Australia Pty Limited
Statements of changes in shareholders’ equity
for the years ended June 30

(in Australian dollars)	Issued capital	Retained earnings	Total equity
Balance as at June 30, 2021	1	(38,207)	(38,206)
Net income for the year		596,566	596,566
Balance as at June 30, 2022	1	558,359	558,360

Net income for the year		861,264	861,264
Dividends paid		(558,000)	(558,000)
Balance as at June 30, 2023	1	861,623	861,624

Nisus Australia Pty Limited
Statements of cash flows
for the years ended June 30

(in Australian dollars)	2023	2022
Operating activities
Income for the year	861,264	596,566

Adjustment for non-cash items
Depreciation	6,526	3,004
Changes in assets and liabilities
(Increase)/decrease in trade and other receivables	38,727	(567,566)
(Decrease)/increase in trade and other payables	278,407	546,861
Cash flows generated by operating activities	1,184,924	578,865

Investing activities
Purchase of property, plant and equipment	(6,526)	(3,004)
Other cash items from investing activities	(74,674)	91,127
Cash flows generated by (used in) investing activities	(81,200)	88,123

Financing activities
Other cash items from financing activities	(475,029)	(45,672)
Cash flows (used in) financing activities	(475,029)	(45,672)

Change in cash during the year	628,696	621,316
Cash and cash equivalents at beginning of year	720,035	98,719
Cash and cash equivalents at end of year	1,348,730	720,035

Nisus Australia Pty Limited
Notes to the Financial Statements
(Amounts in Australian dollars)

1.      General information and basis of presentation

Nisus Australia Pty Ltd is primarily engaged in the supply of mobile carriers, large multinational companies, government departments, defence, emergency services, small to medium-sized businesses and individuals with its breadth of hardware solutions enhancing the ability to communicate.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due. The entity has prepared the financial statements on the basis that it will continue to operate as a going concern. This assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The financial statements of Nisus Australia are presented in Australian dollars.

Going Concern

The management has assessed the company’s ability to continue as a going concern and has concluded that it is appropriate to prepare the financial statements on a going concern basis. The assessment was based on the company’s current financial position, cash flow projections, and the availability of financial resources. The financial statements have accordingly been prepared on a going concern basis, which assumes that the company will continue to operate for the foreseeable future.

Adoption of new and revised standards

Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to June 30, 2023

In the year ended June 30, 2023, the management of the Company has reviewed all of the new and revised Standards and Interpretations issued by the IFRS that are relevant to the Company’s operations and effective for the current financial reporting period.

It has been determined by the management that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to the Company’s accounting policies.

Standards and interpretations on issue not yet effective and adopted

The management has also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended June 30, 2023. As a result of this review, the management has determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

2.      Summary of significant accounting policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into each entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Nisus Australia Pty Limited
Notes to the Financial Statements
(Amounts in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property, plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected

Nisus Australia Pty Limited
Notes to the Financial Statements
(Amounts in Australian dollars)

2.      Summary of significant accounting policies (cont.)

to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

Nisus Australia is in the business of providing personnel recruitment and ICT Consulting services. The revenue is based on the services provided. Revenue from contracts with customers is recognised when performance obligations of agreed services are met for the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

For both personnel recruitment service contracts and ICT Consulting service contracts, the arrangement is through Time & Material Agreements. Under this type of agreement, revenue is recognized based on the actual time (measured in the number of hours) expended in serving customers by the conclusion of each invoicing period, typically a month. The process entails Nisus personnel submitting timesheets that are approved by designated customer delegates at the conclusion of each period. Customers are then invoiced for the accumulated hours worked. The standard credit term is a 30-day payment window from the issuance date of the invoices. In accordance with the practical expedient for the invoice method under IFRS 15, the Company recognizes revenue from services at the time of invoicing, provided that it has an enforceable right to payment and has fulfilled its service obligations to the customer.

3.      Cash and cash equivalents

The cash and cash equivalents balance include cash in bank and cash on hand.

	June 30, 2023	June 30, 2022
Cash in bank	1,348,729	720,034
Cash on hand	1	1
	1,348,730	720,035

4.      Trade and other payables

	June 30, 2023	June 30, 2022
Trade payables	1,441,908	961,592
Other payables	—	15,147
	1,441,908	976,739

5.      Tax liabilities

	June 30, 2023	June 30, 2022
GST	117	—
Income tax payable	85,273	189,181
	85,390	189,181

Nisus Australia Pty Limited
Notes to the Financial Statements
(Amounts in Australian dollars)

6.      Share capital

	June 30, 2023	June 30, 2022
Share capital	1	1
	1	1

7.      Operating expenses

	2023	2022
General and administrative	623,753	389,284
Sales and marketing	14,092	13,876
	637,845	403,160

Expenses by nature

	2023	2022
Office expense	5,442	4,879
Interest and bank charges	153	129
Professional fees	62,903	53,277
Depreciation	6,526	3,004
Salaries and benefits	514,772	320,977
Insurance	28,543	5,096
Miscellaneous expense	1,807	1,516
Sales and marketing	14,092	13,876
Travel	3,607	406
	637,845	403,160

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the financial statements of Nisus Payroll Pty Limited, which comprise the Statements of financial position as at June 30, 2023 and 2022, and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the statements of financial position of Nisus Payroll Pty Ltd at June 30, 2023 and 2022 and the related statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of Nisus Payroll Pty Ltd, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgement, were most significant in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements, and in forming our opinion thereon and we do not provide a separate opinion on these matters.

a)      Going Concern — Based on the audit evidence provided and accounting policies adopted by the management, the entity is considered as a going concern. There are no conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

b)      Revenue Recognition — The entity generates its revenue from its contracts with Nisus Australia Pty Ltd. for supplying skilled professionals. The Company’s business model is to provide temporary staff required for Nisus Australia’s operations. Company provides qualified personnel, meeting specific needs and requirements of Nisus Australia Pty Ltd. Both-Nisus Australia and Nisus Payroll are owned by the same group.

The Company follows the IFRS 15 guidance for considering the terms and conditions of the contracts and recognition and measurement of revenue.

Refer to the Note 2 — Summary of significant accounting policies.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles (International Financial Reporting Standard) as issued by International Accounting Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Nisus Payroll’ ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

•        Use professional judgment and exercise professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Nisus Payroll’ internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Nisus Payroll’ ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant — CAANZ Membership No 449425

AICPA Membership No 402307223

28 March 2024

Nisus Payroll Pty Limited

Statements of profit or loss and comprehensive income
for the years ended June 30

(in Australian dollars)	Note	2023	2022
Revenue		9,739,365	6,733,297
Cost of sales		(9,668,401)	(6,635,418)
Gross profit		70,964	97,879

Operating expenses
General and administrative	6	(97,060)	(84,845)
Operating income (loss)		(26,096)	13,034
Interest Income		5,706	658
Income before taxes		(20,390)	13,692
Tax expense		—	(3,408)
Net income (loss) and comprehensive income (loss) for the year		(20,390)	10,284

Number of common shares outstanding – basic and diluted		120	120
Basic and diluted earning per share		(169.92)	85.70

Nisus Payroll Pty Limited

Statements of financial position
as at June 30

(in Australian dollars)	Note	2023	2022
Assets
Current assets
Cash and cash equivalents	3	161,685	597,216
Trade and other receivables		124,044	80,783
Income taxes receivable		138,342	—
Total current assets		424,072	677,999
Total assets		424,072	677,999

Liabilities
Current liabilities
Trade and other payables	4	407,266	638,643
Tax liabilities		—	2,160
Total current liabilities		407,266	640,803
Total liabilities		407,266	640,803

Shareholders’ equity
Share capital	5	120	120
Retained earnings		16,686	37,076
		16,806	37,196
Total liabilities and equity		424,072	677,999

Nisus Payroll Pty Limited

Statements of changes in shareholders’ equity
for the years ended June 30

(in Australian dollars)	Issued capital	Retained earnings	Total equity
Balance as at June 30, 2021	120	598,792	598,912
Net income for the year		10,284	10,284
Dividends paid		(572,000)	(572,000)
Balance as at June 30, 2022	120	37,076	37,196

Net income for the year		(20,390)	(20,390)
Balance as at June 30, 2023	120	16,686	16,806

Nisus Payroll Pty Limited

Statements of cash flows
for the years ended June 30

(in Australian dollars)	2023	2022
Operating activities
Income/(loss) for the year	(20,390)	10,284

Changes in assets and liabilities
(Increase)/decrease in trade and other receivables	(43,261)	(40,348)
(Increase)/decrease in other assets	(138,342)	250,000
(Decrease)/increase in trade and other payables	(233,537)	(248,579)
Cash flows (used in) operating activities	(435,530)	(28,643)

Investing activities
Other cash items from investing activities	—	250,000
Cash flows generated by investing activities	—	250,000

Financing activities
Other cash items from financing activities	—	(530,691)
Cash flows (used in) financing activities	—	(530,691)

Change in cash during the year	(435,530)	(309,334)
Cash and cash equivalents at beginning of year	597,216	906,550
Cash and cash equivalents at end of year	161,685	597,216

Nisus Payroll Pty Limited

Notes to the Financial Statements

(Amounts in Australian dollars)

1.      General information and basis of presentation

Nisus Payroll Pty Ltd is in the business of providing ICT Consulting and personnel services.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due. The entity has prepared the financial statements on the basis that it will continue to operate as a going concern. This assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The financial statements of Nisus Payroll are presented in Australian dollars.

Going Concern

The management has assessed the company’s ability to continue as a going concern and has concluded that it is appropriate to prepare the financial statements on a going concern basis. The assessment was based on the company’s current financial position, cash flow projections, and the availability of financial resources. The financial statements have accordingly been prepared on a going concern basis, which assumes that the company will continue to operate for the foreseeable future.

Adoption of new and revised standards

Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to June 30, 2023

In the year ended June 30, 2023, the management of the Company has reviewed all of the new and revised Standards and Interpretations issued by the IFRS that are relevant to the Company’s operations and effective for the current financial reporting period.

It has been determined by the management that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to the Company’s accounting policies.

Standards and interpretations on issue not yet effective and adopted

The management has also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended June 30, 2023. As a result of this review, the management has determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

2.      Summary of significant accounting policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into each entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Nisus Payroll Pty Limited

Notes to the Financial Statements

(Amounts in Australian dollars)

2.      Summary of significant accounting policies (cont.)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property, plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting

Nisus Payroll Pty Limited

Notes to the Financial Statements

(Amounts in Australian dollars)

2.      Summary of significant accounting policies (cont.)

date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

The entity generates its revenue from its contracts with Nisus Australia Pty Ltd. for supplying skilled professionals. The Company’s business model is to provide temporary staff required for Nisus Australia’s operations. Company will provide qualified personnel, meeting specific needs and requirements of Nisus Australia Pty Ltd.

Revenue represents amounts charged to Nisus Australia for the amount of salaries or wages paid to the manpower supplied. Company also charges a markup on the salaries or wages paid to the manpower supplied. This markup covers our operational costs, including recruitment, administrative overheads.

The Company has concluded that it is the principal in its revenue arrangements because it controls the services before transferring them to the customer.

The Company has identified that its performance obligations in the contracts entail sourcing and providing skilled manpower to Nisus Australia for a specified period. In accordance with the contractual terms, the Company invoices Nisus Australia for the provision of skilled manpower. These invoices are typically issued on a monthly basis throughout the duration of the contract and are recognized as revenue.

This revenue recognition practice aligns with the principle of recognizing revenue over time to the extent of the amount the Company is entitled to. It also corresponds to recognizing revenue over time for the satisfaction of performance obligations over time. This determination is based on several factors:

•        Services are transferred to the customer continuously throughout the duration of the contract.

•        The customer benefits as work progresses, with the skilled manpower contributing to ongoing operations or projects.

•        Progress can be reliably measured by invoicing monthly, providing a clear indication of the services rendered.

The Company possesses the enforceable right to payment for the services provided by employees within a given month, further supporting the recognition of revenue over time.

The revenue accounted for within Nisus Payroll’s financial statements are captured in the Cost of Sales figure in Nisus Australia’s financial statements and there is no margin charged to Nisus Australia.

Nisus Payroll Pty Limited

Notes to the Financial Statements

(Amounts in Australian dollars)

3.      Cash and cash equivalents

The cash and cash equivalents balance include cash in bank and cash on hand.

	June 30, 2023	June 30, 2022
Cash on hand	120	120
Cash at bank	161,565	597,096
	161,685	597,216

4.      Trade and other payables

	June 30, 2023	June 30, 2022
General holding account	(42)	—
Car lease payable	239	530
ATO integrated account	407,069	—
Provision for GST	—	638,113
	407,266	638,643

5.      Share capital

	June 30, 2023	June 30, 2022
Ordinary class shares	120	120
	120	120

6.      Operating expenses

	2023	2022
General and administrative	97,060	84,845

Expenses by nature
Office expense	60,532	46,570
Rent	23,461	14,605
Travel	13,067	23,670
	97,060	84,845

Annex A

AMENDED AND RESTATED

BUSINESS COMBINATION AGREEMENT

dated as of

October 1, 2023

by and among

NORTHERN REVIVAL ACQUISITION CORPORATION,
as the Acquiror,

BRAIIN LIMITED,
as the Company,

NORTHERN REVIVAL SPONSOR LLC,
as the Sponsor,

BRAIIN HOLDINGS LTD.,
as PubCo,

and

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN,
as the Sellers

Page
ARTICLE I CERTAIN DEFINITIONS		A-2
1.01	Definitions	A-2
1.02	Construction	A-12
1.03	Knowledge	A-13

ARTICLE II CLOSING
2.01	Closing
2.02	Organizational Documents of Acquiror and the Company
2.03	Directors and Officers of Acquiror and the Company
2.04	Conversion of Company Convertible Securities
2.05	Sponsor Share Forfeiture

ARTICLE III SHARE EXCHANGE
3.01	Sponsor Share Conversion and Exchange
3.02	Equitable Adjustments
3.03	Delivery of Consideration
3.04	Lost Securities
3.05	Withholding
3.06	Payment of Expenses

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-19
4.01	Corporate Organization of the Company	A-19
4.02	Subsidiaries	A-19
4.03	Due Authorization	A-19
4.04	No Conflict	A-19
4.05	Governmental Authorities; Consents	A-20
4.06	Capitalization	A-20
4.07	Financial Statements	A-20
4.08	Undisclosed Liabilities	A-21
4.09	Litigation and Proceedings	A-21
4.10	Compliance with Laws	A-21
4.11	Intellectual Property	A-22
4.12	Contracts; No Defaults	A-24
4.13	Company Benefit Plans	A-25
4.14	Labor Matters	A-26
4.15	Taxes	A-27
4.16	Brokers’ Fees	A-29
4.17	Insurance	A-29
4.18	Real Property; Assets	A-30
4.19	Environmental Matters	A-30
4.20	Absence of Changes	A-31
4.21	Affiliate Agreements	A-31
4.22	Internal Controls	A-31
4.23	Permits	A-31
4.24	Registration Statement	A-31
4.25	Operation of the Business during COVID-19	A-32
4.26	Company Support Agreement	A-32
4.27	Books and Records	A-32

Annex i

Annex ii

Annex iii

Exhibits

Exhibit A – Form of Sponsor Support Agreement

Exhibit B – Form of Company Support Agreement

Exhibit C – Form of Registration Rights Agreement

Exhibit D – Form of Company Shareholder Lock-up Agreement

Annex iv

AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

This Amended and Restated Business Combination Agreement (this “Agreement”), dated as of October 1, 2023, is entered into by and among Northern Revival Acquisition Corporation, a Cayman Islands exempted company (“Acquiror”), Braiin Limited, an Australian public company limited by shares (the “Company”), Northern Revival Sponsor LLC, a Cayman Islands limited liability company, (the “Sponsor”), Braiin Holdings Ltd., a Cayman Islands exempted company (“PubCo”) and each of the shareholders of the Company named on Annex I hereto (each, a “Seller” and collectively, the “Sellers”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

Each of Acquiror, the Company, the Sponsor, PubCo and the Sellers are individually referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, Acquiror, the Company, the Sponsor, and the Sellers entered into that certain Business Combination Agreement (the “Original Agreement”), dated as of March 20, 2023 (the “Original Agreement Date”);

WHEREAS, Acquiror, PubCo, the Company, the Sponsor, and the Sellers now desire to amend and restate the Original Agreement by entering into this Agreement on the terms and conditions set forth herein;

WHEREAS, Acquiror is a special purpose acquisition company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, PubCo is a wholly-owned subsidiary of Acquiror formed for the purpose of the merger of Acquiror with and into PubCo, in which PubCo will be the surviving corporation (the “Initial Merger”);

WHEREAS, for U.S. federal income tax purposes, the parties intend, and the Company acknowledges, that the Initial Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Boards of Directors of Acquiror and PubCo have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, one Business Day after the Initial Merger Effective Time (as defined below), the Sellers shall exchange all of the issued and outstanding shares and any other equity interests in or of the Company in exchange for PubCo Ordinary Shares (the “Share Exchange”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of applicable Law;

WHEREAS, contemporaneously with the execution and delivery of the Original Agreement, in connection with the Transactions, the Sponsor entered into that certain Sponsor Support Agreement, substantially in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”) with Acquiror, the Company and the Sellers;

WHEREAS, contemporaneously with the execution and delivery of the Original Agreement, in connection with the Transactions, certain Sellers entered into that certain Company Shareholder Support Agreement, substantially in the form attached hereto as Exhibit B (the “Company Support Agreement”) with Acquiror and the Company;

WHEREAS, in connection with the Transactions, at the Closing, Acquiror, PubCo, the Company and certain Company Shareholders who will receive PubCo Ordinary Shares will enter into that certain Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

WHEREAS, after the execution and delivery of this Agreement, the Parties intend to obtain financing commitments from one or more investors in support of the Transactions (the “Transaction Financing”);

WHEREAS, in connection with the Transactions, PubCo shall adopt the amended and restated memorandum and articles of association (the “PubCo Charter”) in a form to be mutually agreed to by the Company, Acquiror and PubCo, which shall provide for, among other things an increase in the number of PubCo’s Ordinary Shares;

Annex A-1

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror is required to provide an opportunity to its shareholders to have their Acquiror Ordinary Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the shareholders of Acquiror for the Business Combination (the “Offer”);

WHEREAS, prior to the consummation of the Transactions, PubCo subject to obtaining the Acquiror Shareholder Approval, adopt a market-based equity incentive plan developed in consultation with the Company and third-party advisors that will be assumed by PubCo (the “Acquiror Incentive Plan”);

WHEREAS, the respective boards of directors or similar governing bodies of each of Acquiror, PubCo and the Company have each (i) approved and declared advisable the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the Australian Companies Act, the Cayman Companies Act and other applicable Law and (ii) recommended to their respective shareholders the approval and adoption of this Agreement and the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror, the Company, the Sponsor, PubCo and the Sellers agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.01  Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Affiliate Agreement” has the meaning specified in Section 6.19.

“Acquiror Benefit Plans” means any “employee benefit plan” as defined in Section 3(3) of the ERISA, and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy or Contract, and each other material employee compensation or benefit plan, program, policy or Contract that is maintained, sponsored or contributed to (or required to be contributed to) by the Acquiror or pursuant to which the Acquiror has or may have any material liabilities.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in Section 9.02(d).

“Acquiror Class A Ordinary Shares” means the Class A Ordinary Shares of Acquiror, par value $0.0001 per share.

“Acquiror Class B Ordinary Shares” means the Class B Ordinary Shares of Acquiror, par value $0.0001 per share.

“Acquiror Cure Period” has the meaning specified in Section  11.01(c).

“Acquiror Incentive Plan” has the meaning specified in the recitals hereto.

“Acquiror Incentive Plan Proposal” has the meaning specified in Section  9.02(c).

“Acquiror Ordinary Shares” means the Acquiror Class A Ordinary Shares and Acquiror Class B Ordinary Shares.

“Acquiror Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of Acquiror, as may be amended from time to time.

“Acquiror Parties” means Acquiror and PubCo.

Annex A-2

“Acquiror Private Placement Warrants” means “Private Placement Warrants” as defined in the most recent Acquiror SEC Reports prior to the date of this Agreement.

“Acquiror Public Warrant” means “Public Warrants”, as defined in the most recent Acquiror SEC Reports prior to this Agreement.

“Acquiror Representations” means the representations and warranties of Acquiror expressly and specifically set forth in Article VI of this Agreement, as qualified by the Acquiror Schedules. For the avoidance of doubt, the Acquiror Representations are solely made by Acquiror.

“Acquiror Schedules” means the disclosure schedules of Acquiror.

“Acquiror SEC Reports” has the meaning specified in Section 6.10(a).

“Acquiror Securities” means the Acquiror Units, the Acquiror Ordinary Shares and the Acquiror Warrants.

“Acquiror Shareholder” means a holder of Acquiror Ordinary Shares.

“Acquiror Shareholder Approval” has the meaning specified in Section 6.02(b).

“Acquiror Units” means the units of Acquiror issued in connection with its initial public offering, which such units are comprised of Acquiror Class A Common Share and one-half of one Acquiror Public Warrant.

“Acquiror Warrants” means, collectively, the Acquiror Public Warrants and the Acquiror Private Placement Warrants.

“Acquisition Intended Tax Treatment” has the meaning specified in Section 3.11.

“Action” means any legal action (including any legal action seeing injunctive relief), claim, action, suit, assessment, arbitration or proceeding, including but not limited to in each case any action that is by or before any Governmental Authority.

“Additional Proposals” has the meaning specified in Section  9.02(c).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For the purposes of this definition, “control” (including, the terms “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Proposal” has the meaning specified in Section  9.02(c).

“Ancillary Agreements” means this Agreement, the PubCo Charter, the Company Support Agreement, the Sponsor Support Agreement, the Company Shareholder Lock-Up Agreement, the Registration Rights Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the Criminal Code Act 1995 (Cth), U.S. Foreign Corrupt Practices Act, as amended (FCPA), the UK Bribery Act 2010 and the U.S. Travel Act, 18 U.S.C. § 1952.

“Anti-Money Laundering Laws” means any anti-money laundering and/or counter-terrorism legislation, rules, regulations or policies with the force of law, that are applicable to the Company in any jurisdiction, including but not limited to the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth).

Annex A-3

“Antitrust Law” means any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Financial Statements” has the meaning specified in Section 4.07.

“Available Cash Amount” means the sum of (a) the amount of cash available in the Trust Account immediately prior to the Closing (after payment of (i) amounts due to Redeeming Shareholders, (ii) Outstanding Acquiror Expenses and (iii) Outstanding Company Expenses), plus (b) the proceeds of the Transaction Financing.

“Business Combination” mean a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company or Acquiror, as the case may be, with one or more businesses or entities.

“Business Combination Proposal” has the meaning set forth in Section 8.07.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Claim” means any demand, claim, action, legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Closing” has the meaning specified in Section 2.01.

“Closing Date” has the meaning specified in Section 2.01.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Advance Shareholder Approval” means the approval of this Agreement and the Transactions, pursuant to and in accordance with the terms and conditions of the Company’s Governing Documents.

“Company Affiliate Agreement” has the meaning specified in Section 4.21.

“Company Benefit Plan” has the meaning specified in Section 4.13(a).

“Company Board” means the board of directors of the Company.

“Company Charter” means the Constitution of the Company.

“Company Convertible Security” or “Company Convertible Securities” means Convertible Notes, the SAFEs, the PowerTec Consideration and the Vega Consideration.

“Company Cure Period” has the meaning specified in Section 11.01(b).

“Company GST Group” means the GST Group which includes the Company as a Member.

“Company Intellectual Property” means all Owned Intellectual Property, Company Licensed IP, and all Intellectual Property used in, or necessary for the conduct of the business of the Company or any Subsidiary, as currently conducted.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to or purported to be licensed to the Company or any Subsidiary or that the Company or any Subsidiary has a right to use or purports to have a right to use.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Company Schedules.
Annex A-4

“Company Schedules” means the disclosure schedules of the Company.

“Company Security” and “Company Securities” means the Company Shares and Company Convertible Securities.

“Company Shareholder” means the holder of either a Company Share or a Company Convertible Security to be converted to a Company Share prior to the Effective Time.

“Company Shareholder Lock-Up Agreements” has the meaning specified in Section 10.02(d).

“Company Shares” has the meaning specified in Section 4.06(a).

“Company Software” means all Company – or company Subsidiary Owned - owned and third party Software used in, or necessary for the conduct of, the business of the Company, as currently conducted.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Support Agreement” has the meaning specified in the recitals hereto.

“Confidential Data” means all data for which the Company is required by Law, Contract or privacy policy to keep confidential or private, including all such data transmitted to the Company by customers of the Company or Persons that interact with the Company.

“Confidentiality Agreement” has the meaning specified in Section 12.09.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than any Company Benefit Plans).

“Consolidated Financial Statements” has the meaning specified in Section 4.07.

“Convertible Notes” means the convertible notes issued to the holders thereof listed on Schedule 4.06(b).

“Copyleft Terms” has the meaning specified in Section 4.11(g).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Action” means an inaction or action by the Company, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures (i) that is consistent with the past practice of the Company in response to COVID-19 prior to the date of this Agreement (but only to the extent in compliance with applicable Law), or (ii) that would, given the totality of the circumstances under which the Company acted or did not act, be unreasonable for Acquiror to withhold, condition or delay consent with respect to such action or inaction (whether or not Acquiror has a consent right with respect thereto).

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority, including the Australian Department of Health and Aged Care, the U.S. Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“Duty” means any stamp, transaction or registration duty or similar charge imposed by any Governmental Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

“Effective Time” means the occurrence of the Closing.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including natural resources) and human health and safety, or the use, storage, emission, disposal or release of or exposure to Hazardous Materials.

Annex A-5

“Equity Value” means an amount equal to (i) $572,000,000, minus (ii) the Indebtedness (excluding Indebtedness under any Company Convertible Security that will be converted into Company Shares prior to or at the Closing) of the Company, plus (iii) cash and cash equivalents of the Company and its.

“ERISA” has the meaning specified in Section 4.13(a).

“ERISA Affiliate” has the meaning specified in Section  4.13(d).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary General Meeting” means a meeting of the holders of Acquiror Ordinary shares to be held for the purpose of approving the Proposals.

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Financial Statements” has the meaning specified in Section 4.07.

“Funds” means the superannuation schemes set out in Schedule 1.01 to which the Company and its Australian Subsidiaries contribute in respect of the Employees, and including the Company’s Funds.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, issued or entered by or with any Governmental Authority.

“GST” means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law.

“GST Law” has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold, per- and polyfluoroalkyl substances or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in

Annex A-6

each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (g) above and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that Indebtedness shall not include accounts payable to trade creditors that are not more than 60 days past due.

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission or any subpoena, interrogatory or deposition.

“Initial Merger” has the meaning specified in the recitals hereto.

“Initial Merger Effective Time” has the meaning specified in Section 2.02.

“Initial Merger Surviving Corporation” has the meaning specified in Section 2.01.

“Intellectual Property” means all intellectual property rights created, arising, or protected under applicable Law, including all: (i) patents, patent applications, patentable inventions and other patent rights (including any divisionals, continuations, continuations-in-part, reissues and reexaminations thereof) (collectively, “Patents”); (ii) trademarks, service marks, trade dress, trade names, taglines, social media identifiers (such as a Twitter® handle) brand names, logos, corporate names and other source identifiers and all goodwill related thereto; (iii) copyrights and designs; (iv) internet domain names; (v) trade secrets, know-how, inventions, processes, procedures, database rights, source code, confidential business information and other proprietary information and rights (collectively, “Trade Secrets”) and (vi) rights in Software.

“Interim Financial Statements” has the meaning specified in Section 4.07.

“Interim Period” has the meaning specified in Section 7.01.

“International Trade Laws” means any Law relating to international trade, including: (i) import laws and regulations administered by U.S. Customs and Border Protection, (ii) export control regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (iii) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (iv) U.S. anti-boycott laws and requirements (Section 999 of the Code, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et seq.).

“ITAA 1936” means Income Tax Assessment Act 1936 (Cth).

“ITAA 1997” means Income Tax Assessment Act 1997 (Cth).

“IT Systems” means the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology and telecommunications assets, systems, and equipment, and all associated documentation, in each case, owned, used, held for use, leased, outsourced or licensed by or for the Company or one of the Company’s Subsidiaries for use in the conduct of its respective business as it is currently conducted.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

Annex A-7

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by the Company or any of the Company’s Subsidiaries.

“Letter of Transmittal” has the meaning specified in Section 3.03(a).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest (including any PPS Security Interest), title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws.

“Material Adverse Effect” means, with respect to the particular party, any event, change or circumstance that has a material adverse effect on (i) the assets, business, results of operations or financial condition of the party; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or IFRS or GAAP as applicable after the date hereof or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.04 and, to the extent related thereto, the condition in Section 10.02(a)), (d) any change generally affecting any of the industries or markets in which the party operates or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required by this Agreement or with the prior written consent of the other party (provided, that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.04 and, to the extent related thereto, the condition in Section 10.02(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, pandemic, weather condition, explosion fire, act of God or other force majeure event, including, for the avoidance of doubt, COVID-19 and any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or any industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the party’s compliance therewith, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the party operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the party to meet any projections, forecasts or budgets or (i) any actions taken, or failures to take action, or such other changes or events, in each case, which Acquiror has requested or to which it has consented; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change does not have a disproportionate impact on the party as compared to other industry participants or (ii) the ability of the party to consummate the Transactions.

“Material Contracts” has the meaning specified in Section 4.12(a).

“Material Permits” has the meaning specified in Section 4.23.

Annex A-8

“MEC Group” has the meaning given by section 995 1 of the ITAA 1997.

“Multiemployer Plan” has the meaning specified in Section 4.13(d).

“Named Parties” means (i) with respect to this Agreement, the Company, Acquiror, the Sponsor, and the Sellers (and their permitted successors and assigns), and (ii) with respect to any Ancillary Agreement, the parties named in the preamble thereto (and their permitted successors and assigns), and “Named Party” means any of them.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Offer” has the meaning specified in the recitals hereto.

“Open Source Materials” has the meaning specified in Section  4.11(f).

“Outstanding Acquiror Expenses” has the meaning specified in Section 3.09(b).

“Outstanding Company Expenses” has the meaning specified in Section 3.09(a).

“Owned Company Software” means all Software owned or purported to be owned, in whole or in part, by the Company or one of its Subsidiaries.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company or one of its Subsidiaries and includes the Owned Company Software.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) that relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions, and either are not material or appropriate reserves for the amount being contested have been established in accordance with IFRS, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions to the extent appropriate reserves have been established in accordance with IFRS or GAAP as applicable, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (v) non-exclusive licenses of Owned Intellectual Property entered into in the ordinary course of business, (vi) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Unaudited Financial Statements or Liens the existence of which is referred to in the notes to the balance sheet included in the Unaudited Financial Statements, (vii) in the case of Leased Real Property, matters that would be disclosed by an accurate survey or inspection of such Leased Real Property, which do not materially interfere with the current use or occupancy of any Leased Real Property, (viii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any Leased Real Property, (ix) statutory Liens of landlords for amounts that (A) are not due and payable, (B) are being contested in good faith by appropriate proceedings and either are not material or appropriate reserves for the amount being contested have been established in accordance with IFRS or (C) may thereafter be paid without penalty and (x) Liens described on Schedule 1.01(b) or incurred in connection with activities permitted under Section 7.01 hereof (including, for the avoidance of doubt, any refinancings of existing indebtedness of the Company).

“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

Annex A-9

“Personal Information” means any personal information that specifically identifies, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, any particular individual or household.

“PowerTec” means PowerTec Holdings Ltd.

“PowerTec Consideration” means the shares set forth on Schedule 4.06(b) to be issued to Raymond Smith and Doug Pukallus pursuant to that certain Share Sale Agreement, between the Company, PowerTec, Raymond Smith, and Ranald McDonald, as amended on September 4, 2023.

“PPS Act” means the Personal Property Securities Act 2009 (Cth).

“PPS Security Interest” means a security interest as defined in the PPS Act.

“Privacy and Security Requirements” means, to the extent applicable to the Company or any of its Subsidiaries, (a) any Laws relating to privacy and data security, including laws regulating the Processing of Protected Data; (b) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”); (c) all Contracts between the Company, any of its Subsidiaries and any Person that is applicable to the PCI DSS, privacy, data security and/or the Processing of Protected Data; and (d) all policies and procedures applicable to the Company or any of its Subsidiaries relating to the PCI DSS, privacy, data security and/or the Processing of Protected Data, including without limitation all website and mobile application privacy policies and internal information security procedures.

“Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Proposals” has the meaning specified in Section 9.02(c).

“Protected Data” means Personal Information and Confidential Data.

“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Extraordinary General Meeting for the purpose of soliciting proxies from Acquiror Shareholders to approve the Proposals (which shall also provide the Acquiror Shareholders with the opportunity to redeem their Acquiror Ordinary Shares in conjunction with a shareholder vote on the Business Combination).

“PubCo” has the meaning specified in the recitals hereto.

“PubCo Board” means the board of directors of PubCo.

“PubCo Charter” has the meaning specified in the recitals hereto.

“PubCo Ordinary Shares” means PubCo’s Ordinary Shares, par value $1.00 per share, entitling the holder of each such share to one vote per share.

“PubCo Warrants” means the Acquiror Warrants following the Initial Merger Effective Time.

“Raptor300” means Raptor300 Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Real Estate Lease Documents” has the meaning specified in Section 4.18(b).

“Redeeming Shareholder” means an Acquiror Shareholder who demands that Acquiror redeem its Acquiror Ordinary Shares for cash in connection with the Offer and in accordance with the Acquiror Organizational Documents.

“Registered Intellectual Property” has the meaning specified in Section 4.11(a).“Registration Rights Agreement” has the meaning specified in the recitals hereto.

“Registration Statement” has the meaning specified in Section 9.02(a).

Annex A-10

“Regulatory Approvals” means any approvals required from any Governmental Authority and/or under any applicable Laws relating to the Transactions, including but not limited to the approvals required from the Regulatory Consent Authorities under Section 8.07.

“Regulatory Consent Authorities” means the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission, as applicable.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, agents, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.

“Reorganization Intended Tax Treatment” has the meaning specified in Section 2.10.

“SAFEs” means the simple agreements for future equity between the Company and the holders set forth on Schedule 4.06(b).

“Schedules” means the Acquiror Schedules and the Company Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Share Issuance Proposal” has the meaning specified in Section 8.02(c).

“Shareholder Action” has the meaning specified in Section 7.09.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other documentation used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Sponsor” means, individually, Northern Revival Sponsor LLC, a Cayman Islands limited liability company.

“Sponsor Support Agreement” has the meaning specified in the recitals hereto.

“Sponsor Warrant Repurchase Amount” means $2,500,000.

“Subscription Agreement” means an agreement executed by a Transaction Financing Investor pursuant to which such Transaction Financing Investor has committed to invest cash in Acquiror in order to acquire Acquiror Common Stock prior to or in connection with the Closing.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a general or limited partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member. For the avoidance of doubt, the term “Subsidiary” in this Agreement shall also refer to PowerTec and Vega, and their respective subsidiaries, entities which will be Subsidiaries of the Company as of the Closing.

“SGA” means the Superannuation Guarantee (Administration) Act 1992.

“Surviving Provisions” has the meaning specified in Section 11.02.

“TAA” means Taxation Administration Act 1953 (Cth).

Annex A-11

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, withholding, payroll, ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, goods and services tax (including GST), real property, capital stock, capital share, profits, disability, registration, value added, estimated, customs duties, escheat, sales, use, or other tax, governmental fee or other like assessment in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 11.01(c).

“Terminating Company Breach” has the meaning specified in Section 11.01(b).

“Termination Date” has the meaning specified in Section 11.01(b).

“Transaction Financing” has the meaning specified in the recitals hereto.

“Transaction Financing Incentive Shares” has the meaning set forth in Section 9.09(c).

“Transaction Investor” means any investor in the Transaction Financing.

“Transaction Proposal” has the meaning specified in Section  9.02(c).

“Transactions” means the transactions contemplated by this Agreement to occur at or prior to the Closing on the Closing Date.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 6.07(a).

“Trust Agreement” has the meaning specified in Section 6.07(a).

“Trustee” has the meaning specified in Section 6.07(a).

“Unit Separation” means, the election of any holder of an Acquiror Unit, to separate such Acquiror Unit into Acquiror Ordinary Shares and Acquiror Public Warrants.

“Vega” means Vega Global Technologies Pty Ltd, an Australian proprietary company limited by shares.

“Vega Consideration” means the shares set forth on Schedule 4.06(b) to be issued to shareholders of Vega pursuant to the Binding Heads of Agreement between the Company and Vega, dated as of September 16, 2023.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

1.02  Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation”, (vi) the word “or” shall be disjunctive but not exclusive and (vii) all references to money refer to the lawful currency of the United States.

Annex A-12

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s or Acquiror’s business, as applicable, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19). Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall prevent the Company from taking or failing to take any COVID-19 Actions and (x) no such COVD-19 Actions shall be deemed to violate or breach this Agreement in any way, (y) all such COVID-19 Actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such COVID-19 Actions shall serve as a basis for Acquiror to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied.

(c) Any reference in this Agreement to “PubCo” shall also mean Acquiror to the extent the matter relates to the pre-Closing period and any reference to “Acquiror” shall also mean “PubCo” to the extent the matter relates to the post-Closing period (including, for the purposes of this Section 1.02(c), the Effective Time).

(d) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(e) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(f) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(g) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

(i) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (A) provided no later than one calendar day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form, or (B) with respect to Acquiror, filed with the SEC by Acquiror on or prior to the date hereof.

1.03  Knowledge. As used herein, the phrase “to the Knowledge” shall mean the actual knowledge of, in the case of the Company, and Natraj Balasubramanian, Darren McVean or Jay Stephenson, and, in the case of Acquiror, Aemish Shah and Manpreet Singh.

ARTICLE II
INITIAL MERGER

2.01  Initial Merger. At the Initial Merger Effective Time (as defined in Section 2.02), and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act, Acquiror shall be merged with and into PubCo, the separate corporate existence of Acquiror shall cease and PubCo shall continue as the surviving company. PubCo as the surviving company after the Initial Merger is hereinafter referred to, after the Initial Merger Effective Time, as “PubCo” or “Initial Merger Surviving Corporation.”

2.02  Initial Merger Effective Time. Following the satisfaction or waiver (to the extent permitted by Applicable Law and the Acquiror Organizational Documents) of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Acquiror, Acquiror shall cause the Initial Merger to be consummated one Business Day before the Closing Date (the date of such Initial Merger, or such later time as specified in the documents filed to effect such Merger in accordance with the Cayman Companies Act, being the “Initial Merger Effective Time”).

Annex A-13

2.03  Effect of the Initial Merger. At the Initial Merger Effective Time, the effect of the Initial Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Acquiror shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of PubCo, which shall include the assumption by PubCo of any and all agreements, covenants, duties and obligations of Acquiror set forth in this Agreement to be performed after the Initial Merger Effective Time, and all securities of PubCo issued and outstanding as a result of the conversion under Section 2.07 hereof shall be listed on the public trading market on which the Acquiror securities may be trading at such time.

2.04  Memorandum and Articles of Association. Effective at the Initial Merger Effective Time, the memorandum and articles of association of PubCo shall be amended and restated in its entirety in a form to be agreed by the Parties and shall be thereafter amended in accordance with its terms, the Governing Documents of PubCo and as provided by Applicable Law.

2.05  Directors and Officers of PubCo. The Parties shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause, effective as of the Closing, the PubCo Board to consist of a total of five directors; all determined by the Company which include a sufficient number of independent directors meeting the listing requirements of Nasdaq.

2.06  Sponsor Share Forfeiture. Immediately prior to the Initial Merger Effective Time, the Sponsor shall surrender 1,500,000 Acquiror Class A Ordinary Shares.

2.07  Effect on Issued Securities of Acquiror.

(a) Conversion of Acquiror Ordinary Shares. At the Initial Merger Effective Time, every Acquiror Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall be converted automatically into one PubCo Ordinary Share. Such conversion will take effect as a redemption of Acquiror Ordinary Shares and an issuance of PubCo Ordinary Shares. At the Initial Merger Effective Time, all Acquiror Ordinary Shares shall cease to be outstanding and shall automatically be converted or canceled (as the case may be) and shall cease to exist. The holders of certificates previously evidencing Acquiror Ordinary Shares outstanding immediately prior to the Initial Merger Effective Time shall cease to have any rights with respect to such Acquiror Ordinary Shares, except as provided herein or by Applicable Law. Each certificate previously evidencing Acquiror Ordinary Shares shall be exchanged for a certificate representing the same number of PubCo Ordinary Shares upon the surrender of such certificate in accordance with Section 2.08.

(b) Acquiror Units. Immediately prior to the Initial Merger Effective Time, each issued and outstanding Acquiror Unit shall separate into its individual components of one Acquiror Ordinary Share and one-half of one Acquiror Warrant and all Acquiror Units shall cease to be outstanding and shall automatically be canceled. Each individually-separated component shall, at the Initial Merger Effective Time, be converted into one PubCo Ordinary Share and one-half of one PubCo Warrant; provided that no fractional warrants will be issued. The holders of certificates previously evidencing Acquiror Units outstanding immediately prior to the Initial Merger Effective Time shall cease to have any rights with respect to such Acquiror Units, except as provided herein or by Applicable Law.

(c) Acquiror Warrants. At the Initial Merger Effective Time, every issued and outstanding Acquiror Warrant immediately prior to the Initial Merger Effective Time shall be converted automatically into one PubCo Warrant. The certificates previously evidencing Acquiror Warrants outstanding immediately prior to the Initial Merger Effective Time shall represent an equal number of PubCo Warrants after the Initial Merger Effective time.

(d) Cancellation of Acquiror Ordinary Shares Owned by Acquiror. At the Initial Merger Effective Time, if there are any Acquiror Ordinary Shares that are owned by the Acquiror as treasury shares or any Acquiror Ordinary Shares owned by any direct or indirect wholly owned subsidiary of Acquiror immediately prior to the Initial Merger Effective Time, such shares shall be surrendered without any payment therefor.

(e) Cancellation of PubCo Ordinary Shares Owned by Acquiror. At the Initial Merger Effective Time, every issued and outstanding share(s) of PubCo owned by Acquiror, being the only issued and outstanding share(s) in PubCo immediately prior to the Initial Merger Effective Time, shall be canceled without any conversion thereof or payment therefor.

Annex A-14

(f) Transfers of Ownership. If any securities of PubCo are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to PubCo or any agent designated by it any transfer or other Taxes required by reason of the issuance of securities of PubCo in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PubCo or any agent designated by it that such tax has been paid or is not payable.

(g) No Liability. Notwithstanding anything to the contrary in this Section 2.07, none of the Parties shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.08  Surrender of Securities. All PubCo Ordinary Shares and PubCo Warrants issued upon the surrender of Acquiror Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Acquiror Securities, provided that any restrictions on the sale and transfer of Acquiror Ordinary Shares and Acquiror Warrants shall also apply to the PubCo Ordinary Shares and PubCo Warrants so issued in exchange.

2.09  Lost Stolen or Destroyed Certificates. In the event any certificates of Acquiror Securities shall have been lost, stolen or destroyed, PubCo shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that PubCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo with respect to the certificates alleged to have been lost, stolen or destroyed.

2.10  Reorganization Intended Tax Treatment. For U.S. Federal income tax purposes, the Initial Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Reorganization Intended Tax Treatment”). Acquiror and PubCo hereby adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations. Acquiror and PubCo agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with the Reorganization Intended Tax Treatment, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Initial Merger for the Reorganization Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Initial Merger Effective Time has or may have on any such reorganization status. Each of the Parties acknowledge and agree that each (a) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Initial Merger is determined not to qualify for the Reorganization Intended Tax Treatment.

2.11  Taking of Necessary Action; Further Action. If, at any time after the Initial Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest PubCo with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Acquiror, the officers and directors of Acquiror and PubCo are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.12  Agreement of Fair Value. Acquiror, PubCo and the Company respectively agree that the consideration payable for the Acquiror Securities represents the fair value of such Acquiror Securities for the purposes of Applicable Law.

Annex A-15

ARTICLE III
CLOSING; CONVERSION OF COMPANY CONVERTIBLE SECURITIES; SHARE EXCHANGE

3.01  Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place as promptly as practicable, at least one (1) Business Day following the Initial Merger. The date on which the Closing is held is herein referred to as the “Closing Date.” The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

3.02  Conversion of Company Convertible Securities. Prior to the Effective Time, all Company Convertible Securities outstanding shall be converted into Company Shares in accordance with the agreements governing such Company Convertible Securities. In connection therewith, all such holders shall enter into agreements with PubCo acknowledging full release of all claims in connection with the underlying agreements.

3.03  Share Exchange. Subject to the provisions of this Agreement, on the Closing Date, the Company, the Company Shareholders and PubCo shall execute and deliver a Share Sale Agreement (the “Share Sale Agreement”), pursuant to which the Company Shareholders shall be entitled to have issued to them by PubCo, in the aggregate, shares of PubCo Ordinary Shares (the “Exchange Shares”) with an aggregate value equal to the Equity Value. The aggregate number of Exchange Shares shall be determined by dividing the Equity Value by $10.00. Each Company Shareholder shall receive its pro rata share of the Exchange Shares based on the percentage of Company Shares owned by such Seller as compared to the total number of Company Shares owned by all Company Shareholders immediately prior to the Effective Time but after the conversion of all Company Convertible Securities. Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by PubCo by virtue of this Agreement or the Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that would otherwise be received by such Person) shall instead have the number of PubCo Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole PubCo Ordinary Share.

3.04  Equitable Adjustments. If, between the date of this Agreement and the Initial Merger Effective Time, the outstanding Acquiror Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock or share dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach of Section 6.14(a) of this Agreement by Acquiror with respect to the number of its issued and outstanding Acquiror Ordinary Shares (or any other issued and outstanding equity security interests in Acquiror) or rights to acquire Acquiror Ordinary Shares (or any other equity security interests in Acquiror), then any number, value (including dollar value) or amount contained herein which is based upon the number of Company Shares or Acquiror Ordinary Shares (or any other equity security interests in Acquiror), as applicable, will be appropriately adjusted to provide to the holders of Company Shares or the holders of Acquiror Ordinary Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 3.04 shall not be construed to permit Acquiror or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

3.05  Delivery of Consideration.

(a) At least five (5) Business Days prior to the target Closing Date agreed between the Parties, Acquiror and PubCo shall provide to the Company, who shall cause to be delivered to each Company Shareholder at the address provided to Acquiror and PubCo by the Company, a letter of transmittal (the “Letter of Transmittal”), which shall (i) have customary representations and warranties as to title, authorization, execution and delivery, (ii) have a customary release of all claims against PubCo and the Company arising out of or related to such holder’s ownership of Company Shares, and (iii) specify that delivery shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of the Company Shares to PubCo (including all certificates representing Company Shares to the extent such Company Shares are certificated), together with instructions thereto.

(b) Upon the receipt of a Letter of Transmittal (accompanied with all Company Securities representing Company Shares, to the extent such Company Shares are certificated) duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Acquiror and PubCo, the holder of such Company Shares shall be entitled to receive in exchange therefor, and conditioned upon the occurrence of the Closing, the consideration described in Section 3.01(b). Until surrendered as contemplated by this Section 3.05(b) together with the delivery of a duly, completely and validly executed Letter of

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Transmittal, each Company Share shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the consideration described in Section 3.01(a) which the holders of Company Shares were entitled to receive in respect of such shares pursuant to this Section 3.05(b).

3.06  Lost Securities. In the event any Company Security has been lost, stolen, mutilated or destroyed, upon the delivery of an affidavit of that fact by the Person claiming such Company Security to be lost, stolen or destroyed and, if required by PubCo, the provision by such Person of a customary indemnity against any claim that may be made against Acquiror with respect to such Company Security, PubCo shall issue or pay in exchange for such lost, stolen, mutilated or destroyed Company Security the consideration issuable or payable in respect thereof as determined in accordance with this Section 3.06.

3.07  Section 368 Reorganization.

3.08  Withholding. Each of Acquiror, PubCo and the Company and their respective Affiliates shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law; provided that before making any deduction or withholding pursuant to this Section 3.08 other than with respect to compensatory payments made pursuant to this Agreement, Acquiror and PubCo shall use commercially reasonably efforts to give the Company at least five (5) days prior written notice of any anticipated deduction or withholding to provide the Company with sufficient opportunity to provide any forms or other documentation from the applicable equity holders or take such other steps in order to avoid such deduction or withholding and shall reasonably cooperate with the Company to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 3.08. To the extent that Acquiror, PubCo, the Company or any of their respective Affiliates withholds such amounts with respect to any Person and properly remits such withheld amounts to the applicable Governmental Authority, such withheld amounts shall be treated as having been paid to or on behalf of such Person for all purposes of this Agreement. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Transactions treated as compensation, the parties shall cooperate to pay such amounts through the Company’s payroll to facilitate applicable withholding.

3.09  Payment of Expenses.

(a) Three (3) Business Days prior to the Closing Date, the Company shall provide to Acquiror and PubCo the Closing Statement, setting forth a written report of the following unpaid fees and expenses incurred by or on behalf of the Company in connection with this Agreement, preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the documented fees and disbursements of outside counsel, accountants, investment bankers, financial advisors, experts and consultants to the Company incurred in connection with the Transactions and (ii) the fees and expenses relating to the PCAOB audit (collectively, the “Outstanding Company Expenses”). At the Closing, PubCo shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Expenses. For the avoidance of doubt, Outstanding Company Expenses shall not include any expenses incurred in connection with the Transactions by or on behalf of Sellers.

(b) Three (3) Business Days prior to the Closing Date, Acquiror and PubCo shall provide to the Company a written report setting forth (i) a list of all unpaid fees and disbursements of Acquiror, PubCo or the Sponsor for outside counsel and fees and expenses of Acquiror, PubCo or the Sponsor or for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Acquiror, PubCo or the Sponsor in connection with Acquiror’s initial public offering (including any deferred underwriter fees), the Transactions or other proposed business combination with other third parties (together with written invoices and wire transfer instructions for the payment thereof), (ii) the amount of repayment of any loans to the Sponsor or its Affiliates, and (iii) the Sponsor Warrant Repurchase Amount to be paid for the Acquiror Private Placement Warrants held by the Sponsor (collectively, the “Outstanding Acquiror Expenses”). On the Closing Date, PubCo shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Acquiror Expenses.

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3.10  Organizational Documents of PubCo and the Company.

(a) At the Initial Merger Effective Time, the memorandum and articles of association of PubCo shall be amended and restated in their entirety to be the PubCo Charter until thereafter supplemented or amended in accordance with their terms and the Cayman Companies Act.

(b) At the Effective Time by virtue of the Transactions, the Company Charter as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to appropriately reflect the Transactions, until thereafter supplemented or amended in accordance with their terms and the Australian Companies Act.

3.11  Directors and Officers of PubCo and the Company.

(a) Except as otherwise directed in writing by the Company, and conditioned upon the occurrence of the Closing, subject to any limitation with respect to any specific individual imposed under applicable Laws and the listing requirements of Nasdaq (for the avoidance of doubt, after giving effect to any exemptions available to a controlled company), Acquiror and PubCo shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause, effective as of the Closing, the PubCo Board to consist of a total of five directors; all determined by the Company which include a sufficient number of independent directors meeting the listing requirements of Nasdaq. On the Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to the Company with such individuals elected as members of the PubCo Board as of the Closing.

(b) Except as otherwise directed in writing by the Company, and conditioned upon the occurrence of the Closing, Acquiror and PubCo shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause the Persons constituting the officers of the Company prior to the Effective Time to be the officers of PubCo (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.

(c) The directors of PubCo shall also be appointed by PubCo to be the directors of the Company from and after the Effective Time, in each case, to hold office in accordance with the Governing Documents of the Company.  Each person appointed as a director of the Company pursuant to the preceding sentence shall remain in office as a director of the Company until his or her successor is elected and qualified or until his or her earlier resignation or removal.

3.12  Acquisition Intended Tax Treatment. For U.S. Federal income tax purposes, (a) it is intended that (i) the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Share Exchange within the meaning of Section 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder, ((a) and (b), together, the “Acquisition Intended Tax Treatment”)., The Parties hereby agree to file all Tax and other informational returns on a basis consistent with the Acquisition Intended Tax Treatment, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange for the Acquisition Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the Parties acknowledge and agree that each (a) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Share Exchange is determined not to qualify for the Acquisition Intended Tax Treatment.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), the Company represents and warrants to Acquiror and PubCo as follows:

4.01  Corporate Organization of the Company.

(a) The Company has been duly incorporated, is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has the requisite corporate entity power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company Charter and Company Constitution previously made available by the Company are true, correct and complete and are in effect as of the date of this Agreement.

(b) The Company is licensed or duly qualified and in good standing as a foreign or extra-provincial company (or other entity, if applicable) in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.02  Subsidiaries. A complete list of each Company Subsidiary and its jurisdiction of incorporation, formation or organization, outstanding equity securities, and holders of equity securities (including respective numbers and percentages), as applicable, is set forth on Schedule 4.02. The Company Subsidiaries have been duly formed or organized and are validly existing and in good standing under the Laws of their jurisdictions of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. Each Company Subsidiary is duly licensed or qualified and in good standing as a foreign corporation or extra-provincial company (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Charter and other Subsidiary organization documents previously made available by the Company are true, correct and complete and are in effect as of the date of this Agreement.

4.03  Due Authorization. As of the date of this Agreement, the Company has obtained the Company Advance Shareholder Approval. The Company has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to this Agreement to which it is a party and (subject to the approvals described in Section 4.05) to perform its obligations hereunder and thereunder and to consummate the Transactions and thereby. The execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the Transactions and thereby have been duly and validly authorized and approved by the Company Board, no other company proceeding on the part of the Company is necessary to authorize this Agreement or such Ancillary Agreements or the Company’s performance hereunder or thereunder. This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Company Advance Shareholder Approval is the only vote of the holders of any class or series of shares in the capital stock of the Company required to approve and adopt this Agreement and approve the Transactions.

4.04  No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05 or on Schedule 4.05, the execution, delivery and performance of this Agreement and each Ancillary Agreement to this Agreement to which it is a party by the Company and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of, the certificate of formation, bylaws or other organizational documents of the Company or any Subsidiary, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or

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any Subsidiary, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the type required to be disclosed in Section 4.12(a), or any Leased Real Property document to which the Company or any Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or any Subsidiary, except (in the case of clause (c) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.05  Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Acquiror contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company or any Subsidiary with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the Transactions, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) as otherwise disclosed on Schedule 4.05.

4.06  Capitalization.

(a) The issued and outstanding share capital of the Company consists of 11,069,578 ordinary shares of the Company (the “Company Shares”) and 2,930,422 Company Convertible Securities

(b) All of the issued and outstanding Company Shares and Company Convertible Securities (i) have been duly authorized and validly issued and allotted and are fully paid and, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract, and (iv) except as set forth on Schedule 4.06(b), are fully vested. Set forth on Schedule 4.06(b) is a true, correct and complete list of each holder of Company Shares and Company Convertible Securities and the number of Company Shares and Company Convertible Securities held by each such holder as of the date hereof. Except as set forth in this Section 4.06(b), there are no other Company Shares, Company Convertible Securities or other equity interests of the Company authorized, reserved, issued or outstanding.

(c) All of the outstanding equity of each direct and indirect Subsidiary is owned, or, in the case of PowerTec and Vega, will be owned prior to the Effective Time, by the Company. The capitalization of each Subsidiary is set forth on Schedule 4.02. The equity of each Subsidiary (i) has been duly authorized and validly issued and allotted and are fully paid and, (ii) was issued in compliance in all material respects with applicable Law, (iii) was not issued in breach or violation of any preemptive rights or Contract, and (iv) is fully vested. Except as set forth in this Section 4.06(c), there are no other equity interests of any direct or indirect Subsidiary authorized, reserved, issued or outstanding.

4.07  Financial Statements.

(a) Attached as Schedule 4.07 are: (a) (i) the audited financial statements of Raptor 300 for the years ended June 30, 2022 and 2021, together with the auditor’s reports thereon and (ii) the audited financial statements of PowerTec and the Subsidiaries that currently comprise Vega for the years ended June 30, 2022 and 2021 (the “Audited Financials”) and (b) the audited balance sheets of the Company and each Subsidiary (or the Subsidiaries which currently comprise such entity) as of December 31, 2022 (the “Interim Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial position, results of operations, income (loss), changes in equity and cash flows as of the dates and for the periods indicated in such Financial Statements (except, in the case of the Interim Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments).

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(b) BDO LLP, who will certify the consolidated financial statements of the Company to be provided in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and registered with the PCAOB.

(c) Akhil Sobti, Chartered Accountant, the auditor for the financial statements for PowerTec and each of the Subsidiaries which comprise Vega, is an independent registered public accounting firm as required by the Securities Act and registered with the AICPA.

(d) There are no outstanding loans or other extensions of credit made by the Company or any Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Subsidiary.

4.08  Undisclosed Liabilities. There is no liability, debt or obligation against the Company or its Subsidiaries that would be required to be set forth or reserved for on a balance sheet of the Company or its Subsidiaries (and the notes thereto) prepared in accordance with IFRS consistently applied and in accordance with past practice, except for liabilities or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business, (c) disclosed in the Company Schedules, (d) arising under or related to this Agreement and/or the performance by the Company of its obligations hereunder, or (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.09  Litigation and Proceedings. Except as set forth in Schedule 4.09, there are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company and its Subsidiaries, there are no pending or threatened investigations against the Company or its Subsidiaries, or otherwise affecting the Company or its Subsidiaries’ assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, its Subsidiaries nor any property, asset or business of the Company or its Subsidiaries are subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority. There is no unsatisfied judgment or any open injunction binding upon the Company or any of its Subsidiaries.

4.10  Compliance with Laws.

(a) Except with respect to compliance with Environmental Laws (as to which certain representations and warranties are made solely pursuant to Section 4.19) and compliance with Tax Laws (which are being made solely pursuant to Sections 4.13 and  4.15), and, the Company and its Subsidiaries are, and since December 31, 2019 have been, in compliance in all material respects with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law by the Company or its Subsidiaries at any time since December 31, 2019.

(b) Since December 31, 2019, (i) there has been no action taken by the Company, its Subsidiaries or, to the knowledge of Company, any officer, director, manager, employee, agent or representative of Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Law, (ii) neither the Company nor any of its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) the Company and each Subsidiary has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) neither the Company nor any of its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.

(c) No Company or Subsidiary has engaged in any activity, practice or conduct that would constitute a contravention of any of the applicable Anti-Money Laundering Laws. No Company or Subsidiary is or has been the subject of any investigation, enquiry or enforcement proceedings by any Governmental Authority or other agency regarding any contravention or alleged contravention under any of the Anti-Money Laundering Laws. Neither the Company nor any Subsidiary is aware of any investigation, enquiry or proceeding that is pending or, to the knowledge of the Company, threatened, nor any circumstances likely to give rise to any such investigation, enquiry or proceeding. The Company and each Subsidiary have conducted themselves in material compliance with the Anti-Money Laundering Laws and have instituted and maintain policies, procedures, systems and controls designed to promote and achieve compliance with the Anti-Money Laundering Laws.

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(d) Since December 31, 2019, (i) there has been no action taken by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any officer, director, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in material violation of any applicable International Trade Laws, (ii) neither the Company nor any of its Subsidiaries has been convicted of violating any International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable International Trade Laws, (iii) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws and (iv) neither the Company nor any of its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.

4.11  Intellectual Property.

(a) Schedule 4.11(a) sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction, and serial and application numbers, of all Patents, all registered copyrights, all registered trademarks, all domain name registrations and all pending registration applications for any of the foregoing, in each case, that are owned by the Company or any of its Subsidiaries, including any interests under Part 11 of the Trade Marks Act 1995 (Cth) (the “Registered Intellectual Property”), all of which are valid, enforceable and subsisting and are sufficient to operate the business as currently conducted. Except (i) as set forth on Schedule 4.11(a), the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Registered Intellectual Property set forth on Schedule 4.11(a) and all other Owned Intellectual Property free and clear of all Liens, other than Permitted Liens.

(b) Except (i) as set forth on Schedule 4.11(b), no Actions are pending or, to the Company’s knowledge, threatened (including unsolicited offers to license Patents) against the Company or any of its Subsidiaries by any third party claiming infringement, misappropriation or other violation of Intellectual Property owned by such third party or by the Company or any of its Subsidiaries or in the conduct of the Company’s or any Subsidiary’s business. Except (x) as set forth on Schedule 4.11(b) or, neither the Company nor any Subsidiary is a party to any pending Actions claiming infringement, misappropriation or other violation by any third party of any Owned Intellectual Property. Except as set forth on Schedule 4.11(b), within the five (5) years preceding the date of this Agreement, the Company, its Subsidiaries, its products and services and the conduct of the Company’s and the Subsidiaries’ business have not, to the knowledge of the Company, infringed, misappropriated or otherwise violated the Intellectual Property of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property. To the knowledge of the Company, the Company or one of its Subsidiaries either own(s), has a valid license to use or otherwise has the lawful right to use, all of the Company Intellectual Property and Company Software and IT Systems used in or necessary to conduct its business, except for such Company Intellectual Property and Company Software and IT Systems with respect to which the lack of such ownership, license or right to use would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement the consummation of the Transactions.

(c) The Company has undertaken commercially reasonable efforts to protect the confidentiality of any Trade Secrets included in the Owned Intellectual Property.

(d) No director, officer or employee of the Company or any of its Subsidiaries has any ownership interest in any of the Owned Intellectual Property. The Company and its Subsidiaries have implemented policies whereby employees and contractors of the Company or any of its Subsidiaries who create or develop any Intellectual Property in the course of their employment or provision of services for the Company or any of its Subsidiaries is required to assign to the Company or any of its Subsidiaries all of such employee’s or contractor’s rights therein, and all such employees and contractors have executed valid written agreements pursuant to which such Persons have assigned (or are obligated to assign) to the Company or one of its Subsidiaries all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company or one of its Subsidiaries by operation of law (and, in the case of contractors, to the extent such Intellectual Property was intended to be proprietary to the Company or one of its Subsidiaries).

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(e) Except as set forth on Schedule 4.11(e), no government funding and no facilities or other resources of any university, college, other educational institution or research center were used in the development of any Owned Intellectual Property.

(f) The Company and its Subsidiaries are in material compliance with the terms and conditions (other than attribution or notice requirements) of all material licenses for “free software,” “open source software” or under a similar licensing or distribution term (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) and the Apache License) (“Open Source Materials”) used by the Company or its Subsidiaries in any way.

(g) The Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, any Owned Intellectual Property or Owned Company Software, (ii) distributed Open Source Materials in conjunction with any Owned Intellectual Property or Owned Company Software or (iii) used Open Source Materials in or with any Owned Intellectual Property or Owned Company Software (including any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge), in each case of the foregoing clauses (i), (ii) and (iii), in such a way that grants or otherwise requires the Company to (x) disclose, distribute, license, grant rights or otherwise provide to any third party any material Owned Intellectual Property, including the source code for any Owned Company Software, or (y) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce any Owner Intellectual Property or Owned Company Software (collectively, “Copyleft Terms”).

(h) Except as set forth on Schedule 4.11(h), (i) with respect to all material Owned Company Software, the Company is in actual possession or control of the applicable material source code, object code, documentation, and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of such Owned Company Software, (ii) the Company has not disclosed source code for Owned Company Software to a third party other than to employees or contractors pursuant to a written agreement that protects the Company’s rights in such source code and obligates the employee or contractor to maintain the confidentiality of the source code, (iii) to the knowledge of the Company, no Person other than the Company is in possession of, or has rights to possess, any source code for Owned Company Software (other than contractors engaged to develop or maintain Owned Company Software), and (iv) except as set forth on Schedule 4.11(h) or under non-exclusive licenses granted by the Company to contractors engaged to perform services for the Company or to customers in the ordinary course of business, no Person other than the Company has any rights to use any Owned Company Software.

(i) In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any information or Protected Data, the Company is and has been, in compliance in all material respects with all Privacy and Security Requirements. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect the confidentiality, integrity and availability of all systems, information and Protected Data maintained and collected by it or on its behalf. Except as set forth in Schedule 4.11(i), the Company has not experienced any security incident that has compromised the integrity or availability of the Company’s network, systems, data or information. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all Privacy and Security Requirements relating to data loss, theft and breach of security notification obligations. Neither the Company nor any Company Subsidiary has received, nor provided, any notice of any claims, actions, investigations, inquiries or alleged violations of Privacy and Security Requirements or any other security incidents.

(j) The IT Systems are operational and adequate and sufficient for the current and reasonably anticipated future needs of the business of the Company or any of the Company’s Subsidiaries, (ii) to the knowledge of the Company, there have been no unauthorized intrusions or breaches of the security, or material failures of the IT Systems currently used to provide material products to customers in the conduct of their business as it is currently conducted during the two-year period preceding the date hereof, (iii) the Company and each of the Company’s Subsidiaries has in place adequate and commercially reasonable security controls and backup and disaster recovery plans and procedures in place, (iv) to the knowledge of the Company, there have been no unauthorized intrusions or breaches of the IT Systems in the two-year period preceding the date hereof that, pursuant to any legal requirement, would require the Company or any of the Company’s Subsidiaries to notify customers or employees of such breach or intrusion.

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(k) The Software is free of material defects and complies with all applicable laws in all material respects. To the knowledge of the Company, the Software does not contain any virus, worm, trojan horse, time bomb or any other code or item intended or designed to permit unauthorized access to, or disable, damage, impair or interrupt the normal operation of the software or any other information technology used by the Company or any Subsidiary in its business.

4.12  Contracts; No Defaults.

(a) Schedule 4.12(a) contains a listing of all Contracts (other than purchase orders) described in clauses (i) through (ix) below to which, as of the date of this Agreement, the Company or one of the Company’s Subsidiaries is a party or by which their respective assets are bound (together with all material amendments, waivers or other changes thereto) (collectively, the “Material Contracts”).

(i) each employee collective bargaining Contract;

(ii) any Contract pursuant to which the Company or any of the Company’s Subsidiaries (A) licenses or is granted rights from a third party under Intellectual Property that is material to the business of the Company or one of the Company’s Subsidiaries excluding click-wrap, shrink-wrap, off-the-shelf software licenses and any other software licenses that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $100,000 per year or (B) licenses or grants to a third party to any rights in or to use Owned Intellectual Property or Owned Company Software (excluding non-exclusive licenses granted to customers, contractors, suppliers or service providers in the ordinary course of business);

(iii) any Contract which restricts in any material respect or contains any material limitations on the ability of the Company or any of the Company’s Subsidiaries to compete in any line of business or in any geographic territory, in each case excluding customary confidentiality agreements (or clauses) or non-solicitation agreements (or clauses);

(iv) any Contract under which the Company or any of the Company’s Subsidiaries has created, incurred, assumed or guaranteed Indebtedness, has the right to draw upon credit that has been extended for Indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, in each case, in an amount in excess of $500,000;

(v) any Contract that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company since December 31, 2020, involving consideration in excess of $1,000,000 of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), but excluding any Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing;

(vi) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $500,000 in any calendar year, in each case, other than sales or purchases in the ordinary course of business;

(vii) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.12 and expected to result in revenue or require expenditures in excess of $500,000 in the calendar year ending December 31, 2022; and

(viii) any joint venture Contract, partnership agreement, limited liability company agreement or similar Contract that is material to the business of the Company.

(b) Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, (i) such Material Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company or its Subsidiaries, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, are enforceable by the Company or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of

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bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any Material Contract, (iii) since December 31, 2021, the Company and its Subsidiaries have not received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any Material Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2021 through the date hereof, the Company and its Subsidiaries have not received written notice from any customer or supplier that is a party to any Material Contract that such party intends to terminate or not renew any Material Contract.

4.13  Company Benefit Plans.

(a) Schedule 4.13(a) sets forth an accurate and complete list of each material Company Benefit Plan. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy or Contract, and each other material employee compensation or benefit plan, program, policy or Contract that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or any Subsidiary or pursuant to which the Company or any Subsidiary has or may have any material liabilities.

(b) Each Company Benefit Plan and each Contract with any consultant and independent contractor has been administered in compliance with its terms and all applicable Laws, including ERISA and the Code in all material respects and (ii) all contributions required to be made under the terms of any Company Benefit Plan and any Contract with any consultant and independent contractor as of the date this representation is made have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. To the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified status of such plans.

(d) Neither the Company nor any of its ERISA Affiliates sponsored, maintained, contributed to or was required to contribute to, at any point during the six (6) year period prior to the date hereof, a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other defined pension plans, in each case, that is subject to Title IV of ERISA or Section 412 of the Code. At any point during the six (6) year period prior to the date hereof, the Company has not had any liability under Title IV of ERISA on account of being considered a single employer under Section 414 of the Code with any other Person. No circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company to pay money to any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company. No Company Benefit Plan or Contract with any consultant and independent contractor provides post-employment health insurance benefits other than as required under Section 4980B of the Code. For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

(e) With respect to the Company Benefit Plans and Contracts with consultants and independent contractors, no material administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened.

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(f) There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan. There is no proceeding (other than routine and uncontested claims for benefits) pending or, to the knowledge of the Company, threatened, with respect to any Company Benefit Plan, Contract with any consultant and independent contractor or against the assets of any Company Benefit Plan or such Contract.

(g) Except as set forth in Schedule 4.13(h), the consummation of the Transactions, alone or together with any other event, will not (i) result in a payment or benefit becoming due or payable, to any current or former employee, director, independent contractor or consultant, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any current or former employee, director, independent contractor or consultant or (v) limit the ability of the Company to terminate any Company Benefit Plan or Contract with any consultant or independent contractor.

(h) No amount or benefit that could be, or has been, received by any current or former employee, officer or director of the Company or any Subsidiary who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions. Neither the Company nor any Subsidiary has agreed to pay, gross up or otherwise indemnify any employee, director or contractor for any tax imposed under Section 4999 of the Code, 409A of the Code or otherwise.

4.14  Labor Matters.

(a) (i) Neither the Company nor any Subsidiary is a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by the Company or any Subsidiary, (ii) no labor union or organization, works council or group of employees of the Company or any Subsidiary has made a pending written demand for recognition or certification and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company or any Subsidiary, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) is, and since January 1, 2020 has been, in compliance in all material respects with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since January 1, 2020, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against or affecting the Company or any of its Subsidiaries.

(c) Neither the Company nor any Subsidiary is delinquent in payments to any employees or former employees in any material amounts for any services or amounts required to be reimbursed or otherwise paid.

(d) To the knowledge of the Company, no employee of the Company or any Subsidiary at the level of senior vice president or above is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any Subsidiary or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any Subsidiary or (B) to the knowledge or use of Trade Secrets or proprietary information.

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(e) To the knowledge of the Company, all employees of the Company and its Subsidiaries are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities.

(f) Neither the Company nor any Subsidiary has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law that remains unsatisfied.

(g) The Company and each Subsidiary have complied in all material respects with their obligations under each agreement, statute, modern award, enterprise agreement or other industrial instrument relating to the employees.

(h) Each person who is subject to a contract for services with the Company or any Subsidiary can, subject to any State or Federal legislation relating to, among other things, unlawful termination and unfair dismissal, be lawfully terminated as an employee on one months’ notice or less without payment of any damages or compensation, including severance or redundancy payments.

(i) The Company and its Subsidiaries have kept adequate and suitable records regarding the service of each employee and such records meet the Company’s and each Subsidiary’s record keeping obligations under the Fair Work Act 2009 (Cth).

(j) Neither the Seller nor any Subsidiary pays salary or provides other benefits to any employee at a rate or in a manner exceeding that person’s entitlement under that employee’s employment agreement, legislation (including the SGA), modern awards, enterprise agreements and industrial instruments applicable to that person.

4.15  Taxes.

(a) All income and other material Tax Returns required by Law to be filed by the Company or any Subsidiary have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).

(b) All income and other material Taxes of the Company or any Subsidiary due and payable (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with IFRS or GAAP as applicable.

(c) The Company and each Subsidiary has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such withheld amounts required to have been remitted to the appropriate Governmental Authority.

(d) Neither the Company nor any Subsidiary is currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Neither the Company nor any Subsidiary has received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file a Tax Return that such entity is or may be subject to material Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or any Subsidiary, and no written request for any such waiver or extension is currently pending.

(e) Neither the Company nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.

(f) Neither the Company nor any Subsidiary has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.

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(g) Except with respect to deferred revenue or prepaid subscription revenues collected by the Company in the ordinary course of business, the Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issued or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing other than in the ordinary course of business; or (D) prepaid amount received prior to the Closing, other than in respect of such amounts reflected in balance sheets included in the Financial Statements, or received in the ordinary course of business.

(h) There are no Liens with respect to Taxes on any of the assets of the Company, other than Permitted Liens.

(i) The Company does not have any liability for the Taxes of any other Person (other than the Company or any of its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(j) The Company is not a party to or bound by, nor does it have any obligation to, any Governmental Authority or other Person (other than the Company or any of its Subsidiaries) under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes.

(k) The Company has not made an election under Section 1362(a) of the Code to be treated as an “S corporation” for U.S. federal, state or local income tax purposes.

(l) The Company is not, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(m) The Company is in compliance in all material respects with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company.

(n) Neither the Company nor any Subsidiary has sought (or is taken to have sought by virtue of the entry history rule under Section 701-5 of the ITAA 1997) capital gains tax relief under Sub division 126 B of the ITAA 1997 or former section 160ZZO of the ITAA 1936 in respect of any asset acquired by the Company or a Subsidiary.

(o) No Tax is or will be payable by the Company or any Subsidiary by reason of the application of Sub-division 104-J of the ITAA 1997 in relation to any agreement or transaction.

(p) Neither the Company nor any Subsidiary has a tainted share capital account or a share capital account that is taken to be tainted within the meaning of Division 197 of the ITAA 1997 or under the former section 160ARDM of the ITAA 1936 and neither the Company nor any Subsidiary has taken any action that would cause the Company’s share capital account to be a tainted share capital account, nor has an election been made at any time to untaint the Company’s or any Subsidiary’s share capital account.

(q) Neither the Company nor any Subsidiary has made any election or made any choice under Division 230 of the ITAA 1997.

(r) All tax losses of the Company and any Subsidiary are fully available for use by the relevant entity subject to the Company satisfying the conditions in section 165-13 of the ITAA 1997.

(s) Neither the Company nor any Subsidiary has made an interposed entity election pursuant to section 272-85 of Schedule 2F to the ITAA 1936.

(t) Each Company and Subsidiary has: (i) complied with all provisions of the former Part IIIAA of the ITAA 1936 and Part 3-6 of the ITAA 1997 including maintaining proper records of franking debits and franking credits for the purposes of both the ITAA 1936 and the ITAA 1997 and (ii) provided distribution statements within the meaning of section 202-80 of the ITAA 1997 to shareholders in respect of all dividends paid by the Company or a Subsidiary.

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(u) Neither the Company nor any Subsidiary (i) has notified, nor was required to notify, a Governmental Authority about variances in its benchmark franking percentage under subdivision 204-E of the ITAA 1997; or (ii) will have a deemed or actual franking deficit at the end of any year of income.

(v) Neither the Company nor any Subsidiary has paid or will as of the Closing Date have paid any amount, other than a duly declared dividend, which would or may constitute a dividend under the Tax Act.

(w) Neither the Company nor any Subsidiary has made any election to form a Consolidated Group or a MEC Group and neither the Company nor any Subsidiary has ever been a member of a Consolidated Group or MEC Group.

(x) Neither the Company nor any Subsidiary has entered into or been a party to any transaction which contravenes, and no Tax or Duty is or will be payable by the Company or any Subsidiary as a result of, sections 45 to 45D and Part IVA of the ITAA 1936 and Division 204 of Part 3-6 of the ITAA 1997).

(y) Neither the Company nor any Subsidiary: (i) has paid any material amount on account of, or in respect of, GST to any entity which it was not contractually required to pay; and (ii) is a party to any document, instrument, contract, agreement, deed or transaction in respect of which it is or will become liable to pay GST in circumstances where the Company or Subsidiary has no express entitlement to increase the consideration payable under the document, instrument, contract, agreement, deed or transaction or otherwise seek reimbursement so that the Company or Subsidiary retains the amount it would have retained but for the imposition of GST.

(z) The Company and each Subsidiary: (i) is registered for GST under the GST Law; (ii) has complied in all respects with the GST Law; (iii) is not in default of any obligation to make or lodge any payment or GST Return or notification under the GST Law; (iv) has adequate systems established for it to ensure it complies with the GST Law; and (v) where it has the right to require another party to any such agreement or arrangement to pay to it an amount on account of, or in respect of, GST, has enforced that right. Neither the Company nor any Subsidiary is or has ever been a Member of a GST Group.

(aa) All documents, instruments, contracts, agreements, deeds or transactions which are liable to Duty, or necessary to establish the title of each Company or Subsidiary to an asset, have had Duty paid in full in accordance with all applicable Tax Laws.

(bb) No event has occurred, or will occur, as a result of anything provided for in this agreement, or as a result of this agreement itself, as a result of which any Duty from which the Company or any Subsidiary may have obtained an exemption or other relief may become payable on any document, instrument, contract, agreement, deed or transaction.

(cc) The Company is not aware of any facts or circumstances, nor has it taken or agreed to take any action, either alone or in combination, that would reasonably be expected to prevent or impede the Initial Merger from qualifying for the Reorganization Intended Tax Treatment or the Share Exchange from qualifying for the Acquisition Intended Tax Treatment.

4.16  Brokers’ Fees. Except as described on Schedule 4.16, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Company for which the Company has any obligation.

4.17  Insurance. Schedule 4.17 contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company as of the date of this Agreement. With respect to each such insurance policy required to be listed on Schedule 4.17, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) the Company is not in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or

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permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

4.18  Real Property; Assets.

(a) The Company does not own any real property. The Company is not a party to any agreement or option to purchase any real property or material interest therein.

(b) Schedule 4.18(b) contains a true, correct and complete list of all Leased Real Property. The Company has made available to Acquiror and PubCo true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which the Company is a party (the “Real Estate Lease Documents”), and such deliverables comprise all Real Estate Lease Documents relating to the Leased Real Property.

(c) Except as set forth in Schedule 4.18(c), each Real Estate Lease Document (i) is a legal, valid, binding and enforceable obligation of the Company and, to the knowledge of the Company, the other parties thereto, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and each such Real Estate Lease Document is in full force and effect, (ii) has not been amended or modified except as reflected in the Real Estate Lease Documents made available to Acquiror and PubCo and (iii) to the knowledge of the Company, covers the entire estate it purports to cover and, subject to securing the consents or approvals, if any, required under the Real Estate Lease Documents to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the Transactions, will entitle Acquiror or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Lease Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Lease Documents for the purpose specified in the Real Estate Lease Documents.

(d) No material default or breach by (i) the Company or any of its Subsidiaries or (ii) to the knowledge of the Company, any other parties thereto, as applicable, presently exists under any Real Estate Lease Documents. The Company has not received written or, to the knowledge of the Company, oral notice of default or breach under any Real Estate Lease Document which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or breach under any Real Estate Lease Document by the Company or by the other parties thereto. The Company has not subleased or otherwise granted any Person the right to use or occupy any Leased Real Property or portion thereof which is still in effect. The Company has not collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein which is still in effect. The Company has a good and valid leasehold title to each Leased Real Property subject only to Permitted Liens.

(e) The Company has not received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

4.19  Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Company is and, during the last three (3) years, has been in compliance with all Environmental Laws;

(b) there has been no release of any Hazardous Materials at, in, on or under any Leased Real Property or in connection with the Company’s operations off-site of the Leased Real Property or, to the knowledge of the Company, at, in, on or under any formerly owned or leased real property during the time that the Company owned or leased such property;

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(c) the Company is not subject to and has not received any Governmental Order relating to any non-compliance with Environmental Laws by the Company or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials;

(d) no Action is pending or, to the knowledge of the Company, threatened and no investigation is pending or, to the knowledge of the Company, threatened with respect to the Company’s compliance with or liability under Environmental Law;

(e) the Company has made available to Acquiror and PubCo all material environmental reports (including any Phase One or Phase Two environmental site assessments), audits, correspondence or other documents relating to the Leased Real Property or any formerly owned or operated real property or any other location for which the Company may be liable in its possession, custody or control.

(f) Notwithstanding any other provision of this Article IV, this Section 4.19 contains the exclusive representations and warranties of the Company with respect to environmental matters.

4.20  Absence of Changes. Except (i) as set forth on Schedule 4.20 and (ii) in connection with the Transactions, from December 31, 2020 through and including the date of this Agreement, the Company and its Subsidiaries (1) have, in all material respects, conducted their respective business and operated their properties in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19), and (2) have not taken any action that is both material to the Company or its Subsidiaries and would require the consent of Acquiror pursuant to Section 7.01 if such action had been taken after the date hereof.

4.21  Affiliate Agreements. Except as set forth on Schedule 4.21 and except for, in the case of any employee, officer or director, any employment or indemnification Contract or Contract with respect to the issuance of equity in the Company, the Company is not a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Company, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of the Company or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”).

4.22  Internal Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23  Permits. The Company and its Subsidiaries have obtained and hold all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted,. Each Material Permit is in full force and effect in accordance with its terms; no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company; to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions; there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and the Company and its Subsidiaries are in compliance with all Material Permits applicable to the Company or its Subsidiaries.

4.24  Registration Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference in the Registration Statement will, as of the time the Registration Statement is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.24, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

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4.25  Operation of the Business during COVID-19. None of the Company’s actions and inactions prior to the date of this Agreement in response to COVID-19: (i) has resulted in the Company experiencing any material business interruption or material losses, or (ii) if taken following the date of this Agreement would constitute a Material Adverse Effect or a material breach of the covenants set forth in Section 7.01.

4.26  Company Support Agreement. The Company has delivered to Acquiror and PubCo a true, correct and complete copy of the Company Support Agreement. The Company Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. The Company Support Agreement is a legal, valid and binding obligation of the Company Shareholders party thereto, and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Company Support Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company Shareholders party to the Company Support Agreement under any term or condition of the Company Support Agreement.

4.27  Books and Records. The books and records of the Company and each Subsidiary have been maintained, in all material respects in accordance with reasonable business practice.

4.28  Sufficiency of Assets. The Company and its Subsidiaries own, have the right to use, or have good and valid title to and have full power and right, all of the assets necessary and sufficient to operate the business, as currently conducted and as proposed to be conducted.

4.29  Superannuation.

(a) As at the date of this agreement, the Funds are the only superannuation funds to which the Company or any Subsidiary contributes or are required to make superannuation contributions in respect of the employees. The Company and each Subsidiary have complied with all their obligations to make superannuation contributions which they are obliged to make on behalf of the Employees. Each Company’s and Subsidiary’s Fund is a complying superannuation fund for the purposes of the Superannuation Industry (Supervision) Act 1993 (Cth) and the Income Tax Assessment Act 1936 (Cth). The Company and each Subsidiary have provided at least the prescribed minimum level of superannuation support and made contributions that satisfy the choice of fund requirements for each Employee so as not to incur a shortfall amount under the SGA.

(b) The Company and each Subsidiary have made all contributions in accordance with the contribution rate set by the trustee and have paid all other amounts (including insurance premiums and administration costs), in respect of any defined benefits superannuation fund, in respect of any employees who are members of a defined benefit superannuation fund. There are no Claims outstanding or threatened or pending for disability benefits under the Company’s or any Subsidiary’s Fund.

4.30  No Additional Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Schedules), the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, including as to the condition, value or quality of the Company, any Subsidiary or the Company’s or Subsidiary’s assets, and the Company specifically disclaims any representation or warranty with respect to merchantability, usage, suitability or fitness for any particular purpose with respect to the Company’s assets, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and Acquiror shall rely on its own examination and investigation thereof. None of the Company’s Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror and PubCo or their Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror and PubCo or their Affiliates.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Schedules to this Agreement (which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), each Seller, severally and not jointly, represents and warrants to Acquiror and PubCo as follows:

5.01  Authorization; Binding Agreement. Such Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been, and each Ancillary Document to which such Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

5.02  Ownership. Such Seller owns good, valid and marketable title to the Company Shares set forth opposite such Seller’s name on Annex I, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Governing Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Company Shares other than this Agreement. Upon delivery of such Seller’s Company Shares to PubCo on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Company Shares and good, valid and marketable title to such Company Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Acquiror), will pass to PubCo.

5.03  No Conflict. The execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Company’s Governing Documents or any Governing Documents of any Subsidiaries of the Company, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to such Seller or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which such Seller is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties or assets of such Seller, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to enter into, perform its obligations under this Agreement and consummate the Transactions.

5.04  Litigation. There is no Action pending or, to the Knowledge of the Company, threatened, nor any Action is outstanding, against or involving such Seller, whether at law or in equity, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Seller is or is required to be a party.

5.05  No Other Representations. Except for the representations and warranties expressly made by such Seller in this Article V or as expressly set forth in an Ancillary Document, neither such Seller nor any other Person on its behalf makes any express or implied representation or warranty with respect to such Seller or the Transactions, and such Seller hereby expressly disclaims any other representations or warranties, whether implied or made by such Seller or any of its Representatives.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR AND PUBCO

Except as disclosed in the Acquiror SEC Documents, filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein) or set forth in the Acquiror Schedules to this Agreement (which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Acquiror and PubCo, jointly and severally, represent and warrant to the Company as follows:

6.01  Corporate Organization. Each of Acquiror and PubCo is duly incorporated and is validly existing as a company in good standing under the Laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of Acquiror Organizational Documents previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement. The copies of the Governing Documents of PubCo previously delivered by PubCo to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of Acquiror and PubCo is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Governing Documents. Each of Acquiror and PubCo is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into and perform its obligations under this Agreement and consummate the Transactions.

6.02  Due Authorization.

(a) Each of Acquiror and PubCo has all requisite corporate or entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to this Agreement to which it is a party and (subject to the approvals described in Section  6.06), upon receipt of the Acquiror Shareholder Approval and effectiveness of the PubCo Charter, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such Ancillary Agreements by Acquiror and PubCo and the consummation of the Transactions have been duly, validly and unanimously authorized by all requisite action and, except for the Acquiror Shareholder Approval, no other corporate or equivalent proceeding on the part of Acquiror or PubCo is necessary to authorize this Agreement or such Ancillary Agreements or Acquiror’s or PubCo’s performance hereunder or thereunder. This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by Acquiror and PubCo and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of Acquiror or PubCo, enforceable against Acquiror or PubCo in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) (i) The approval by a special resolution in accordance with the Governing Documents of Acquiror requiring the affirmative vote of a majority of at least two thirds of the votes cast at the quorate Extraordinary General Meeting, in person or represented by proxy and entitled to vote thereon, is required to approve the Amendment Proposal (the “Special Resolution”). The approval by an ordinary resolution in accordance with the Governing Documents of Acquiror requiring the affirmative vote of a majority of the votes cast at the Extraordinary General Meeting, in person or represented by proxy and entitled to vote thereon, is required to approve: (i) the Transaction Proposal, (ii) the Share Issuance Proposal, and (iii) the Acquiror Incentive Plan Proposal, in each case, assuming a quorum is present (the approval by Acquiror Shareholders of all of the foregoing, and together with the Special Resolution, collectively, the “Acquiror Shareholder Approval”). The Acquiror Shareholder Approval are the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, and the consummation of the Transactions (including the Closing); and (ii) The only corporate approval required for PubCo is (i) shareholder resolutions approving (a) an increase in authorized share capital, (b) the amended and restated Memorandum and Articles of Association, and (ii) board resolutions approving merger and entry into this agreement.

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(c) The Acquiror Board has duly adopted resolutions that: (i) this Agreement and the Transactions are fair to, advisable and in the best interests of Acquiror; (ii) approved the Transactions as a Business Combination; (iii) approved this Agreement and the Transactions, the execution and delivery by Acquiror of this Agreement and Acquiror’s performance of its obligations under this Agreement and consummation of the Transactions and (v) resolved to recommend to the shareholders of Acquiror approval of each of the matters requiring Acquiror Shareholder Approval.

(d) The PubCo Board has duly adopted resolutions that: provide. (i) this Agreement and the Transactions are fair to, advisable and in the best interests of PubCo and (ii) approved this Agreement and the Transactions, the execution and delivery by PubCo of this Agreement and PubCo’s performance of its obligations under this Agreement and consummation of the Transactions.

6.03  No Conflict. The execution, delivery and performance of this Agreement by Acquiror and PubCo and upon receipt of the Acquiror Shareholder Approval and the effectiveness of the PubCo Charter, the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Acquiror Organizational Documents or the Governing Documents of PubCo, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Acquiror, PubCo or any of their properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Acquiror, PubCo or any of their Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or PubCo, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions.

6.04  Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror or PubCo, threatened, Actions and, to the knowledge of Acquiror or PubCo, there are no pending or threatened investigations, in each case, against Acquiror or PubCo, or otherwise affecting Acquiror, PubCo or their respective assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions. There is no unsatisfied judgment or any open injunction binding upon Acquiror or PubCo which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions.

6.05  Compliance with Laws.

(a) Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions, each of Acquiror and PubCo is, and since the date of incorporation of Acquiror and PubCo has been, in compliance in all material respects with all applicable Laws. Neither Acquiror or PubCo has received any written notice from any Governmental Authority of a violation of any applicable Law by Acquiror or PubCo at any time since the dates of incorporation of Acquiror or PubCo, which violation would reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions.

(b) Since the dates of incorporation of Acquiror and PubCo, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into, perform its obligations under this Agreement and consummate the Transactions, (i) there has been no action taken by Acquiror or PubCo, or, to the knowledge of Acquiror and PubCo, any officer, director, manager, employee, agent or representative of Acquiror or PubCo, in each case, acting on behalf of Acquiror or PubCo, in violation of any applicable Anti-Corruption Law, (ii) neither Acquiror or PubCo has been convicted of violating any Anti-Corruption Laws or subjected to

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any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither Acquiror or PubCo has initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) neither Acquiror or PubCo has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.

(c) Since the dates of incorporation of Acquiror and PubCo, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Acquiror or PubCo to enter into and perform its obligations under this Agreement and consummate the Transactions, (i) there has been no action taken by Acquiror or PubCo, or, to the knowledge of Acquiror and PubCo, any officer, director, manager, employee, agent or representative of Acquiror or PubCo, in each case, acting on behalf of Acquiror or PubCo, in violation of any applicable International Trade Laws, (ii) neither Acquiror or PubCo has been convicted of violating any International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable International Trade Laws, (iii) neither Acquiror or PubCo has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws and (iv) neither Acquiror or PubCo has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.

6.06  Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Acquiror or PubCo with respect to Acquiror’s or PubCo’s execution or delivery of this Agreement or the consummation of the Transactions, except for applicable requirements of Cayman Companies Act, the HSR Act and any other applicable Antitrust Law, Securities Laws, Nasdaq and the filing of the PubCo Charter.

6.07  Financial Ability; Trust Account.

(a) Set forth on Schedule 6.07 is a true and accurate record, as of the date identified on Schedule 6.07, of the balance invested in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated February 1, 2021 by and between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Shareholder who is a Redeeming Shareholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated February 1, 2021. Amounts in the Trust Account are invested in U.S. Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Except as set forth on Schedule 6.07, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. Following the Effective Time, no Acquiror Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Shareholder is a Redeeming Shareholder.

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(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder and the completion of the Transactions, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c) As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

6.08  Taxes.

(a) All material Tax Returns required by Law to be filed by Acquiror and PubCo have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).

(b) All material amounts of Taxes shown due on any Tax Returns of Acquiror or PubCo and all other material amounts of Taxes owed by Acquiror or PubCo have been timely paid.

(c) Each of Acquiror and PubCo has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d) Neither Acquiror nor PubCo is currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Neither Acquiror nor PubCo has received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where Acquiror or PubCo does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Acquiror or PubCo, and no written request for any such waiver or extension is currently pending.

(e) Neither Acquiror nor PubCo is aware of any facts or circumstances, nor has taken or agreed to take any action, that, either alone or in combination, would reasonably be expected to prevent or impede the Initial Merger from qualifying for the Reorganization Intended Tax Treatment or the Share Exchange from qualifying for the Acquisition Intended Tax Treatment. There are no Liens with respect to Taxes on any of the assets of Acquiror or PubCo, other than Permitted Liens.

(f) Neither Acquiror nor PubCo has any liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(g) Neither Acquiror nor PubCo is a party to or bound by, nor does it have any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(h) Acquiror is and has since formation been treated as a corporation for U.S. federal (and applicable state and local) income Tax purposes.

(i) PubCo is and has since formation been treated as a corporation for U.S. federal (and applicable state and local) income Tax purposes.

6.09  Brokers’ Fees. Except for fees described on Schedule 6.09 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission (including any deferred underwriting commission) in connection with the Transactions (including the Transaction Financing) or as a result of the Closing, in each case, including based upon arrangements made by Acquiror, PubCo or any of their respective Affiliates, including the Sponsor.

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6.10  Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a) Acquiror has filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since the date of incorporation of Acquiror (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”). None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c) Acquiror has established and maintains a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with U.S. GAAP.

(d) Marcum LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act.

(e) Acquiror maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by Acquiror’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed on Schedule 6.10, Acquiror’s internal control over financial reporting is effective and Acquiror is not aware of any material weaknesses in its internal control over financial reporting.

(f) Since the date of Acquiror’s latest audited financial statements filed with the SEC, there has been no change in Acquiror’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, Acquiror’s internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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(h) Except as disclosed in the Acquiror SEC Reports, Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to any Acquiror SEC Reports. None of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

6.11  Business Activities; Absence of Changes.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions.

(b) Since its incorporation, PubCo has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Governing Documents of PubCo, there is no agreement, commitment or Governmental Order binding upon PubCo or to which PubCo is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of PubCo or any acquisition of property by PubCo or the conduct of business by PubCo as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the ability of PubCo to enter into and perform its obligations under this Agreement and consummate the Transactions.

(c) Neither Acquiror nor PubCo owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror and PubCo have no interests, rights, obligations or liabilities with respect to, and are not party to, bound by or have their assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(d) There is no liability, debt or obligation against Acquiror, PubCo or their Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the fiscal year ended December 31, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole) or (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the fiscal year ended December 31, 2022 in the ordinary course of the operation of business of Acquiror and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole).

6.12  Registration Statement. As of the time the Registration Statement is declared effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror and PubCo make no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror and PubCo by or on behalf of the Company specifically for inclusion in the Registration Statement.

6.13  Reserved.

6.14  Capitalization.

(a) As of the date hereof, the authorized share capital of Acquiror is $55,500 divided into(i) 5,000,000 preference shares, with a par value of $0.0001 per share, (ii) 500,000,000 Acquiror Class A Ordinary Shares, with a par value of $0.0001 per share and (iii) 50,000,000 Acquiror Class B Ordinary Shares. Each Acquiror Warrant

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entitles the holder thereof to purchase one Acquiror Class A Ordinary Share at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable Acquiror Warrant Agreements. As of September 15, 2023, (a) no preference shares of Acquiror are issued and outstanding; (b) 7,947,743 Acquiror Class A Ordinary Shares are issued and outstanding; (c) 1 Acquiror Class B Ordinary Share is issued and outstanding and (d) Acquiror has, after giving effect to the Unit Separation, issued Acquiror Warrants, consisting of 8,050,000 Acquiror Public Warrants (including all Acquiror Warrants that have not been separated from the outstanding Acquiror Units) and 4,553,334 Acquiror Private Placement Warrants, all of which are held by the Sponsor. All of the issued and outstanding Acquiror Ordinary Shares and Acquiror Warrants (including the Acquiror Ordinary Shares underlying the Acquiror Warrants) (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83.

(b) Except for this Agreement and the Acquiror Warrants there are no (i) subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Ordinary Shares or any other equity interests of Acquiror, and (ii) except as set forth on Schedule 6.14(b), any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating (or in lieu of a cash payment, allowing) Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror. Except as otherwise required by Acquiror’s Organizational Documents in order to consummate the Transactions, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror.

(c) As of the date hereof, the authorized capital stock of PubCo consists of 50,000 ordinary shares.

6.15  Nasdaq Stock Market Quotation. The Acquiror Units, the Acquiror Public Warrants and the issued and outstanding Acquiror Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbols “NRACU” (with respect to the Acquiror Units), “NRAC” (with respect to the Acquiror Class A Ordinary Shares), and “NRACW” (with respect to the Acquiror Warrants). Acquiror is in material compliance with the rules of Nasdaq and there is no action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Units, the Acquiror Ordinary Shares or the Acquiror Public Warrants or terminate the listing of such on Nasdaq. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Units, the Acquiror Ordinary Shares or the Acquiror Public Warrants under the Exchange Act.

6.16  Contracts; No Defaults.

(a) Schedule 6.16 contains a listing of every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, PubCo, Acquiror or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 6.16 have, as indicated on Schedule 6.16, been filed with the SEC or are to be filed with the SEC not later than the date of Acquiror’s Form 10-K for the fiscal year ended December 31, 2022.

(b) Each Contract of a type required to be listed on Schedule 6.16, whether or not set forth on Schedule 6.16, was entered into on arm’s length terms and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 6.16(a), whether or not set forth on Schedule 6.16, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of PubCo, Acquiror or its Subsidiaries party thereto and, to the knowledge of Acquiror and PubCo, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Acquiror and PubCo, are enforceable by PubCo, Acquiror or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of Acquiror, PubCo or, to the knowledge of Acquiror and PubCo, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since its incorporation, neither Acquiror or PubCo has received any written or, to the knowledge of Acquiror and PubCo, oral claim or notice of material breach

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of or material default under any such Contract, (iv) to the knowledge of Acquiror and PubCo, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by Acquiror or PubCo or, to the knowledge of Acquiror and PubCo, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since the dates of their respective incorporations, through the date hereof, neither Acquiror nor PubCo has received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

6.17  Title to Property. Neither Acquiror nor PubCo (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

6.18  Investment Company Act. Neither Acquiror nor PubCo is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.19  Affiliate Agreements. Except as set forth on Schedule 6.19, or disclosed in the SEC Reports, neither Acquiror nor PubCo is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of Acquiror, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

6.20  Sponsor Support Agreement. Acquiror has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. The Sponsor Support Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each other party thereto and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any term or condition of the Sponsor Support Agreement.

ARTICLE VII
COVENANTS OF THE COMPANY

7.01  Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as set forth on Schedule 7.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, (i) use commercially reasonable efforts to conduct and operate its business in the ordinary course, and to preserve intact the current business organization and ongoing businesses of the Company, and maintain the existing relations and goodwill of the Company with customers, suppliers, joint venture partners, distributors and creditors of the Company, and (ii) use commercially reasonable efforts to maintain all insurance policies of the Company or substitutes therefor. Without limiting the generality of the foregoing, except as set forth on Schedule 7.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, neither the Company nor any Subsidiary shall, during the Interim Period, except as otherwise contemplated by this Agreement:

(a) change or amend the certificate of formation or the bylaws of the Company or similar organization documents of any Subsidiary;

(b) except with respect to the Company Convertible Securities, (i) make, declare or pay any dividend or distribution (whether in cash, shares or property) to the shareholders of the Company in their capacities as shareholders, (ii) effect any recapitalization, reclassification, split or other change in its capitalization, or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity interests;

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(c) enter into, or amend or modify any material term of (in a manner adverse to the Company or any of its Subsidiaries), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Material Contract (or any Contract, that if existing on the date hereof, would have been a Material Contract), any Real Estate Lease Document related to the Leased Real Property or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or any Subsidiary is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such agreements in the ordinary course of business;

(d) sell, transfer, license, sublicense, covenant not to assert, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company or any Subsidiary (including Owned Intellectual Property and Owned Company Software), except for (i) dispositions of obsolete or worthless assets, (ii) sales of tangible inventory in the ordinary course of business and (iii) sales, abandonment, lapses of tangible assets or tangible items or tangible materials in an amount not in excess of $500,000 in the aggregate, other than (1) Permitted Liens or (2) pledges and encumbrances on property and assets in the ordinary course of business and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e) except as set forth on Schedule 7.01(e) or otherwise required pursuant to Company Benefit Plans, in effect on the date of this Agreement, applicable Law, or policies or Contracts of the Company or any Subsidiary in effect on the date of this Agreement, (i) grant any material increase in compensation, benefits or severance to any employee, director or service provider of the Company other than any such individual with an annual base salary of less than $250,000, (ii) adopt, enter into or materially amend any Company Benefit Plan, or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or any Subsidiary is a party or by which it is bound, (iii) grant or provide any severance, termination payments, bonus, change of control, retention, or benefits to any employee of the Company or any Subsidiary, except in connection with the promotion or hiring (to the extent permitted by clause (iv) of this paragraph) or separation of any employee in the ordinary course of business or the firing of any employee, (iv) hire any employee of the Company or any Subsidiary or any other individual who is providing or will provide services to the Company or any Subsidiary other than any employee with an annual base salary of less than $250,000 in the ordinary course of business, (v) adopt, enter into or materially amend Contracts with any consultants or independent contractors that involve consideration of more than $500,000 in the aggregate or (vi) take any action to accelerate the vesting, payment or funding of any cash compensation, payment or benefit;

(f) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Transactions);

(g) make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $1,000,000, other than any capital expenditures associated with new customer contracts; provided, however that the Company shall provide notice to Acquiror with respect to any such capital expenditures;

(h) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to directors, employees or officers of the Company or any Subsidiary in the ordinary course of business or as required under any provisions of the Company Charter or any indemnification agreement to which the Company is a party, in each case as in effect as of the date hereof;

(i) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);

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(j) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede the Initial Merger from qualifying for the Reorganization Intended Tax Treatment or the Share Exchange from qualifying for the Acquisition Intended Tax Treatment;

(k) acquire any fee interest in real property;

(l) enter into, renew or amend in any material respect any Company Affiliate Agreement;

(m) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business or that otherwise do not exceed $250,000 in the aggregate;

(n) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $500,000, other than in connection with borrowings, extensions of credit and other financial accommodations under the Company’s existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancings thereof, provided, that, in no event shall any such borrowing, extension of credit or other financial accommodation be subject to any prepayment fee or penalty or similar arrangement or amend, restate or modify in a manner materially adverse to the Company any terms of or any agreement with respect to any such outstanding Indebtedness (when taken as a whole); provided, further, that any action permitted under this Section 7.01(n) shall be deemed not to violate Section 7.01(b) or Section 7.01(c);

(o) enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement (it being understood that this Section 7.01(o) shall not restrict the Company from extending its business into new geographies);

(p) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in IFRS (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(q) (i) disclose any source code for any Owned Company Software or any other material Trade Secrets to any Person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof) or (ii) subject any Owned Intellectual Property or Owned Company Software to Copyleft Terms; and

(r) enter into any agreement to do any action prohibited under this Section 7.01.

7.02  Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the Transactions or (y) in the judgment of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the is bound, the Company and the Subsidiaries shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of its properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments and analyses and, as reasonably requested by Acquiror or its Representatives, appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company that are in the possession of the Company as such Representatives may reasonably request, in each case, as necessary to facilitate consummation of the Transactions; provided, however, that (i) such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company and (ii) nothing in this Agreement shall be deemed to provide Acquiror and its Representatives with the right to have access to any of the offices or information of any of the equityholders of the Company, that is not otherwise related to the Company, its Subsidiaries or the Transactions or any Ancillary Agreement. Acquiror hereby agrees that, during the Interim Period, (x) it shall not contact any employee (excluding executive officers), customer, supplier, distributor or other material business relation of the Company or (y) conduct or perform any invasive or subsurface investigations of the properties or facilities of the Company or its Affiliates, in each case, without the prior written consent of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

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7.03  No Acquiror Ordinary Share Transactions. From and after the date of this Agreement until the Effective Time, except as otherwise contemplated by this Agreement, the Company shall not engage in any transactions involving the securities of Acquiror without the prior consent of Acquiror if the Company possesses material nonpublic information of Acquiror.

7.04  No Claim Against the Trust Account. The Company acknowledges that Acquiror is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated February 1, 2021, and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the Transactions are not consummated by September 4, 2023, or such later date as approved by the shareholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. This Section 7.04 shall survive the termination of this Agreement for any reason.

7.05  Proxy Solicitation; Other Actions.

(a) The Company will use its commercially reasonable efforts to provide to Acquiror, for inclusion in the Registration Statement, to be filed by Acquiror hereunder, the audited financial statements, including balance sheets, statements of operations, statements of redeemable preferred stock and shareholders deficit and statements of cash flows as of and for the periods as are required by the SEC for the purposes of the Registration Statement), together with the auditor’s reports thereon (the “SEC Financial Statements”), and the unaudited financial statements including balance sheets, statements of operations, statements of redeemable preferred stock and shareholders’ deficit and statements of cash flows as of and for such periods as are required by the SEC for the purposes of the Registration Statement) (the “Unaudited SEC Financial Statements” and, together with the SEC Financial Statements, the “Consolidated Financial Statements”), in each case, prepared in accordance with Regulation S-X under the Securities Act (except (x) as otherwise noted therein to the extent permitted by Regulation S-X under the Securities Act and (y) in the case of the Unaudited SEC Financial Statements, subject to normal and recurring year-end adjustments and the absence of notes thereto) and audited in accordance with the auditing standards of the PCAOB. The Company shall be available to, and the Company shall use reasonable best efforts to make its officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with responding in a timely manner to comments on the Registration Statement from the SEC.

(b) From and after the date on which the Registration Statement becomes effective under the Securities Act, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which, to the knowledge of the Company, would cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Registration Statement, such that the Registration Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided further, however, that no information received by Acquiror pursuant to this Section 7.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Schedules.

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7.06  Certain Transaction Agreements. Unless otherwise approved in writing by Acquiror (such approval not to be unreasonably withheld, conditioned or delayed), the Company shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of, or provide consent to (including consent to termination) any provision or remedy under, or any replacement of the Company Support Agreement. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to satisfy in all material respects on a timely basis all conditions and covenants applicable to the Company in the Company Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under each such agreement. Without limiting the generality of the foregoing, the Company shall give Acquiror prompt written notice of: (A) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Company Support Agreement; and (B) the receipt of any written notice or other written communication from any other party to the Company Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any such agreement.

ARTICLE VIII
COVENANTS OF ACQUIROR, PUBCO AND THE SPONSOR

8.01  Conduct of Acquiror and PubCo During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 8.01 or as expressly contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), Acquiror and PubCo shall not and each shall not permit any of their Subsidiaries to:

(i) change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the Governing Documents of PubCo;

(ii)  (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify, subdivide or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of Acquiror Ordinary Shares required by the Offer, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror or PubCo;

(iii) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);

(iv) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede the Initial Merger from qualifying for the Reorganization Intended Tax Treatment or the Share Exchange from qualifying for the Acquisition Intended Tax Treatment;

(v) enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constituted an Acquiror Affiliate Agreement);

(vi) enter into, or amend or modify any material term of (in a manner adverse to Acquiror or PubCo), terminate excluding any expiration in accordance with its terms, or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 6.17 (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 6.17) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror or PubCo is a party or by which it is bound;

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(vii) waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(viii) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness except in connection with a Transaction Financing;

(ix) (A) other than in connection with the Transaction Financing, offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror, PubCo or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than in connection with the exercise of any Acquiror Warrants outstanding on the date hereof, or (B) other than pursuant to the Sponsor Support Agreement, amend, modify or waive any of the terms or rights set forth in, any warrant agreement with respect to Acquiror Warrants, including any amendment, modification or reduction of the warrant price set forth therein;

(x) except as contemplated by the Acquiror Incentive Plan Proposal, (i) adopt or amend any Acquiror Benefit Plan, or enter into any employment contract or collective bargaining agreement or (ii) hire any employee of Acquiror or PubCo or any other individual who is providing or will provide services to Acquiror or PubCo;

(xi)  (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase the assets or equity of, any corporation, partnership (limited or general), limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or PubCo (other than the Transactions);

(xii) make any capital expenditures;

(xiii) except for any loans from the Sponsor to Acquiror or PubCo, make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiv) enter into any new line of business outside of the business currently conducted by Acquiror or PubCo as of the date of this Agreement;

(xv) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law;

(xvi) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and PubCo and their assets and properties; or

(xvii) except in connection with the Transaction Financing, enter into any agreement to do any action prohibited under this Section 8.01.

(b) During the Interim Period, Acquiror and PubCo shall comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Governing Documents of PubCo, the Trust Agreement and all other agreements or Contracts to which any of Acquiror, PubCo or their Subsidiaries may be a party.

8.02  Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article X), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, and the funds received in the Transaction Financing to be disbursed, for the following uses: (a) the redemption of any Acquiror Ordinary Shares in connection with

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the Offer; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.08; and (c) the balance after payment and disbursement of the amounts required under the foregoing clauses (a) and (b) to be disbursed to PubCo.

8.03  Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror, PubCo or their Subsidiaries by third parties that may be in Acquiror’s, PubCo’s or their Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Acquiror or PubCo, as applicable, would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror, PubCo or any of their Subsidiaries is bound, Acquiror and PubCo shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to information about Acquiror relating to the Transactions reasonably requested by the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

8.04  Acquiror Nasdaq Listing.

(a) From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for Acquiror Ordinary Shares to be listed on, Nasdaq.

(b) Acquiror and PubCo shall use reasonable best efforts to cause PubCo’s Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

8.05  Acquiror Public Filings. From the date hereof through the Closing, Acquiror will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

8.06  Section 16 Matters. Prior to the Closing, the Acquiror Board, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Ordinary Shares pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

8.07  Exclusivity. During the Interim Period, each Party shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company (for Acquiror and PubCo) and Acquiror and PubCo (for the Company), its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than among the Company, PubCo and Acquiror and their respective shareholders and their respective Affiliates and Representatives. Each Party shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal other than between the Company, Acquiror and PubCo.

8.08  Certain Transaction Agreements. Unless otherwise approved in writing by the Company (such approval not to be unreasonably withheld, conditioned or delayed), Acquiror and PubCo shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of, or provide consent to (including consent to termination) any provision or remedy under, or any replacement of the Sponsor Support Agreement. Each of Acquiror and PubCo shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to satisfy in all material respects on a timely basis all conditions and covenants applicable to Acquiror in the Sponsor Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under each such agreement. Without limiting the generality of the foregoing, Acquiror shall give the Company

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prompt written notice of: (A) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Sponsor Support Agreement; and (B) the receipt of any written notice or other written communication from any other party to the Sponsor Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any such agreement.

8.09  Shareholder Action. Acquiror shall notify the Company promptly in connection with a written threat to file, or filing by, an Action related to this Agreement or the Transaction by any of its shareholders or holders of any Acquiror Warrants against Acquiror or its Subsidiaries or against any of their respective directors or officers (any such action, a “Shareholder Action”). Acquiror shall keep the Company reasonably apprised of the defense, settlement, prosecution or other developments with respect to any such Shareholder Action. Acquiror shall give the Company the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, to give due consideration to the Company’s advice with respect to such litigation and to not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned; provided that, for the avoidance of doubt, Acquiror shall bear all of its costs of investigation and all of its defense and attorneys’ and other professionals’ fees related to such Shareholder Action.

8.10  Incentive Equity Plan. Prior to the Closing Date, Acquiror, PubCo and the Company shall cooperate to prepare and, subject to the approval of the shareholders of Acquiror, adopt, the Acquiror Incentive Plan, which shall be designed with market-based metrics and customary terms for incentive plans of similarly situated public companies.

8.11  Obligations as an Emerging Growth Company. Acquiror shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and (b) not take any action that would cause Acquiror to not qualify as an “emerging growth company” within the meaning of the JOBS Act at the Effective Time.

8.12  Surrender of Ordinary Shares. The Sponsor shall surrender, and Acquiror shall cancel, 1,500,000 Acquiror Ordinary Shares held by the Sponsor, prior to the Effective Time.

8.13  Shares Owned by Raymond Smith. The shares of the Company issued to Raymond Smith by the Company shall not equal more than 9.9 percent of PubCo upon the Closing of the Transaction.

ARTICLE IX
JOINT COVENANTS

9.01  Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, including the obligations of the Company, Acquiror and PubCo with respect to the notifications, filings, reaffirmations and applications described in Section 9.07, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.01, Acquiror, PubCo and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to material Contracts with the Company, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, PubCo, the Company or the Sellers be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

9.02  Preparation of Registration Statement; Extraordinary General Meeting.

(a) Promptly following the date hereof and the receipt of the SEC Financial Statements, Acquiror shall cause to be filed with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with

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the registration under the Securities Act of PubCo’s Ordinary Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement. Each of Acquiror, PubCo the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Promptly after the Registration Statement is declared effective under the Securities Act, Acquiror will cause the Proxy Statement to be mailed to shareholders of Acquiror.

(b) Each of Acquiror, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Acquiror, PubCo or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Acquiror and PubCo, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Acquiror, PubCo and the Company shall use reasonable best efforts to cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and the Proxy Statement to be disseminated to the holders of Acquiror Ordinary Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Acquiror shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(c) Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto with respect to (i) approval of the Transactions (the “Transaction Proposal”), (ii) approval of the PubCo Charter (the “Amendment Proposal”), (iii) approval of the issuance of PubCo’s Ordinary Shares in connection with the Transactions (including pursuant to the consummation of the Transaction Financing) in accordance with this Agreement, in each case to the extent required by Nasdaq listing rules (the “Share Issuance Proposal”), (iv) the adoption of the Acquiror Incentive Plan (the “Acquiror Incentive Plan Proposal”), (v) the nomination of the director nominees as determined by the Parties consistent with the terms of this Agreement, and (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto, and approval of any other proposals reasonably necessary or appropriate to consummate the transaction contemplated hereby (the “Additional Proposals” and together with the Agreement Proposal, Transaction Proposal, Amendment Proposal, Acquiror Incentive Plan Proposal and the Share Issuance Proposal, the “Proposals”). The Acquiror Incentive Plan Proposal shall provide that an aggregate number of shares of PubCo’s Ordinary Shares equal to 5% of the fully diluted outstanding shares of PubCo’s Ordinary Shares immediately after the Closing shall be reserved for issuance pursuant to the Acquiror Incentive Plan, subject to annual increases as provided therein. Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror’s shareholders at the Extraordinary General Meeting.

(d) Acquiror shall use reasonable best efforts to, as promptly as practicable, and in compliance with applicable Law (i) establish the record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting in accordance with the Cayman Companies Act, (ii) cause the Proxy Statement to be disseminated to Acquiror’s shareholders and (iii) solicit proxies from the holders of Acquiror Ordinary Shares to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its shareholders that they approve each of the Proposals (the “Acquiror Board Recommendation”) and shall include the unqualified Acquiror Board Recommendation in the Proxy Statement. The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation. Notwithstanding the foregoing provisions of this Section 9.02(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of Acquiror Ordinary Shares to obtain the Acquiror Shareholder Approval, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Extraordinary General Meeting.

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9.03  Tax Matters.

(a) Transfer Taxes. Notwithstanding anything to the contrary contained herein, the Company and Acquiror shall pay each pay 50% of all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes that become payable by the Company, PubCo or Acquiror in connection with the Transactions (“Transfer Taxes”). The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Taxes.

(b) None of the Parties or their respective Affiliates shall knowingly take or cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification of the Initial Merger for the Reorganization Intended Tax Treatment or the Share Exchange for the Acquisition Intended Tax Treatment. Each party shall, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement, cause all Tax Returns to be filed in a manner consistent with the Reorganization Intended Tax Treatment and the Acquisition Intended Tax Treatment. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Reorganization Intended Tax Treatment or the Acquisition Intended Tax Treatment by any Governmental Authority.

(c) The Company, Acquiror, PubCo and the Sellers hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(d) On or prior to the Closing Date, the Company shall deliver to Acquiror a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c) dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company.

(e) In the event there is any tax opinion, comfort letter or other opinion required by the SEC regarding, (i) the Reorganization Intended Tax Treatment. Acquiror and PubCo shall use their reasonable best efforts to cause Loeb & Loeb LLP to provide such opinion, subject to customary assumptions and limitations, and (ii) to the extent such opinion relates to the Acquisition Intended Tax Treatment, the Company shall use its reasonable best efforts to cause its tax advisors to provide such opinion, subject to customary assumptions and limitations. Each Party shall use commercially reasonable efforts to execute and deliver customary Tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Acquisition Intended Tax Treatment and Winston & Strawn LLP shall not be required to provide any opinion to any party regarding the Reorganization Intended Tax Treatment.

9.04  Confidentiality; Publicity.

(a) Acquiror and PubCo acknowledge that the information being provided to it in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

(b) None of Acquiror, PubCo, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company, Acquiror or PubCo, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror, PubCo or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror, PubCo or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each party and its Affiliates may make announcements and may provide information regarding this Agreement and the Transactions to its and their Affiliates, and its and their respective investors, directors, officers, employees, managers and advisors without the consent of any other party hereto; and provided further that, subject to Section 7.02 and this Section 9.04, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

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(c) Acquiror, PubCo and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement. Promptly after the issuance of such press release, Acquiror shall file a Current Report on Form 8-K with a description of this Agreement as required by Law, which the Company shall receive reasonably in advance of such filing and shall review, comment on and approve (which approval shall not be unreasonably withheld, conditioned or delayed) within a reasonable amount of time prior to filing.

9.05  Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

9.06  Additional Insurance and Indemnity Matters.

(a) Prior to the Closing, Acquiror and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for PubCo and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company and Acquiror prior to the Closing and (ii) those Persons who will be the directors and officers of PubCo and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as PubCo and its Subsidiaries (including the Company).

(b) From and after the Effective Time, PubCo and the Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director or officer of Acquiror and the Company, or any other person that may be a director or officer of the Company prior to the Effective Time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Action or other action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time or relating to the enforcement by any such Person of his or her rights under this Section 9.06, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person, and shall advance expenses (including reasonable attorneys’ fees and expenses) of any such Person as incurred to the fullest extent permitted under applicable Law (including, without limitation, in connection with any action, suit or proceeding brought by any such Person to enforce his or her rights under this Section 9.06). Without limiting the foregoing, PubCo shall, and shall cause the Company and its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation (if applicable), articles of association, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), articles of association, bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. PubCo shall assume, and be liable for, and shall cause the Company and their respective Subsidiaries to honor, each of the covenants in this Section 9.06.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 9.06 shall survive the consummation of the Transactions indefinitely and shall be binding, jointly and severally, on PubCo and the Company and all successors and assigns of PubCo and the Company. In the event that PubCo, the Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person or effects any division transaction, then, and in each such case, PubCo and the Company shall ensure that proper provision shall be made so that the successors and assigns of PubCo or the Company, as the case may be, shall succeed to the obligations set forth in this Section 9.06. The obligations of PubCo and the Company under this Section 9.06 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director or officer of the Company, or other person that

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may be a director or officer of the Company prior to the Effective Time, to whom this Section 9.06 applies without the consent of the affected Person. The rights of each person entitled to indemnification or advancement hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Charter or any other indemnification arrangement, any applicable law, rule or regulation or otherwise. The provisions of this Section 9.06 are expressly intended to benefit, and are enforceable by, each Person entitled to indemnification or advancement hereunder and their respective successors, heirs and representatives, each of whom is an intended third-party beneficiary of this Section 9.06.

9.07  Antitrust Regulatory Approvals.

(a) Each of Acquiror, PubCo and the Company shall substantially comply with any Information or Document Requests.

(b) Each of Acquiror, PubCo and the Company exercise its reasonable best efforts to (i) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions and (ii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c) Each of Acquiror, PubCo and the Company shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions. Without limiting the generality of the foregoing, each of Acquiror, PubCo and the Company shall, and shall cause its respective Subsidiaries (as applicable) to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any investments, assets, properties, products, rights, services or businesses of such party or any interest therein, and (ii) otherwise take or commit to take any actions that would limit such party’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of such party, or any interest or interests therein; provided, that any such action contemplated by this Section 9.07(c) is conditioned upon the consummation of the Transactions. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 9.07 or any other provision of this Agreement shall require or obligate the Company’s Affiliates and investors, PubCo’s Affiliates and investors, Acquiror’s Affiliates and investors, including the Sponsor, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates and investors, including the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates and investors including, the Sponsor, or of any such investment fund or investment vehicle to take any action in connection with avoiding, preventing, eliminating or removing any impediment under Antitrust Law with respect to the Transactions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect such Person’s or entity’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of such Person or entity or any of such entity’s Subsidiaries or Affiliates, or any interest therein.

(d) Each of Acquiror, PubCo and the Company shall promptly notify the other of any substantive communication with, and furnish to such other party copies of any notices or written communications received by, Acquiror, PubCo or the Company, as applicable, or any of its respective Affiliates and any third party or Governmental Authority with respect to the Transactions, and each of Acquiror, PubCo and the Company shall permit counsel to such other party an opportunity to review in advance, and each of Acquiror, PubCo and the Company shall consider in good faith the views of such other party’s counsel in connection with, any proposed communications by Acquiror, PubCo or the Company, as applicable, and/or its respective Affiliates to any Governmental Authority concerning the Transactions; provided that neither Acquiror, PubCo nor the Company enter into any agreement with any Governmental Authority without the written consent of such other party. Each of Acquiror, PubCo and the Company agrees to provide, to the extent permitted by the applicable Governmental Authority, such other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Any materials exchanged in connection with this Section 9.07 may be redacted or withheld

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as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company, Acquiror or PubCo, as applicable, or other competitively sensitive material; provided, that each of Acquiror, PubCo and the Company may, as it deems advisable and necessary, designate any materials provided to such other party under this Section 9.07 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 9.07 or any other provision of this Agreement shall require or obligate the Company or any of its investors or Affiliates to, and Acquiror and PubCo shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company, or such investors or Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or such investors or Affiliates, or any interest therein.

(e) Each of Acquiror, PubCo and the Company shall be responsible for all its respective filing fees payable to the Regulatory Consent Authorities in connection with the Transactions.

(f) Each of Acquiror, PubCo and the Company shall not, and shall cause its respective Subsidiaries (as applicable) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the Transactions. Notwithstanding anything in this Agreement to the contrary, the restrictions and obligations set forth in this Section 9.07(f) shall not apply to or be binding upon Acquiror’s Affiliates, PubCo, the Sponsor, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, PubCo, the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, PubCo, the Sponsor, or any such investment fund or investment vehicle.

9.08  Employee Matters. The Company, PubCo and Acquiror shall cooperate in good faith to identify those employees of the Company who shall enter into new employment agreements with terms that are reasonably customary the positions or titles of such employees, in a form to be reasonably agreed upon between the Company, PubCo and Acquiror to be effective on the Closing Date.

9.09  Transaction Financing.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Article X, each of Acquiror, PubCo and the Company shall take, or cause to be taken, all reasonable actions and do, or cause to be done all things reasonably necessary, proper or advisable to: (a) identify additional sources of financing from third party financing sources in the form of debt or equity investments (the “Transaction Financing Investments”) and negotiate binding agreements on marketable terms with such Transaction Financing Investors (the “Transaction Financing Agreements”) in connection with ensuring the closing condition set forth in Section 10.03(f) is satisfied and (b) reasonably cooperate in a timely manner in connection with any such Transaction Financing Investments the Parties may seek in connection with the Transaction Financing including (i) by providing such information and assistance as the other Party may reasonably request, (ii) granting such access to potential Transaction Financing Investors and their respective representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such Transaction Financing. All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Parties or their auditors and shall be subject to any limitations under applicable Law.

(b) As of the date of entering into a Transaction Financing Agreement, Acquiror will deliver to the Company true, correct and complete copies of each fully executed Transaction Financing Agreement. Each of the Transaction Financing Agreements will be in full force and effect and will be legal, valid and binding upon

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Acquiror and, to the knowledge of Acquiror, the applicable Transaction Financing Investor, and will be enforceable in accordance with its terms. Acquiror will have fully paid any and all commitment fees or other fees required in connection with the Transaction Financing Agreements that are payable on or prior to the date such Transaction Financing Agreement is entered into and will pay any and all such fees when and as the same become due and payable after such date pursuant to the Transaction Financing Agreements. Acquiror will have, and to the knowledge of Acquiror, the Transaction Financing Investors will have, complied with all of their obligations under the Transaction Financing Agreements. Acquiror shall not enter into any side letters or Contracts related to the provision or funding, as applicable, of the purchases contemplated by the Transaction Financing Agreements other than as approved by the Company in its reasonable discretion.

(c) The Sponsor shall make available up to one million (1,000,000) Acquiror Class A Ordinary Shares to provide an economic incentive for Transaction Financing Investors and non-redeeming shareholders of Acquiror (the “Transaction Financing Incentive Shares”). At the Closing, the Sponsor shall surrender and cause to be cancelled any Transaction Financing Incentive Shares not used for in connection with the Transaction Financing.

9.10  Name Change; Stock Symbol Change. In connection with the Closing, PubCo shall (a) amend its Governing Documents to change the name of PubCo to a name containing “Braiin Holdings” and change PubCo’s symbol on Nasdaq to a symbol acceptable to the Company.

9.11  Repurchase of Sponsor Warrants. At the Closing, PubCo shall repurchase all of the Acquiror Private Placement Warrants held by the Sponsor for an amount equal to the Sponsor Warrant Repurchase Amount.

ARTICLE X
CONDITIONS TO OBLIGATIONS

10.01Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in a joint writing duly executed by all of such parties:

(a) No Prohibition. There shall not have been enacted or promulgated any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.

(b) Offer Completion. The Offer shall have been completed in accordance with the terms hereof, the Acquiror Organizational Documents and the Proxy Statement.

(c) Registration Statement. The Registration Statement shall have been declared effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending.

A. Reserved1.

(d) Acquiror Shareholder Approval. The Acquiror Shareholder Approval shall have been obtained.

(e) Listing. PubCo’s Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq subject only to official notice of issuance thereof.

(f) Regulatory Approvals. All Regulatory Approvals shall have been obtained.

10.02Additional Conditions to Obligations of Acquiror and PubCo. The obligations of Acquiror and PubCo to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and PubCo:

(a) Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct (disregarding all qualifications made therein with respect to materiality or Material Adverse Effect) as of the date hereof and as of the Closing Date as though then made (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be

____________

1        We removed this from the charter during the last extension meeting.

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true and correct in all material respects as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. The Company shall have delivered to Acquiror and PubCo a certificate signed by an officer of the Company, dated the Closing Date, certifying on behalf of the Company that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a) and Section 10.02(b) have been fulfilled.

(d) Company Shareholder Lock-Up Agreements. The Company shall deliver to Acquiror and PubCo duly executed counterparts of the Company Shareholder Lock-Up Agreements, the form of which is attached hereto as Exhibit D (the “Company Shareholder Lock-Up Agreements”); provided, however, that any shareholder of the Company who holds less than ten (10%) percent of the shares in the PubCo upon consummation of the Transaction shall not be required to sign the Company Shareholder Lock-Up Agreements.

(e) PowerTec Acquisition. The PowerTec acquisition shall have been completed or the Company shall have acquired the assets or capital stock of one or more entities that would result in the generation of substantially similar revenue and EBITDA to the Company as the PowerTec Acquisition.

(f) Vega Acquisition. The Vega acquisition shall have been completed.

(g) Additional Shareholders. All additional holders of Company securities or Company Convertible Securities shall have entered into binding agreements to provide for the exchange of their shares for their pro rata share of the Exchange Shares.

(h) Transfer of Assets. All Intellectual Property or other assets used by the Company or any Subsidiary in the operation of the business of such entity that is not currently owned by the Company or such Subsidiary shall have been transferred to the Company.

(i) No Material Adverse Effect. Since the date of this Agreement, the Company or any of its Subsidiaries shall not have incurred a Material Adverse Effect.

10.03Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. Each of the representations and warranties of Acquiror and PubCo shall be true and correct (disregarding all qualifications made therein with respect to materiality or Material Adverse Effect as of the date hereof and as of the Closing Date as though then made (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of Acquiror and PubCo to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. Acquiror and PubCo shall have delivered to the Company a certificate signed by an officer of Acquiror and PubCo, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a) and Section 10.03(b) have been fulfilled.

(d) PubCo Charter. The Memorandum and Articles of Association shall be amended and restated in the form of the PubCo Charter.

(e) Company Shareholder Lock-Up Agreements. Acquiror and PubCo shall deliver to the Company a duly executed counterpart of each Company Shareholder Lock-Up Agreement.

(f) Available Cash Amount. The Available Cash Amount shall equal or exceed $15,000,000.

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ARTICLE XI
TERMINATION/EFFECTIVENESS

11.01Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by written consent of the Company, Acquiror and PubCo;

(b) prior to the Closing, by written notice to the Company from Acquiror and PubCo if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the date of termination (such date, the “Termination Date”)) after receipt by the Company of notice from Acquiror and PubCo of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before February 4, 2024 (the “Outside Date”), or (iii) the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided that the right to terminate this Agreement under Section 11.01(b)(i) shall not be available if the failure of Acquiror or PubCo to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided further that the right to terminate this Agreement under Section 11.01(b)(i) shall not be available if Acquiror has materially breached its obligations under Section 7.04;

(c) prior to the Closing, by written notice to Acquiror and PubCo from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or PubCo set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror and PubCo of notice from the Company of such breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, (iii) the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under Section 11.01(c)(ii) shall not be available if the Company’s material failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; or

(d) by written notice from either the Company or Acquiror to the other if the Acquiror Shareholder Approval is not obtained at the Extraordinary General Meeting (subject to any adjournment or recess of the meeting).

11.02Effect of Termination. Except as otherwise set forth in this Section 11.02 and subject to Section 12.05, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees, shareholders or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections, 9.04, 11.02 and Article XII (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement. Notwithstanding the foregoing, a failure by Acquiror or PubCo to close in accordance with this Agreement when they are obligated to do so shall be deemed to be a Willful Breach of this Agreement.

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ARTICLE XII
MISCELLANEOUS

12.01Waiver. Any party to this Agreement may, to the fullest extent permitted by applicable law at any time prior to the Closing and before or after shareholder adoption of this Agreement, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or by action taken by its board of directors and without further action on the part of its shareholders to the extent permitted by applicable law, agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

12.02Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service) or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

       (a)  If to Acquiror, to:

Northern Revival Acquisition Corporation
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com

       (b)  If to PubCo, to:

Northern Revival Acquisition Corporation
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com

       (c)  If to the Company to:

Braiin Limited

Attn: Natraj Balasubramanian

283 Rokeby Road

Subiaco, WA 6008

Australia

natraj@braiin.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002

Attn: Michael Blankenship

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Email: mblankenship@winston.com

or to such other address or addresses as the parties may from time to time designate in writing.

12.03Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.03 shall be null and void, ab initio.

12.04Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company, Acquiror and PubCo (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 9.06 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14.

12.05Expenses.

(a) Except as otherwise provided herein (including Section 9.07(e)), Section 9.03(a), Section 12.05(b) and Section 12.05(c)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not the Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

(b) Notwithstanding anything to the contrary herein, in the event that the Transactions are not consummated by the Outside Date, and the Company’s conditions to closing set forth in Article IX have been satisfied prior to the Outside Date, or such conditions would be satisfied if the Closing were to occur and Acquiror and PubCo are ready, willing and able to close the Transactions, then the Company shall reimburse Acquiror for Acquiror’s documented fees and expenses incurred between the date of the Original Agreement and the Termination Date in an amount up to $700,000. For the avoidance of doubt, the Company shall not have any obligation to reimburse Acquiror for any documented fees and expenses if the Company terminates this Agreement in accordance with Section 11.01(c).

(c) Notwithstanding anything to the contrary herein, (i) in the event that the Transactions are not consummated by the Outside Date, and Acquiror’s and PubCo’s conditions to closing set forth in Article IX have been satisfied prior to the Outside Date, or such conditions would be satisfied if the Closing were to occur and the Company is ready, willing and able to close the Transactions, or (ii) in the event that the Company’s condition to Closing set forth in Section 10.03(f) is not satisfied by the Outside Date, then Acquiror shall reimburse (and, if Acquiror does not have sufficient funds, the Sponsor shall reimburse), 50% of the Outstanding Company Expenses (consisting for this purpose, of only legal and PCAOB accounting fees of the Company and reasonable travel expenses of the Company), incurred between December 20, 2022 and the Termination Date up to a maximum of $700,000. For the avoidance of doubt, Acquiror shall not have any obligation to reimburse the Company for any documented fees and expenses if Acquiror terminates this Agreement in accordance with Section 11.01(b).

12.06Governing Law. This Agreement, the Transactions and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

12.07Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.08Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other

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sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

12.09Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and that certain Confidentiality Agreement, dated September 19, 2022, between Acquiror and the Company (the “Confidentiality Agreement”), constitute the entire agreement among the parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

12.10Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the shareholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 11.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 12.10 provided that any further approval of the of shareholders required under applicable law is obtained.

12.11Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

12.12WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

12.13Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without posting a bond or other security or proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.13(a) shall not be required to provide any bond or other security in connection with any such injunction. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

12.14Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Parties, and then only with respect to the specific obligations set forth herein or in an Ancillary Agreement with respect to such Named Party. Except to the extent a Named Party to this Agreement or an Ancillary Agreement and then only to the extent of the specific obligations undertaken by such Named Party in this Agreement or in the applicable Ancillary Agreement, (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Named Party to this Agreement or any Ancillary Agreement, and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the

Annex A-59

representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or the Sellers under this Agreement or any Ancillary Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

12.15Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein or in any Ancillary Agreement that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, and (b) this Article XII.

12.16Acknowledgments. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates) that: (a) the Acquiror Representations constitute the sole and exclusive representations and warranties of Acquiror and PubCo; (b) the Seller Representations constitute the sole and exclusive representations and warranties of such Sellers; (c) except for the Company Representations by the Company, the Acquiror Representations by Acquiror, and the Seller Representations, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (ii) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (d) each party hereto and its respective Affiliates and its and their respective Representatives are not relying on and have not relied on, any representations or warranties in connection with the Transactions or otherwise except the Company Representations by the Company, the Acquiror Representations by Acquiror and PubCo, the Seller Representations by the Sellers and the other representations expressly made by a Person in the Ancillary Agreements (each of which is being made solely by the Person expressly making such representation in the applicable Ancillary Agreement and not by any other Person).

[signature page follows]

Annex A-60

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

ACQUIROR:
NORTHERN REVIVAL ACQUISITION CORPORATION
By:
	Name:	Aemish Shah
	Title:	CEO
PUBCO:
BRAIIN HOLDINGS LTD.
By:
	Name:	Aemish Shah
	Title:	Director
SPONSOR:
NORTHERN REVIVAL SPONSOR LLC
By:
	Name:	Aemish Shah
	Title:	Manager

Signature Page to Amended and Restated Business Combination Agreement

Annex A-61

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

COMPANY:
BRAIIN LIMITED
By:	/s/ Natraj Balasubramanian
	Name:	Natraj Balasubramanian
	Title:	Chief Executive Officer

Signature Page to Amended and Restated Business Combination Agreement

Annex A-62

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

SELLERS:
/s/ Natraj Balasubramanian
NATRAJ BALASUBRAMANIAN
/s/ Darren McVean
DARREN MCVEAN
Jay Stephenson
JAY STEPHENSON

Signature Page to Amended and Restated Business Combination Agreement

Annex A-63

ANNEX I

Sellers and Ownership

SELLER	COMPANY SHARES	PERCENTAGE OWNERSHIP
Natraj Balasubramanian	10,242,681	92.53%
Darren McVean	774,870	7.00%
Jay Stephenson	52,027	0.47%

Annex A-64

EXHIBIT A

Form of Sponsor Support Agreement

See attached.

Annex A-65

EXHIBIT B

Form of Company Support Agreement

See attached.

Annex A-66

EXHIBIT C

Form of Registration Rights Agreement

See attached.

Annex A-67

EXHIBIT D

Form of Company Shareholder Lock-up Agreement

See attached.

Annex A-68

Annex B

[TO BE FILED BY AMENDMENT]

Annex B-1

Annex C

September 28, 2023

Private & Confidential

Board of Directors
Northern Revival Acquisition Corporation
4001 Kennett Pike
Suite 302
Wilmington, NC
United States

Ladies and Gentlemen:

Northern Revival Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company (the “Acquiror”), has engaged Trafalgar Advisors LLC (“Trafalgar”), to serve as independent financial advisor to the special committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) of the Acquiror (solely in their capacity as members of the Board of Directors) specifically to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view to the Acquiror of the consideration to be paid by the Acquiror in the contemplated transaction described below (the “Proposed Transaction”). The Committee has requested that Trafalgar address and deliver the Opinion to the Board of Directors.

Scope of Analysis

Trafalgar Advisors, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes.

On September 25, 2023, Northern Revival Acquisition Corporation (NRAC) retained Trafalgar Advisors to serve as an independent financial advisor to the Board of Directors, specifically to provide to the NRAC Board a fairness opinion in connection with the Business Combination.

In connection with the Opinion, Trafalgar Advisors made such reviews, analyses and inquiries that Trafalgar Advisors deemed necessary and appropriate under the circumstances to enable Trafalgar Advisors to render the Opinion.

Trafalgar Advisors also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Trafalgar Advisors’ procedures, investigations, and financial analysis with respect to the preparation of the Opinion included, but were not limited to, the items summarized below:

1.      Reviewed the following documents:

a.      NRAC’s audited financial statements for the fiscal years ended December 31, 2021 and 2022 included in NRAC’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”), which NRAC’s management identified as being the most current financial statements available;

b.      Braiin’s unaudited internally prepared financial statements for the year ended June 30, 2023, which at such time of the review, Braiin’s management identified as being the most current financial statement available;

c.      Other internal documents related to the history, current operations, and probable future outlook of Braiin, including financial projections of Braiin for the years 2024 through 2026, prepared by the management of Braiin;

d.      NRAC’s Form S-1 registration statement dated January 22, 2021.

Annex C-1

Board of Directors
Northern Revival Acquisition Corporation
4001 Kennett Pike
Suite 302
Wilmington, NC
United States

2.      Discussed the information referred to above and the background and other elements of the Business Combination with the management of NRAC, and Braiin;

3.      Reviewed the historical trading price and trading volume of the publicly traded securities of certain companies that Trafalgar Advisors deemed relevant;

4.      Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, and analysis of selected public companies that Trafalgar Advisors deemed relevant, and an analysis of selected transactions that Trafalgar Advisors deemed relevant; and

5.      Conducted such other analyses and considered such other factors as Trafalgar Advisors deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering the Opinion with respect to the Business Combination, Trafalgar Advisors, with NRAC’s consent:

1.      Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including NRAC and Braiin management, and did not independently verify such information;

2.      Relied upon the fact that the NRAC Board and Braiin have been advised by counsel as to all legal matters with respect to the Business Combination, including whether all procedures required by law to be taken in connection with the Business Combination have been duly, validly and timely taken;

3.      Assumed that any estimates, evaluations, forecasts and the Braiin Management Projections furnished to Trafalgar Advisors were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Trafalgar Advisors expresses no opinion with respect to such projections or the underlying assumptions;

4.      Assumed that information supplied and representations made by NRAC and Braiin management are substantially accurate regarding Braiin and the Business Combination;

5.      Assumed that the final versions of all documents reviewed by Trafalgar Advisors in draft form conform in all material respects to the drafts reviewed;

6.      Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of NRAC or Braiin since the date of the most recent financial statements and other information made available to Trafalgar Advisors, and that there is no information or facts that would make the information reviewed by Trafalgar Advisors incomplete or misleading;

7.      Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination will be obtained without any adverse effect on NRAC or Braiin.

To the extent that any of the foregoing assumptions or any of the facts on which the Opinion is based prove to be untrue in any material respect, Trafalgar Advisors is informing the NRAC Board the Opinion cannot and should not be relied upon. Furthermore, in Trafalgar Advisors’ analysis and in connection with the preparation of the Opinion, Trafalgar Advisors has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Business Combination.

Annex C-2

Board of Directors
Northern Revival Acquisition Corporation
4001 Kennett Pike
Suite 302
Wilmington, NC
United States

Trafalgar Advisors prepared the Opinion effective as of September 26, 2023. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Trafalgar Advisors disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Trafalgar Advisors after such date.

Trafalgar Advisors did not evaluate NRAC’s or Braiin’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Trafalgar Advisors was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Business Combination, the assets, businesses or operations of NRAC or Braiin, or any alternatives to the Business Combination, (ii) negotiate the terms of the Merger Agreement, or (iii) advise the NRAC Board or any other party with respect to alternatives to the Business Combination.

Trafalgar Advisors is not expressing any opinion as to the market price or value of NRAC’s ordinary shares (or anything else) after the announcement or the consummation of the Business Combination. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of NRAC’s or Braiin’s credit worthiness, as tax advice, or as accounting advice. Trafalgar Advisors did not make, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering the Opinion, Trafalgar Advisors is not expressing any opinion with respect to the amount or nature of any compensation to any of NRAC’s or Braiin’s officers, directors, or employees, or any class of such persons, relative to the Aggregate Merger Consideration to be paid by NRAC in the Business Combination, or with respect to the fairness of any such compensation.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with their consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Trafalgar Advisors’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Trafalgar Advisors to any party.

This Opinion is solely that of Trafalgar Advisors, and Trafalgar Advisors’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Trafalgar Advisors and the Acquiror dated September 25, 2023 (the “Engagement Letter”).

Fees and Expenses

As compensation for Trafalgar Advisors’ services in connection with the rendering of the Opinion to the NRAC Board, the Board of Directors agreed to pay Trafalgar Advisors a professional fee of $85,000. A portion of the fee was payable upon delivery. Of this fee, $10,000 is to be paid when Trafalgar Advisors delivers the Opinion, and the remaining $75,000 is payable upon the closing of the Business Combination.

No portion of Trafalgar Advisors’ fee is refundable or contingent upon the conclusion reached in the Opinion.

The Board of Directors has also agreed to indemnify Trafalgar Advisors for certain liabilities arising out of its engagement.

Annex C-3

Board of Directors
Northern Revival Acquisition Corporation
4001 Kennett Pike
Suite 302
Wilmington, NC
United States

Disclosure of Prior Relationships

During the two years preceding the date of the Opinion, Trafalgar Advisors has not had any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Trafalgar Advisors did not act as an underwriter in the initial public offering of NRAC.

Conclusion

Based upon and subject to the foregoing, Trafalgar Advisors is of the opinion that as of the date hereof the consideration to be paid by the Acquiror in the Proposed Transaction is fair from a financial point of view to the Acquiror.

Respectfully submitted,

Trafalgar Advisors

Annex C-4

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Proposed PubCo Charter will provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

PubCo intends to enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.     Exhibits and Financial Statements Schedules.

Exhibit Number	Description
2.1

Amended and Restated Business Combination Agreement dated as of October 1, 2023, by and among Northern Revival Acquisition Corporation, Braiin Limited, Northern Revival Sponsor LLC, Braiin Holdings Ltd. and Certain Shareholders Named Therein (Incorporated by Reference to Annex A to the proxy statement/prospectus)

2.2**	Share Sale Agreement by and between Braiin, Raymond Smith, Ranald McDonald and PowerTec, as amended on September 4, 2023
2.3**	Binding Heads of Agreement Contract by and between Braiin and Vega Global Technologies Pty Ltd dated September 16, 2023
3.1**	Memorandum and Articles of Association of Braiin Holdings Ltd.
3.2*	Form of Amended and Restated Memorandum and Articles of Association of Braiin Holdings Ltd, to be effective upon closing of the Business Combination
4.1*	Specimen Ordinary Share Certificate of Braiin Holdings Ltd.
5.1*	Opinion as to validity of securities being registered
10.1*	Sponsor Support Agreement
10.2*	Company Shareholder Support Agreement
10.3*	Registration Rights Agreement
10.4*	Binding Heads of Agreement Contract between the Company and Raptor300 Inc.
10.5

Confirmation of OTC Equity Prepaid Forward Transaction from (i) Meteora Special Opportunity Fund I, LP, (ii) Meteora Capital Partners, LP and (iii) Meteora Select Trading Opportunities Master, LP to Northern Revival Acquisition Corporation and Braiin Limited

21.1*	List of Subsidiaries
23.1	Consent of Marcum LLP as to Northern Revival Acquisition Corporation
23.2	Consent of BDO Audit Pty Ltd as to Braiin Limited
23.3	Consent of AM Business Advisory as to PowerTec Holdings Ltd
23.4	Consent of AM Business Advisory as to Nisus Australia Pty Limited
23.5	Consent of AM Business Advisory as to Exato Technologies Private Limited
23.6	Consent of AM Business Advisory as to Nisus Payroll

Exhibit Number	Description
23.7*	Consent of Maples
24.1	Power of Attorney (see signature page)
99.1*	Consent of Natraj Balasubramanian to be Named Director
99.2*	Consent of Darren McVean to be Named Director
99.2*	Form of Proxy Card
107**	Filing Fee Table

____________

*        To be filed by amendment

**      Previously filed

Item 22.     Undertakings.

(1)    The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)    The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(3)    The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware, on the 1st day of April, 2024.

Northern Revival Acquisition Corporation
By:	/s/ Aemish Shah
Name: Aemish Shah
Title: Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aemish Shah as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for his or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement on Form F-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Aemish Shah	Chief Executive Officer and Chairman	April 1, 2024
Aemish Shah	(Principal Executive Officer)
/s/ Manpreet Singh	Director and Chief Financial Officer	April 1, 2024
Manpreet Singh	(Principal Financial Officer)
/s/ David Tanzer	Director	April 1, 2024
David Tanzer
/s/ Asad Zafar	Director	April 1, 2024
Asad Zafar
/s/ Benjamin Rifkin	Director	April 1, 2024
Benjamin Rifkin
/s/ Aimee R. Christiansen	Director	April 1, 2024
Aimee R. Christiansen

II-4